UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Equal Energy Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of

EQUAL ENERGY LTD.

to be held on July 8, 2014

and

NOTICE OF ORIGINATING APPLICATION TO

THE COURT OF QUEEN’S BENCH OF ALBERTA

and

INFORMATION CIRCULAR AND PROXY STATEMENT

with respect to a proposed

PLAN OF ARRANGEMENT

involving

EQUAL ENERGY LTD.

and

THE SHAREHOLDERS OF EQUAL ENERGY LTD.

and

PETROFLOW ENERGY CORPORATION

and

PETROFLOW CANADA ACQUISITION CORP., a wholly-owned subsidiary of PETROFLOW ENERGY CORPORATION.

The accompanying information circular and proxy statement is dated June 10, 2014 and is first being mailed to shareholders of Equal Energy Ltd. on or about June 11, 2014.

These materials are important and require your immediate attention. They require holders of common shares of Equal Energy Ltd. (“Equal Shareholders”) to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisors. The board of directors of Equal Energy Ltd. recommends that Equal Shareholders vote FOR the Arrangement Resolution, as described in this Information Circular and Proxy Statement, at the special meeting of Equal Shareholders. If you have any questions or need assistance completing your proxy or voting instruction form, please call Kingsdale Shareholder Services at 1-866-581-1479 or email contactus@kingsdaleshareholder.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Arrangement, passed upon the merits or fairness of the Arrangement or passed upon the adequacy or accuracy of the disclosure in this document or the Circular. Any representation to the contrary is a criminal offense.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

EQUAL ENERGY LTD.

LETTER TO SHAREHOLDERS

Dear Shareholder of Equal Energy Ltd.:

You are cordially invited to attend a special meeting (the “Meeting”) of the common shareholders (the “Equal Shareholders”) of Equal Energy Ltd. (“Equal”), a corporation amalgamated under the laws of Alberta, which will be held on July 8, 2014 at, 10:30 a.m. local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta.

At the Meeting, you will be asked to consider and vote upon a special resolution (the “Arrangement Resolution”) approving a statutory plan of arrangement (the “Arrangement”) under section 193 of the Business Corporations Act (Alberta) involving Equal, the Equal Shareholders, Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp., a wholly-owned subsidiary of Petroflow (“Petroflow Sub”), to be carried out pursuant to an arrangement agreement dated December 6, 2013 among Equal, Petroflow and Petroflow Sub, as amended (the “Arrangement Agreement’). The purpose of the Arrangement is to enable Petroflow Sub to acquire all of the issued and outstanding common shares of Equal (the “Equal Shares”) while providing the Equal Shareholders with consideration that is fair from a financial point of view.

The Arrangement is the culmination of a strategic review process which was initiated when Montclair Energy, LLC (“Montclair”) made an unsolicited proposal to acquire Equal on February 27, 2013 for USD$4.00 per share. Equal formed a special committee of three independent directors to consider a full range of strategic alternatives, including continuing as a going concern, a corporate sale, and return of capital to shareholders through share buybacks and dividends, in order to maximize shareholder value. In a press release dated March 25, 2013, Equal announced that the special committee would investigate and evaluate all proposals presented to Equal. The special committee, assisted by its advisors, communicated with 19 potential arm’s length bidders, entered into confidentiality agreements with seven, and ultimately received final proposals from two bidders. Of these, the proposal submitted by Petroflow was superior. The other proposal, which was submitted by Montclair, was inferior, not only in terms of price and other financial terms but also with respect to the conditions of the proposal. On November 18, 2013, Equal publicly announced that it was pursuing exclusive negotiations with the party presenting this superior proposal, which culminated in the announcement of the Arrangement Agreement with Petroflow and Petroflow Sub on December 9, 2013.

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal Shareholders (who have not validly exercised their right to dissent) will be entitled to receive consideration of USD$5.43 per Equal Share they own immediately prior to the effective time of the Arrangement (the “Effective Time”), in cash, subject to adjustment pursuant to the terms of the Arrangement Agreement (the “Arrangement Consideration”), less applicable withholding taxes and deductions.

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal will pay a dividend in the amount of USD$0.05 per Equal Share (other than on those Equal Shares held by Equal Shareholders who have validly exercised their right to dissent) to Equal Shareholders on the Equal Shares they hold at the Effective Time (the “Arrangement Dividend”).

Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a dividend designated as a permitted dividend by the Arrangement Agreement (“Permitted Dividend”), payable in cash, securities, property or otherwise with respect to the Equal Shares, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

Under the Arrangement, each option to acquire Equal Shares (“Option”) outstanding immediately prior to the Effective Time (whether vested or unvested), shall be transferred from the holder thereof (“Optionholder”) to Equal. Upon such transfer, if the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option, the Optionholder will receive cash consideration equal to such difference, subject to applicable withholding taxes and deductions. Where the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, does not exceed the exercise price per Equal Share of such Option, the Optionholder will not receive any payment in respect of such Option. All Options will be cancelled immediately after transfer to Equal. Pursuant to the Arrangement

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

Agreement, Equal has agreed to take all steps necessary or desirable to give effect to the foregoing, including entering into option cancellation agreements with each Optionholder in respect of all Options and to obtain necessary consents from Optionholders to the transfer and cancellation of the Options as described above.

At the Effective Time, each Equal Share in respect of any restricted share of Equal issued pursuant to Equal’s restricted share and performance share incentive plan (the “RSP Plan”) and including all restricted shares issuable pursuant to any dividend equivalent rights resulting from dividends paid by Equal (“Restricted Share”), not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

Pursuant to the Arrangement Agreement, the Arrangement is subject to customary closing conditions for a transaction of this nature, including court approval and approval of at least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions.

The directors and officers of Equal and its subsidiaries have signed lock-up and support agreements under which they have agreed, among other things, to vote their Equal Shares in favour of the Arrangement at the Meeting or any adjournment thereof, subject to the terms of such lock-up agreements. As of May 15, 2014, such persons beneficially owned or controlled 848,814 Equal Shares, representing 2.4% of the issued and outstanding Equal Shares. The form of lock-up agreement is attached to the accompanying information circular and proxy statement (“Circular”) as Appendix E.

Our board of directors, after consulting with its financial and legal advisors, and after careful consideration of, among other things, the unanimous recommendation of a special committee of our board of directors, unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view. Accordingly, the board of directors of Equal unanimously recommends that the Equal Shareholders vote “FOR” the Arrangement Resolution.

In addition, the United States Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to Equal’s executive officers by Equal based on or otherwise relating to the Arrangement. The board of directors of Equal unanimously recommends that Equal Shareholders vote “FOR” the Arrangement related compensation proposal described in the Circular.

Included with this letter is a notice of special meeting, Circular, form of proxy and notice of originating application to the Court of Queen’s Bench of Alberta. We encourage you to read the Circular carefully and in its entirety because it explains the Arrangement, the documents related to the Arrangement and the Meeting.

Your vote is important regardless of the number of Equal Shares you own. If you are a registered Equal Shareholder (i.e. your name appears on the register of Equal Shares maintained by or on behalf of Equal) and you are unable to attend the Meeting in person or even if you plan to attend the Meeting, we encourage you to take the time now to complete, sign, date and return the accompanying form of proxy so that your Equal Shares can be voted at the Meeting (or at any adjournments or postponements thereof) in accordance with your instructions. To be effective, the enclosed proxy must be received by Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G OP6 by mail or by fax at (403) 265-1455 or Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 no later than 2:00 p.m. (Calgary time) on July 4, 2014 or at least 48 hours (other than a Saturday, Sunday or holiday in Alberta) prior to the time set for any adjournment or postponement of the Meeting. Registered Equal Shareholders may also use the internet site at https://secure.olympiatrust.com/proxy/, using their Web Voting ID Number on their form of proxy to complete an electronic proxy form to transmit their voting instructions or send a completed scanned proxy form to proxy@olympiatrust.com. The time limit for the deposit of proxies may be waived by the chairman of the Meeting at his discretion, without notice. Also, if you are a registered Equal Shareholder, in order to receive the cash consideration that you are entitled to upon the completion of the Arrangement and the Arrangement Dividend, you must complete and sign the applicable letter(s) of transmittal (which will be sent at a later date) and return such letter(s) of transmittal, together with your share certificate(s) and any other required documents and instruments to the depositary named in the letter of transmittal, in accordance with the procedures set out in the letter of transmittal.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

If you are a non-registered Equal Shareholder and hold your Equal Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary, you should carefully follow the instructions of your intermediary to ensure that your Equal Shares are voted at the Meeting in accordance with your instructions, to arrange for your intermediary to complete the necessary transmittal documents and to ensure that you receive payment for your Equal Shares and the Arrangement Dividend if the Arrangement is completed. An Equal Shareholder that has questions or requires more information with regard to the voting of Equal Shares should contact Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

Thank you in advance for your continued support.

Sincerely,

/s/ Michael Doyle

Michael Doyle

Director, Chairman

EQUAL ENERGY LTD.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

EQUAL ENERGY LTD.

Suite 325, 4801 Gaillardia Parkway

Oklahoma City, Oklahoma 73142

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 8, 2014

To the Shareholders of Equal Energy Ltd.:

NOTICE IS HEREBY GIVEN THAT pursuant to an order (the “Interim Order”) of the Court of Queen’s Bench of Alberta dated June 10, 2014, a special meeting (the “Meeting”) of holders (“Equal Shareholders”) of common shares (the “Equal Shares”) of Equal Energy Ltd. (“Equal”), a corporation amalgamated under the laws of Alberta, will be held on July 8, 2014 at 10:30 a.m., local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta:

1.	to consider and vote upon, pursuant to the Interim Order, and, if deemed advisable, to pass, with or without variation, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix C to the accompanying information circular and proxy statement (the “Circular”), approving a plan of arrangement (the “Arrangement”) pursuant to section 193 of the Business Corporations Act (Alberta) (the “ABCA”), upon the terms and conditions set out in the arrangement agreement dated December 6, 2013 among Equal, Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp. (“Petroflow Sub”), a wholly-owned subsidiary of Petroflow, as amended (the “Arrangement Agreement”), pursuant to which Petroflow Sub will acquire all of the outstanding Equal Shares, all as more particularly described in the Circular;

2.	to consider and vote upon a non-binding, advisory proposal to approve the compensation that may become payable to Equal’s named executive officers in connection with the completion of the Arrangement (the “Compensation Proposal”); and

3.	to transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

At least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the Arrangement Resolution. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions. The vote on the Compensation Proposal is advisory and, therefore, will not be binding on Equal; however, Equal’s board of directors will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Equal Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

After careful consideration, the board of directors of Equal has unanimously approved the Arrangement and the Arrangement Agreement and recommends that the Equal Shareholders vote “FOR” the approval of the Arrangement Resolution. The board of directors of Equal also recommends that the Equal Shareholders vote “FOR” the Compensation Proposal.

Only Equal Shareholders of record at 5:00 p.m. (Calgary time) on June 8, 2014 (the “Record Date”) are entitled to notice of the Meeting and to vote at the Meeting or any adjournment thereof, except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting.

Pursuant to and in accordance with the plan of arrangement attached as Schedule A to the Arrangement Agreement attached to the Circular as Appendix A, as amended (the “Plan of Arrangement”), the Interim Order and the provisions of section 191 of the ABCA (as modified or supplemented by the Interim Order, the Plan of Arrangement and any other order of the Court of Queen’s Bench of Alberta), registered Equal Shareholders have a right to dissent in respect of the Arrangement Resolution and, if the Arrangement Resolution is passed, to be paid the fair value of their Equal Shares. A registered Equal

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

Shareholder’s right to dissent is more particularly described in the Circular. The dissent procedures require that a registered Equal Shareholder who wishes to validly exercise his or her right to dissent (“Dissenting Shareholder”) must send to Equal a written objection to the Arrangement Resolution, which written objection must be received by Equal, c/o Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, AB, T2P 5C5, Attention: Geoffrey D. Holub, not later than 5:00 p.m. (Calgary time) on June 27, 2014, or the day that is five business days (as such term is defined in the Plan of Arrangement) immediately preceding the date that any adjournment or postponement of the Meeting is reconvened or held, as the case may be. Failure to strictly comply with the requirements set forth in section 191 of the ABCA, as modified or supplemented by the Plan of Arrangement and Interim Order, may result in the loss of any right of dissent. Persons who are beneficial owners of Equal Shares registered in the name of a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary who wish to dissent should be aware that only registered Equal Shareholders are entitled to dissent. A Dissenting Shareholder may only dissent with respect to all Equal Shares held on behalf of any one beneficial holder and registered in the name of such Dissenting Shareholder. Accordingly, a non-registered shareholder who desires to exercise the right of dissent must make arrangements for the Equal Shares beneficially owned by such holder to be registered in the holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by Equal or, alternatively, make arrangements for the registered holder of such Equal Shares to dissent on the holder’s behalf. It is recommended that you seek independent legal advice if you wish to exercise your right of dissent. A copy of section 191 of the ABCA is attached to the Circular as Appendix D and a summary of those provisions can be found under “Dissent Rights” beginning on page 97 of the Circular.

As an Equal Shareholder, you have the right to vote upon the proposals listed above. Please read the accompanying Circular carefully because it contains important information for you to consider when deciding how to vote. Your vote is very important.

An Equal Shareholder may attend the Meeting in person or may be represented by proxy. Both registered Equal Shareholders who are unable to attend the Meeting and registered Equal Shareholders planning to attend the Meeting are each encouraged to complete, sign, date, and return the accompanying applicable form of proxy so that such Equal Shareholder’s Equal Shares can be voted at the Meeting (or at any adjournments or postponements thereof) in accordance with such Equal Shareholder’s instructions. To be effective, the enclosed proxy must be received by Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G OP6 by mail or by fax at (403) 265-1455 or Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 no later than 2:00 p.m. (Calgary time) on July 4, 2014 or at least 48 hours (other than a Saturday, Sunday or holiday in Alberta) prior to the time set for any adjournment or postponement of the Meeting. Registered Equal Shareholders may also use the internet site at https://secure.olympiatrust.com/proxy/, using their Web Voting ID Number on their form of proxy to complete an electronic proxy form to transmit their voting instructions or send a completed scanned proxy form to proxy@olympiatrust.com. The time limit for the deposit of proxies may be waived by the chairman of the Meeting at his discretion, without notice. A proxy by an Equal Shareholder may be revoked as to any matter on which a vote has not already been cast.

In order for registered Equal Shareholders to receive the cash consideration that they are entitled to upon the completion of the Arrangement (“Arrangement Consideration”) and amounts to be paid as a dividend on the issued and outstanding Equal Shares to Equal Shareholders who are entitled to receive the Arrangement Consideration (“Arrangement Dividend”), such registered Equal Shareholders must complete and sign the applicable letter(s) of transmittal (which will be sent at a later date) and return such letter of transmittal, together with their share certificate(s) and any other required documents and instruments to the depositary named in the letter of transmittal, in accordance with the procedures set out in the letter of transmittal.

Non-registered Equal Shareholders who hold their Equal Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary, should carefully follow the instructions of their intermediary to ensure that their Equal Shares are voted at the Meeting in accordance with such Equal Shareholder’s instructions, to arrange for their intermediary to complete the necessary transmittal documents and to ensure that they receive the Arrangement Consideration and the Arrangement Dividend if the Arrangement is completed. An Equal Shareholder that has questions or requires more information with regard to the voting of Equal Shares should contact Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

DATED at the City of Calgary, in the Province of Alberta, this 10th day of June, 2014.

BY ORDER OF THE BOARD OF DIRECTORS OF EQUAL ENERGY LTD.

/s/ Michael Doyle

Michael Doyle

Director, Chairman

EQUAL ENERGY LTD.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

IN THE COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, C. B-9, AS AMENDED;

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING EQUAL ENERGY LTD., THE SHAREHOLDERS OF EQUAL ENERGY LTD., PETROFLOW ENERGY CORPORATION AND PETROFLOW CANADA ACQUISITION CORP.

NOTICE OF ORIGINATING APPLICATION

NOTICE IS HEREBY GIVEN that an originating application (“Application”) has been filed by Equal Energy Ltd. (“Equal” or the “Applicant”) for an order approving a proposed plan of arrangement (the “Arrangement”) pursuant to section 193 of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (the “ABCA”), which Arrangement is described in greater detail in the information circular and proxy statement (“Circular’) of Equal dated June 10, 2014, involving Equal, the holders of common shares of Equal (“Equal Shareholders”), Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp., a wholly-owned subsidiary of Petroflow, which accompanies this Notice of Originating Application. At the hearing of the Application, the Applicant intends to seek:

(a)	a declaration that the terms and conditions of the Arrangement, and the procedures relating thereto, are fair to the persons affected;

(b)	a declaration that the Arrangement will, upon the filing of articles of arrangement pursuant to section 193 of the ABCA, become effective in accordance with its terms and will be binding on and after the Effective Date (as defined in the Circular);

(c)	an order approving the Arrangement pursuant to section 193 of the ABCA; and

(d)	such other and further orders, declarations and directions as the Court (as defined herein) may deem just.

AND NOTICE IS FURTHER GIVEN that the Application is directed to be heard at the Court House, 601 – 5th Street, Calgary, Alberta, on the 9th day of July, 2014, at 4:00 p.m. (Calgary time), or so soon thereafter as counsel may be heard. Any Equal Shareholder, holder of options to acquire Equal Shares (“Optionholder”), holder of restricted shares of Equal, holder of convertible debentures of Equal (“Debentureholder”) or any other interested party who wishes to support or oppose the Application may appear at the time of the hearing in person or by counsel for that purpose. Any Equal Shareholder, Optionholder, holder of restricted shares of Equal, Debentureholder or any other interested party who wishes to appear at the hearing is required to file with the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Court”), and serve upon the Applicant, on or before 5:00 p.m. (Calgary time) on July 3, 2014, a notice of his/her/its intention to appear, including an address for service in Calgary, Alberta (or alternatively, a telecopier number for service by telecopy), indicating whether such interested party intends to support or oppose the Application or make submissions at the application, together with a summary of the position such interested party intends to advocate before the Court, and any evidence or materials which are to be presented to the Court. Service on the Applicant is to be effected by delivery to the solicitors for the Applicant at Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street, S.W., Calgary, Alberta, T2P 5C5, Attention: Geoffrey D. Holub.

AND NOTICE IS FURTHER GIVEN that, at the hearing, Equal Shareholders, Optionholders, holders of restricted shares of Equal, Debentureholders and other interested parties will be entitled to make representations as to, and the Court will be requested to consider, the fairness and reasonableness of the Arrangement. If you do not attend, either in person or by counsel, at that time, the Court may approve the Arrangement as presented, or may approve the Arrangement subject to such terms and conditions as the Court shall deem fit, without any further notice.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

AND NOTICE IS FURTHER GIVEN that no further notice of the Application will be given by Equal and that, in the event the hearing of the Application is adjourned, only those persons who have appeared before the Court at the hearing and those interested parties who have served a notice of intention to appear as set out above shall be served notice of the adjourned date.

AND NOTICE IS FURTHER GIVEN that the Court, by an order dated June 10, 2014, has given directions as to the calling of the special meeting of Equal Shareholders to have the Equal Shareholders vote upon a resolution to approve the Arrangement and, in particular, has directed that such Equal Shareholders shall have the right to dissent under section 191 of the ABCA upon compliance with the terms of such order.

AND NOTICE IS FURTHER GIVEN that a copy of the said Application and other documents in the proceedings will be furnished to any Equal Shareholder or other interested party requesting the same from the solicitors for the Applicant at the address set out above.

DATED at Calgary, Alberta, this 10th day of June, 2014.

BY ORDER OF THE BOARD OF DIRECTORS OF EQUAL ENERGY LTD.

By:	/s/ Michael Doyle
Michael Doyle
Director, Chairman

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

( i )

WHERE YOU CAN FIND ADDITIONAL INFORMATION	119

MISCELLANEOUS	119

CONSENTS	120

ADDENDA

APPENDIX A ARRANGEMENT AGREEMENT AND AMENDING AGREEMENT

APPENDIX B INTERIM ORDER

APPENDIX C ARRANGEMENT RESOLUTION

APPENDIX D SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

APPENDIX E FORM OF LOCK-UP AGREEMENT

APPENDIX F FAIRNESS OPINION

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

( ii )

SUMMARY TERM SHEET

This information circular and proxy statement (“Circular”) contains information related to our special meeting of shareholders (“Meeting”) to be held on July 8, 2014, at 10:30 a.m., local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta, and at any adjournments or postponements thereof. We are furnishing this Circular to the shareholders of Equal Energy Ltd. as part of the solicitation of proxies by management of Equal Energy Ltd. on behalf of our board of directors (the “Board”) for use at the Meeting.

Unless the context requires otherwise, throughout this Circular we refer to Equal Energy Ltd, including the subsidiaries through which it conducts business, as “Equal” and as “we,” “our,” “us” and similar words.

In this Circular, unless otherwise specified, all dollar amounts are expressed in U.S. dollars and references to “dollars”, “USD$” or “$” are to U.S. dollars and references to “CDN$” are to Canadian dollars.

This summary highlights the most material terms of the proposed statutory plan of arrangement (the “Arrangement”) under section 193 of the Business Corporations Act (Alberta) (“ABCA”) involving Equal, the holders (“Equal Shareholders”) of common shares of Equal (“Equal Shares”), Petroflow Energy Corporation (“Petroflow”) and Petroflow Canada Acquisition Corp., a wholly-owned subsidiary of Petroflow (“Petroflow Sub”) upon the terms and conditions of an arrangement agreement dated December 6, 2013 (the “Arrangement Agreement”), as amended by an arrangement agreement amending agreement dated May 1, 2014 (the “Amending Agreement”). Unless the context indicates otherwise, references to the “Arrangement Agreement” in this circular refer to the Arrangement Agreement as amended by the Amending Agreement.

While this summary describes the principal terms of the Arrangement, this summary may not contain all of the information that is important to you. To understand the Arrangement fully and for a more complete description of the legal terms of the Arrangement, you should carefully read this entire Circular and the documents to which we have referred you. In particular, you should read the appendices attached to this Circular, including the Arrangement Agreement and the Amending Agreement, attached to the Circular as Appendix A and the plan of arrangement attached as Schedule “A” to the Arrangement Agreement (which Plan of Arrangement has been amended pursuant to the Amending Agreement) (“Plan of Arrangement”). We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. See the section of this Circular entitled “Where You Can Find Additional Information” beginning on page 119.

The Parties to the Arrangement (See Page 30)

Equal

Equal, a corporation amalgamated under the laws of Alberta, is engaged in the exploration for, and acquisition, development and production of, petroleum and natural gas with operations in Oklahoma. Equal also reviews new drilling opportunities and potential property acquisitions in Oklahoma to supplement its exploration and development activities. Equal’s head office is located at 4801 Gaillardia Parkway Suite 325 Oklahoma City, OK 73142 and its telephone number is (405) 242-6000. Equal’s registered office is located at 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta, Canada T2P 5C5. The Equal Shares are traded on the Toronto Stock Exchange (“TSX”) and the New York Stock Exchange (“NYSE”) under the symbol “EQU”. The convertible, unsecured, junior, subordinated debentures of Equal issued February 9, 2011 bearing interest at 6.75% per annum (the “Convertible Debentures’) are traded on the TSX under the symbol “EQU.DB.B”. Additional information regarding Equal is contained in our filings on EDGAR at www.sec.gov and SEDAR at www.sedar.com. See the section of this Circular entitled “Where you can find Additional Information” beginning on page 119.

Petroflow

Petroflow, a corporation existing under the laws of Delaware, a wholly owned subsidiary of TexOak Petro Holdings LLC (“TexOak”), is an oil and natural gas company involved in the exploration, development and production of oil and natural gas in Oklahoma, Kansas and Illinois. It is based in Tulsa, Oklahoma. Its focus is to apply new exploration, completion and

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development techniques to old fields to unlock previously untapped reserves that were either passed over or never fully exploited. Petroflow’s historical and current assets and cash flow from operations are insignificant relative to the size of the transaction and as such they are insufficient to fund the cost of the acquisition contemplated by the Arrangement and immaterial to your consideration of the Arrangement Resolution (as defined below). The funding of the payment to you for your Equal Shares will be derived entirely from third-party financing. See “The Arrangement - Financing of the Arrangement” on page 60 and “The Plan of Arrangement — Sources of Funds for the Arrangement” on page 63.

On December 30, 2013, Petroflow executed an Agreement and Plan of Merger with TexOak, TexOak Merger Sub, Inc., US Oil & Gas Co. LLC, and certain individual representatives named therein. On the same date, TexOak Merger Sub, Inc. merged with and into Petroflow, with Petroflow surviving as a wholly-owned subsidiary of TexOak. Notwithstanding this transaction, TexOak is not a party to the Arrangement Agreement, has no direct or indirect obligation with respect to efforts to obtain the financing and is not a guarantor of any obligation of Petroflow Sub or Petroflow under the Arrangement Agreement.

The head offices of TexOak and Petroflow are located at 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and the telephone number for each is (918) 592-1010.

Petroflow Sub

Petroflow Sub is an Alberta corporation and a wholly owned subsidiary of Petroflow. Petroflow Sub exists solely to facilitate the Arrangement and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the Arrangement Agreement and related agreements. Petroflow Sub has not conducted any activities to date other than those incident to its formation and its execution of the Arrangement Agreement and, upon the completion of the Arrangement it will be merged with and into Equal and the separate existence of Petroflow Sub will cease and Equal will continue as the surviving corporation. The address for Petroflow Sub’s head office is 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and its telephone number is (918) 592-1010.

The Meeting (See Page 24)

Time, Date and Place. In accordance with an order of the Court of Queen’s Bench of Alberta, dated June 10, 2014, a copy of which is attached to the Circular as Appendix B (the “Interim Order”), the Meeting will be held on July 8, 2014, at 10:30 a.m., local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta, and at any adjournments or postponements thereof, to consider and vote upon a special resolution approving the Arrangement (the “Arrangement Resolution”), the full text of which is set forth in Appendix C, with or without variation and to consider and vote upon a non-binding, advisory proposal to approve the compensation that may become payable to Equal’s executive officers named in the table entitled “Golden Parachute Compensation” on page 92 (the “Named Executive Officers”) in connection with the completion of the Arrangement (the “Compensation Proposal”).

Purpose. At the Meeting, you will be asked to consider and vote upon the Arrangement Resolution, the Compensation Proposal and such other proposals as may properly come before the Meeting.

Record Date and Voting Power. Only Equal Shareholders of record at the record date of June 8, 2014 (the “Record Date”) will be entitled to vote at the Meeting or any adjournment thereof, except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting. On May 15, 2014, the latest practicable date prior to the date of the Circular, there were 36,100,788 Equal Shares outstanding and entitled to vote.

Quorum. A quorum of Equal Shareholders is necessary to hold the Meeting. A quorum at the Meeting in respect of Equal Shareholders shall be two or more persons present in person, each being an Equal Shareholder entitled to vote at the Meeting or a duly appointed proxy holder, and together holding or representing by proxy no less than 5% of the votes attaching to all outstanding Equal Shares entitled to be voted at the Meeting. If a quorum is present at the opening of the Meeting, the Equal

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(2)

Shareholders present or represented may proceed with the business of the Meeting notwithstanding that a quorum is not present throughout the Meeting. If a quorum is not present at the appointed time fixed for the holding of the Meeting, it shall stand adjourned to a fixed time and place as may be determined by the Chairman of the Meeting. No notice of the adjourned Meeting shall be required and, if at such adjourned Meeting a quorum is not present, the Equal Shareholders present in person or by proxy shall constitute a quorum for all purposes.

Required Vote. Pursuant to the Interim Order, at least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the Arrangement Resolution in order for it to be approved. In addition, the Arrangement is subject to the approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). Votes will be counted by the scrutineers appointed for the Meeting, who will count votes “For” and “Against”.

Notwithstanding the foregoing, the Arrangement Resolution authorizes the Board, at its discretion and without further notice to or approval of the Equal Shareholders to (a) amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted therein in any manner not inconsistent with an applicable order of the Court and (b) subject to the provisions of the Arrangement Agreement, not to proceed with the Arrangement.

The United States Securities and Exchange Commission (“SEC”) has adopted rules that require us to seek a non-binding, advisory vote to approve the Compensation Proposal in connection with the completion of the Arrangement. This vote is advisory and, therefore, will not be binding on Equal. If the Arrangement is approved and completed, amounts payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Equal’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Equal Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal. Votes will be counted by the scrutineers appointed for the Meeting, who will count votes “For” and “Against.”

Share Ownership of Directors and Executive Officers. Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. As of May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers beneficially owned or controlled, in the aggregate, 848,814 Equal Shares, representing approximately 2.4% of the outstanding Equal Shares. The directors and officers of Equal and its subsidiaries, have entered into lock-up agreements (“Lock-Up Agreements”) with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the approval of the Arrangement Resolution. The form of Lock-Up Agreement is attached to the Circular as Appendix E. See the section of this Circular entitled “The Arrangement-Lock-Up Agreements” beginning on page 60.

Equal Shares beneficially owned or controlled by Don Klapko, our President and Chief Executive Officer, will be excluded from a vote determining minority approval of the Arrangement by a simple majority of the votes cast by Equal Shareholders, required to approve the Arrangement, in accordance with MI 61-101. As of May 15, 2014, the latest practicable date prior to the date of the Circular, Don Klapko owned or controlled 438,098 Equal Shares.

See the section of this Circular entitled “The Meeting” beginning on page 24.

The Arrangement (See Page 30)

This Circular relates to the proposed acquisition of Equal by Petroflow Sub pursuant to the Arrangement among Petroflow, Petroflow Sub, Equal and the Equal Shareholders. We have attached the Arrangement Agreement and the Amending Agreement as Appendix A to this Circular and the Plan of Arrangement is attached to the Arrangement Agreement as Schedule “A” (which Plan of Arrangement has been amended by the Amending Agreement). We encourage you to read the Arrangement Agreement, the Amending Agreement and Plan of Arrangement, each in its entirety. Upon the terms and subject to the conditions of the Arrangement Agreement and pursuant to the Plan of Arrangement, Petroflow Sub will acquire Equal.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(3)

Effect on Equal Shares

Under the Arrangement pursuant to the terms of the Arrangement Agreement, Equal Shareholders (who have not validly exercised their right to dissent) will be entitled to receive the arrangement consideration of USD$5.43 per Equal Share they own immediately prior to the effective time of the Arrangement (the “Effective Time”), in cash, subject to adjustment pursuant to the terms of the Arrangement Agreement (the “Arrangement Consideration”), less applicable withholding taxes and deductions. Expressed in Canadian dollars for reference only, the Arrangement Consideration equals CDN$5.91 based on the Bank of Canada noon rate on May 15, 2014, the latest practicable date prior to the date of the Circular.

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal will pay a dividend in the amount of USD$0.05 per Equal Share (other than on those Equal Shares held by Equal Shareholders who have validly exercised their right to dissent) to Equal Shareholders on the Equal Shares they hold at the Effective Time (the “Arrangement Dividend”).

Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a dividend designated as a permitted dividend by the Arrangement Agreement (“Permitted Dividend”), payable in cash, securities, property or otherwise with respect to the Equal Shares, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

Effect on Options

Under the Arrangement, each option to purchase Equal Shares (“Option”) outstanding immediately prior to the Effective Time (whether vested or unvested), shall be transferred from the holder of the Option (“Optionholder”) to Equal. Upon such transfer, if the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option, the Optionholder will receive cash consideration equal to such difference, subject to applicable withholding taxes and deductions. Where the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, does not exceed the exercise price per Equal Share of such Option, the Optionholder will not receive any payment in respect of such Option. All Options will be cancelled immediately after transfer to Equal. Pursuant to the Arrangement Agreement, Equal has agreed to take all steps necessary or desirable to give effect to the foregoing, including entering into option cancellation agreements with each Optionholder in respect of all Options and to obtain necessary consents from Optionholders to the transfer and cancellation of the Options as described above.

Effect on Restricted Shares

At the Effective Time, each Equal Share in respect of any restricted share of Equal issued pursuant to Equal’s restricted share and performance share incentive plan (the “RSP Plan”) and including all restricted shares issuable pursuant to any dividend equivalent rights resulting from dividends paid by Equal (“Restricted Share”), not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

Effect on Convertible Debentures

Pursuant to the Arrangement Agreement, Petroflow Sub has agreed to satisfy, or cause Equal to satisfy, all of Equal’s obligations under the indenture in respect of the Convertible Debentures (the “Indenture”) arising in connection with or at any time following the implementation of the Arrangement, including complying with Equal’s obligations under the Indenture to make offers to holders of the Convertible Debentures (“Debentureholders”) to purchase the Convertible Debentures as required in connection with a “change of control” or “cash change of control” (as such terms are defined in the Indenture), pursuant to the terms of the Indenture.

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(4)

Pursuant to the Indenture, following the Arrangement, Equal will be required to make an offer to purchase any Convertible Debentures that remain outstanding in the amount of 101% of the principal amount of the Convertible Debentures plus accrued and unpaid interest up to a date that is 30 business days after the offer is mailed to Debentureholders in accordance with the terms of the Indenture.

Pursuant to the Indenture, following the Arrangement, each Debentureholder will no longer have the right to receive Equal Shares on conversion of its Convertible Debentures, but will have the right to receive in lieu of such Equal Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Equal Shares at the Effective Time that it was entitled to acquire pursuant to its conversion right. The Convertible Debentures have a conversion price of CDN$8.47 per Equal Share as of May 15, 2014, the latest practicable date prior to the date of the Circular, which is greater than the Arrangement Consideration expressed in Canadian dollars of CDN$5.91 (based on the Bank of Canada noon rate on such date).

Pursuant to the Arrangement Agreement, Equal has agreed, if requested by Petroflow Sub prior to the effective date of the Arrangement (the “Effective Date”), to use its commercially reasonable efforts to obtain, at Petroflow Sub’s expense, all waivers, consents and approvals from the Debentureholders to amend the obligations of Equal under the Indenture by way of a consent solicitation or otherwise. As at the date of the Circular, Petroflow and Petroflow Sub have not advised Equal of any intention to make a request that Equal take a specific action with respect to the Convertible Debentures and there is no certainty that any action or any particular action will be taken with respect to the Convertible Debentures prior to the Effective Time.

The Debentureholders, as such, will not vote with respect to the Arrangement.

Fairness Opinion (See Page 47)

The Board determined it was advisable to obtain a fairness opinion (the “Fairness Opinion”) with respect to the Arrangement Consideration and Arrangement Dividend. The Board asked Global Hunter Securities, LLC (“GHS”) to review the fairness, from a financial point of view, of the sum of the Arrangement Consideration and the Arrangement Dividend to be received by the Equal Shareholders (excluding holders exercising dissent rights and Excluded Holders). “Excluded Holders” include any officers, directors or employees of any parties to the Arrangement, or those parties within the scope of subsection 8.1(2) of MI 61 101, or any class of such persons.

GHS has been engaged since March 20, 2013 (announced on March 25, 2013) by the Special Committee (“Special Committee”) of the Board of Equal. The Board retained GHS as Equal’s financial advisor to review and analyze potentially available alternatives and transactions that ultimately led to the execution of the Arrangement Agreement in respect of the Arrangement (the “Transaction”). Services provided by GHS include, in addition to the Fairness Opinion, review of the business and operations of Equal, advice concerning other companies that might be available for acquisition, merger, partnership or other joint venture, and other acquisitive or dispositive transactions and such other investment banking services as are customary for similar transactions and as may from time to time be agreed upon by GHS and Equal.

In connection with the services provided as financial advisor with respect to this Transaction, GHS has received monthly advisory fees of USD$338,750 through May 28, 2014, creditable against the Transaction fee, and will receive a Transaction fee upon consummation of the Transaction of approximately USD$2 million (less the aggregate amount of monthly advisory fees paid through consummation). In addition, GHS received a fixed fee of USD$150,000 in connection with a prior fairness opinion issued to the Board on December 6, 2013. With respect to this Fairness Opinion, GHS shall receive a fixed fee of USD$100,000, upon rendering the Fairness Opinion, regardless of the conclusions contained in the Fairness Opinion or whether or not the Transaction is consummated. Also in connection with the above, Equal has agreed to reimburse GHS for its out-of-pocket and incidental expenses and to indemnify GHS for certain liabilities arising out of it being so engaged.

GHS issued a previous fairness opinion to the Board in connection with the Transaction on December 6, 2013 to the effect that as of December 6, 2013 and based upon and subject to the various assumptions and limitations set forth therein, the

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(5)

Arrangement Consideration to be received by the Equal Shareholders (other than certain Equal Shareholders referenced therein) was fair, from a financial point of view, to such Equal Shareholders. Such opinion can only be evaluated as of the date it is rendered, and GHS has no responsibility or obligation to update or revise the opinion based upon events or circumstances occurring after that date.

On May 29, 2014, GHS rendered its oral opinion to our Board (which was subsequently confirmed in writing by delivery of the final written Fairness Opinion dated as of the same date) to the effect that, as of May 29, 2014, and based upon and subject to the various assumptions and limitations set forth therein, the sum of the Arrangement Consideration and the Arrangement Dividend, to be received by the Equal Shareholders (other than those exercising Dissent Rights and Excluded Holders) in the Arrangement was fair, from a financial point of view, to such Equal Shareholders. Such opinion can only be evaluated as of the date it is rendered, and GHS has no responsibility or obligation to update or revise the opinion based upon events or circumstances occurring after that date. The oral opinion and final written Fairness Opinion delivered to Equal’s Board were reviewed, discussed and approved by the fairness committee of GHS in accordance with GHS’ customary practices prior to delivery.

GHS’ Fairness Opinion was addressed to our Board, and only addressed the fairness, from a financial point of view, to the Equal Shareholders (other than those exercising Dissent Rights and Excluded Holders) of the sum of the Arrangement Consideration and the Arrangement Dividend to be received by such Equal Shareholders in the Arrangement and did not address any other aspect or implication of the Arrangement. The summary of GHS’ Fairness Opinion in this proxy statement is qualified in its entirety by reference to the full text of its written Fairness Opinion, which is included as Appendix F to this Circular and sets forth the factors considered, procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by GHS in preparing its Fairness Opinion. However, neither GHS’ written Fairness Opinion nor the summary of its Fairness Opinion and the related analyses set forth in this Circular is intended to be, and they do not constitute, a recommendation to any Equal Shareholders as to how such Equal Shareholder should act or vote with respect to the Arrangement or any other matter.

See Appendix F and the section of this Circular entitled “The Arrangement – Fairness Opinion” beginning on page 47.

Recommendation of the Special Committee (See Page 45)

The Special Committee, consisting of Victor Dusik, Robert Wilkinson and Michael Doyle, formed on March 7, 2013, having undertaken a thorough review of, and carefully considered, the proposed Arrangement and the alternatives available to Equal, and having taken into account such other matters as it considered relevant (as described under the heading “The Arrangement - Reasons for the Recommendation of our Board and Special Committee” beginning on page 45), unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view. Accordingly, the Special Committee unanimously approved the Arrangement and the Compensation Proposal and recommended that the Board approve the Arrangement and the Compensation Proposal and recommended that the Equal Shareholders vote “FOR” the Arrangement Resolution and Compensation Proposal.

See the section of this Circular entitled “The Arrangement—Reasons for the Recommendation of our Board and Special Committee” beginning on page 45.

Recommendation of our Board of Directors (See Page 45)

After careful consideration, and taking into account the recommendation of the Special Committee and such other matters as it considered relevant (as described under the heading “The Arrangement – Reasons for the Recommendation of the Board and Special Committee” beginning on page 45), the Board unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view, and authorized and approved the Arrangement and the Arrangement Agreement and the other transactions contemplated by the Arrangement Agreement, and our Board unanimously recommends that the Equal Shareholders vote “FOR” the approval of the Arrangement Resolution, the complete text of which is attached as Appendix C to this Circular.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(6)

Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. As of May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers beneficially owned or controlled, in the aggregate, 848,814 Equal Shares, representing approximately 2.4% of the outstanding Equal Shares.

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

The Board also unanimously recommends that Equal Shareholders vote “FOR” the Compensation Proposal.

See the section of this Circular entitled “The Arrangement—Reasons for the Recommendation of our Board and Special Committee” beginning on page 45.

The Plan of Arrangement (See Page 61)

The Arrangement is proposed to be carried out pursuant to section 193 of the ABCA. The following procedural steps must be taken for the Arrangement to become effective:

•	the Arrangement must be approved by the Equal Shareholders in the manner set forth in the Interim Order;

•	the Court must grant the final order approving the Arrangement (the “Final Order”);

•	all conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate party; and

•	the Final Order and articles of arrangement (the “Articles of Arrangement”) in the form prescribed by the ABCA must be filed with the Registrar of Corporations for the Province of Alberta (the “Registrar”).

Equal Shareholder Approval

At the Meeting, pursuant to the Interim Order, the Equal Shareholders will be asked to approve the Arrangement Resolution. Each Equal Shareholder shall be entitled to vote on the Arrangement Resolution, with the Equal Shareholders entitled to one vote per Equal Share. The requisite approval for the Arrangement Resolution is at least 66 2⁄3% of the votes cast on the Arrangement Resolution by the Equal Shareholders present in person or represented by proxy at the Meeting and a simple majority of the votes cast on the Arrangement Resolution by the Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under MI 61-101. The Arrangement Resolution must receive Equal Shareholder approval in order for Equal to seek the Final Order and implement the Arrangement on the Effective Date in accordance with the terms of the Final Order.

Court Approval

The Arrangement requires the Court’s approval of the Final Order. Prior to the mailing of this Circular, Equal obtained the Interim Order authorizing and directing Equal to call, hold and conduct the Meeting and to submit the Arrangement to Equal Shareholders for approval. A copy of the Interim Order is attached as Appendix B to this Circular. Subject to the terms of the Arrangement Agreement and receipt of Equal Shareholder approval, Equal will make an application to the Court for the Final Order. The hearing in respect of the Final Order is expected to take place on July 9, 2014, at 4:00 p.m. (Calgary time) at the Calgary Courts Centre, 601 - 5th Street S.W., Calgary, Alberta. See “The Plan of Arrangement - Court Approval” beginning on page 65.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(7)

Conditions Precedent

The implementation of the Arrangement is subject to a number of conditions precedent being waived or satisfied by one or more of the parties to the Arrangement Agreement. See “The Arrangement Agreement –Conditions” beginning on page 73.

Timing (See Page 65)

If the Meeting is held as scheduled and is not adjourned or postponed and Equal Shareholder approval is obtained, Equal will apply for the Final Order approving the Arrangement. Subject to receipt of the Final Order in form and substance satisfactory to Equal and Petroflow Sub, and satisfaction or waiver of all other conditions set forth in the Arrangement Agreement, Equal expects the Effective Date to occur before July 31, 2014. However, we cannot predict the exact timing of the Arrangement.

The Arrangement Agreement (See Page 66)

A summary description of the Arrangement Agreement is set out in the Circular in the section entitled “The Arrangement Agreement” beginning on page 66 and is qualified in its entirety by the full text of the Arrangement Agreement, which is attached as Appendix A to this Circular. The following is a brief summary of certain materials terms of the Arrangement Agreement and is qualified in its entirety by the more detailed summary contained elsewhere in this Circular.

Covenants, Representations and Warranties

The Arrangement Agreement contains customary covenants, representations and warranties for an agreement of this type. In addition, Equal has provided certain non-solicitation covenants in favour of Petroflow and Petroflow Sub. Summary information related to the covenants, representations and warranties set out in the Arrangement Agreement is provided in this Circular under the heading “The Arrangement Agreement” beginning on page 66.

Termination of the Arrangement Agreement

The Arrangement Agreement may be terminated at any time prior to the Effective Date of the Arrangement by mutual written consent of Equal, Petroflow and Petroflow Sub and by any of Equal, Petroflow or Petroflow Sub in certain other circumstances. A summary of the termination provisions of the Arrangement Agreement is provided in the section of this Circular entitled “The Arrangement Agreement - Termination” beginning on page 76.

Termination Payment

Under certain specified circumstances, Equal may be required to pay Petroflow a termination payment or Petroflow may be required to pay Equal a reverse termination payment, with respect to the termination of the Arrangement Agreement, as described under “The Arrangement Agreement – Termination Payment” beginning on page 77.

Minority Approval (See Page 79)

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding interested or related parties, independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” that terminate the interests of securityholders without their consent. MI 61-101 provides that, in certain circumstances, where a related party of an issuer is entitled to receive a “collateral benefit” in connection with an arrangement transaction (such as the Arrangement), such transaction may be considered a “business combination” for the purposes of MI 61-101 and subject to minority approval requirements. See the sections of this Circular entitled “Minority Approval” beginning on page 79 and “Interests Of Our Directors And Executive Officers In The Arrangement.” beginning on page 80.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(8)

Lock-Up Agreements (See Page 60)

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

Financing of the Arrangement (See Page 60)

It is a condition to the obligations of Petroflow and Petroflow Sub to complete the Arrangement that either Petroflow or Petroflow Sub has received the proceeds of debt financing for the purposes of financing the transactions contemplated by the Arrangement Agreement and related fees and expenses (the “Financing”). If the Financing is not completed due to Petroflow’s breach of its covenant to use its commercially reasonable efforts to obtain the Financing and Equal is not then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Petroflow Sub and Petroflow under the Arrangement Agreement to not be satisfied, the Arrangement may not be completed, in which case Petroflow would be required to pay a reverse termination payment to Equal in the amount of USD$2,000,000, pursuant to the Arrangement Agreement. The Board did not consider the financial statements of Petroflow or Petroflow Sub or rely on the financial condition of Petroflow or Petroflow Sub in determining that the transaction is in the best interests of Equal Shareholders. The Board relied upon the reverse termination payment as adequate assurance for Equal Shareholders and a sufficient inducement to Petroflow to obtain the Financing for the transaction and close the acquisition.

See Section 10.2(f) of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars relating to the Reverse Termination Payment.

See “The Arrangement - Financing of the Arrangement” on page 60 and “The Plan of Arrangement - Sources of Funds for the Arrangement” on page 63.

Market Price and Dividend Data (See Page 94)

The USD$5.43 per Equal Share Arrangement Consideration represents approximately a 22% premium over USD$4.44, the closing price of the Equal Shares on the TSX on November 18, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for November 18, 2013), the trading day prior to the announcement that Equal’s strategic alternatives process had successfully resulted in exclusive negotiations with another party and a 23% premium over USD$4.43, the closing price of the Equal Shares on the NYSE on November 18, 2013. The Arrangement Consideration also represents approximately a 54% premium over USD$3.53, the closing price of the Equal Shares on the TSX on March 22, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for March 22, 2013), the trading day prior to Equal’s announcement that it was pursuing a strategic alternatives process and a 56% premium over USD$3.49, the closing price of the Equal Shares on the NYSE on March 22, 2013. See the section of this Circular entitled “Market Price and Dividend Data” beginning on page 94. You are encouraged to obtain current market quotations for Equal Shares in connection with voting your Equal Shares.

Equal did not pay any dividends on the Equal Shares during calendar years 2010, 2011 or 2012. On November 27, 2012, Equal announced the initiation of a USD$0.20 per Equal Share annual dividend beginning January 1, 2013, payable at the end of each calendar quarter. A cash dividend of USD$0.05 per Equal Share was paid on March 31, 2013 to Equal Shareholders of record at the close of business on March 1, 2013. A cash dividend of USD$0.05 per Equal Share was paid on June 28, 2013 to Equal Shareholders of record at the close of business on June 3, 2013. A cash dividend of USD$0.05 per Equal Share was paid on September 25, 2013 to Equal Shareholders of record at the close of business on September 2, 2013. In accordance with the terms of the Arrangement Agreement, Equal declared the USD$0.05 per Equal Share Permitted Dividend on November 14, 2013 and paid such Permitted Dividend on December 20, 2013 to Equal Shareholders of record on December 2, 2013.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a Permitted Dividend, payable in cash, securities, property or otherwise with respect to the Equal Shares, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

See the section of this Circular entitled “Market Price and Dividend Data” beginning on page 94.

Stock Exchange Delisting (See Page 64)

If the Arrangement is completed, it is expected that the Equal Shares will be delisted from the TSX and NYSE in the days following its completion. It is expected that the Convertible Debentures will remain listed on the TSX immediately after the completion of the Arrangement, to the extent that Convertible Debentures remain outstanding following completion of the Arrangement. See “The Arrangement – Treatment of Equal Securities Pursuant to the Arrangement - Convertible Debentures” beginning on page 32.

Certain Canadian Federal Income Tax Considerations (See Page 99)

An Equal Shareholder who is resident in Canada and who holds Equal Shares as capital property will generally realize a net capital gain (or net capital loss) equal to the amount by which the Arrangement Consideration received by such Equal Shareholder exceeds (or is less than) their adjusted cost base of the Equal Shares and any reasonable costs of disposition, as a result of the transactions comprising the Arrangement or the exercise of dissent rights with respect to the Arrangement described under the heading “Dissent Rights” beginning on page 97 (“Dissent Rights”). Equal Shareholders who are not resident in Canada generally will be subject only to withholding taxes under the Income Tax Act (Canada) (the “Tax Act”) in respect of the Arrangement Dividend.

The foregoing is a brief summary of certain Canadian federal income tax consequences only. Equal Shareholders should review the more detailed information under the heading “Certain Canadian Federal Income Tax Considerations” in the Circular, which qualifies the summary set forth above. Equal Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Arrangement.

Certain United States Federal Income Tax Considerations (See Page 103)

The Arrangement will be a taxable event to a U.S. Holder (as defined below in the section of the Circular entitled “Certain United Sates Federal Income Tax Consideration” beginning on page 103). A U.S. Holder of Equal Shares will recognize gain or loss equal to the difference, if any, between (i) the aggregate Arrangement Consideration and the Effective Date Permitted Dividends (as defined below) and (ii) the U.S. Holder’s adjusted tax basis in the Equal Shares surrendered. For Equal Shareholders who hold their Equal Shares as capital assets, any gain or loss recognized by a U.S. Holder will be short-term capital gain or loss, unless the holding period for the Equal Shares surrendered was more than one year at the closing of the Arrangement, in which case any gain or loss recognized will be long-term capital gain or loss. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. There are no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation. The deduction of capital losses is subject to limitation. The foregoing assumes that Equal has never been a passive foreign investment company.

The foregoing is a brief summary of United States federal income tax consequences only. Equal Shareholders should read carefully the information in the Circular under the heading “Certain United States Federal Income Tax Considerations”, which qualifies the summary set forth above. Equal Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Arrangement.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Regulatory Matters (See Page 97)

Pursuant to the Arrangement Agreement, Equal has represented that the Arrangement is exempt from the United States Hart-Scott Rodino Antitrust Improvements Act of 1976 (“HSR Act”) as a result of the aggregate fair market value of the non-exempt assets (as described therein) of Equal and its subsidiaries not exceeding USD$70.9 million.

The Arrangement is exempt from a mandatory filing requirement under the merger notification provisions of the Competition Act (Canada), on the basis that the relevant thresholds contained in Part IX of Competition Act (Canada) are not exceeded in the case of the Arrangement

See the section of this Circular entitled “Regulatory Matters” beginning on page 97.

Dissent Rights (See Page 97)

Pursuant to and in accordance with the Plan of Arrangement, the Interim Order and the provisions of section 191 of the ABCA (as modified or supplemented by the Interim Order, the Plan of Arrangement and any other order of the Court), registered Equal Shareholders have a right to dissent in respect of the Arrangement Resolution and, if the Arrangement Resolution is passed, to be paid the fair value of their Equal Shares. The dissent procedures require that a registered Equal Shareholder who wishes to dissent must send to Equal a written objection to the Arrangement Resolution, which written objection must be received by Equal, c/o Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, AB, T2P 5C5, Attention: Geoffrey D. Holub, not later than 5:00 p.m. (Calgary time) on June 27, 2014 (or 5:00 p.m. (Calgary time) on the day that is five business days (as such term is defined in the Plan of Arrangement) immediately preceding the date that any adjournment or postponement of the Meeting is reconvened or held, as the case may be).

It is a condition to Petroflow and Petroflow Sub’s obligation under the Arrangement Agreement to complete the Arrangement that Equal Shareholders holding no more than 5% of the Equal Shares on a fully diluted basis shall have exercised Dissent Rights as at the Effective Time.

The statutory provisions covering the right to dissent are technical and complex. Failure to strictly comply with the requirements set forth in section 191 of the ABCA, as modified or supplemented by the Interim Order and Plan of Arrangement, may result in the loss of any right to dissent. Persons who are beneficial owners of Equal Shares registered in the name of a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary who wish to dissent should be aware that only registered Equal Shareholders are entitled to dissent. Accordingly, a non-registered Equal Shareholder desiring to exercise its Dissent Rights must make arrangements for such Equal Shares that are beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by Equal or, alternatively, make arrangements for the registered holder to dissent on such holder’s behalf. A dissenting Equal Shareholder may only dissent with respect to all Equal Shares held on behalf of any one beneficial holder and registered in the name of such dissenting Equal Shareholder. See the section of this Circular entitled “Dissent Rights” beginning on page 97.

Depositary

Computershare Investor Services Inc. (“Computershare”) will act as the depositary in connection with the Arrangement (the “Depositary”).

Legal Proceedings Related to Arrangement (See Page 109)

On December 26, 2013, Equal was served with a complaint related to a putative class action lawsuit that has been filed in the District Court of Oklahoma County in the State of Oklahoma. The complaint, which names as defendants Equal, members of the Board, Petroflow and Petroflow Sub, alleges that in connection with Arrangement, the members of the Board breached their fiduciary duties to the Equal Shareholders. The complaint further claims that Equal, Petroflow and Petroflow Sub aided and abetted those alleged breaches of fiduciary duties. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including to enjoin the Arrangement, and an award of attorneys’ and other fees and costs. Equal and the other defendants have not yet responded to the complaint.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Subsequently, three other complaints related to putative class action lawsuits arising from the Arrangement were filed in the District Court of Oklahoma County in the State of Oklahoma.

One of these additional complaints names as defendants Equal, members of the Board, and Petroflow, and alleges that in connection with the Arrangement, the members of the Board breached their fiduciary duties to Equal’s shareholders in connection with the Arrangement. The complaint further claims that Equal and Petroflow aided and abetted those alleged breaches of fiduciary duties. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement, compensatory damages suffered as a result of the defendants’ wrongful conduct, and an award of attorneys’ and other fees and costs.

The third of these additional complaints names as defendants Equal, members of Equal’s Board, Petroflow and Petroflow Sub, and alleges that in connection with the Arrangement, the members of the Board (i) breached their fiduciary duties to the Equal Shareholders and (ii) “oppressed” the minority Equal Shareholders in violation of the ABCA. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unreasonable deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement or any step in furtherance of its completion, compensatory damages, and an award of attorneys’ and other fees and costs.

The fourth of these additional complaints names as defendants Equal, members of Equal’s Board, Petroflow and Petroflow sub, and alleges that in connection with the Arrangement, the members of the Board (i) breached their fiduciary duties to the Equal Shareholders and (ii) “oppressed” the minority Equal Shareholders in violation of the ABCA. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unreasonable deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement or any step in furtherance of its completion, compensatory damages, and an award of attorneys’ and other fees and costs.

One of these four matters was voluntarily dismissed, while the other three were consolidated into one case. Equal, members of the Board, and other defendants have moved to dismiss the complaints, which motion is currently pending.

On April 24, 2014, Equal was served with four complaints related to putative class action lawsuits that had been filed in the U.S. District Court for the Western District of Oklahoma. These complaints, which name as defendants Equal, members of the Board, Petroflow and Petroflow Sub, allege that in connection with Arrangement, the members of the Board breached their fiduciary duties to the Equal Shareholders. The complaints further claim that Equal, Petroflow and Petroflow Sub aided and abetted those alleged breaches of fiduciary duties. Further, the complaints allege that Equal’s Preliminary Proxy violated Sections 14(a) and 20(a) of the Securities Exchange Act, as well as SEC Rule 14a-9. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including to enjoin the Arrangement, and an award of attorneys’ and other fees and costs.

The U.S. District Court for the Western District of Oklahoma has since consolidated the four complaints into one case. Equal and the other defendants have moved to dismiss the case, which motion is currently pending.

Expenses (See Page 65)

The estimated fees, costs and expenses of Equal in connection with the Arrangement contemplated herein including, without limitation, financial and strategic advisors’ fees, filing fees, legal and accounting fees, proxy solicitation fees and printing and mailing costs are anticipated to be approximately USD$4.0 million based on certain assumptions.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Board Resignations (See Page 61)

It is anticipated that all of the current members of the Board will resign effective as of the Effective Date and Petroflow and/or Petroflow Sub will fill the vacancies created by such resignations.

Risk Factors (See Page 108)

There is a risk that the Arrangement may not be completed. If the Arrangement is not completed, Equal will continue to face the risks that it currently faces with respect to its affairs, business and operations and future prospects, plus additional risks relating to changes to the conduct of its business and operations resulting from interim restrictions under the Arrangement Agreement. Additionally, failure to complete the Arrangement could materially and negatively impact the trading price of the Equal Shares.

You should carefully consider the risk factors described in the section of the Circular entitled “Risk Factors” beginning on page 108 in evaluating how you should vote your Equal Shares.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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QUESTIONS AND ANSWERS ABOUT THE ARRANGEMENT AND THE MEETING

The following are some questions that you, as an Equal Shareholder, may have regarding the Meeting and Arrangement as well as brief answers to such questions. We urge you to read carefully the entirety of this Circular and the appendices attached thereto because the information in this section does not provide all the information that may be important to you with respect to the approval of the Arrangement. Additional important information is also contained in the appendices to this Circular.

Q:	Why am I receiving this Circular?

A:	The Arrangement is the culmination of a strategic review process which was initiated when Montclair Energy, LLC (“Montclair”) made an unsolicited proposal to acquire Equal on February 27, 2013 for USD$4.00 per Equal Share. Equal formed the Special Committee of three independent directors to consider a full range of strategic alternatives, including continuing as a going concern, a corporate sale and return of capital to shareholders through share buybacks and dividends, in order to maximize shareholder value. In a press release dated March 25, 2013, Equal announced that the Special Committee would investigate and evaluate all proposals presented to Equal. The Special Committee, assisted by its advisors, communicated with 19 potential arm’s length bidders, entered into confidentiality agreements with seven, and ultimately received final proposals from two bidders. Of these, the proposal submitted by Petroflow was superior. The other proposal, which was submitted by Montclair, was inferior, not only in terms of price and other financial terms but also with respect to the conditions of the proposal. On November 18, 2013, Equal publicly announced that it was pursuing exclusive negotiations with the party presenting this superior proposal, which culminated in the announcement of the Arrangement Agreement with Petroflow and Petroflow Sub on December 9, 2013.

Q:	When and where is the Meeting?

A:	The Meeting will take place on July 8, 2014, at 10:30 a.m., local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta.

Q:	What matters will be voted on at the Meeting?

A:	We have entered into an Arrangement Agreement with Petroflow, and Petroflow Sub. Under the Arrangement pursuant to the terms of the Arrangement Agreement, Equal Shareholders (who have not validly exercised their right to dissent) will be entitled to receive the Arrangement Consideration in the amount of USD$5.43 per Equal Share, in cash, subject to adjustment pursuant to the terms of the Arrangement Agreement, less applicable withholding taxes and deductions. Expressed in Canadian dollars for reference only, the Arrangement Consideration equals CDN$5.91 based on the Bank of Canada noon rate on May 15, 2014, the latest practicable date prior to the date of the Circular.

Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a Permitted Dividend, payable in cash, securities, property or otherwise with respect to the Equal Shares, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal will pay the Arrangement Dividend to Equal Shareholders on the Equal Shares they hold at the Effective Time.

Under the Arrangement, each Option outstanding immediately prior to the Effective Time (whether vested or unvested), shall be transferred from the Optionholder to Equal. Upon such transfer, if the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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of such Option, the Optionholder will receive cash consideration equal to such difference, subject to applicable withholding taxes and deductions. Where the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, does not exceed the exercise price per Equal Share of such Option, the Optionholder will not receive any payment in respect of such Option. All Options will be cancelled immediately after transfer to Equal. Pursuant to the Arrangement Agreement, Equal has agreed to take all steps necessary or desirable to give effect to the foregoing, including entering into option cancellation agreements with each Optionholder in respect of all Options and to obtain necessary consents from Optionholders to the transfer and cancellation of the Options as described above.

At the Effective Time, each Equal Share in respect of any unvested Restricted Share, not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

In order for us to complete the Arrangement, at least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the Arrangement Resolution, the full text of which is set forth in Appendix C, with or without variation. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under MI 61-101.

In addition, you will be asked to consider and vote upon the Compensation Proposal to approve the compensation that may become payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement.

Equal knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Your vote is very important, regardless of the number of Equal Shares you hold. We encourage you to vote as soon as possible. For more specific information on how to vote, please see the questions and answers below and the section of this Circular entitled “General Proxy Matters”.

Q:	How does Equal’s Board recommend I vote?

A:	At a meeting held on December 6, 2013, the Board, after careful consideration, unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view, and authorized and approved the Arrangement and the Arrangement Agreement and the other transactions contemplated by the Arrangement Agreement. Accordingly, the Board unanimously recommends that you vote “FOR” the approval of the Arrangement Resolution. The Board also unanimously recommends that Equal Shareholders vote “FOR” the Compensation Proposal.

Q:	How will Equal’s directors and executive officers vote on the Arrangement Resolution?

A:	Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. As May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers beneficially owned or controlled, in the aggregate, 848,814 Equal Shares, representing approximately 2.4% of the outstanding Equal Shares.

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

Equal Shares beneficially owned or controlled by Don Klapko, our President and Chief Executive Officer, will be excluded from a vote determining minority approval of the Arrangement by a simple majority of the votes cast by Equal Shareholders, required to approve the Arrangement, in accordance with MI 61-101. As of May 15, 2014, the latest practicable date prior to the date of the Circular, Don Klapko owned or controlled 438,098 Equal Shares.

Q:	How does the Arrangement Consideration compare to the market price of Equal Shares prior to the announcement of the Arrangement?

A:	The USD$5.43 per Equal Share Arrangement Consideration represents approximately a 22% premium over USD$4.44, the closing price of the Equal Shares on the TSX on November 18, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for November 18, 2013), the trading day prior to the announcement that Equal’s strategic alternatives process had successfully resulted in exclusive negotiations with another party and a 23% premium over USD$4.43, the closing price of the Equal Shares on the NYSE on November 18, 2013. The Arrangement Consideration also represents approximately a 54% premium over USD$3.53, the closing price of the Equal Shares on the TSX on March 22, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for March 22, 2013), the trading day prior to Equal’s announcement that it was pursuing a strategic alternatives process and a 56% premium over USD$3.49, the closing price of the Equal Shares on the NYSE on March 22, 2013.

Q:	Is the Arrangement expected to result in a tax liability for Canadian or U.S. federal income tax purposes?

A:	The Arrangement will be taxable to Equal Shareholders for U.S. federal and Canadian income tax purposes. See the section of the Circular entitled “Certain Canadian Federal Income Tax Considerations” beginning on page 99 and the section of the Circular entitled “Certain United States Federal Income Tax Considerations” beginning on page 103.

Q:	Should I send in my Equal Share certificates now?

A:	No. Promptly after the Arrangement is completed, each holder of record immediately prior to the Effective Time will be sent a letter of transmittal (a “Letter of Transmittal”), together with written instructions for exchanging share certificates for the payment of the Arrangement Consideration in cash and the Arrangement Dividend. These instructions will tell you how and where to send your certificates in exchange for your Arrangement Consideration and the Arrangement Dividend. You will receive your Arrangement Consideration and the Arrangement Dividend after Computershare, the Depositary under the Arrangement receives your share certificates and any other documents and instruments as the Depositary reasonably requires.

Q:	What should I do if I have lost my share certificates?

A:	The materials you are sent after the completion of the Arrangement will include the procedures that you must follow if you cannot locate your share certificate. Such procedures will include signing an affidavit attesting to the loss of your share certificate. You may also be required to provide a bond in order to cover any potential loss or take such other steps as the Depositary, Petroflow or Petroflow Sub may require.

Q:	What happens if I sell my shares before the Meeting?

A:

The Record Date to receive notice of and vote at the Meeting of June 8, 2014 is earlier than the Meeting and the date that the Arrangement is expected to be completed. If you transfer your Equal Shares after the Record Date but before the Meeting, you will retain your right to vote at the Meeting, unless a transferee of the Equal Shares after the Record Date validly establishes a right to vote at the Meeting by providing evidence of ownership of such Equal Shares and demanding that his or her name be placed on the Equal Shareholder list for the Meeting in place of your

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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name. If you transfer your Equal Shares before the Arrangement is completed you will have transferred the right to receive the Arrangement Consideration and the Arrangement Dividend. In order to receive the Arrangement Consideration and the Arrangement Dividend, you must hold your Equal Shares through completion of the Arrangement.

Q:	When do you expect the Arrangement to be completed?

A:	Equal expects the Effective Date to occur before July 31, 2014.

Q:	Is Petroflow’s and Petroflow Sub’s obligation to complete the Arrangement subject to Petroflow’s and Petroflow Sub’s receipt of financing?

A:	Yes. Pursuant to the Arrangement Agreement it is a condition to the obligations of Petroflow and Petroflow Sub to complete the Arrangement that either Petroflow or Petroflow Sub has received the proceeds of the Financing. If the Financing is not completed due to Petroflow’s breach of its covenant to use commercially reasonable efforts to obtain the Financing and Equal is not then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Petroflow Sub and Petroflow under the Arrangement Agreement to not be satisfied, the Arrangement may not be completed, in which case Petroflow would be required to pay a reverse termination payment to Equal in the amount of USD$2,000,000, pursuant to the Arrangement Agreement. The Board did not consider the financial statements of Petroflow or Petroflow Sub or rely on the financial condition of Petroflow or Petroflow Sub in determining that the transaction is in the best interests of Equal Shareholders. The Board relied upon the reverse termination fee as adequate assurance to Equal Shareholders and a sufficient inducement to Petroflow to obtain the Financing for the transaction and close the acquisition.

Q:	Am I entitled to Dissent Rights?

A:	Under the ABCA, as modified by the Plan of Arrangement and the Interim Order, holders of Equal Shares who do not vote in favour of the Arrangement Resolution will have the right to seek the fair value of their shares if the Arrangement is completed, but only if they strictly comply with the applicable provisions of the ABCA, as modified by the Plan of Arrangement and Interim Order, which are explained in this Circular. For additional information about Dissent Rights, see the section of Circular entitled “Dissent Rights” beginning on page 97 and Appendix D to the Circular.

Q:	Do any Equal directors or executive officers have interests in the Arrangement that may differ from those of Equal Shareholders generally?

A:	Yes. Certain directors and executive officers of Equal may have interests in the Arrangement that are different than those of Equal Shareholders generally. Equal’s Board and the Special Committee were aware of and considered these interests, among other matters, in evaluating and negotiating the Arrangement Agreement and the Arrangement and recommending that the Arrangement Resolution be approved by the Equal Shareholders. See the section of the Circular entitled “Interests of our Directors and Executive Officers in the Arrangement” beginning on page 80 and “Minority Approval” beginning on page 79 for a description of those interests.

Q:	Is the Arrangement subject to any conditions?

A:	Yes. The Arrangement may not be effected unless a number of conditions are satisfied or, to the extent permitted by applicable law, waived. For a summary of the conditions that must be satisfied or waived prior to the completion of the Arrangement, see the section of the Circular entitled “The Arrangement Agreement—Conditions” beginning on page 73.

Q:	What happens if the Arrangement is not completed?

A:

If the Arrangement Resolution is not approved by the Equal Shareholders, or if the Arrangement is not completed for any other reason, you will not receive any payment for your Equal Shares in connection with the Arrangement

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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and you will not receive the Arrangement Dividend. The Equal Shares will continue to be traded on the TSX and the NYSE. Under certain specified circumstances, we may be required to pay Petroflow a termination payment or Petroflow may be required to pay us a reverse termination payment, with respect to the termination of the Arrangement Agreement, as described under “The Arrangement Agreement—Termination Payments” beginning on page 77.

Q:	What do I need to do now?

A:	After you carefully read this Circular in its entirety, including its appendices thereto, consider how the Arrangement affects you and then vote or provide voting instructions as described in this Circular. We encourage you to read the Circular carefully and in its entirety, consider your options and please vote, as your vote is very important.

Q:	Who can vote at the Meeting?

A:	Only Equal Shareholders of record as of the Record Date of June 8, 2014 will be entitled to vote at the Meeting or any adjournment thereof, except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting.

Shareholders of Record: Shares Registered in Your Name

If on the Record Date of June 8, 2014, your Equal Shares were registered directly in your name with Equal’s transfer agent, Olympia Trust Company (“Olympia”), then you are an Equal Shareholder of record. As an Equal Shareholder of record, you may vote in person at the Meeting or vote by proxy. Whether or not you plan to attend the Meeting, Equal urges you to fill out and return the form of proxy mailed to you or on the internet to ensure your vote is counted. See the section of the Circular entitled “General Proxy Matters” beginning on page 28.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date of June 8, 2014, your Equal Shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of Equal Shares held in “street name” and these proxy materials, if you have received them, are being forwarded to you by that organization. The organization holding your account is considered to be the Equal Shareholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the Equal Shares in your account. You will receive instructions from your broker or other agent that you must follow in order to direct the voting of your Equal Shares. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. You are also invited to attend the Meeting. However, since you are not the Equal Shareholder of record, you may not vote your Equal Shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent. See the section of the Circular entitled “General Proxy Matters” beginning on page 28.

Q:	Can the Optionholders, Debentureholders or holders of Restricted Shares vote?

A:	Optionholders, Debentureholders and holders of Restricted Shares may attend the Meeting, but will not be entitled to vote in such capacity at the Meeting.

Q:	How do I vote?

A:	For each of the matters to be voted on, you may vote “For” or “Against”.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The procedures for voting are fairly simple:

Equal Shareholders of Record: Shares Registered in Your Name

An Equal Shareholder may attend the Meeting in person or may be represented by proxy. Both registered Equal Shareholders who are unable to attend the Meeting and registered Equal Shareholders planning to attend the Meeting are each encouraged to complete, sign, date, and return the accompanying form of proxy so that such Equal Shareholder’s Equal Shares can be voted at the Meeting (or at any adjournments or postponements thereof) in accordance with such Equal Shareholder’s instructions. To be effective, the enclosed proxy must be received by Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G OP6 by mail or by fax at (403) 265-1455 or Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 no later than 2:00 p.m. (Calgary time) on July 4, 2014 or at least 48 hours (other than a Saturday, Sunday or holiday in Alberta) prior to the time set for any adjournment or postponement of the Meeting. Registered Equal Shareholders may also use the internet site at https://secure.olympiatrust.com/proxy/, using their Web Voting ID Number on their form of proxy to complete an electronic proxy form to transmit their voting instructions or send a completed scanned proxy form to proxy@olympiatrust.com. The time limit for the deposit of proxies may be waived by the chairman of the Meeting at his discretion, without notice.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Non-registered Equal Shareholders who hold their Equal Shares through a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary, should carefully follow the instructions of their intermediary to ensure that their Equal Shares are voted at the Meeting in accordance with such Equal Shareholder’s instructions, to arrange for their intermediary to complete the necessary transmittal documents and to ensure that they receive payment for their Equal Shares if the Arrangement is completed. An Equal Shareholder that has questions or requires more information with regard to the voting of Equal Shares should contact Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each Equal Share you own as of the Record Date of June 8, 2014.

Q:	What happens if I do not vote in person or by proxy at the Special Meeting?

A:	The failure to vote will not affect the outcome of the vote with respect to the Arrangement Resolution or the Compensation Proposal.

Q:	What if I return a proxy form or otherwise vote but do not make specific choices?

A:	If you return a signed and dated proxy form or otherwise vote without marking voting selections, your Equal Shares will be voted, as applicable, “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal. If any other matter is properly presented at the Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your Equal Shares using his or her best judgment.

Q:	Who is paying for this proxy solicitation?

A:

Equal will pay for the entire cost of soliciting proxies. Equal has retained Kingsdale Shareholder Services to provide proxy solicitation and certain other advisory services with respect to the Arrangement. Kingsdale Shareholder Services’ fees for providing proxy solicitation services shall be CDN$50,000 in addition to a per-call fee for shareholder calls and reimbursement for its reasonable out-of-pocket expenses. Kingsdale Shareholder Services will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Kingsdale Shareholder Services will solicit proxies from individuals, brokers, banks, bank nominees and other

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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institutional holders. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees of Equal may also solicit proxies in person, by telephone, or by other means of communication.

Q:	What does it mean if I receive more than one notice or more than one set of proxy materials?

A:	If you receive more than one notice from your broker, bank or other agent or more than one set of proxy materials, your Equal Shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices or the instructions on the proxy forms in the proxy materials to ensure that all of your Equal Shares are voted.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. An Equal Shareholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Equal Shareholder or by his attorney duly authorized in writing or, if the Equal Shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the office of Olympia Trust Company at 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G OP6 or with Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 on or before the last business day in Calgary, Alberta preceding the day of the Meeting or any adjournment or postponement thereof or with the chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof.

If your Equal Shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

Q:	How are votes counted?

A:	Votes will be counted by the scrutineers appointed for the Meeting, who will count votes “For” and “Against.”

Q:	How many votes are needed to approve the Arrangement Resolution?

A:	At least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the Arrangement Resolution. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of Mr. Klapko, the President and Chief Executive Officer of Equal, whose votes may not be included in determining minority approval of the Arrangement under MI 61-101.

Q:	How many votes are required to approve the Compensation Proposal?

A:	The SEC has adopted rules that require us to seek a vote with respect to the Compensation Proposal. This vote is advisory and, therefore, will not be binding on Equal. If the Arrangement is approved and completed, amounts payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Equal’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Equal Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

Q:	What is the quorum requirement?

A:

A quorum of Equal Shareholders is necessary to hold the Meeting. A quorum at the Meeting in respect of Equal Shareholders shall be two or more persons present in person, each being an Equal Shareholder entitled to vote at the Meeting or a duly appointed proxy holder, and together holding or representing by proxy no less than 5% of the votes attaching to all outstanding Equal Shares entitled to be voted at the Meeting. If a quorum is present at the opening of the Meeting, the Equal Shareholders present or represented may proceed with the business of the

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Meeting notwithstanding that a quorum is not present throughout the Meeting. If a quorum is not present at the appointed time fixed for the holding of the Meeting, it shall stand adjourned to a fixed time and place as may be determined by the Chairman of the Meeting. No notice of the adjourned Meeting shall be required and, if at such adjourned Meeting a quorum is not present, the Equal Shareholders present in person or by proxy shall constitute a quorum for all purposes. On May 15, 2014, the latest practicable date prior to the date of the Circular, there were 36,100,788 votes that could be cast. Those votes were represented by 36,100,788 Equal Shares outstanding and entitled to vote on May 15, 2014, the latest practicable date prior to the date of the Circular.

Your Equal Shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Meeting.

Q:	How can I find out the results of the voting at the Meeting?

A:	Preliminary voting results will be announced at the Meeting. In addition, final voting results will be published (i) in a current report on Form 8-K that we expect to file on EDGAR at www.sec.gov and (ii) in a report of voting results on SEDAR at www.sedar.com. If final voting results are not available to us in time to file a Form 8-K within four business days after the Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What proxy materials are available on the internet?

A:	The Circular and proxy materials are available to view at:

SEDAR at www.sedar.com

or

on the SEC’s website at www.sec.gov

or

on Equal’s website at: http://www.equalenergy.ca

The information provided on Equal’s website is not part of this Circular and is not incorporated herein by reference.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this Circular or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact: Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

GENERAL

This Circular is furnished in connection with the solicitation of proxies by and on behalf of the management of Equal on behalf of the Board for use at the Meeting and any adjournments or postponements thereof. No person has been authorized to give any information or make any representation in connection with the Arrangement or any other matters to be considered at the Meeting other than those contained in this Circular and, if given or made, any such information or representation must not be relied upon as having been authorized and should not be relied upon in making a decision as to how to vote on the Arrangement.

All summaries of, and references to, the Arrangement in this Circular are qualified in their entirety by reference to the complete text of the Arrangement Agreement as amended by the Amending Agreement, copies of which are attached as

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Appendix A to this Circular and the Plan of Arrangement, which is attached to the Arrangement Agreement as Schedule “A” (which Plan of Arrangement has been amended pursuant to the Amending Agreement). You are urged to carefully read the full text of the Arrangement Agreement, Amending Agreement and Plan of Arrangement.

Information contained in this Circular is given as of June 10, 2014, unless otherwise specifically stated.

Information for U.S. Securityholders

The enforcement by Equal Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Equal is organized under the laws of a jurisdiction outside the United States and that some of its officers and/or directors are residents of countries other than the United States and that some of the experts named in this Circular may be residents of countries other than the United States.

Neither the Securities and Exchange Commission nor any state securities regulatory authority has approved or disapproved the Arrangement, passed upon the merits or fairness of the Arrangement or passed upon the adequacy or accuracy of the disclosure in this Circular. Any representation to the contrary is a criminal offense.

Notice to Reader

Data on oil and natural gas reserves contained in this Circular have been generally prepared in accordance United States Securities and Exchange Commission disclosure standards, which are not comparable in all respects to Canadian or other foreign disclosure standards.

Abbreviations and Conversions

Oil and Natural Gas Liquids		Natural Gas

NGLs	natural gas liquids	Mcf	thousand cubic feet
bbl	barrel

Other
BOE	barrel of oil equivalent of natural gas and crude oil on the basis of 1 BOE for 6 Mcf of natural gas (this conversion factor is an industry accepted norm and is not based on either energy content or current prices)
BOE/D	barrel of oil equivalent per day
MBOE	1,000 barrels of oil equivalent
MBOE/D	thousand barrels of oil equivalent per day
MMBOE/D	Million barrels of oil equivalent per day
MM	Million
NYMEX	New York Mercantile Exchange
PV-10	present value of estimated future oil and gas revenues, net of estimated direct expenses, discounted at an annual discount rate of 10%
ROR	rate of return
WTI	West Texas Intermediate, the reference price paid at Cushing, Oklahoma for crude oil of standard grade

Disclosure provided herein in respect of BOE’s may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

To Convert From	To	Multiply By
Mcf	cubic meters	28.1
cubic meters	cubic feet	35.4
bbls	cubic meters	0.1
acres (Alberta)	hectares	0.4

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Currency Exchange Rates

In this Circular, unless otherwise specified, all dollar amounts are expressed in U.S. dollars and references to “dollars”, “USD$” or “$” are to U.S. dollars, references to “CDN$” are to Canadian dollars. The following table sets forth, for the periods indicated, the high, low, average and period-end noon spot rates of exchange for the U.S. dollar, expressed in Canadian dollars per U.S. dollar, based on the data published by the Bank of Canada.

	Year Ended December 31
	2013 (CDN$)	2012 (CDN$)	2011 (CDN$)
Rate at end of Period	0.9402	0.9949	1.0170
Average rate during Period(1)	1.0299	0.9996	0.9891
High	1.0697	1.0443	1.0658
Low	0.9839	0.9642	0.9407

Note:

(1)	Calculated as an average of the daily Bank of Canada noon rates for each day during the respective period.

On May 15, 2014, the Bank of Canada noon rate was CDN$1.0887 equals USD$1.00.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION AND STATEMENTS

This Circular contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. The use of any of the words “expect”, “anticipate”, “continue”, “estimate”, “objective”, “ongoing”, “may”, “will”, “project”, “should’”, “believe”, “plans”, “intends” and similar expressions are intended to identify forward-looking statements or information. In particular and without limitation, this Circular contains forward-looking statements and information concerning:

•	the anticipated benefits of the Arrangement to the parties and the Equal Shareholders;

•	the timing and anticipated receipt of required court and securityholder approvals for the Arrangement;

•	the ability of Equal, Petroflow and the Petroflow Sub to satisfy the other conditions to, and to complete, the Arrangement; and

•	the anticipated timing for the completion of the Arrangement and delisting of the Equal Shares from the TSX and NYSE.

In respect of the forward-looking statements and information concerning the anticipated benefits of the proposed Arrangement and the anticipated timing for completion of the Arrangement, Equal has provided such in reliance on certain assumptions that it believes are reasonable at this time, including assumptions as to the ability of the parties to the Arrangement Agreement to receive, in a timely manner and on satisfactory terms, the necessary court and securityholder approvals; the ability of the parties to satisfy, in a timely manner, the other conditions to the closing of the Arrangement; and other expectations and assumptions concerning the Arrangement. Anticipated dates provided may change for a number of reasons, such as the inability to secure the necessary securityholder and court approvals in the time assumed or the need for additional time to satisfy the other conditions to the completion of the Arrangement. Accordingly, Equal Shareholders should not place undue reliance on the forward-looking statements and information contained in this Circular.

Since forward-looking statements and information address future events and conditions, by their very nature they involve inherent risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, risks and uncertainties, including, without limitation, the following:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Arrangement Agreement, including a termination under circumstances that could require us to pay a termination payment;

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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•	Petroflow’s and Petroflow Sub’s failure to complete the necessary financing or the failure of that financing to be sufficient to complete the Arrangement and the other transactions contemplated by the Arrangement Agreement;

•	the inability to complete the Arrangement due to the failure to obtain Equal Shareholder approval of the Arrangement Resolution or the failure to satisfy other conditions to the completion of the Arrangement;

•	the failure of the Arrangement to become effective for any other reason;

•	the possibility that alternative acquisition proposals will or will not be made;

•	risks that the Arrangement disrupts current plans and operations and the potential difficulties in employee retention as a result of the Arrangement;

•	the outcome of any legal proceedings or enforcement matters that have been or may be instituted against us or others relating to the Arrangement Agreement;

•	diversion of management’s attention from ongoing business concerns;

•	the Arrangement Agreement’s contractual restrictions on the conduct of our business prior to the completion of the Arrangement;

•	the possible adverse effect on our business and the price of the Equal Shares if the Arrangement is not consummated in a timely manner or at all;

•	the effect of the announcement of the Arrangement on our business relationships, operating results and business generally, including our ability to retain key employees; and

•	the amount of costs, fees, expenses and charges related to the Arrangement.

Equal Shareholders are cautioned that the foregoing list of factors is not exhaustive. Additional information on other factors that could cause actual events or actual results to differ materially from those contemplated by the forward-looking statements and information contained in this Circular may be found in our filings with the Securities and Exchange Commission and with Canadian regulatory authorities on SEDAR, including the risk factors contained in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and elsewhere in this Circular, including under the section entitled “Risk Factors” beginning on page 108. The forward-looking statements and information contained in this Circular are based on our expectations, estimates and projections as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. Equal undertakes no obligation to update publicly or revise any forward-looking statements or information contained in this Circular, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

THE MEETING

Date, Time and Place

We will hold the Meeting on July 8, 2014, at 10:30 a.m., local time, at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, Calgary, Alberta.

Purpose of the Meeting

At the Meeting, we are asking holders of record of the Equal Shares at 5:00 p.m. (Calgary time) on the Record Date of June 8, 2014 to consider and vote on the following proposals:

•	the approval of the Arrangement Resolution, the full text of which is set forth in Appendix C to this Circular;

•	the Compensation Proposal; and

•	to transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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We do not expect a vote to be taken on any other matter at the Meeting. If any other matters are properly presented at the Meeting for consideration, however, the holders of the proxies, if properly authorized, will have discretion to vote on these matters in accordance with their best judgment.

Recommendation of the Special Committee

The Special Committee, having undertaken a thorough review of, and carefully considered, the proposed Arrangement and the alternatives available to Equal, and having taken into account such other matters as it considered relevant (as described in this Circular under the section entitled “The Arrangement - Reasons for the Recommendation of our Board and Special Committee” beginning on page 45), unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view. Accordingly, the Special Committee unanimously approved the Arrangement and the Compensation Proposal and recommended that the Board approve the Arrangement and the Compensation Proposal and recommended that the Equal Shareholders vote “FOR” the Arrangement Resolution and Compensation Proposal.

Recommendation of our Board of Directors

After careful consideration, and taking into account the recommendation of the Special Committee and all of the factors described under the heading “The Arrangement – Reasons for the Recommendation of our Board and Special Committee”, the Board unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view, and authorized and approved the Arrangement and the Arrangement Agreement and the other transactions contemplated by the Arrangement Agreement, and the Board unanimously recommends that the Equal Shareholders vote “FOR” the approval of the Arrangement Resolution, the complete text of which is attached as Appendix C to this Circular.

The Board also unanimously recommends that Equal Shareholders vote “FOR” the Compensation Proposal.

In considering such recommendations, you should be aware that some of our directors and executive officers have interests in the Arrangement that are different from, or in addition to, those of Equal Shareholders generally. See the sections of this Circular entitled “Minority Approval” beginning on page 79 and “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80.

Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. As of May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers beneficially owned or controlled, in the aggregate, 848,814 Equal Shares, representing approximately 2.4% of the outstanding Equal Shares.

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

If your submitted proxy does not specify how you want to vote your shares, your shares will be voted “FOR” the proposal to approve the Arrangement Resolution and “FOR” the Compensation Proposal.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Record Date; Equal Shares Entitled to Vote; Quorum

Only holders of record of Equal Shares at the close of business on the Record Date of June 8, 2014 are entitled to notice of and to vote at the Meeting or any adjournment thereof, except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting. On May 15, 2014, the latest practicable date prior to the date of the Circular, 36,100,788 Equal Shares were issued and outstanding.

A quorum of Equal Shareholders is necessary to hold the Meeting. A quorum at the Meeting in respect of Equal Shareholders shall be two or more persons present in person, each being an Equal Shareholder entitled to vote at the Meeting or a duly appointed proxy holder, and together holding or representing by proxy no less than 5% of the votes attaching to all outstanding Equal Shares entitled to be voted at the Meeting. If a quorum is present at the opening of the Meeting, the Equal Shareholders present or represented may proceed with the business of the Meeting notwithstanding that a quorum is not present throughout the Meeting. If a quorum is not present at the appointed time fixed for the holding of the Meeting, it shall stand adjourned to a fixed time and place as may be determined by the Chairman of the Meeting. No notice of the adjourned Meeting shall be required and, if at such adjourned Meeting a quorum is not present, the Equal Shareholders present in person or by proxy shall constitute a quorum for all purposes. On May 15, 2014, the latest practicable date prior to the date of the Circular, there were 36,100,788 votes that could be cast. Those votes were represented by 36,100,788 Equal Shares outstanding and entitled to vote.

Attendance

The only persons entitled to attend the Meeting shall be Equal Shareholders or their authorized proxy holders, Equal’s directors and officers and its auditors, Equal’s legal counsel, the executive director of the Alberta Securities Commission, Optionholders, holders of Restricted Shares, Debentureholders and such other persons who may be permitted to attend by the Chairman of the Meeting.

Votes Required

Arrangement. At least 66 2⁄3% of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting must be voted in favour of the Arrangement Resolution. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under MI 61-101.

Compensation Proposal. The vote to approve the Compensation Proposal is advisory and, therefore, will not be binding on Equal. If the Arrangement is approved and completed, amounts payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Equal’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Equal Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

More information regarding the compensation that may become payable to Equal’s executive officers in connection with the completion of the Arrangement is set forth in this Circular under the sections entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80 and “Minority Approval” beginning on page 79.

Votes will be counted by the scrutineers appointed for the Meeting, who will count votes “For” and “Against”.

Voting by Equal Directors, Executive Officers and Certain Equal Shareholders

As at May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers and their affiliates owned or controlled 848,814 Equal Shares, which represented approximately 2.4% of the Equal Shares outstanding on that date. Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. See the section of this Circular entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 116.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

Equal Shares beneficially owned or controlled by Don Klapko, our President and Chief Executive Officer, will be excluded from a vote determining minority approval of the Arrangement by a simple majority of the votes cast by Equal Shareholders, required to approve the Arrangement, in accordance with MI 61-101. As of May 15, 2014, the latest practicable date prior to the date of the Circular, Don Klapko owned or controlled 438,098 Equal Shares.

Timing

If the Meeting is held as scheduled and is not adjourned or postponed and Equal Shareholder approval is obtained, Equal will apply for the Final Order approving the Arrangement. Subject to receipt of the Final Order in form and substance satisfactory to Equal and Petroflow Sub, and satisfaction or waiver of all other conditions set forth in the Arrangement Agreement, Equal expects the Effective Date to occur before July 31, 2014.

The Arrangement will become effective upon the sending to the Registrar of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Registrar.

Dissent Rights

Pursuant to and in accordance with the Plan of Arrangement, the Interim Order and the provisions of section 191 of the ABCA (as modified or supplemented by the Interim Order, the Plan of Arrangement and any other order of the Court), registered Equal Shareholders have a right to dissent in respect of the Arrangement Resolution and, if the Arrangement Resolution is passed, to be paid the fair value of their Equal Shares. The dissent procedures require that a registered Equal Shareholder who wishes to dissent must send to Equal a written objection to the Arrangement Resolution, which written objection must be received by Equal, c/o Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, AB, T2P 5C5, Attention: Geoffrey D. Holub, not later than 5:00 p.m. (Calgary time) on June 27, 2014 (or 5:00 p.m. (Calgary time) on the day that is five business days (as such term is defined in the Plan of Arrangement) immediately preceding the date that any adjournment or postponement of the Meeting is reconvened or held, as the case may be).

It is a condition to Petroflow’s and Petroflow Sub’s obligation under the Arrangement Agreement to complete the Arrangement that Equal Shareholders holding no more than 5% of the Equal Shares on a fully diluted basis shall have exercised Dissent Rights as of the Effective Time.

The statutory provisions covering the right to dissent are technical and complex. Failure to strictly comply with the requirements set forth in section 191 of the ABCA, as modified or supplemented by the Interim Order and Plan of Arrangement, may result in the loss of any right to dissent. Persons who are beneficial owners of Equal Shares registered in the name of a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary who wish to dissent should be aware that only registered Equal Shareholders are entitled to dissent. Accordingly, a non-registered Equal Shareholder desiring to exercise its Dissent Rights must make arrangements for such Equal Shares that are beneficially owned to be registered in such holder’s name prior to the time the written objection to the Arrangement Resolution is required to be received by Equal or, alternatively, make arrangements for the registered holder to dissent on such holder’s behalf. A dissenting Equal Shareholder may only dissent with respect to all Equal Shares held on behalf of any one beneficial holder and registered in the name of such dissenting Equal Shareholder.

Payment of Solicitation Expenses

Equal will pay for the entire cost of soliciting proxies. Equal has retained Kingsdale Shareholder Services to provide proxy solicitation and certain other advisory services with respect to the Arrangement. Kingsdale Shareholder Services’ fees for

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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providing proxy solicitation services shall be CDN$50,000 in addition to a per-call fee for shareholder calls and reimbursement for its reasonable out-of-pocket expenses. Kingsdale Shareholder Services will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Kingsdale Shareholder Services will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Directors and employees of Equal may also solicit proxies in person, by telephone, or by other means of communication.

Assistance

If you would like additional copies, without charge, of the enclosed proxy materials or if you have questions about the Arrangement, including the procedures for voting your shares, you should contact: Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

GENERAL PROXY MATTERS

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by the management of Equal on behalf of the Board to be used at the Meeting. Solicitations of proxies will be primarily by mail, but may also be by newspaper publication, in person or by telephone, fax or oral communication by directors, officers, employees or agents of Equal. All costs of the solicitation will be borne by Equal.

Equal is not sending proxy related materials to registered or beneficial Equal Shareholders using the notice and access provisions of National Instrument 54-101 Communications with Beneficial Holders of Securities of a Reporting Issuer (“NI 54-101”). Equal has arranged for intermediaries to forward the proxy materials to beneficial owners of the Equal Shares held of record by those intermediaries and will pay for those intermediaries to forward the proxy materials to objecting beneficial owners as provided in NI 54-101.

Appointment and Revocation of Proxies

Accompanying this Circular is a form of proxy. Registered Equal Shareholders may also use the internet site at https://secure.olympiatrust.com/proxy/, using their Web Voting ID Number on their form of proxy to complete an electronic proxy form to transmit their voting instructions or send a completed scanned proxy form to proxy@olympiatrust.com.

The persons named in the enclosed form of proxy are directors and/or officers of Equal. An Equal Shareholder desiring to appoint a person (who need not be an Equal Shareholder) to represent such Equal Shareholder at the Meeting other than the persons designated in the accompanying form of proxy may do so by crossing out the names of the persons designated in the form of proxy and by inserting such person’s name in the blank space provided in the form of proxy and returning the completed proxy to Olympia Trust Company, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G OP6 by mail or by fax at (403) 265-1455 or Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 no later than 2:00 p.m. (Calgary time) on July 4, 2014 or at least 48 hours (other than a Saturday, Sunday or holiday in Alberta) prior to the time set for any adjournment or postponement of the Meeting.

An Equal Shareholder who has given a form of proxy may revoke it as to any matter on which a vote has not already been cast pursuant to its authority by an instrument in writing executed by such Equal Shareholder or by his attorney duly authorized in writing or, if the Equal Shareholder is a corporation, by an officer or attorney thereof duly authorized, and deposited either at the above mentioned office of Olympia Trust Company or with Kingsdale Shareholder Services on or before the last business day in Calgary, Alberta preceding the day of the Meeting or any adjournment or postponement thereof or with the chairman of the Meeting on the day of the Meeting or any adjournment or postponement thereof.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The Board has fixed June 8, 2014 as the Record Date for the Meeting. Equal Shareholders of record as at 5:00 p.m. (Calgary time) on the Record Date are entitled to receive notice of, to attend and to vote at the Meeting on the Arrangement Resolution and the Compensation Proposal, except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting.

Signature of Proxy

The form of proxy must be executed by the Equal Shareholder, or if the Shareholder is a corporation, the form of proxy should be signed in its corporate name and its corporate seal must be affixed to the form of proxy or the form of proxy must be signed by an authorized officer whose title should be indicated. A proxy signed by a person acting as attorney, executor, administrator or trustee, or in some other representative capacity, should reflect such person’s full title as such. The signatory must provide documentation evidencing his or her power to sign the form of proxy and this signing capacity must be acceptable to the chairman of the Meeting.

Voting of Proxies

The persons named in the accompanying forms of proxy will vote the Equal Shares in respect of which they are appointed in accordance with the direction of the Equal Shareholder appointing them. In the absence of such direction, such Equal Shares will be voted FOR the approval of the Arrangement Resolution and FOR the approval of the Compensation Proposal.

Exercise of Discretion of Proxy

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the accompanying notice of meeting and this Circular and with respect to other matters that may properly come before the Meeting. At the date of this Circular, management of Equal knows of no amendments, variations or other matters to come before the Meeting other than the matters referred to in the notice of meeting.

Advice for Non-Registered Shareholders

The information set forth in this section is of significant importance to many Equal Shareholders, as a substantial number of the Equal Shareholders do not hold their Equal Shares in their own name.

Equal Shareholders who do not hold their Equal Shares in their own name should note that only proxies deposited by the Equal Shareholders whose name appears on the records of Equal as a registered holder of Equal Shares can be recognized and acted upon at the Meeting. If Equal Shares are listed in an account statement provided to an Equal Shareholder by a broker, then in almost all cases those Equal Shares are held in “street name” and will not be registered in the Equal Shareholder’s name on the records of Equal. Such Equal Shares will more likely be registered under the name of the Equal Shareholder’s broker or an agent of that broker. For example, in Canada, the vast majority of such common shares are registered under the name of CDS & Co. (the registration name for CDS Clearing and Depository Services Inc., which acts as nominee for many Canadian brokerage firms).

If your Equal Shares are held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by non-registered Equal Shareholders in order to ensure that their Equal Shares are voted at the Meeting. Often, the form of proxy supplied to a non-registered Equal Shareholder by its broker is identical to the form of proxy provided to registered Equal Shareholders; however, a non-registered Equal Shareholder receiving a voting instruction form from a broker cannot use that form to vote Equal Shares directly at the Meeting and must follow the procedures and instructions set forth by their broker.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The majority of brokers now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable Voting Instruction Form in lieu of the form of proxy. The non-registered Equal Shareholder is requested to complete and return the voting instruction form to them by mail or facsimile. Alternatively, the non-registered Equal Shareholder can call a toll-free telephone number to vote the Equal Shares held by the non-registered Equal Shareholder or the non-registered Equal Shareholder can complete an on-line voting form to vote their Equal Shares. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of the Equal Shares to be represented at the Meeting.

Brokers who hold shares of Equal Shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as approval of the Arrangement Agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the Meeting are non-routine and non-discretionary, Equal anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your Equal Shares in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

THE ARRANGEMENT

The following discussion summarizes the material terms of the proposed Arrangement and does not purport to be complete and is qualified in its entirety by reference to the Plan of Arrangement and Arrangement Agreement. Equal Shareholders should read the Arrangement Agreement and the Amending Agreement, which are attached as Appendix A to this Circular, and the Plan of Arrangement, which is attached as Schedule A to the Arrangement Agreement (which Plan of Arrangement has been amended by the Amending Agreement), each in its entirety as they are the legal documents that govern the Arrangement.

General Description of the Arrangement

Pursuant to the Plan of Arrangement, at the Effective Time, Petroflow Sub will acquire all the issued and outstanding Equal Shares from the Equal Shareholders. Following and as a result of the Arrangement, current holders of Equal Shares will no longer have any interest in, and will no longer be shareholders of, Equal, and will not participate in any of Equal’s future earnings or growth. In addition, if the Arrangement is completed, it is expected that the Equal Shares will be delisted from the TSX and NYSE in the days following its completion. It is expected that the Convertible Debentures will remain listed on the TSX immediately after the completion of the Arrangement, to the extent that Convertible Debentures remain outstanding following completion of the Arrangement.

Parties to the Arrangement

Equal

Equal, a corporation amalgamated under the laws of Alberta, is engaged in the exploration for, and acquisition, development and production of, petroleum and natural gas with operations in Oklahoma. Equal also reviews new drilling opportunities and potential property acquisitions in Oklahoma to supplement its exploration and development activities. Equal’s head office is located at 4801 Gaillardia Parkway Suite 325 Oklahoma City, OK 73142 and its telephone number is (405) 242-6000. Equal’s registered office is located at 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta, Canada T2P 5C5. The Equal Shares are traded on the TSX and NYSE under the symbol “EQU”. The Convertible Debentures are traded on the TSX under the symbol “EQU.DB.B”. Additional information regarding Equal is contained in our filings on EDGAR at www.sec.gov and SEDAR at www.sedar.com. See the section of this Circular entitled “Where you can find Additional Information” beginning on page 119.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Petroflow

Petroflow, a corporation existing under the laws of Delaware, a wholly owned subsidiary of TexOak, is an oil and natural gas company involved in the exploration, development and production of oil and natural gas in Oklahoma, Kansas and Illinois. It is based in Tulsa, Oklahoma. Its focus is to apply new exploration, completion and development techniques to old fields to unlock previously untapped reserves that were either passed over or never fully exploited. Petroflow’s historical and current assets and cash flow from operations are insignificant relative to the size of the transaction and as such they are insufficient to fund the cost of the acquisition contemplated by the Arrangement and immaterial to your consideration of-the Arrangement Resolution. The funding of the payment to you for your Equal Shares will be derived entirely from third-party financing. See “The Arrangement - Financing of the Arrangement” on page 60 and “The Plan of Arrangement - Sources of Funds for the Arrangement” on page 63.

On December 30, 2013, Petroflow executed an Agreement and Plan of Merger with TexOak, TexOak Merger Sub, Inc., US Oil & Gas Co. LLC, and certain individual representatives named therein. On the same date, TexOak Merger Sub, Inc. merged with and into Petroflow, with Petroflow surviving as a wholly-owned subsidiary of TexOak. Notwithstanding this transaction, TexOak is not a party to the Arrangement Agreement, has no direct or indirect obligations with respect to efforts to obtain the Financing and is not a guarantor of any obligation of Petroflow Sub or Petroflow under the Arrangement Agreement.

The head offices of TexOak and Petroflow are located at 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and the telephone number for each is (918) 592-1010.

Petroflow Sub

Petroflow Sub is an Alberta corporation and a wholly owned subsidiary of Petroflow. Petroflow Sub exists solely to facilitate the Arrangement and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the Arrangement Agreement and related agreements. The address for Petroflow Sub’s head office is 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and its telephone number is (918) 592-1010. Petroflow Sub has not conducted any activities to date other than those incident to its formation and its execution of the Arrangement Agreement and upon the completion of the Arrangement, it will be merged with and into Equal and the separate existence of Petroflow Sub will cease and Equal will continue as the surviving corporation.

Treatment of Equal Securities Pursuant to the Arrangement

Equal Shares

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal Shareholders (who have not validly exercised their right to dissent) will be entitled to receive the Arrangement Consideration of USD$5.43 per Equal Share they own immediately prior to the Effective Time, in cash, subject to adjustment pursuant to the terms of the Arrangement Agreement, less applicable withholding taxes and deductions. Expressed in Canadian dollars for reference only, the Arrangement Consideration equals CDN$5.91 based on the Bank of Canada noon rate on May 15, 2014, the latest practicable date prior to the date of the Circular.

Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a Permitted Dividend, payable in cash, securities, property or otherwise with respect to the Equal Shares, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal will pay the Arrangement Dividend to Equal Shareholders on the Equal Shares they hold at the Effective Time.

Options

Under the Arrangement, each Option outstanding immediately prior to the Effective Time (whether vested or unvested), shall be transferred from the Optionholder to Equal. Upon such transfer, if the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option, the Optionholder will receive cash consideration equal to such difference, subject to applicable withholding taxes and deductions. Where the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, does not exceed the exercise price per Equal Share of such Option, the Optionholder will not receive any payment in respect of such Option. All Options will be cancelled immediately after transfer to Equal. Pursuant to the Arrangement Agreement, Equal has agreed to take all steps necessary or desirable to give effect to the foregoing, including entering into option cancellation agreements with each Optionholder in respect of all Options and to obtain necessary consents from Optionholders to the transfer and cancellation of the Options as described above.

Restricted Shares

At the Effective Time, each Equal Share in respect of any unvested Restricted Share, not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

Convertible Debentures

Pursuant to the Arrangement Agreement, Petroflow Sub has agreed to satisfy, or cause Equal to satisfy, all of Equal’s obligations under the Indenture arising in connection with or at any time following the implementation of the Arrangement, including complying with Equal’s obligations under the Indenture to make offers to Debentureholders to purchase the Convertible Debentures as required in connection with a “change of control” or “cash change of control” (as such terms are defined in the Indenture), pursuant to the terms of the Indenture.

Pursuant to the Indenture, following the Arrangement, Equal will be required to make an offer to purchase any Convertible Debentures that remain outstanding in the amount of 101% of the principal amount of the Convertible Debentures plus accrued and unpaid interest up to a date that is 30 business days after the offer is mailed to Debentureholders in accordance with the terms of the Indenture.

Pursuant to the Indenture, following the Arrangement, each Debentureholder will no longer have the right to receive Equal Shares on conversion of its Convertible Debentures, but will have the right to receive in lieu of such Equal Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Equal Shares at the Effective Time that it was entitled to acquire pursuant to its conversion right. The Convertible Debentures have a conversion price of CDN$8.47 per Equal Share as of May 15, 2014, the latest practicable date prior to the date of the Circular, which is greater than the Arrangement Consideration expressed in Canadian dollars of CDN$5.91 (based on the Bank of Canada noon rate on such date).

Pursuant to the Arrangement Agreement, Equal has agreed, if requested by Petroflow Sub prior to the Effective Date, to use its commercially reasonable efforts to obtain, at Petroflow Sub’s expense, all waivers, consents and approvals from the Debentureholders to amend the obligations of Equal under the Indenture by way of a consent solicitation or otherwise. As at the date of the Circular, Petroflow and Petroflow Sub have not advised Equal of any intention to make a request that Equal take a specific action with respect to the Convertible Debentures and there is no certainty that any action or any particular action will be taken with respect to the Convertible Debentures prior to the Effective Time.

The Debentureholders, as such, will not vote with respect to the Arrangement.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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It is expected that the Convertible Debentures will remain listed on the TSX immediately after the completion of the Arrangement, to the extent that Convertible Debentures remain outstanding following completion of the Arrangement.

Background to the Arrangement

At its inception in 2003, the Enterra Energy Trust (predecessor to Equal) (the “Trust”) was engaged in the business of acquiring crude oil and natural gas properties and developing and producing crude oil and natural gas in western Canada. The assets of the Trust were characterized as mature assets and were intended to be the cornerstone from which the Trust was to grow through continued acquisitions and to provide stable and predictable cash flow to generate monthly distributions for its unitholders. In early 2006, prior to any of the current management team being in place, the Trust doubled its size by acquiring the Hunton property and certain other assets in Oklahoma. The purchase price for the Oklahoma assets at that time was approximately USD$246 million. The assets were purchased from a group of private sellers, which included W. Cobb (Chip) Hazelrig and Frederick Wedell, who are now the principal shareholders of Montclair and Richard Azar and Donny Seay, who are currently shareholders of Petroflow. At the time of purchasing the Oklahoma assets, it was generally the Trust’s operating principle that undeveloped land be farmed out to third parties for a carried interest that would keep production flat and support stable distributions to unitholders. As a result, the Trust entered into a farmout arrangement (the “Farmout Agreement”) with Petroflow Energy Ltd. (a publicly traded entity that was the predecessor to the current Petroflow) and certain of its subsidiaries to develop the Oklahoma assets. Under the Farmout Agreement, Petroflow was obligated to fund 100% of the drilling and completion costs on the undeveloped lands to earn a 70% working interest. The Trust retained a 30% working interest from the day the additional production generated by Petroflow’s drilling activities began. Petroflow was also required to maintain a certain pace of drilling to continue its right to drill on the lands covered by the Farmout Agreement.

On October 31, 2006, with no forewarning, the Minister of Finance (Canada) announced the Canadian federal government’s plan to change the tax treatment of income trusts (the “SIFT Tax Rules”). Beginning in 2011, the SIFT Tax Rules resulted in a tax being applied at the trust level on distributions of certain income from publicly traded mutual fund trusts at rates of tax comparable to the combined Canadian federal and applicable Canadian provincial corporate tax and to treat such distributions as dividends to unitholders. The Minister of Finance (Canada) announced that existing trusts would have a four year transition period and generally would not be subject to the new rules until 2011, provided such trusts experienced only “normal growth” and no “undue expansion” before then. The SIFT Tax Rules had an immediate negative impact on the Canadian capital markets and resulted in a significant decline in trading prices for income trusts, including the Trust, royalty trusts and numerous other Canadian securities. On December 15, 2006, the Minister of Finance (Canada) issued guidelines (the “Normal Growth Guidelines”) which established objective tests with respect to what would be considered “normal growth” for the purposes of determining how much existing trusts are permitted to grow without jeopardizing their transitional relief. The SIFT Tax Rules were enacted into legislation on June 22, 2007. The Normal Growth Guidelines were amended on December 4, 2008.

By late 2007, the Trust suffered significant losses and nearly became insolvent due primarily to the cost of the debt financing it had incurred combined with reductions in the market price of natural gas. These factors, and the change in tax treatment for Canadian income trusts referenced above, contributed to a 95% stock price decline during the period from 2005 to 2007.

On November 23, 2007, the Trust entered into a consulting agreement with Trigger Projects Ltd. for the provision of management services by Don Klapko as Senior Executive Management Consultant. On June 30, 2008, upon the expiration of the consulting agreement, the Trust announced that Mr. Klapko had been appointed as its President, Chief Executive Officer and a director.

On July 14, 2008, the Minister of Finance (Canada) released specific proposals to amend the Tax Act that were intended to facilitate the conversion of mutual fund trusts into corporations without any undue tax consequences. These proposals were proclaimed in force on March 12, 2009. Following the initial announcement of the SIFT Tax Rules, management and the board of the Trust continued to assess the potential impact and significance of the SIFT Tax Rules to the Trust, including the impact upon the Trust’s strategic objectives and alternatives. The Trust’s management and board recognized the vulnerability inherent with the weak balance sheet that the Trust had at the time and set a goal of reducing the Trust’s net debt to ensure the Trust’s, or its successor’s, long-term viability and financial flexibility. During 2007, 2008 and 2009, management and the board of the Trust took significant steps to strategically restructure the operations of the Trust including, without limitation, suspending its monthly distributions in September 2007 in order to redirect its cash flow to the repayment of its outstanding debt.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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On November 10, 2009, management and the board of the Trust held a regularly scheduled quarterly and strategic planning meeting to further review and discuss in depth the Trust’s operations, opportunities for growth and strategic direction. As part of this meeting management presented a detailed operations review, analysis of short and long term market conditions and possible acquisitions and other growth opportunities. In conjunction with its analysis of the Trust’s long term strategic planning, management put forward its recommendation that the Trust be reorganized into a corporate structure. Management’s recommendation was based on extensive internal prospect inventory that had been developed over the previous two years, the reorganized and refined technical staffing of the Trust, the anticipated default of the Trust’s primary farm out partner in Oklahoma and the desire to formalize a new strategic direction for the entity. The proposed conversion of the Trust into a growth-oriented exploration and production company was discussed at length, following which management was directed to continue it analysis of the proposed reorganization, address certain specific issues raised at the meeting and report back to the Trust’s board.

Following the November 10, 2009 planning session, management, in consultation with the Trust’s legal counsel, continued to analyze the proposed reorganization and matters related thereto. On December 10, 2009, management and the board of the Trust reconvened to review various matters including the proposed 2010 budget and to discuss the principal terms and conditions of the proposed reorganization of the Trust into a corporate structure. Management addressed the various issues that were raised at the November 10, 2009 meeting and recommended that the Trust proceed with the proposed reorganization as soon as possible. After duly considering the financial aspects and other considerations relating to the proposed reorganization, including the principal terms and conditions of the proposed conversion, the duties of the Trust’s board, the responsibilities to unitholders and the advice of legal counsel, the board of the Trust unanimously approved proceeding with the proposed reorganization providing for a conversion of the Trust into a growth-oriented exploration and production company.

On December 15, 2009, the Trust announced that it had delivered a notice of termination for non-performance under the terms of the Farmout Agreement. Under the Farmout Agreement, Petroflow was required to maintain a certain pace of drilling to continue its right to drill on lands owned by the Trust in a seven county area in the Oklahoma Hunton play. In connection with its position that Petroflow had not performed its obligations under the Farmout Agreement, the Trust placed liens against the producing wells drilled under the Farmout Agreement. As a result of the liens, the third party purchasers of production from the wells began withholding revenues from Petroflow until the claims between Petroflow and the Trust were settled. On December 16, 2009, Petroflow announced that it was taking the position that it was not in default under the Farmout Agreement for a number of reasons which had been communicated to the Trust and that it maintained continuing rights under the Farmout Agreement.

The Trust announced its intention to convert to a corporation on January 18, 2010, after management confirmed certain logistical issues related to the conversion. Between January 18, 2010 and April 12, 2010 the terms of the definitive documentation relating to the conversion of the Trust were settled and on April 12, 2010 the definitive agreement regarding the Trust’s conversion was entered into.

On May 25, 2010, Petroflow announced that two of its wholly-owned subsidiaries had filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code before the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). On May 27, 2010, the Trust acknowledged that it had received notice of the bankruptcy filing and announced that it estimated that its overall exposure to the farmout partners, at that time, was approximately USD$18.4 million, but it was management’s belief that the Trust had taken appropriate steps to protect its interests and recover the amounts claimed by the Trust.

On May 31, 2010, the Trust, Equal, certain affiliates of the Trust and Equal and the holders of trust units of the Trust completed an arrangement pursuant to Section 193 of the ABCA. As part of the conversion, the trust units of the Trust were consolidated on the basis of 3 trust units for every one share of Equal. In connection with the conversion, Equal also assumed all of the covenants and obligations of the Trust under the debenture indentures and supplemental indentures of the Trust in place at the time and governing the terms and conditions of the Trust’s then outstanding 8.0% convertible unsecured subordinated debentures of the Trust that were due on December 31, 2011 and the 8.25% convertible unsecured subordinated debentures of the Trust that were due on June 30, 2012.

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In June 2010, Petroflow took certain actions to prevent Equal from conducting its drilling program on its properties in the Oklahoma Hunton play that were related to the Farmout Agreement, which had a significant impact on the pace of the exploration and development activities of Equal on such properties. In July 2010, Petroflow and its Chapter 11 debtor affiliates filed a complaint against Equal to, among other things, determine the parties’ respective rights and obligations under the Farmout Agreement and certain other agreements and arrangements between the parties and to recover certain allegedly fraudulently transferred payments.

In January 2011, while the litigation commenced by Petroflow was still pending before the Bankruptcy Court, Equal and Petroflow reached a consensual arrangement pursuant to which, the parties agreed to terminate the Farmout Agreement.

On February 9, 2011, Equal completed its offering of the Convertible Debentures for gross proceeds of CDN$45 million. The net proceeds of that offering were used to redeem a portion of the then outstanding 8.0% convertible unsecured subordinated debentures with the balance of the redemption cost for such convertible debentures funded out of Equal’s credit facility.

On February 15, 2011, final court approval was granted by the Bankruptcy Court, confirming the termination of the Farmout Agreement. This settlement cleared the way for Equal to recommence its drilling on the Hunton play and Equal again began drilling on its Hunton lands in March 2011. In mid-February 2011, the Bankruptcy Court issued its findings of facts and conclusions of law and in early March 2011, an order memorializing those findings, which quantified certain material financial obligations owed by Equal to Petroflow. At the time, the extent and amount of Equal’s claims against Petroflow were still to be finalized in order to quantify its set-off rights and the net amount of the potential liability. On March 18, 2011, Equal announced that it and Petroflow had agreed to a temporary stay of proceedings involving the litigation between the parties in the Bankruptcy Court. On April 26, 2011, Equal announced that it had entered into a purchase and sale agreement with Petroflow and certain of Petroflow’s subsidiaries and a settlement agreement with Petroflow and certain other parties pursuant to which Equal acquired Petroflow’s interests in Hunton assets developed pursuant to the Farmout Agreement and concomitantly settle all outstanding legal matters and other claims between Equal, Petroflow and certain other parties to the litigation. Pursuant to the purchase and sale agreement Equal acquired Petroflow’s interests in the Hunton assets which were developed under the Farmout Agreement for consideration of USD$93.5 million. Furthermore, as part of the transaction, Equal and Petroflow equalized, on a 50/50 basis, the interests in zones above the Hunton in sections of land that were earned during the life of the Farmout Agreement, and Petroflow would operate a development program over these uphole assets. Equal funded the acquisition through proceeds from a CDN$50 million offering of Equal Shares and its available credit facilities. Under the terms of the settlement agreement, all outstanding legal matters were settled and resolved. On May 17, 2011, the Bankruptcy Court entered an order approving the agreements between the parties. On June 1, 2011, Equal announced the acquisition of the Petroflow interests in the jointly developed Hunton assets had closed.

In April 2012, the Board met to discuss the business strategy of Equal. The Board resolved to form a special committee (the “2012 Special Committee”) at that time and the 2012 Special Committee decided to retain the services of Scotiabank and Desjardins Securities as financial advisors. On May 3, 2012, Equal announced that its Board had initiated a strategic review process to identify, examine and consider alternatives with the view to enhancing shareholder value. The Board indicated that strategic alternatives could include, but were not limited to, the sale of all or a portion of Equal’s assets, the outright sale of the corporation, a merger or other business combination, a recapitalization, acquisitions, as well as continued execution of its business plan, or any combination thereof.

As part of the 2012 strategic process, 1988 parties received the “teaser” via email and of those parties 166 were contacted in person by Scotiabank, including Petroflow. A total of 69 parties, including Petroflow, entered into confidentiality agreements, 26 were U.S.-based companies that were interested in Equal’s U.S. assets. Equal and Scotiabank conducted 62 formal presentations or “face-to-face” meetings with interested parties prior to the first bid date which was August 8, 2012. In the first round of bids, Equal received 21 proposals five of which were for all of Equal’s U.S. assets and one additional bid on the Hunton assets only. Following the first round of bids, Scotiabank went back to certain interested parties that had initially made competitive bids and indicated that their offers should be revised and resubmitted by August 22, 2012. On August 22, 2012, Equal received nine proposals with one being for the Hunton assets only and one being for certain assets that Equal held in Northern Oklahoma. The remaining bids were in relation to Canadian assets that Equal had at the time. Following

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this second round of bids, Equal and its advisors began working on closing the bid in relation to the Northern Oklahoma assets and another transaction for certain Canadian assets. Scotiabank also went back to certain parties that had made competitive bids or expressed further interest regarding certain assets and requested that such parties resubmit bids on such assets by October 12, 2012. On that date, Equal received a total of ten bids, four of which related to the Lochend Cardium assets and six of which related to Canadian royalties and fee title lands. Negotiations relating to the sale of the Lochend Cardium assets were commenced at this stage and certain parties that had bid on the Canadian royalties were asked to resubmit bids by November 14, 2012.

On November 27, 2012, Equal announced that it had concluded its strategic review process that was initiated in May 2012 and confirmed that the 2012 strategic process had resulted in the sale of the following assets:

1.	Northern Oklahoma;

2.	Halkirk, Alliance, Wainwright, Clair and major abandonment liabilities;

3.	Lochend Cardium; and

4.	Canadian royalties and fee title lands.

During the 2012 strategic process, the Board had received significant interest on the Central Oklahoma Hunton assets culminating in four separate proposals on such assets. One party had a superior offer and entered into negotiations with Equal regarding the potential sale of such assets, but the Board ultimately made the decision to retain the assets and build Equal around those assets on a go-forward basis. The Board acknowledged at the end of the 2012 strategic review that it had given serious consideration to other corporate structures, such as a U.S. MLP and a Canadian trust, but based on its views and expert advice on market and commodity price conditions at the time and certain tax implications to a significant portion of its shareholder base it deemed such structures not to be prudent steps for Equal at that time.

The 2012 strategic review and subsequent actions also brought substantial benefits to Equal, including:

•	proceeds from the asset sales total CDN$129.5 million;

•	a major reduction in corporate net debt from CDN$149 million at the onset of the review to an estimated CDN$23 million at the end of 2012 including a cash balance of CDN$22 million, which put Equal’s debt-to-cash flow ratio in the top 10% of its competitor peer group at that time;

•	the retention of approximately 75% of the production and 80% of the reserves that existed at Equal at the onset of the 2012 strategic review;

•	cash reserves combined with an undrawn bank credit facility of CDN$125 million which could allow Equal to consider additional strategic growth strategies including acquisitions;

•	a reduction in asset retirement obligations from CDN$31 million to CDN$10 million; and

•	the implementation of a USD$0.20 per Equal Share annual dividend, that would begin on January 1, 2013 and be payable each calendar quarter.

Notwithstanding the success of the 2012 strategic review in transforming Equal’s financial condition, upon conclusion of the review, a particular shareholder group, led by Mr. Nawar Alsaadi and Dr. Adam Goldstein publicly disagreed with the outcome. The shareholder group demanded Equal engage in certain transactions that would return a significant amount of cash to then current shareholders, but would also significantly increase the debt levels of Equal and, in the view of the Board, threaten the preservation and enhancement of long-term shareholder value. On January 24, 2013, Equal announced it had initiated legal proceedings against Mr. Nawar Alsaadi and Dr. Adam Goldstein in the United States District Court, Southern District of New York, alleging violation of disclosure requirements under US securities laws. On March 19, 2013, Equal

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announced it had entered into a settlement agreement with Mr. Nawar Alsaadi and Dr. Adam Goldstein. Pursuant to the settlement agreement, Equal withdrew its pending suit and the shareholders, without admitting or conceding liability or wrongdoing, agreed to remove certain publications and statements concerning their views about Equal and its management and refrain from publishing or republishing other similar material. The settlement allowed the Board to move forward on governance priorities and for management to fully concentrate on building value for shareholders with emphasis on a balanced and prudent approach to the development of its assets.

On January 31, 2013, Equal received a proposal from an interested party (“Company A”) relating to a potential business combination. The Board and management of Equal reviewed the proposal and decided that it was inadequate and, as such, on February 11, 2013, Equal indicated to Company A that it was not interested in pursuing further negotiations.

On March 25, 2013, Montclair publicly announced that, on February 27, 2013, it had made an unsolicited proposal to acquire all of the outstanding Equal Shares, on a fully diluted basis, for USD$4.00 per Equal Share in cash.

In response to the public announcement by Montclair, on March 25, 2013, Equal advised that it had previously formed the Special Committee in early March 2013 to investigate and evaluate all proposals presented to Equal, including the Montclair proposal for USD$4.00 per Equal Share. The Special Committee further advised that it had retained GHS and Scotiabank to assist in considering such expressions of interest in a deliberate and thoughtful manner with a view to the best interests of Equal before undertaking any specific course of conduct. Equal advised at that time that it did not intend to disclose developments with respect to the process being undertaken by the Special Committee unless and until the Board had approved a definitive transaction or other course of action.

Following the public nature of the announcement by Montclair, Equal received increased interest from a number of parties and between March 26 and March 27, 2013, engaged in discussions with Montclair and its advisors as well as six other parties, all of which were strategic buyers, that had approached Equal and expressed interest about potential transactions and/or business combinations. While expressing an interest to participate in the process, some of these parties did not provide formal offers that included indicative values for Equal, but instead indicated they would require further time and information before providing a formal offer. One interested party did provide Equal with presentation materials indicating that it would be prepared to provide a formal offer involving a combination of equity and cash for an implied price of approximately CDN$3.34 per Equal Share.

On April 1, 2013, Company A presented Equal with another business combination proposal which was below the previous USD$4.00 offer price that Montclair had presented. In response to the proposal Equal indicated that the Special Committee would be considering the proposal and that Company A and Equal should enter into a confidentiality agreement regarding the mutual exchange of information.

On April 9, 2013, Equal established a virtual data room with information and GHS identified and began contacting an additional 12 potential interested parties, some of whom had participated in the 2012 strategic review process in relation to the Hunton assets and had previously expressed interest in such assets. Petroflow was contacted on April 9, 2013 regarding its interest and indicated that it would consider a potential transaction and reply to Equal in due course. Equal sent Petroflow a proposed form of confidentiality agreement on that same day. Montclair was contacted on April 10, 2013 and was sent a proposed form of confidentiality agreement on that same day.

Company A and Equal entered into a confidentiality agreement in mid-April 2013, and Company A received access to the data room.

Following contact by GHS, in the last half of April 2013, an additional seven parties, including Montclair, entered into confidentiality agreements with Equal and gained access to the data room. A number of other parties indicated that the solicitation by Equal did not match their current corporate objectives and they were not in a position to enter into a confidentiality agreement and engage in the process. On April 16, 2013, Petroflow indicated that it was not going to participate in the process and did not execute the confidentiality agreement that was previously sent over by Equal.

On April 23, 2013, Equal received a revised non-binding proposal from Company A. Company A requested to make a presentation to the Special Committee, GHS and Equal management to outline the merits of its proposal. After review by the

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Special Committee, Equal management and GHS, Equal’s Board decided that the proposal remained unacceptable in its current form, as it significantly under-valued Equal and was not in the best interests of Equal. Equal communicated this to representatives from Company A and indicated that representatives from Equal were not prepared to meet until a more reasonable proposal was put forward.

On May 1, 2013, Equal received an indication of interest from one of the party’s involved in the process (“Company B”). The financial terms presented in the indication of interest from Company B involved a combination of equity and cash for an implied price of approximately USD$5.20 per Equal Share at the time of such proposal. The Special Committee met on May 7, 2013 to further discuss the proposal from Company B and assess various financial modelling scenarios that were prepared by GHS. The Special Committee, after discussing the matter with Equal management and GHS decided that while the proposal from Company B had certain aspects, particularly in respect of certain non-financial terms, that were not acceptable to Equal there were certain aspects of such proposal that were compelling. Following the meeting, GHS indicated to the financial advisors for Company B that Equal and its representatives were working on a counter-proposal. GHS and Equal management conducted extensive financial modelling and due diligence on potential transaction structures with Company B over the next three weeks and maintained a constant dialogue with representatives from Company B.

On May 27, 2013, the Special Committee met with Equal management, GHS and its legal advisors to discuss the counter-proposal and get an update on other parties involved in the strategic process. Following extensive discussion among the attendees in that meeting the Special Committee approved a counter-proposal to be presented to Company B. Equal forwarded a counter-proposal to representatives from Company B later on May 27, 2013. Representatives from Company B responded on May 28, 2013 and noted that a number of the changes proposed in the counter-proposal from Equal were acceptable, but there were some aspects of the counter-proposal that needed to be revised to be acceptable to Company B. On May 28, 2013, Company B provided two further alternatives to the counter-proposal and asked Equal to respond as soon as possible. Between May 28 and May 31, GHS held numerous teleconferences with the financial advisors of Company B to clarify certain aspects of the two options in the revised proposal presented by Company B. GHS worked on revising the financial models in relation to the options outlined in the revised proposal as well as various other go-forward scenarios for Equal.

On June 1, 2013, the Special Committee met with Equal management, GHS and its legal advisors to discuss the revised proposal from Company B, the go-forward scenarios, the status of other interested parties participating in the process and the timing of the strategic process. The Special Committee concluded that the revised proposal from Company B still had certain provisions that were unacceptable to Equal, but the Special Committee instructed representatives from Equal’s management and GHS to engage in discussions with Company B as soon as possible to determine if the parties could come to an acceptable arrangement and execute a letter of intent. On June 3, 2013, Mr. Klapko had a direct negotiation with the Chief Executive Officer from Company B and the parties agreed upon the general terms and conditions of a transaction and noted that such transactions would be subject to, among other things, a comprehensive due diligence review and tax structuring. Mr. Klapko further noted that the terms agreed upon needed to be reviewed and approved by the Special Committee and the Board prior to signing any letter of intent. On June 4, 2013, the Special Committee met to discuss the proposal and the status of the process in general. On June 7, 2013, the Board met to discuss the proposal relating to a transaction with Company B and get an update from the Special Committee and GHS on the status of the strategic process and go-forward alternatives. After extensive discussions the Board resolved that the proposal required further study and directed Equal management and advisors to continue with diligence, but not proceed with further negotiation of a definitive agreement at that time. Following the meeting of the Board, GHS and Equal management contacted representatives from Company B to outline the determinations of the Board. Representatives of the two parties maintained constant contact over the next week. On June 12, 2013, the Special Committee met with GHS, Equal management and legal advisors and discussed the terms of a potential proposal with Company B that would be acceptable to Equal. On June 13, 2013, Mr. Klapko and the Chief Executive Officer for Company B discussed various deal terms and Mr. Klapko outlined the views of the Special Committee. Later that day, Company B sent Equal a revised indication of interest and requested a response by June 14, 2013. The Board met again with Equal management, GHS and its legal advisors on June 13, 2013, to discuss the latest proposal, being a USD$5.00 per Equal Share cash offer from Company B. The Board agreed that the revisions to the proposal were acceptable to Equal and that the indication of interest could be counter-signed by Equal. The proposal required that Equal negotiate exclusively with Company B for the next 45 days and work towards the execution of a definitive agreement within that time period. Later on June 14, 2013, Equal executed the indication of interest and entered into an exclusive negotiation with Company B. Following the execution of the indication of interest Equal engaged in no further contact with any other parties and on

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June 26, 2013, Equal sent correspondence to the five other parties that had executed confidentiality agreements informing them that access to the virtual data room was being revoked immediately. One party that was participating in the process contacted representatives of Equal for further clarity on the closure of the data room and were told that Equal could not comment further on the reasoning behind the closure of the data room.

Between June 14, 2013 and July 28, 2013 (the 45 day period of exclusivity with Company B), representatives of each of Equal and Company B, including financial, tax and legal advisors, communicated extensively on due diligence and structuring matters. On July 26, 2013, at the direction of the Special Committee, Mr. Klapko contacted the Chief Executive Officer of Company B and advised that the 45 day exclusivity would be running out on July 28, 2013 and that there were certain transaction structuring matters that needed to be resolved quickly if a definitive agreement were to be reached. The Chief Executive Officer of Company B acknowledged that time was of the essence and reiterated that it was still the intention of Company B to try to negotiate a definitive agreement with Equal.

On August 7, 2013, the Board held its regularly scheduled quarterly meeting and as part of that meeting engaged in an extensive discussion regarding the potential transaction with Company B. Mr. Klapko advised the Board that representatives of Equal and Company B, including financial and tax advisors, were scheduled to meet with each other on August 8, 2013, in an attempt to resolve all outstanding matters in relation to the potential transaction. The Board indicated that it supported working with Company B until August 16, 2013 to address structuring issues. However, if by August 16, 2013, Company B did not give Equal a strong indication that it was highly confident of being able to negotiate and execute a definitive agreement on or before August 31, 2013 then Equal would cease further negotiations with Company B.

On August 8, 2013, representatives of Equal and Company B, including financial and tax advisors, met as previously scheduled to discuss various diligence and structuring matters. Mr. Klapko also provided Company B with a letter from the Chairman of Equal outlining the Board’s position that Company B needed to confirm to Equal, by August 16, 2013, that it was highly confident of being able to negotiate and execute a definitive agreement on or before August 31, 2013.

On August 13, 2013, Montclair’s financial advisor contacted GHS and indicated that it would be putting in a new proposal. On August 14, 2013, Montclair submitted a written proposal to Equal indicating that Montclair wished to purchase all of the outstanding shares of Equal, on a fully-diluted basis, for $4.75 per Equal Share in cash. The new Montclair proposal indicated that Equal needed to respond by August 20, 2013. On August 14, 2013, the Special Committee met with Equal management and Equal’s legal and financial advisors to discuss the Montclair proposal. The attendees of the meeting discussed the proposal extensively and further discussed the status with certain other parties, including Company B. On August 15, 2013, Equal publicly confirmed receipt of the offer from Montclair and indicated that the Special Committee, along with Equal’s financial and legal advisors were reviewing the new Montclair proposal. On August 15, 2013, Mr. Klapko also contacted the Chief Executive Officer of Company B to enquire as to the status of Company B’s due diligence and structuring review. The Chief Executive Officer of Company B indicated that no significant progress had been made by Company B in regards to executing a transaction with Equal and he further noted that he was aware of the Montclair offer as it was publicly available. On August 16, 2013, Equal did not receive any confirmation from Company B that it was confident of negotiating a definitive transaction on or before August 31, 2013.

On August 19, 2013, the Special Committee met with Equal management and Equal’s legal and financial advisors to further discuss the Montclair proposal and the status of negotiations with Company B. The Special Committee concluded that the revised offer of USD$4.75 was not acceptable and outlined the rationale underlying its decision. Also, the Special Committee advised that Equal send a formal letter to Company B indicating that it was terminating discussions and closing the data room to Company B. On August 20, 2013, Equal sent a formal response to Montclair rejecting the latest proposal submitted by Montclair and also filed a press release announcing the rejection of the proposal. Also, on August 20, 2013, Equal delivered a letter to Company B indicating that it was terminating discussions and closing the data room to Company B.

On August 21, 2013, the financial advisor for Petroflow contacted GHS indicating that notwithstanding Petroflow’s decision not to participate in the process in April 2013, Petroflow was interested in negotiating a confidentiality agreement so that it could gain access to the virtual data room and potentially make a proposal.

On August 23, 2013, Equal contacted Montclair to determine if Montclair intended to submit a further revised proposal that addressed the deficiencies that Equal had noted in the previous offer. Montclair advised that it was working on a revised

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proposal, but would need to re-access the data room to conduct further due diligence on Equal. Legal advisors for Montclair contacted Equal’s legal advisors on August 23, 2013 regarding certain amendments that were needed to the previously executed confidentiality agreement.

On August 28, 2013, Equal forwarded letters to Montclair, Petroflow and two other parties that were still expressing some interest in a transaction with Equal outlining a specific set of guidelines for companies interested in submitting an expression of interest. Equal advised each of the four potential bidders that the framework was necessary given recent extensive, but non-conclusive discussions with various interested parties. The framework required that, if interested, the parties would need to provide Equal with a proposal by September 6, 2013, and such proposals would need to be developed from publicly available information about Equal.

On September 6, 2013, Equal received non-binding proposals from Montclair and Petroflow. The two other parties that were invited to submit proposals chose not to submit bids. The Montclair offer indicated a price of USD$4.85 per Equal Share, but acknowledged that there was potential to increase the bid substantially based on the fact that Equal had recently published new information in regards to the valuation of its oil and gas reserves. The Petroflow offer indicated a price of USD$5.25. Both offers were subject to further due diligence.

On September 10, 2013, the Special Committee met with Equal management, GHS and Equal’s legal advisors to determine how to respond to the offers. After extensive discussions and analysis in the meeting, the Special Committee determined that Equal should allow both parties to conduct further diligence in order to develop the proposals presented on September 6, 2013. As such, the Special Committee instructed Equal management to negotiate and execute a confidentiality agreement with Petroflow and, as per a request from Montclair, an amendment to the existing confidentiality agreement with Montclair.

On September 15, 2013, legal advisors for Petroflow and Equal engaged in negotiations regarding the confidentiality agreement over the next three days, culminating in the execution of a confidentiality agreement between Petroflow and Equal on September 18, 2013. Petroflow and certain of its representatives were granted access to the virtual data room on September 19, 2013 and were informed that revised proposals were due on September 27, 2013.

On September 20, 2013, Equal and Montclair negotiated an amendment to the confidentiality agreement and, on September 20, 2013, Montclair and certain of its representatives were granted access to the virtual data room which had been populated with updated information from the previous period that Montclair had access. Montclair was also informed that revised proposals were due on September 27, 2013. However, Montclair indicated that it had technical difficulties accessing the virtual data room and many of its representatives were not able to gain access until September 23, 2013. As a result of this delay, Equal extended the deadline for proposals for both Montclair and Petroflow to September 29, 2013. Equal and GHS also offered to make a presentation to the management of each of the remaining bidders, being Petroflow and Montclair, while Petroflow accepted Equal’s offer for a presentation, Montclair declined.

On September 24, 2013, Equal management and GHS gave a presentation to Petroflow management and its financial advisors which allowed Petroflow to verify diligence information and largely conclude its diligence.

On September 27, 2013, Equal management and its legal advisors had a conference call with Montclair’s legal advisors to provide further information on a number of diligence questions that Montclair had posed.

On September 29, 2013, Equal received revised, non-binding proposals from Montclair and Petroflow. The Montclair offer indicated an increased price of USD$5.25 per Equal Share. The Petroflow offer reconfirmed its previous offer price of USD$5.25 per Equal Share.

On September 30, 2013, the Special Committee met with Equal management, GHS and Equal’s legal advisors to discuss the revised proposals from Montclair and Petroflow. The Special Committee indicated that it was of the view that while the price was identical in each of the bids, the Petroflow bid was slightly stronger on the basis of the non-financial terms and execution risk, including the reciprocal break fee and the treatment of holders of Convertible Debentures. Specifically, the break fee in the Petroflow bid was set at USD$2,000,000 and was reciprocal, while the break fee in the Montclair bid was set at USD$5,000,000 was payable only by Equal and was payable in the event that Equal should fail to close the transaction for certain reasons, including accepting a superior proposal from another party. Under Montclair’s proposal, Montclair was not

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subject to any break fee, even for failure to obtain the financing necessary to close the transaction. The Special Committee further instructed GHS to communicate with each of Montclair and Petroflow that while their bids were compelling they were effectively tied with another bidder and thus would need to increase the bid to differentiate their proposal from other bids.

On October 1, 2013, the Board met with Equal management, GHS and Equal’s legal advisors to review the proposals and discuss internal valuations on Equal. The attendees engaged in an extensive discussion on these points and instructed GHS to communicate with the two bidders and inform them that they had until October 3, 2013, to revise their respective bids. Following the meeting, GHS contacted each of the parties and communicated to them that they were effectively tied with another bidder and therefore needed to increase the offer price and remove as many contingencies and conditions as possible to differentiate their bid from other bidders. GHS also indicated that revised bids needed to be submitted by October 3, 2013 as the Board was meeting on that date to review the revised bids and likely make a final decision.

On October 3, 2013, Equal received revised, non-binding proposals from Montclair and Petroflow. The Montclair offer indicated an increased price of USD$5.40 per Equal Share. The Petroflow offer indicated aggregate consideration of USD$200 million for all of the issued and outstanding Equal Shares, on a fully-diluted basis, which equated to USD$5.43 per Equal Share. The Board met on the evening of October 3, 2013, with Equal management, GHS and Equal’s legal advisors to discuss the revised proposals and came to the conclusion that the offer from Petroflow was not only better on price, but again was stronger on the basis of the non-financial terms and execution risk. The Board indicated that it would like some minor revisions to the Petroflow offer, but generally were in agreement that the bid was acceptable. The Board also instructed GHS to inform Montclair that it was not the successful bidder. The Board agreed to meet on the evening of October 4, 2013, following discussions between GHS and Petroflow’s financial advisor regarding the proposed minor revisions to the Petroflow bid.

On October 4, 2013, GHS advised Montclair that it was not the successful bidder. GHS also discussed with Petroflow potential revisions to its proposal. Petroflow agreed to certain revisions and submitted a slightly revised offer. On the evening of October 4, 2013, the Board met with Equal management, GHS and Equal’s legal advisors to discuss the revised proposal from Petroflow. The Board approved the revised offer, subject to some minor revisions being made.

On October 5, 2013, GHS advised Petroflow that the Board had approved the revised proposal subject to some minor revisions being made. Legal counsel to Petroflow provided comments on the revised proposal that reflected the revisions requested by the Board and Petroflow agreed to such revisions. On October 6, 2013, the final letter of intent was executed by Petroflow and Equal and the parties entered into a 60 day exclusivity period to work towards the execution of a definitive agreement and to allow Petroflow to conduct further due diligence.

On October 8, 2013, Petroflow and its representatives and Equal and its representatives, including financial and legal advisors for both sides, held a conference call to discuss the process to be followed to progress to the signing of a definitive agreement and the filing of a preliminary circular with the SEC. Legal counsel for Petroflow indicated that it would commence drafting the definitive agreement immediately and legal counsel for Equal indicated that it would commence drafting the information circular and proxy statement immediately.

On October 10, 2013, Equal management and Petroflow management met in Oklahoma City to review go-forward operational plans. On October 12, 2013, Equal forwarded a summary of cash and working capital positions along with the anticipated capital costs for various go-forward operational scenarios. During the week beginning on October 14, 2013, Equal engaged in various discussions with Petroflow and its financial advisors in order to clarify and provide further detail on the information provided.

On October 18, 2013, Petroflow and its representatives and Equal and its representatives, including financial and legal advisors for both sides, held a conference call to discuss the status of the documentation, transaction timing, operational matters and the status of Petroflow’s financing efforts.

On October 23, 2013, legal counsel for Petroflow circulated the initial draft of the definitive agreement.

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On October 24, 2013, Petroflow and its representatives and Equal and its representatives, including financial and legal advisors for both sides, held a conference call to discuss the status of the documentation, transaction timing, diligence matters, operational matters and the status of Petroflow’s financing efforts.

On October 29, 2013, Equal management met with its legal and financial advisors and the attendees conducted a detailed review of the draft definitive agreement and discuss the preparation of schedules.

On October 31, 2013, Equal’s legal advisors forwarded comments on the draft definitive agreement to Petroflow and its legal advisors. GHS also advised that it had been in contact with Petroflow’s financial advisors regarding the status of Petroflow’s diligence and financing efforts.

On November 4, 2013, Petroflow and its representatives and Equal and its representatives, including financial and legal advisors for both sides, held a conference call to discuss the status of the documentation, transaction timing, diligence matters, operational matters and the status of Petroflow’s financing efforts. Petroflow indicated that it had was in the process of engaging Ernst & Young LLP (“E&Y”) as special tax advisors to conduct extensive diligence on the tax impacts of a transaction between Petroflow and Equal. Later that day, Petroflow’s legal advisors and Equal’s legal advisors communicated on a number of structural and documentation points.

On November 12, 2013, GHS contacted Petroflow’s financial advisor to get a status update. Petroflow’s financial advisor indicated that the tax due diligence being conducted by E&Y was forecasted to take approximately two weeks to complete and further noted that due diligence on the oil and gas reserves was progressing well.

On November 13, 2013, Equal’s legal counsel provided Petroflow’s legal counsel with incremental comments on the definitive agreement.

On November 14, 2013, Equal held its regularly scheduled quarterly Board meeting at which, among other things, the Special Committee provided the Board with an update on the status of the negotiations with Petroflow. On that date, Petroflow’s legal counsel forwarded Equal’s legal counsel a revised draft of the definitive agreement. Equal management, GHS and Equal’s legal counsel provided the Board with an extensive update on all aspects of the negotiation with Petroflow. The attendees engaged in an extensive discussion regarding the transaction timing and the Board indicated that it did not want the execution of a definitive agreement to be any later than December 6, 2013. The Board also decided that it would be prudent to provide the market with an update on the status of the process by disclosing that it is engaged in exclusive negotiations with a particular party and that the exclusive negotiation and diligence period would run into early December. The Board resolved to disseminate such press release after markets closed on November 18, 2013 or prior to market open on November 19, 2013.

On November 15, 2013, Equal management, GHS and Equal’s legal counsel held a conference call to discuss the material outstanding points on the definitive agreement.

On November 18, 2013, Equal disseminated a press release after markets closed indicating that it was engaged in exclusive negotiations with a particular party and that the exclusive negotiation and diligence period would run into early December. Following the issuance of the press release, over the course of November 18, 2013 and November 19, 2013, Equal management conducted “town hall” meetings with its employees to provide a general status update on the process and inform employees that a company-wide trading blackout on Equal Shares has been implemented.

On November 19, 2013, Equal management, GHS and Equal’s legal advisors conducted an extensive review of the definitive agreement.

On November 20, 2013, Equal’s legal counsel provided Petroflow’s legal counsel with incremental comments on the definitive agreement.

On November 21, 2013, Petroflow’s counsel provided an initial draft of the form of Option Cancellation Agreement to Equal’s legal advisors.

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On November 22, 2013, GHS and Petroflow’s financial advisor discussed the status of the tax diligence being conducted by E&Y and Petroflow’s financial advisor indicated that progress had been made on this front, but it noted E&Y required further information from Equal and its tax advisors to complete the diligence review.

On November 25, 2013, Equal management, GHS and Equal’s legal advisors conducted an extensive review of the schedules to the definitive agreement.

On November 26, 2013, the financial and legal advisors for each of Petroflow and Equal held a conference call to discuss outstanding legal and business points. The attendees settled the majority of outstanding points, but they noted that there were a few remaining business points and tax diligence by E&Y was not fully complete.

On November 27, 2013, Equal’s legal advisors provided Petroflow’s legal counsel with a draft of the extensive disclosure letter for review by Petroflow and its advisors.

On November 29, 2013, Equal’s legal advisors provided Petroflow’s legal counsel with some minor comments on the form of Option Cancellation Agreement. Also, on November 29, 2013, Mr. Klapko and the Chief Executive Officer of Petroflow had a telephone discussion to address outstanding business points and review transaction timing. Petroflow’s legal counsel also forwarded a revised version of the definitive agreement to Equal and its representatives.

On November 30, 2013, Petroflow’s counsel provided an initial draft of the form of Lock-Up Agreement to Equal’s legal advisors.

On December 1, 2013, the Special Committee met with Equal management, GHS and Equal’s legal advisors to discuss the outstanding business points relating to the Arrangement, including operational matters in the interim period between execution of the definitive agreement and closing, working capital requirements at closing and the certainty of financing for Petroflow.

On December 2, 2013, Equal’s legal advisors provided Petroflow’s legal counsel with further comments on the definitive agreement and also provided some minor comments on the form of Lock-Up Agreement. On this same date, Equal’s management, GHS and Equal’s tax advisors also had numerous discussions with Petroflow’s financial advisors and E&Y to progress towards finalizing tax due diligence. Petroflow’s legal counsel also provided comments on the disclosure letter schedules all of which were accepted by Equal.

On December 3, 2013, Petroflow’s legal counsel advised Equal’s legal counsel that it had accepted the comments from Equal’s legal counsel on both the form of Lock-Up Agreement and the form of Option Cancellation Agreement and that such documents were in final form. Legal counsel for both of the parties also held a conference call to discuss the drafting of certain provisions in the definitive agreement and ensure they accurately reflected the business deal. Also, on such date, Mr. Klapko and the Chief Executive Officer of Petroflow had a telephone discussion to address certain operational matters and working capital requirements.

On December 4, 2013, Mr. Klapko and the Chief Executive Officer of Petroflow had further telephone discussions to address certain operational matters and working capital requirements.

On December 5, 2013, Petroflow’s counsel provided a revised draft of the definitive agreement to Equal’s legal advisors. Equal’s legal advisors reviewed the document with Equal and GHS and provided further comments on the definitive agreement as well as an updated disclosure letter to Petroflow’s counsel later that evening. On this same date, Equal’s legal counsel provided the Board with a memo on the material terms of the Arrangement in preparation for the anticipated December 6, 2013 meetings of the Special Committee and the Board.

On December 6, 2013, Petroflow’s counsel provided a revised draft of the definitive agreement as well as some incremental comments on the disclosure letter to Equal’s legal advisors. Equal’s legal advisors reviewed the document with Equal and GHS and provided further comments on the definitive agreement as well as an updated disclosure letter to Petroflow’s counsel. The Special Committee met with Equal management, GHS and Equal’s legal advisors to discuss the final terms of the definitive agreement and the Arrangement. The Special Committee resolved to recommend that the Board approve the

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definitive agreement and the Arrangement. Immediately following the meeting of the Special Committee, the Board met with Equal management, GHS and Equal’s legal advisors to discuss the final terms of the definitive agreement and the Arrangement. At the meeting of the Board, GHS rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of its final written opinion dated as of the same date) to the effect that, as of December 6, 2013, and based upon and subject to the various assumptions and limitations set forth therein, the consideration of USD$5.43 per share in cash to be received by the Equal Shareholders (other than those referenced in such opinion) in the Arrangement was fair, from a financial point of view, to such Equal Shareholders. The oral opinion and final written opinion delivered to the Board were reviewed, discussed and approved by the fairness committee of GHS in accordance with GHS’ customary practices prior to delivery. Following extensive discussions among the attendees, the Board resolved to approve the definitive agreement and the Arrangement. Following conclusion of the meeting of the Board, legal counsel for both parties had a number of conference calls to execute definitive agreements on the evening of December 6, 2013.

On December 6, 2013, Montclair issued a press release stating its concerns about the strategic process.

On December 9, 2013, Equal disseminated a press release prior to markets opening announcing the execution of the definitive agreement and certain details of the transaction.

On May 1, 2014, Equal announced that it had entered into the Amending Agreement, which, among other things, extended the outside termination date of the Arrangement Agreement to July 31, 2014 from the previous date of May 1, 2014. The extension of the outside termination date was agreed to by Equal and Petroflow after Petroflow obtained financing commitments in the amounts necessary for it to complete the Arrangement and with the intention of providing sufficient time for the parties to meet the closing conditions to the Arrangement Agreement.

On May 29, 2014, the Board met with Equal management, GHS and Equal’s legal advisors by teleconference to receive from GHS its oral opinion to the Board (which was subsequently confirmed in writing by delivery of its final written opinion dated as of the same date) to the effect that, as of May 29, 2014, and based upon and subject to the various assumptions and limitations set forth therein, the sum of the Arrangement Consideration and the Arrangement Dividend to be received by the Equal Shareholders (other than those referenced in such opinion) pursuant to the Arrangement was fair, from a financial point of view, to such Equal Shareholders. The oral opinion and final written opinion delivered to the Board were reviewed, discussed and approved by the fairness opinion committee of GHS in accordance with GHS’ customary practices prior to delivery.

Recommendation of the Special Committee

The Special Committee, having undertaken a thorough review of, and carefully considered, the proposed Arrangement and the alternatives available to Equal, and having taken into account such other matters as it considered relevant (as described below under the heading “Reasons for the Recommendation of the Board and Special Committee”), unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view. Accordingly, the Special Committee unanimously approved the Arrangement and the Compensation Proposal and recommended that the Board approve the Arrangement and Compensation Proposal and recommended that the Equal Shareholders vote “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal.

Recommendation of our Board of Directors

After careful consideration, and taking into account the recommendation of the Special Committee and all of the factors described below, the Board unanimously determined that the Arrangement is advisable, in the best interests of Equal and that the consideration to be received pursuant to the Arrangement by Equal Shareholders is fair, from a financial point of view, and authorized and approved the Arrangement and the Arrangement Agreement and the other transactions contemplated by the Arrangement Agreement, and the Board unanimously recommends that the Equal Shareholders vote “FOR” the approval of the Arrangement Resolution, the complete text of which is attached as Appendix C to this Circular.

The Board also unanimously recommends that Equal Shareholders vote “FOR” the Compensation Proposal.

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Our directors and executive officers have informed us that, as of the date of this Circular, they intend to vote all of their Equal Shares in favor of the Arrangement Resolution. As of May 15, 2014, the latest practicable date prior to the date of the Circular, our directors and executive officers beneficially owned or controlled, in the aggregate, 848,814 Equal Shares, representing approximately 2.4% of the outstanding Equal Shares.

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

Reasons for the Recommendation of our Board and Special Committee

In evaluating the Arrangement and the transactions contemplated thereby, our Board and Special Committee considered and evaluated a number of factors, including:

•	Review of Strategic Alternatives. The belief of the Board and Special Committee, after consultation with Equal’s financial and legal advisors and management, and after review of the other strategic opportunities reasonably available to Equal, including continuing to operate as an independent company, a management buyout, capital acceleration, a corporate sale, an increased return of capital to shareholders by a dividend distribution or share buyback, a foreign asset income trust and a master limited partnership, in each case taking into account the potential benefits, risks and uncertainties associated with those other opportunities (including the risks associated with future investments in our oil and gas exploration and production business), that the Arrangement represents Equal’s best and most certain prospect for maximizing shareholder value in a volatile and unpredictable financial and economic environment.

•	Prospects of Equal. The Board’s and Special Committee’s assessment of the current and anticipated future opportunities and risks associated with the business, operations, assets, financial performance and condition of Equal should it continue without entering into the Arrangement.

•	Approval Threshold. Equal Shareholders will have an opportunity to vote on the Arrangement Resolution, which requires approval by at least 66 2⁄3 of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting. In addition, the Arrangement is subject to approval of a simple majority of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under MI 61-101.

•	Fair Value. The Board’s and the Special Committee’s belief that the Arrangement Consideration of USD$5.43 per Equal Share represents fair value for the Equal Shares, taking into account the Board’s and the Special Committee’s familiarity with our business, operations, prospects, business strategy, properties, assets, and financial condition, and the Board’s and the Special Committee’s belief that the Arrangement Consideration represents the highest consideration per Equal Share value obtainable on the date of signing the Arrangement Agreement.

•	Certainty of Value. The fact that the Arrangement Consideration will consist entirely of cash, which will provide liquidity and certainty of value to the Equal Shareholders, compared to the risks and uncertainty associated with the operation of our business, including the risks inherent in, the costs associated with and the time required for oil and gas exploration and production activities.

•	Fairness Opinion. The Board asked GHS to opine as to the fairness, from a financial point of view, of the sum of the Arrangement Consideration and the Arrangement Dividend to be received by the Equal Shareholders. The Fairness Opinion, delivered to the Board on May 29, 2014 states that based on and subject to the assumptions made, matters considered and qualifications and limitations on the scope of the review undertaken by GHS, as described in the Fairness Opinion, the sum of the Arrangement Consideration and the Arrangement Dividend, to be paid in connection with the Arrangement was fair, from a financial point of view, to the Equal Shareholders (excluding holders exercising Dissent Rights and Excluded Holders) as of the date of the Fairness Opinion, as more fully described under the heading “The Arrangement – Fairness Opinion” beginning on page 47.

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•	Premium to Prevailing Trading Price. The USD$5.43 per Equal Share Arrangement Consideration represents approximately a 22% premium over USD$4.44, the closing price of the Equal Shares on the TSX on November 18, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for November 18, 2013), the trading day prior to the announcement that Equal’s strategic alternatives process had successfully resulted in exclusive negotiations with another party and a 23% premium over USD$4.43, the closing price of the Equal Shares on the NYSE on November 18, 2013. The Arrangement Consideration also represents approximately a 54% premium over USD$3.53, the closing price of the Equal Shares on the TSX on March 22, 2013 (converted from Canadian dollars to U.S. dollars based on the Bank of Canada noon rate published for March 22, 2013), the trading day prior to Equal’s announcement that it was pursuing a strategic alternatives process and a 56% premium over USD$3.49, the closing price of the Equal Shares on the NYSE on March 22, 2013.

•	Terms of Arrangement Agreement; Ability to Respond to Unsolicited Proposals. The terms and conditions of the Arrangement Agreement, including our ability to consider and respond, under certain circumstances specified in the Arrangement Agreement, to an unsolicited proposal for a business combination from a third party prior to approval of the Arrangement Resolution by the Equal Shareholders, and the right of the Board after complying with the terms of the Arrangement Agreement to terminate the Arrangement Agreement in order to accept a superior proposal subject to payment of a termination payment of USD$2,000,000.

•	Reverse Termination Payment. If the Arrangement Agreement is terminated under certain circumstances, Petroflow will be required to pay Equal a reverse termination payment in the amount of USD$2,000,000 as described under “The Arrangement Agreement – Termination Payment” beginning on page 77. The Board relied upon the reverse termination payment as adequate assurance for Equal Shareholders and a sufficient inducement to Petroflow to obtain the Financing for the transaction and close the acquisition.

•	Dissent Rights. The availability under Alberta law of Dissent Rights to Equal Shareholders who do not vote in favour of the Arrangement Resolution and otherwise comply with all the required procedures under the ABCA, as modified by the Interim Order and Plan of Arrangement, which allows such Equal Shareholders to seek payment of the fair value of their Equal Shares.

The Board and the Special Committee also considered a variety of risks and other potentially negative factors concerning the Arrangement. These factors included the following:

•	No Shareholder Participation in Potential Future Growth or Earnings. The fact that the Equal Shareholders will cease to participate in Equal’s potential future earnings growth or benefit from any future increase in its value following the Arrangement and the possibility that the price of the Equal Shares might have increased in the future to a price greater than the USD$5.43 per Equal Share Arrangement Consideration.

•	Nonsolicitation Restrictions. The restrictions that the Arrangement Agreement imposes on our ability to solicit competing proposals.

•	Financing. The risk that Petroflow and Petroflow Sub will not be able to obtain the Financing, which is a condition to their obligations to complete the Arrangement.

•	Termination Payment. The possibility that the termination payment of USD$2,000,000 payable by Equal to Petroflow if the Arrangement Agreement is terminated in certain circumstances may discourage other bidders.

•	Closing Conditions. The fact that completion of the Arrangement requires the satisfaction of closing conditions that are not within our control.

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•	Business Disruption Resulting from Transaction. The possible disruption to our business, including the possible effect on our ability to attract and retain key personnel that may result from the announcement of the proposed Arrangement and the resulting distraction of the attention of our management and employees.

•	Potential Conflicts of Interest. The fact that our executive officers and directors may have interests in the transaction that are different from, or in addition to, those of other Equal Shareholders. See the section of the Circular entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80 and “Minority Approval” beginning on page 79.

•	Cost. The process leading up to the completion of the Arrangement will result in significant costs to Equal, even if the Arrangement is not completed.

•	Interim Restrictions on Business Pending the Completion of the Arrangement. The restrictions imposed by the Arrangement Agreement that can affect the conduct of our business prior to completion of the Arrangement.

•	Risk Associated with Failure to complete the Arrangement. The risks and costs to Equal if the Arrangement is not completed, including (i) the potentially adverse effect on Equal’s trading price and the market’s perception of Equal’s prospects, (ii) diversion of management and employee attention, potential employee attrition and the potential disruptive effect on business relationships and (iii) the payment of our expenses associated with the transaction.

The foregoing discussion of the information and factors considered by the Board and Special Committee is not meant to be exhaustive, but includes the material information, factors and analyses considered by the Board and Special Committee in reaching their conclusions and recommendation in relation to the Arrangement Resolution and the transactions contemplated thereby. The members of the Board and Special Committee evaluated the various factors listed above in light of their knowledge of the business, financial condition and prospects of Equal, taking into account the advice of Equal’s financial and legal advisors. In light of the variety of factors and amount of information that the Board and Special Committee considered, the members of the Board and Special Committee did not find it practicable to provide specific assessment of, quantify or otherwise assign any relative weights to, the factors considered in determining their recommendations. Rather, the recommendations of the Board and Special Committee were made after considering the totality of the information and factors involved. Individual members of the Board and Special Committee may have given different weight to different factors. In addition, in arriving at their recommendation, the Board and Special Committee were aware of the interests of certain officers and directors of Equal as described in the sections of this Circular entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80 and “Minority Approval” beginning on page 79.

Fairness Opinion

Opinion of GHS

The Board determined it was advisable to obtain the Fairness Opinion with respect to the Arrangement Consideration and Arrangement Dividend. The Board asked GHS to review the fairness, from a financial point of view, of the sum of the Arrangement Consideration and the Arrangement Dividend to be received by the Equal Shareholders (excluding holders exercising Dissent Rights and Excluded Holders). “Excluded Holders” include any officers, directors or employees of any parties to the Arrangement, or those parties within the scope of subsection 8.1(2) of MI 61 101, or any class of such persons.

GHS has been engaged since March 20, 2013 (announced on March 25, 2013) by the Special Committee. The Board retained GHS as Equal’s financial advisor to review and analyze potentially available alternatives and transactions that ultimately led to the Transaction. Services provided by GHS include, in addition to the Fairness Opinion, review of the business and operations of Equal, advice concerning other companies that might be available for acquisition, merger, partnership or other joint venture, and other acquisitive or dispositive transactions and such other investment banking services as are customary for similar transactions and as may from time to time be agreed upon by GHS and Equal.

In connection with those services, GHS received a monthly advisory fee and will receive a fee based on the Arrangement Consideration paid by Petroflow Sub upon consummation of the Arrangement. In connection with the services provided as

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financial advisor with respect to this Transaction, GHS has received monthly advisory fees of USD$338,750 through May 28, 2014, creditable against the Transaction fee, and will receive a Transaction fee upon consummation of the Transaction of approximately USD$2 million (less the aggregate amount of monthly advisory fees paid through consummation). In addition, GHS received a fixed fee of USD$150,000 in connection with a prior fairness opinion issued to the Board on December 6, 2013. With respect to this Fairness Opinion, GHS shall receive a fixed fee of USD$100,000, upon rendering the Fairness Opinion, regardless of the conclusions contained in the Fairness Opinion or whether or not the Transaction is consummated. Also in connection with the above, Equal has agreed to reimburse GHS for its out-of-pocket and incidental expenses and to indemnify GHS for certain liabilities arising out of it being so engaged.

GHS issued a previous fairness opinion to the Board in connection with the Transaction on December 6, 2013 to the effect that as of December 6, 2013 and based upon and subject to the various assumptions and limitations set forth therein, the Arrangement Consideration to be received by the Equal Shareholders (other than certain Equal Shareholders referenced therein) was fair, from a financial point of view, to such Equal Shareholders. Such opinion can only be evaluated as of the date it is rendered, and GHS has no responsibility or obligation to update or revise the opinion based upon events or circumstances occurring after that date.

On May 29, 2014, GHS rendered its oral opinion to our Board (which was subsequently confirmed in writing by delivery of the final written Fairness Opinion dated as of the same date) to the effect that, as of May 29, 2014, and based upon and subject to the various assumptions and limitations set forth therein, the sum of the Arrangement Consideration and the Arrangement Dividend, to be received by the Equal Shareholders (other than Dissenting Shareholders and Excluded Holders) in the Arrangement was fair, from a financial point of view, to such Equal Shareholders. Such opinion can only be evaluated as of the date it is rendered, and GHS has no responsibility or obligation to update or revise the opinion based upon events or circumstances occurring after that date. The oral opinion and final written Fairness Opinion delivered to Equal’s Board were reviewed, discussed and approved by the fairness committee of GHS in accordance with GHS’ customary practices prior to delivery.

The full text of GHS’ written Fairness Opinion, which sets forth, among other things, the factors considered assumptions made, procedures followed, and limitations on the scope of the review undertaken by GHS in rendering its Fairness Opinion is attached as Appendix F and is incorporated in its entirety herein by reference. You are urged to, and should, carefully read the Fairness Opinion in its entirety and this summary is qualified in its entirety by reference to the Fairness Opinion. The Fairness Opinion addresses solely the fairness, from a financial point of view and as of the date of the Fairness Opinion, to the Equal Shareholders (excluding holders exercising Dissent Rights and Excluded Holders) of the sum of the Arrangement Consideration and the Arrangement Dividend to be paid pursuant to the Arrangement Agreement. The Fairness Opinion was directed to the Board of Equal and was not intended to be, and does not constitute, a recommendation as to how any of the Equal Shareholders should act or vote with respect to the Arrangement or any other matter. The Fairness Opinion is not intended to confer rights and remedies upon Petroflow, any shareholders of Petroflow or any affiliates thereof, any Equal Shareholder or Optionholders. The Fairness Opinion was reviewed, discussed and approved for issuance to Equal’s Board by the fairness committee of GHS in accordance with GHS’ customary practices. The Fairness Opinion can only be evaluated as of the date it is rendered, and GHS has no responsibility or obligation to update or revise the Fairness Opinion based upon events or circumstances occurring after that date.

In connection with rendering the Fairness Opinion and performing its related financial analyses as of and through May 29, 2014, GHS, among other things:

•	reviewed and analyzed the financial terms of the Arrangement Agreement;

•	held discussions with certain officers, directors and other representatives and advisors of Equal concerning the business, operations and prospects of Equal;

•	advised the Special Committee in connection with a strategic alternatives process described in the section of this Circular entitled “Background to the Arrangement” beginning on page 33;

•	reviewed and analyzed certain financial and other data with respect to Equal that was publicly available;

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•	reviewed and analyzed certain information, including unaudited prospective financial and operating information, relating to the business, earnings, cash flow, assets, liabilities and prospects of Equal that were publicly available, as well as those that were furnished to GHS by Equal;

•	reviewed and compared the premium payable in the Arrangement over recent Equal Share trading prices to premiums or discounts implied by the consideration paid in selected merger and acquisition transactions;

•	compared the financial performance of Equal with that of certain other publicly traded companies that GHS deemed relevant;

•	reviewed the financial terms, to the extent publicly available, of certain asset transactions that GHS deemed relevant; and

•	performed an implied shareholder rate of return analysis across a range of scenarios.

In addition, GHS conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as it deemed necessary in arriving at its opinion.

The following is a summary of the material financial analyses performed by GHS in connection with the preparation of the Fairness Opinion. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by GHS or of its presentation to our Board on May 29, 2014.

This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by GHS. The tables alone do not constitute a complete summary of the financial analyses. The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by GHS or our Board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before May 29, 2014, and is not necessarily indicative of current market conditions.

For the purposes of its analyses, GHS calculated our equity value implied by the Arrangement to be approximately USD$202 million for all of our outstanding common shares, outstanding Restricted Shares (including related dividend equivalent rights) under our RSP Plan and Options under our stock option plan. All Equal Shares in respect of Restricted Shares (including dividend equivalent rights) will be issued at the Effective Time and then will be acquired by Petroflow Sub in exchange for the Arrangement Consideration.

Premiums Paid Analysis

GHS reviewed publicly available information for selected completed merger and acquisition transactions in the United States exploration and production sector to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction. GHS selected from industry databases those merger and acquisition transactions in the exploration and production sector announced since February 1, 2009, in excess of USD$250 million in transaction value.

Based on the foregoing, 16 transactions were selected for analysis by GHS, and the table below shows a comparison of premiums paid in these transactions to the premium that would be paid to Equal Shareholders based on the per share Arrangement Consideration of USD$5.43, together with the per share Arrangement Dividend of USD$0.05.

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The analysis indicated the following:

		Selected Transactions
	Equal(1)	Equal(2)	Equal(3)	High	Mean	Median	Low
Premium 1 Day Prior (%)	55.6%	23.4%	16.9%	74.3%	34.3%	33.4%	0.3%
Premium 1 Month Prior (%)	61.1%	13.4%	14.3%	86.0%	34.4%	36.6%	5.8%

Notes:

(1)	Equal announced hiring investment bankers and launching Strategic Alternatives process and Montclair proposed a USD$4.00 per Equal Share takeover on March 25, 2013, thereby putting Equal “in play”.
(2)	After market close on November 18, 2013, Equal announced that the strategic alternatives process successfully resulted in exclusive negotiations for a proposed transaction.
(3)	After market close on May 1, 2014, Equal announced the extension of the outside date of the Arrangement Agreement, debt commitment letters and the Arrangement Dividend, among other things.

The premiums paid analysis showed that, based on the estimates and assumptions used in the analysis, the premiums over the market prices at the selected dates for the shares implied by the sum of the per Equal Share Arrangement Consideration and the Arrangement Dividend to be paid in the Arrangement were within the range of premiums paid in the selected merger and acquisitions transactions.

Selected Public Companies Analysis

GHS reviewed selected historical financial data and reserve and production data of Equal for March 31, 2014 and compared them to corresponding historical financial data and reserve and production data for small market cap public companies engaged in exploration and production activities which GHS believed were comparable to Equal’s financial profile. GHS selected companies, excluding royalty trusts, predominately operating in the exploration and production sector in the continental United States, based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources, and by applying the following general criteria:

•	Regularly trading on an exchange and having market capitalization greater than USD$100 million and less than USD$400 million;

•	Total enterprise value (“TEV”) greater than USD$100 million and less than USD$700 million;

•	Profitability (primarily measured by latest twelve months’ (“LTM”) earnings before interest, taxes, depreciation, depletion, amortization and certain other non-cash or unusual items (“EBITDA”) divided by LTM net revenues (“Revenue”)) in excess of 35%; and

•	Leverage (primarily measured by net debt divided by LTM EBITDA) greater than 0.5x and less than 5.0x.

Based on these criteria, GHS identified and analyzed the following selected companies:

•	Abraxas Petroleum Corp.

•	Callon Petroleum Company

•	Epsilon Energy Ltd. (Canada)

•	Gastar Exploration, Inc.

•	New Source Energy Partners L.P.

•	PrimeEnergy Corp.

•	PetroQuest Energy Inc.

•	Warren Resources Inc.

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For the selected public companies analysis, GHS compared TEV and projected implied enterprise valuation for calendar years ending 2013 and 2014 (“FY 2013” and “FY 2014”, respectively) multiples for Equal derived from per Equal Share Arrangement Consideration and Equal’s corresponding projected EBITDA and PV-10, on the one hand, to implied enterprise valuation multiples for the selected public companies derived from their closing prices per share on May 27, 2014 and corresponding EBITDA and PV-10, on the other hand.

The analysis indicated the following multiples for each of the selected public companies identified and analyzed by GHS:

Company Name	Share Price	Shares Out	Market Cap	Cash	Total Debt	Net Debt	TEV	Total Proved Reserves (MMBOE)	Total Proved Reserves (MMBOE) (Adj.)	PV-10	Current Production (MBOE/ D)	Current Production (Mboe/d) (Adj.)	Proved Reserves % Oil/NGLs	Current Reserve Life (Years)

Abraxas Petroleum Corp.	$5.16	92.6	$477.8	$0.3	$70.6	$70.2	$548.0	31.0	23.7	$425.2	4.2	3.0	72%	20.3

Callon Petroleum Company	10.11	40.5	408.9	1.7	121.3	119.6	528.5	14.9	12.7	301.1	4.4	3.9	80%	9.3

Epsilon Energy Ltd. (Canada)	3.79	50.3	190.6	5.2	39.1	33.9	225.1	29.3	7.6	182.0	8.7	2.2	0%	9.3

Gastar Exploration Inc.	7.72	61.8	477.2	26.9	313.6	286.6	763.9	54.6	26.2	592.5	9.7	4.4	33%	15.5

New Source Energy Partners L.P.	23.16	15.7	364.6	0.9	40.0	39.1	186.4	20.6	7.9	212.7	4.6	1.8	19%	12.4

PrimeEnergy Corp.	57.85	2.4	136.9	10.5	117.7	107.2	252.7	30.2	20.2	335.8	4.2	2.6	65%	19.9

PetroQuest Energy Inc.	6.00	66.0	395.9	12.0	425.0	413.0	879.6	50.3	15.9	474.8	18.1	6.9	19%	7.6

Warren Reources Inc.	4.51	73.6	332.1	1.8	82.1	80.3	412.5	33.7	20.7	503.7	6.0	3.8	48%	15.3

Equal Energy Ltd.(1)	$5.48	36.8	$201.7	$16.4	$40.7	24.3	$226.0	24.3	8.0	$228.0	7.0	2.4	55%	9.6

Company Name	Revenue			EBITDA				TEV /
							EBITDA					PV-10	Daily Production
	LTM	FY 14	FY 14	LTM	FY 13	FY 14	LTM	FY 13	FY 14	Proved Reserves	Proved (adj.)			Production (Aj.)

Abraxas Petroleum Corp.	$99.0	$94.3	$128.2	$50.3	$49.6	$79.0	10.9x	11.1x	6.9x	$17.69	$23.07	1.3x	$130,926	$180,233

Callon Petroleum Company	113.3	102.8	153.3	63.3	56.1	104.4	8.3	9.4	5.1	35.57	41.73	1.8	121,192	136,809

Epsilon Energy Ltd. (Canada)	50.2	46.5	66.9	29.5	28.1	47.3	7.6	8.0	4.8	7.67	29.59	1.2	25,969	100,135

Gastar Exploration Inc.	116.1	87.8	153.7	73.5	57.1	112.3	10.4	13.4	6.8	13.98	29.21	1.3	79,026	174,874

New Source Energy Partners L.P.	68.7	50.7	91.5	25.7	15.1	53.5	7.3	12.3	3.5	9.03	23.67	0.9	40,823	105,211

PrimeEnergy Corp.	131.4	122.7	128.8	43.3	34.6	36.3	5.8	7.3	7.0	8.35	12.53	0.8	60,789	98,111

PetroQuest Energy Inc.	206.9	182.9	269.9	134.7	108.7	184.6	6.5	8.1	4.8	17.49	55.44	1.9	48,622	127,161

Warren Reources Inc.	132.2	128.8	139.5	76.9	72.9	84.9	5.4	5.7	4.9	12.23	19.97	0.8	68,415	107,561

Equal Energy Ltd.	$70.4	$61.9	$79.5	$38.8	$33.8	$47.2	3.2x	6.7x	4.8x	$9.28	28.39	1.0x	32,412	$95,636

Mean							7.8x	9.4x	5.5x	$15.25	$29.40	1.2x	$71,970	$128,762

Median							7.4	8.8	5.0	$13.10	26.44	1.3	64,602	117,361

Maximum							10.9	13.4	7.0	$35.57	55.44	1.9	130,926	180,233

Minimum							5.4	5.7	3.5	$7.67	12.53	0.8	25,969	98,111

Equal Energy Implied TEV - Low							$208	$191	$164	$187	$100	$172	$181	$232

Equal Energy Implied TEV – Mean							302	318	257	371	234	281	502	304

Equal Energy Implied TEV – Medium							289	296	234	319	210	288	450	277

Equal Energy Implied TEV - High							423	452	329	866	441	422	913	426

Notes:

(1)	Based on the per Equal Share Arrangement Consideration of USD$5.43, together with the USD$0.05 per Equal Share Arrangement Dividend (the total of which equals USD$5.48 per Equal Share), and a resulting TEV for Equal of USD$226 million. FY 2013 and FY 2014 EBITDA provided by Equal’s management, as shown in the first table of the section of this Circular entitled “Certain Unaudited Prospective Financial and Operating Information” beginning on page 58.
(2)	For the selected public companies, TEV, FY 2013 and FY 2014 EBITDA were based on S&P Capital IQ and public filing information as of May 27, 2014.

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The selected public company analysis showed that, based on the estimates and assumptions used in the analysis, the implied enterprise valuation multiples of Equal based on the per share Arrangement Consideration were within the range of or exceeded implied enterprise valuation multiples of the selected public companies.

Selected Asset Transaction Analysis

GHS reviewed natural gas weighted domestic asset transactions which it believed were comparable to Equal’s financial profile. GHS selected these transactions based on information obtained by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases, professional judgment and other sources and by applying the following criteria:

1.	Production consisting of less than 50% oil & natural gas liquids (“NGLs”);

2.	Transactions announced after January 1, 2012; and

3.	Transactions with the following data available:

(a)	Transaction Value;

(b)	Proved Reserves;

(c)	$/Proved Reserves;

(d)	Production; and

(e)	$/Daily BOE

Based on these criteria, the 56 transactions were selected, resulting in the following statistics:

Announce Date	Buyers	Sellers	Deal Value ($MM)	Proved Reserves (MMBOE)	$/Proved BOE (Adv.Est.)	Production (MBOE/d)	$/Daily BOE (Adv.Est)	Net Undev Acres	$/Acre (Adv. Est)	Proved Reserves (% Oil)[1]	Production (% Oil)	US Region: Subregion
5/2/2014	Cimarex; Devon Energy; EnerVest Management	QEP Resources Inc.	772.5	77.2	10.01	18.2	42,520			37%	37%	Midcontinent: Oklahoma
5/2/2014	Legacy Reserves LP	WPX Energy Inc.	355.0	46.0	7.72	10.5	33,810			17%	17%	Rockies: Colorado
4/30/2014	Indigo Minerals LLC	EP Energy Corp.	150.0	14.0	10.71	3.5	42,857			15%	15%	Multi Region: Diversified
4/29/2014	Hawkwood Energy; Covey Park Energy	EnCana	530.0	33.3	12.93	17.9	24,123	45,000	2,200	3%	7%	Ark-La-Tex: East TX
3/31/2014	Maverick American Natural Gas	EnCana	1,800.0	248.8	7.23	58.5	30,752	100,000		8%	8%	Rockies: Wyoming
3/7/2014	Rooster Energy LLC	Cochon Properties LLC	30.0	2.3	13.20	0.9	32,086			28%	27%	Gulf of Mexico: Shelf
3/4/2014	Memorial Production Partners LP	Memorial Resource Development LLC	35.0	2.6	13.63	0.7	48,815			46%	46%	Gulf Coast: SE TX
2/14/2014	Atlas Resource Partners LP	Geomet	107.0	11.7	9.17	3.7	29,179			0%	0%	Eastern: West Virginia
2/13/2014	Merit Energy	Oxy	1,400.0	68.0	15.50	18.3	57,500	1,429,000	242	30%	30%	Midcontinent: Kansas
12/23/2013	Vanguard Natural Resources LLC	Anadarko	581.0	141.2	4.11	18.9	30,713			21%	20%	Rockies: Wyoming
12/18/2013	Undisclosed Buyer	Sabine Oil & Gas LLC	177.0	28.1	6.31	2.5	70,800			45%	45%	Midcontinent: Panhandle TX

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Announce Date	Buyers	Sellers	Deal Value ($MM)	Proved Reserves (MMBOE)	$/Proved BOE (Adv.Est.)	Production (MBOE/d)	$/Daily BOE (Adv.Est)	Net Undev Acres	$/Acre (Adv. Est)	Proved Reserves (% Oil)[1]	Production (% Oil)	US Region: Subregion
11/11/2013	EnerVest Management Partners	Undisclosed Seller	22.0	2.8	7.77	1.0	22,000			0%	0%	North Texas
11/11/2013	EnerVest Management Partners	Undisclosed Seller	7.0	1.5	4.67	0.5	14,000			0%	0%	Rockies: New Mexico
11/5/2013	EnerVest Management Partners	SM Energy	343.0	33.7	10.17	8.5	40,353			14%	25%	Midcontinent: Oklahoma
10/22/2013	EnerVest Management Partners	Bill Barrett Corporation	371.5	44.1	8.42	11.4	32,662	19,904		1%	1%	Rockies: Utah
9/30/2013	EnerVest Management Partners	Noble Energy	68.0	12.0	5.67	1.8	37,098			0%	0%	Rockies: New Mexico
9/11/2013	Memorial Production Partners LP	Undisclosed Seller	29.0	3.6	8.17	0.9	32,843			7%	11%	Rockies: Wyoming
8/9/2013	Constellation Energy Partners	Sanchez Oil & Gas	30.4	1.7	18.34	1.2	26,050			25%	25%	Multi Region: Diversified
7/29/2013	Questar	Undisclosed Buyer	106.4	19.7	5.41	3.6	29,955			0%	0%	Rockies: Wyoming
7/15/2013	Memorial Production Partners LP	Boaz Energy Partners LLC; Crown Energy Partners	606.0	45.9	13.20	7.6	80,265			51%	37%	Multi Region: Diversified
6/17/2013	WildHorse Resources II; Cantera Energy	EP Energy LLC	500.0	66.3	7.54	13.8	36,145			0%	0%	Multi Region: Diversified
6/9/2013	Atlas Resource Partners LP	EP Energy LLC	733.0	77.7	9.44	19.8	36,959			0%	0%	Multi Region: Diversified
6/9/2013	Atlas Energy	EP Energy LLC	67.0	7.5	8.93	2.2	30,918			0%	0%	Midcontinent: Oklahoma
5/28/203	NorthWestern Energy	Devon Energy	70.2	10.8	6.52	2.6	27,454			0%	0%	Rockies: Montana
4/29/2013	Contango	Crimson Exploration Company	390.0	19.4	16.39	6.0	52,601	28,579	2,542	47%	43%	Gulf Coast: Multi Gulf Coast
4/22/2013	Cubic Energy	Gastar Exploration Ltd.	46.0	4.6	10.05	2.1	22,439			0%	3%	Ark-La-Tex: East TX
4/1/2013	Gastar Exploration Ltd.	Chesapeake; Arcadia Resources; Jamestown Resources	75.2	2.8	11.66	0.8	40,786	157,000	261	27%	28%	Midcontinent: Oklahoma
3/18/2013	Memorial Production Partners LP	Memorial Resource Development LLC	200.0	27.1	7.39	3.5	57,143			34%	34%	Ark-La-Tex: Multi Ark-La-Tex
2/5/2013	Caerus Oil and Gas LLP	PDC	200.0	14.2	14.12	7.0	28,571			1%	1%	Rockies: Colorado
2/4/2013	Castleton Commodities Internationa	Constellation Energy Partners	63.0	15.0	4.20	2.0	31,500			0%	0%	Gulf Coast: Multi Gulf Coast
1/2/2013	Hilcorp Energy Co	Forest Oil	325.0	45.3	7.17	11.0	29,525			15%	14%	Gulf Coast: South TX
12/31/2012	Undisclosed Buyer	Venoco	250.0	44.9	5.57	8.9	27,967			0%	0%	West Coast: California
11/5/2012	Ursa Resources Group LLC	Antero Resources LLC	325.0	191.8	1.69	9.8	33,052			26%	35%	Rockies: Colorado
11/5/2012	Harbinger Group Inc.	Exco	540.1	65.6	8.23	12.4	43,450			16%	19%	Ark-La-Tex: Multi Ark-La-Tex
11/1/2012	Vanguard Natural Resources LLC	Bill Barrett Corporation	335.0	50.1	5.86	10.9	27,040	208,100	200	22%	14%	Rockies: Multi Rockies
10/25/2012	Magnum Hunter Resources Corp.	Viking International Resources Co Inc.	106.7	3.7	5.14	0.5	40,000	51,500	1,703	24%	24%	Eastern: Multi Eastern
9/25/2012	Summit Energy LLC	GMX	69.0	11.5	6.00	1.9	35,994			9%	9%	Multi Region: Diversified
8/8/2012	Abraxas	Undisclosed Seller	7.2	1.2	6.00	0.2	30,000			5%	5%	Pemian: West TX (#8)

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Announce Date	Buyers	Sellers	Deal Value ($MM)	Proved Reserves (MMBOE)	$/Proved BOE (Adv.Est.)	Production (MBOE/d)	$/Daily BOE (Adv.Est)	Net Undev Acres	$/Acre (Adv. Est)	Proved Reserves (% Oil)[1]	Production (% Oil)	US Region: Subregion
8/8/2012	NorthWestern Energy	NFR Energy LLC	19.2	2.2	8.60	0.7	26,265			4%	4%	Rockies: Montana
8/6/2012	Memorial Production Partners LP	Goodrich	95.0	23.2	4.10	2.1	45,238			38%	38%	Ark-La-Tex: East TX
7/17/2012	EnerVest Management Partners	Penn Virginia	100.0	17.6	5.68	3.3	30,003			0%	0%	Eastern: Multi Eastern
6/21/2012	Linn Energy LLC	BP	1,025.0	121.7	8.42	24.3	42,124			27%	27%	Rockies: Wyoming
6/1/2012	Vanguard Natural Resources LLC	Antero Resources Corp	445.0	70.0	4.16	12.7	22,973	19,395	2,784	18%	9%	Midcontinent: Oklahoma
5/23/2012	Argent Energy Trust	Denali Oil & Gas	166.7	5.2	21.59	1.4	82,173	108,736	500	25%	21%	Gulf Coats: South TX
5/14/2012	Memorial Production Partners LP	Memorial Resource Development LLC	27.0	4.7	5.77	0.7	38,571			19%	19%	Ark-La-Tex: East TX
5/11/2012	PDC	Merit Energy	330.6	29.2	7.97	2.8	83,071	35,000	2,800	58%	49%	Rockies: Colorado
4/17/2012	Memorial Production Partners LP	Undisclosed Seller	38.0	3.7	10.27	0.6	65,180			39%	39%	Ark-La-Tex: Multi Ark-La-Tex
4/9/2012	Hilcorp Energy Co	Marathon	375.0	17.0	22.06	15.6	24,020			1%	1%	Alaska: Alaska
3/14/2012	Undisclosed Buyer	Comstock	128.0	10.5	12.15	1.9	67,977			16%	19%	Multi Region: Diversified
3/9/2012	Linn Energy LLC	Southwestern Energy	175.0	22.7	7.72	4.0	43,750			3%	3%	Ark-La-Tex: East TX
3/7/2012	Memorial Production Partners LP	Memorial Resource Development LLC	18.3	3.3	5.49	0.4	47,781			18%	18%	Ark-La-Tex: East TX
2/27/2012	Linn Energy LLC	BP	1,200.0	121.7	6.78	18.3	45,001			37%	37%	Midcontinent; Kansas
2/24/2012	Apollo Global Management LLC; Riverstone	Kinder Morgan Inc.	7,150.0	664.4	8.83	146.7	40,000	1,695,636	757	30%	15%	Multi Region: Diversified
2/24/2012	Majeed S. Nami Personal Endowment Trust	Vanguard Natural Resources LLC	52.8	6.2	7.86	1.3	38,760	43,716	100	8%	16%	Eastern: Multi Eastern
2/23/2012	Wapiti Energy LLC	Gasco	34.1	2.6	7.33	0.6	32,931	80,015	187	7%	6%	Rockies: Utah
2/15/2012	PetroPoint Energy Partners LP	Rosetta Resources Inc.	95.0	11.0	8.64	3.3	28,788			0%	0%	Gulf Coast: South TX
Min			$7.0	1.2	$1.69	0.2	$14,000	19,395	100	0%	0%
Max			$7,150.0	664.4	$22.06	146.7	$83,071	1,695,636	2,800	58%	49%
Mean			$416.0	47.0	$8.89	9.8	$39,188	287,256	1,190	16%	16%
Median			$158.4	17.3	$7.91	3.4	$34,902	65,758	628	15%	15%

Note:

(1)	Proved Reserves (%Oil) and Production (%Oil) includes oil and NGLs.

The selected asset transaction analysis showed that, based on the estimates and assumptions used in the analysis, the transactions had a mean production value of USD$39,188 per daily BOE (median value of $34,902 per daily BOE) and mean proved reserves value of USD$8.89 per BOE (median value of USD$7.91 per BOE). The mean and median implied enterprise values of Equal, using its proved reserves of 24.3 MMBOE, as stated in the independent engineering evaluation of certain oil, NGL and natural gas interests of Equal prepared by Haas Petroleum Engineering Services, Inc. (“HAAS”) dated February 4, 2014 and effective January 1, 2014, prepared in accordance with SEC guidelines (the “Reserves Evaluation”), and applying the selected transactions information above, are USD$216.4 million and USD$192.6 million respectively. The mean and median implied value of Equal, using its production, 7.0 MBOE/D as of March 31, 2014, and applying the selected transaction information above, is USD$273.3 million and USD$243.4 million respectively.

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Implied Shareholder Rate of Return Analysis

Equal does not as a matter of course make long-term projections, but as part of the process of evaluating alternatives, Equal management provided selected information necessary to evaluate certain scenarios. Such information is further described in the section of this Circular entitled “Certain Unaudited Prospective Financial and Operating Information” beginning on page 58.

Using such information, two ranges of future well performance (estimated ultimate recoveries (“EUR”) of 517 MBOE and 600 MBoe) and the forward pricing curves of oil and gas commodity prices as reported on the NYMEX as of May 15, 2014, with a range of realizations as to the pricing of NGLs relative to West Texas Intermediate (“WTI”) as indicated in the table below, GHS then calculated what price per Equal Share an Equal Shareholder would be willing to pay if a 10-25% range of returns were to be required. GHS chose this range of required returns based on its judgment and experience in working with energy investors and buyers, and considering Equal’s financial, operating and other characteristics. Future returns to Equal Shareholders were calculated through July 31, 2017, to include a $0.05 per share per quarter dividend plus a terminal net asset value per share. GHS projected financials and proved reserves through 2017 based on a forecasted drilling program, NYMEX strip pricing, and combined with Equal’s management’s estimates of costs and expenses. Sensitivities to the model included a range of EURs and NGL realizations. The projected mid-year 2017 balance sheet and value of proved reserves provided the estimated future net asset value that was then discounted three years to provide the range of values in the table below. The range of returns evaluated reflects GHS’ experience for companies of similar size and risk, and considering the aggressiveness of the projected information and assumptions used.

Scenario	EUR(1) (MBOE)	NGL % of WTI	Realized Oil(2)	Realized NGL(2)	Realized Gas(2)	Implied Share Price Based on ROR%
						10% (USD$)	15% (USD$)	20% (USD$)	25% (USD$)
1	517	35.0%	96.0%	89.0%	87.0%	4.57	4.03	3.58	3.20
2	517	38.5%	96.0%	87.5%	87.0%	5.18	4.57	4.05	3.62
3	517	43.0%	96.0%	89.0%	87.0%	6.09	5.36	4.75	4.23
4	517	53.0%	96.0%	89.0%	87.0%	7.96	7.00	6.19	5.51
5	600	35.0%	96.0%	89.0%	87.0%	5.20	4.58	4.06	3.63
6	600	38.5%	96.0%	87.5%	87.0%	5.86	5.16	4.57	4.07
7	600	43.0%	96.0%	89.0%	87.0%	6.82	6.00	5.31	4.73
8	600	53.0%	96.0%	89.0%	87.0%	8.81	7.74	6.85	6.09

Notes:

(1)	As indicated by the footnote in the section of this Circular entitled “Certain Unaudited Prospective Financial and Operating Information” beginning on page 58, the 517 MBOE EUR matches the average gross well EUR as estimated in the Reserves Evaluation; the 600 MBOE EUR scenarios represent top decile performance sensitivities and are not representative of historic average well performance.
(2)	Realized Oil percentage provided by Equal based on the percentage of NYMEX WTI strip pricing, Realized NGL range provided by Equal as a percentage of NYMEX WTI strip pricing and Realized Gas percentage provided by Equal based on NYMEX Henry Hub strip pricing.

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The table below shows the ending Net Debt balance per year by scenario using the same assumptions used in the table above.

Scenario	Beginning(1) Net Debt (MM USD$)	2014 Net Debt (MM USD$)	2015 Net Debt (MM USD$)	2016 Net Debt (MM USD$)	2017 Net Debt (MM USD$)
1	24.3	39.6	56.1	69.4	77.1
2	24.3	37.4	50.7	60.5	64.4
3	24.3	33.4	40.9	44.4	41.4
4	24.3	25.6	22.4	14.2	-1.2
5	24.3	39.3	53.8	63.3	65.8
6	24.3	37.0	48.2	54.1	52.4
7	24.3	33.0	38.3	37.5	28.5
8	24.3	25.2	19.3	6.3	-16.0

Note:

(1)	Beginning Net Debt provided by Equal as of March 31, 2014.
(2)	Net Debt is calculated by subtracting cash and equivalents from the total debt outstanding.

As discussed, Equal does not as a matter of course make long-term projections, and no such projections were available to be utilized in a discounted cash flow (“DCF”) analysis. A DCF analysis would typically require additional, unavailable information. For example, given Equal’s limited number of proven undeveloped net drilling locations, a projection useful for a DCF would require unavailable information regarding acreage availability and acquisition and development costs for future drilling locations.

Miscellaneous

The summary set forth above does not contain a complete description of the analyses performed by GHS, but does, together with GHS’ involvement in Equal’s strategic process, summarize the material analyses performed by GHS in rendering the Fairness Opinion. The preparation of a Fairness Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. GHS believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Fairness Opinion. In arriving at the Fairness Opinion, GHS considered the results of all of its analyses (including the Equal’s strategic process) and did not attribute any particular weight to any factor or analysis. Instead, GHS made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis (including Equal’s strategic process) has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be GHS’ view of the actual value of the Equal Shares.

None of the selected companies or transactions used in the analyses above is directly comparable to Equal or the Arrangement. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.

GHS performed its analyses solely for purposes of providing the Fairness Opinion to our Board. In performing its analyses, GHS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Certain of the analyses performed by GHS are based upon financial projections of future results, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These

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financial projections are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. GHS does not assume responsibility if future results are materially different from projected financial results.

•	While GHS provided advice to our Board during its negotiations with Petroflow, GHS did not recommend any specific Arrangement Consideration.

•	GHS assumed and relied upon, without assuming liability or responsibility for independent verification, the accuracy and completeness of all the information that was publicly available, and information supplied or otherwise made available to it by management or from others, discussed with management, or reviewed by GHS. GHS further relied upon the assurances of the management of Equal that the financial information provided to GHS was prepared on a reasonable basis in accordance with industry practice, and that the management of Equal was not aware of any information or facts that would make any information provided to GHS incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of the Fairness Opinion, GHS assumed that with respect to financial projections, estimates and other forward-looking information reviewed by GHS, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments as to the expected future results of operations and financial condition of Equal to which such financial projections, estimates and other forward-looking information relate. GHS expressed no opinion as to any such financial projections, estimates or forward-looking information or the assumptions on which they were based. GHS relied, with Equal’s consent, on advice of the outside counsel to Equal, and on the assumptions of the management of Equal, as to all accounting, legal, regulatory, tax and financial reporting matters with respect to Equal and the Arrangement Agreement. The Fairness Opinion does not address any accounting, legal, regulatory, tax and financial reporting matters.

In arriving at its opinion, GHS assumed that the executed copy of the Arrangement Agreement, as amended, that it reviewed was in all material respects the final Arrangement Agreement with respect to the Transaction. GHS relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Arrangement Agreement and all other documents and instruments that are referred to therein were true and correct, (ii) each party to such agreements would fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Arrangement would be consummated pursuant to the terms of the Arrangement Agreement without further amendments thereto, and (iv) all conditions to the consummation of the Arrangement would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, GHS assumed that all the necessary regulatory approvals and consents (including any consents required under applicable state corporate laws) required for the Arrangement would be obtained in a manner that would not adversely affect Equal or the contemplated benefits of the Arrangement.

In arriving at its opinion, GHS did not perform any appraisals or valuations nor did GHS evaluate the solvency of Equal under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by GHS in connection with the Fairness Opinion were going concern analyses, and GHS expressed no opinion regarding the liquidation value of Equal or any other entity. Without limiting the generality of the foregoing, GHS undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Equal or any of its affiliates was a party or may be subject, and made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. GHS also assumed that Equal is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Arrangement.

The Fairness Opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of the Fairness Opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. GHS did not express any opinion as to the price at which the Equal Shares have traded or such stock may trade at any future time. GHS did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of the Fairness Opinion and does not have any obligation to update, revise or reaffirm the Fairness Opinion.

The Fairness Opinion addressed solely the fairness, from a financial point of view, to Equal Shareholders (excluding holders exercising Dissent Rights and Excluded Holders) of the sum of the per share Arrangement Consideration and the

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Arrangement Dividend, as set forth in the Arrangement Agreement, and did not address any other terms or agreement relating to the Arrangement or any other terms of the Arrangement Agreement. GHS was not requested to opine as to, and the Fairness Opinion does not address, the basic business decision to proceed with the Arrangement, the merits of the Arrangement relative to any alternative transaction or business strategy that may be available to Equal, Petroflow or Petroflow Sub’s ability to fund the Arrangement Consideration, any other terms contemplated by the Arrangement Agreement, the fairness of the Arrangement to any other class of securities, creditor or other constituency of Equal, or the fairness of the amount or nature of compensation to our officers, directors or employees, or any class of such persons, relative to the sum of the per Equal Share Arrangement Consideration and Arrangement Dividend proposed to be paid to Equal Shareholders (excluding holders exercising Dissent Rights and Excluded Holders). GHS expressed no opinion as to whether any alternative transaction might produce consideration for Equal’s Shareholders in excess of the amount contemplated in the Arrangement.

Information About GHS

As a part of its investment banking business, GHS is regularly engaged in the valuation of businesses in the energy industry and other industries and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. Our Board selected GHS to be its financial advisor in connection with the Transaction and, subsequently selected GHS to render the Fairness Opinion in connection with the Transaction on the basis of such experience and knowledge of Equal.

GHS acted as financial advisor to our Board in connection with the Transaction. In connection with those services, GHS received a monthly advisory fee of USD$25,000 per month (in aggregate USD$338,750 through May 28, 2014), creditable against the Transaction fee, and will receive an estimated additional fee upon consummation of the Transaction of approximately USD$2 million (less the aggregate amount of monthly advisory fees paid through consummation). In addition, GHS received a fixed fee of US $150,000 in connection with a prior fairness opinion issued to the Board on December 6, 2013. With respect to the Fairness Opinion, GHS received a fixed fee of USD$100,000, which was payable upon rendering the Fairness Opinion, regardless of the conclusions contained in the Fairness Opinion or whether or not the Arrangement is consummated. Also in connection with the above, Equal has agreed to reimburse GHS for its out-of-pocket and incidental expenses and indemnify GHS for certain liabilities arising out of it being so engaged. To the extent that Equal requests GHS to perform additional services not contemplated by the above-referenced agreements, additional fees may be mutually agreed upon by GHS and Equal.

In the ordinary course of its business, GHS and its affiliates may actively trade securities of Equal for their own accounts or the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. GHS may also, in the future, provide investment banking and financial advisory services to Equal or Petroflow or entities that are affiliated with Equal or Petroflow, for which GHS would expect to receive compensation.

Consistent with applicable legal and regulatory requirements, GHS has adopted policies and procedures to establish and maintain the independence of GHS’ research department and personnel. As a result, GHS’ research analysts may hold opinions, make statements or investment recommendations and/or publish research reports with respect to Equal and the Arrangement and other participants in the Arrangement (including Petroflow) that differ from the opinions of GHS’ investment banking personnel.

Certain Unaudited Prospective Financial and Operating Information

Equal does not as a matter of course make long-term projections as to its future revenues, production, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Equal is including the following summary of the unaudited prospective financial and operating information because it was made available to the Board and GHS, in connection with their respective evaluations of the Arrangement as of May 29, 2014, and GHS was authorized to rely upon such information for purposes of its analysis and opinion. The inclusion of this information should not be regarded as an indication that any of Equal, GHS or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.

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The unaudited prospective financial and operating information prepared by the management of Equal was, in general, prepared solely for their internal use and is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial and operating information covers multiple years, such information by its nature becomes less predictive with each successive year. Equal Shareholders are urged to review Equal’s public filings for a description of risk factors with respect to Equal’s business, as well as the section of this Circular entitled “Risk Factors” beginning on page 108; see also “Cautionary Statement Regarding Forward-Looking Information and Statements” beginning on page 23 and “Where You Can Find Additional Information” beginning on page 119. The unaudited prospective financial and operating information was not prepared with a view toward public disclosure, nor was it prepared with a view toward compliance with GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial and operating information. In addition, the unaudited prospective financial and operating information requires significant estimates and assumptions that make it inherently less comparable to the similarly titled GAAP measures in the historical GAAP financial statements of Equal. Neither Equal’s independent registered public accounting firm nor any other independent accountant has compiled, examined or performed any procedures with respect to the unaudited prospective financial and operating information contained herein, nor expressed any opinion or any other form of assurance on such information or its achievability. The report of the independent registered public accounting firm to Equal contained in Equal’s Annual Report on Form 10-K and in the annual information form for the fiscal year ended December 31, 2013, relates to Equal’s historical financial information. That report does not extend to the unaudited prospective financial and operating information and should not be read to do so. Furthermore, the following unaudited prospective financial and operating information does not take into account any circumstances or events occurring after the date it was prepared. For the purposes of the tables set forth below, EBITDA is generally the amount of the relevant company’s earnings before interest, taxes, depreciation, depletion, amortization and exploration expenses for a specified time period.

The following tables reflect the material unaudited prospective financial and operating data regarding Equal provided to the Board in connection with its evaluation of the Arrangement and provided to GHS, which were authorized to rely upon such data for purposes of their respective analyses and opinion. The data reflects certain oil and gas pricing assumptions and operational results reviewed and discussed with Equal management. The following information has been updated as of May 29, 2014:

Selected Financial Information Provided by Management (1)	Last 12 Months ending March 31, 2014	2013	2014(1)
‘(USD$ in millions)
Revenues	70.4	61.9	79.5
EBITDA	38.8	33.8	47.2

Note:

(1)	Management financial estimates based on NYMEX forward strip pricing as of April 23, 2013

Ranges Across Implied	2014		2015		2016		2017
Shareholder Rate of Return Scenario*	Low	High	Low	High	Low	High	Low	High
(USD$ in millions)
Assuming 517 MBOE EURs:
Equivalent daily production (Boe/day)	6,915	6,915	7,730	7,730	8,708	8,708	9,630	9,630
Net cash flow	(14.5)	(0.5)	(5.6)	3.2	(0.2)	8.2	1.2	15.4
PV-10 of Reserves at end of period	212.3	298.9	235.8	328.3	261.7	361.4	286.3	392.7
Revenues	73.7	88.5	77.7	98.1	84.0	105.7	92.1	115.2
EBITDA	42.5	56.4	43.4	62.6	46.9	67.2	52.1	73.8
Assuming 600 MBOE EURs:
Equivalent daily production (Boe/day)	6,957	6,957	8,029	8,029	9,270	9,270	10,428	10,428
Net cash flow	(14.2)	(0.1)	(4.2)	5.9	0.5	13.1	4.5	22.2
PV-10 of Reserves at end of period	221.2	310.8	252.8	350.8	281.7	387.6	314.0	429.0
Revenues	74.1	89.1	80.6	101.8	89.3	112.4	99.6	124.6
EBITDA	42.8	56.9	45.4	65.3	50.5	72.1	57.1	80.6

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*	Assumes that (1) Equal drills 15 wells per year (11 wells in 2014) and (2) through forced pooling, Equal is able to increase its working interest from approximately 35% on average (used in Equal’s Reserves Evaluation) to an assumed 95%. Production forecast is based on the Reserves Evaluation for producing reserves plus new wells which produce based on the forecasted EUR well production performance. The 517 MBOE EUR matches the average gross well EUR as estimated in the Reserves Evaluation. The 600 MBOE EUR scenarios represent top decile performance sensitivities and are not representative of historic average well performance. The ranges shown also reflect the NGL pricing variations (35-53% of WTI) shown in the section of this Circular entitled “The Arrangement – Fairness Opinion - Implied Shareholder Rate of Return Analysis”.

Realized Pricing Assumptions*	2014	2015	2016	2017

Oil Price (USD$/bbl)	93.06	89.73	84.45	81.66
Gas Price (USD$/Mcf)	3.80	3.70	3.71	3.83

*	Based on Equal realized forward pricing curve of oil and gas commodity prices as reported on the NYMEX as of May 27, 2014.

Financing of the Arrangement

It is a condition to the obligations of Petroflow and Petroflow Sub to complete the Arrangement that either Petroflow or Petroflow Sub has received the proceeds of Financing for the purposes of financing the transactions contemplated by the Arrangement Agreement and related fees and expenses. If the Financing is not completed due to Petroflow’s breach of its covenant to use its commercially reasonable efforts to obtain the Financing and Equal is not then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Petroflow Sub and Petroflow under the Arrangement Agreement to not be satisfied, the Arrangement may not be completed, in which case Petroflow would be required to pay a reverse termination payment to Equal in the amount of USD$2,000,000, pursuant to the Arrangement Agreement.

See Section 10.2(f) of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars relating to the Reverse Termination Payment.

See “The Plan of Arrangement - Sources of Funds for the Arrangement” on page 63.

Lock-Up Agreements

The directors and officers of Equal and its subsidiaries have entered into Lock-Up Agreements with Petroflow and Petroflow Sub pursuant to which they have agreed, among other things, to vote the Equal Shares beneficially owned or controlled by them in favour of the Arrangement Resolution. At May 15, 2014, the latest practicable date prior to the date of the Circular, the directors and officers of Equal and its subsidiaries beneficially owned or controlled 848,814 Equal Shares, representing approximately 2.4% of the Equal Shares outstanding. The form of Lock-Up Agreement is attached to the Circular as Appendix E.

Among other things, pursuant to the Lock-Up Agreements, the directors and officers of Equal and its subsidiaries have agreed:

•	to vote all of the Equal Shares owned or over which control is exercised, on or before the tenth business day prior to the date of the Meeting, in support of the Arrangement Resolution and any other matter to be considered at the Meeting, which is reasonably necessary for the consummation of the Arrangement;

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•	not to directly or indirectly solicit, approve or do certain other things in relation to an Acquisition Proposal (as described below under the section of this Circular entitled “The Arrangement Agreement” beginning on page 66);

•	not to take any action of any kind which could reasonably be expected to delay or interfere with the completion of the Arrangement and the other transactions contemplated by the Arrangement Agreement or the Lock-Up agreement;

•	to waive any rights to dissent with respect to the Arrangement Resolution;

•	in the event that any transaction other than the Arrangement is presented for approval of or acceptance by the securityholders of Equal by a person other than Petroflow Sub or its associates or affiliates, to cause its Equal Shares to be voted against such transaction; and

•	to enter into an option cancellation agreement with Equal in respect of any Options it holds.

Despite the provisions of the Lock-up Agreements described above, the Lock-up Agreements provide that nothing in such provisions will prevent a director or officer of Equal in his or her capacity as such director or officer, (i) from acting in accordance with the exercise of his or her fiduciary duties or other legal obligation to act in the best interests of Equal or (ii) from taking certain actions pursuant to the Arrangement Agreement if such actions should be taken to properly discharge his or her fiduciary duty as a director and/or officer of Equal.

The directors and officers of Equal and its subsidiaries on one hand, and Petroflow and Petroflow Sub, on the other hand, may terminate the Lock-Up Agreements in certain circumstances pursuant to the terms of the Lock-up Agreements.

The description of the terms of the Lock-up Agreements above is a summary only and does not purport to be a comprehensive description of all of the terms of the Lock-up agreement. The form of Lock-Up Agreement is attached to the Circular as Appendix E, which should be read in its entirety.

Board Resignations

It is anticipated that all of the current members of the Board will resign effective as of the Effective Date and Petroflow and/or Petroflow Sub will fill the vacancies created by such resignations.

THE PLAN OF ARRANGEMENT

Arrangement Steps

The following summarizes the steps that will occur under the Plan of Arrangement on the Effective Date, if all conditions to the completion of the Arrangement have been satisfied or waived. The following description is qualified in its entirety by reference to the  full text of the Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement which is attached to this Circular as  Appendix A, as amended by the Amending Agreement. Equal Shareholders should read the Plan of Arrangement, Arrangement  Agreement and Amending Agreement, each in its entirety.

Commencing at the Effective Time, each of the events or transactions set out below will occur, and will be deemed to occur, consecutively in the following order, without any further authorization, act or formality, except as otherwise provided in the Plan of Arrangement:

•	Equal will pay a dividend in the amount of USD$0.05 per Equal Share (other than on those Equal Shares held by Dissenting Shareholders) to the holders thereof (subject to applicable tax witholdings);

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•	notwithstanding Equal’s stock option plan or any agreements or other arrangements relating to the Options, each Option outstanding immediately prior to the Effective Time (whether vested or unvested) will be transferred from the Optionholder to Equal in consideration for a cash payment by or on behalf of Equal, which will be equal to the amount, if any, by which the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option, subject to applicable tax withholdings and other source deductions, and such Option shall be cancelled immediately after its transfer to Equal and where such amount is a negative, none of Equal, Petroflow Sub or any other person will be obligated to pay any amount in respect of such Option;

•	(i) each Optionholder will cease to be a holder of such Options, (ii) such Optionholder’s name will be removed from each applicable register, (iii) Equal’s stock option plan and all agreements and other arrangements relating to the Options will be terminated and will be of no further force and effect, and (iv) such Optionholder will thereafter have only the right to receive a cash payment by or on behalf of Equal, which will be equal to the amount, if any, by which the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option, subject to applicable tax withholdings and other source deductions at the time and in the manner specified in the Plan of Arrangement;

•	notwithstanding the terms of the RSP Plan, all unvested Equal Shares issuable thereunder to RSP Plan participants will be issued, subject to Equal taking such steps as are required to satisfy applicable tax withholdings and other source deductions, to those RSP Plan participants, respectively, and the RSP Plan will be terminated and be of no further force and effect;

•	each Equal Share issued and outstanding at the Effective Time (other than those held by Dissenting Shareholders) will be transferred to and acquired by Petroflow Sub in exchange for the Arrangement Consideration for each Equal Share; provided that Equal Shares then held by or on behalf of RSP Plan participants will be subject to applicable tax withholdings and other source deductions; and

•	(i) the name of each Equal Shareholder (including Dissenting Shareholders) will be removed from the register of Equal Shareholders, (ii) the holders of Equal Shares (A) that are not Dissenting Shareholders will cease to have any rights of holders of such Equal Shares other than the right to be paid the Arrangement Consideration per Equal Share in accordance with the Plan of Arrangement and (B) that are Dissenting Shareholders will cease to have any rights of holders of such Equal Shares other than the right to be paid fair value for such Equal Shares, and (iii) Petroflow Sub will be deemed to be the holder of all of the Equal Shares (free and clear of any encumbrances) and will be entered as the holder of such Equal Shares in the register of Equal Shares maintained on behalf of Equal and will be deemed to be the legal and beneficial holder of such Equal Shares (free and clear of all encumbrances).

Exchange of Certificates for Cash

Not more than one business day prior to the Effective Date, Petroflow Sub will deposit, or arrange to be deposited, for the benefit of Equal Shareholders, cash with the Depositary in the aggregate amount equal to the payments in respect thereof required by the Plan of Arrangement, with the amount per Equal Share in respect of which Dissent Rights have been exercised being deemed to be the Arrangement Consideration per Equal Share for this purpose, net of applicable withholdings. The cash deposited with the Depositary by or on behalf of Petroflow Sub shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Petroflow Sub.

On, or as soon as practicable after, the Effective Date, Equal shall pay the amounts, net of applicable withholdings, to be paid to Optionholders, either (i) pursuant to the normal payroll practices and procedures of Equal, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of Equal is not practicable for any such Optionholder, by check (delivered to such Optionholders, as applicable, as reflected on the register maintained by or on behalf of Equal in respect of the Options).

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(62)

Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Equal Shares that were transferred pursuant to the Plan of Arrangement, together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Equal Shareholder represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such Equal Shareholder, the cash which such Equal Shareholder has the right to receive under the Arrangement for such Equal Shares less any amounts withheld pursuant to the Plan of Arrangement, and any certificate so surrendered shall forthwith be cancelled.

Until surrendered as contemplated by the Plan of Arrangement, each certificate that immediately prior to the Effective Time represented Equal Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in the Plan of Arrangement, less any amounts withheld pursuant to the Plan of Arrangement.

No Equal Shareholder or Optionholder shall be entitled to receive any consideration with respect to Equal Shares or Options other than any cash payment to which such holder is entitled to receive in accordance with the Plan of Arrangement and for greater certainty, no such holder will be entitled to receive any interest, dividends (other than a Permitted Dividend), premium or other payment in connection therewith.

Extinction of Rights

The Plan of Arrangement provides that, subject to any applicable laws governing unclaimed personal property, if any Equal Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing Equal Shares (or an affidavit of loss and bond or other indemnity as applicable), together with such other documents or instruments required to effect the transfer of Equal Shares, on or before the last business day before the third anniversary of the Effective Date, such Equal Shareholder shall be deemed to have donated and forfeited to Petroflow Sub any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such Equal Shareholder to which such Equal Shareholder is entitled. At and after the Effective Time, any certificate formerly representing Equal Shares shall represent only the right to receive consideration in accordance with the Plan of Arrangement; provided that such certificates shall, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and shall be deemed to have been surrendered to Petroflow Sub and shall be cancelled.

Sources of Funds for the Arrangement

The completion of the Arrangement is subject to a financing condition. See “Financing of the Arrangement” beginning on page 60. Petroflow Sub is expected to pay an aggregate amount of approximately USD$199.7 million (approximately CDN$217.4 million based on the Bank of Canada noon rate on May 15, 2014), subject to adjustment in accordance with the Arrangement Agreement, to acquire all of the outstanding Equal Shares assuming that no Equal Shareholders validly exercise their right to dissent. Petroflow Sub has no material assets other than the Arrangement Agreement. Petroflow’s historical and current assets and cash flow from operations are insignificant relative to the size of the transaction and as such they are insufficient to fund the cost of the acquisition contemplated by the Arrangement and immaterial to your consideration of the Arrangement Resolution. The funding of the payment to you for your Equal Shares will be derived entirely from third-party financing. The Board did not consider the financial statements of Petroflow or Petroflow Sub or rely on the financial condition of Petroflow or Petroflow Sub in determining that the transaction is in the best interests of Equal Shareholders. The Board relied upon the reverse termination payment as adequate assurance for Equal Shareholders and a sufficient inducement to Petroflow to obtain the Financing for the transaction and close the acquisition.

Debt Commitment Letters

On April 30, 2014, Petroflow entered into a first lien debt financing commitment letter with Credit Suisse Securities (USA) LLC and Credit Suisse AG and a second lien debt financing commitment letter with Sankaty Credit Opportunities Fund V-A, L.P., Sankaty Credit Opportunities Fund V-B, L.P., Sankaty Middle Market Opportunities Fund II-F, L.P., Sankaty Middle Market Opportunities Fund II, L.P., and Sankaty Middle Market Opportunities Fund II-A, L.P. Under such commitment letters, the applicable financial institutions party thereto have committed, subject to certain terms and conditions, to provide or syndicate a $235 million first lien term loan (the “First Lien Facility”) and a $100 million second lien term loan (the “Second Lien Facility” and collectively with the First Lien Facility the “Credit Facilities”) for the transactions contemplated by the Arrangement Agreement.

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(63)

The debt commitment letters are subject to various terms and conditions, including: (a) the financial institutions’ satisfactory completion of due diligence, (b) the absence of a “material adverse effect” as specified in the terms of such debt commitment letters, (c) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facilities and (d) the borrowers’ compliance with the terms of the debt commitment.

Equal and Petroflow expect that the debt commitment letters, upon satisfaction of the conditions therein, will provide funds sufficient to satisfy Petroflow’s payment obligations under the Arrangement Agreement required to be paid at the closing of the Arrangement. Subject to satisfaction of the terms and conditions of the debt commitment letters, Petroflow will be entitled to use proceeds from the Credit Facilities to finance the acquisition of Equal, including with respect to Equal’s existing indebtedness and fees and expenses incurred in connection with the Arrangement.

Stock Exchange Delisting

If the Arrangement is completed, it is expected that the Equal Shares will be delisted from the TSX and NYSE in the days following its completion. It is expected that the Convertible Debentures will remain listed on the TSX immediately after the completion of the Arrangement, to the extent that Convertible Debentures remain outstanding following completion of the Arrangement. See the section of this Circular entitled “The Arrangement – Treatment of Equal Securities Pursuant to the Arrangement - Convertible Debentures” beginning on page 32.

Procedure for the Arrangement Becoming Effective

The Arrangement is proposed to be carried out pursuant to section 193 of the ABCA. The following procedural steps must be taken for the Arrangement to become effective:

•	the Arrangement must be approved by the Equal Shareholders in the manner set forth in the Interim Order;

•	the Court must grant the Final Order approving the Arrangement;

•	all conditions precedent to the Arrangement, as set forth in the Arrangement Agreement, must be satisfied or waived by the appropriate party; and

•	the Final Order and Articles of Arrangement in the form prescribed by the ABCA must be filed with the Registrar.

Equal Shareholder Approval

At the Meeting, pursuant to the Interim Order, the Equal Shareholders will be asked to approve the Arrangement Resolution. Each Equal Shareholder shall be entitled to vote on the Arrangement Resolution, with the Equal Shareholders entitled to one vote per Equal Share. The requisite approval for the Arrangement Resolution is at least (i) 66 2⁄3% of the votes cast on the Arrangement Resolution by the Equal Shareholders present in person or represented by proxy at the Meeting and (ii) a simple majority of the votes cast on the Arrangement Resolution by the Equal Shareholders, excluding the votes of those persons whose votes may not be included in determining minority approval of a business combination under MI 61-101. The Arrangement Resolution must receive Equal Shareholder approval in order for Equal to seek the Final Order and implement the Arrangement on the Effective Date in accordance with the terms of the Final Order.

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Court Approval

Interim Order

On June 10, 2014, the Court granted the Interim Order directing the calling of the Meeting and prescribing the conduct of the Meeting and other matters. The Interim Order is attached as Appendix B to this Circular.

Final Order

The ABCA provides that a plan of arrangement requires court approval. Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by the Equal Shareholders at the Meeting in the manner required by the Interim Order, Equal will make an application to the Court for the Final Order.

The application for the Final Order approving the Arrangement is scheduled for July 9, 2014, at 4:00 p.m. (Calgary time), or as soon thereafter as counsel may be heard, at the Calgary Courts Centre, 601 - 5th Street S.W., Calgary, Alberta. At the hearing, any Equal Shareholder, Optionholder, holder of Restricted Shares, Debentureholder or any other interested party who wishes to appear at the hearing is required to file with the Court and serve upon Equal, on or before 5:00 p.m. (Calgary time) on July 3, 2014, a notice of his/her/its intention to appear, including an address for service in Calgary, Alberta (or alternatively, a telecopier number for service by telecopy), indicating whether such interested party intends to support or oppose the Application or make submissions at the application, together with a summary of the position such interested party intends to advocate before the Court, and any evidence or materials which are to be presented to the Court. Service on Equal is to be effected by delivery to the solicitors for Equal at Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street, S.W., Calgary, Alberta, T2P 5C5, Attention: Geoffrey D. Holub. See the Notice of Originating Application accompanying this Circular.

The Court has broad discretion under the ABCA when making orders with respect to plans of arrangement and the Court may consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement either as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court thinks fit.

Conditions Precedent

The implementation of the Arrangement is subject to a number of conditions precedent being waived or satisfied by one or more of the parties to the Arrangement Agreement. See the section of this Circular entitled “The Arrangement Agreement-Conditions” beginning on page 73.

Timing

If the Meeting is held as scheduled and is not adjourned or postponed and Equal Shareholder approval is obtained, Equal will apply for the Final Order approving the Arrangement. Subject to receipt of the Final Order in form and substance satisfactory to Equal and Petroflow Sub, and satisfaction or waiver of all other conditions set forth in the Arrangement Agreement, Equal expects the Effective Date to occur before July 31, 2014. However, we cannot predict the exact timing of the completion of the Arrangement.

The Arrangement will become effective upon the sending to the Registrar of the Articles of Arrangement and a copy of the Final Order, together with such other materials as may be required by the Registrar.

Expenses

The estimated fees, costs and expenses of Equal in connection with the Arrangement contemplated herein including, without limitation, financial and strategic advisors’ fees, filing fees, legal and accounting fees, proxy solicitation fees and printing and mailing costs are anticipated to be approximately USD$4.0 million based on certain assumptions.

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THE ARRANGEMENT AGREEMENT

The Arrangement Agreement provides for the implementation of the Plan of Arrangement. The following is a summary only of certain  provisions of the Arrangement Agreement (as amended by the Amending Agreement) and reference should be made to the full text of  the Arrangement Agreement and Amending Agreement set out in Appendix A to this Circular, including the Plan of Arrangement attached to the Arrangement Agreement as Schedule “A” thereto, which is incorporated by reference into this Circular. This summary does not purport to be complete and may not contain all of the information about the Arrangement Agreement that is important to you. Equal Shareholders are encouraged to read the Arrangement Agreement and the Amending Agreement, including the Plan of Arrangement, in its entirety. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this Circular and in our filings on EDGAR at www.sec.gov and SEDAR at www.sedar.com. See the section of this Circular entitled “Where You Can Find Additional Information” beginning on page 119.

The Arrangement Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Arrangement Agreement. Our representations, warranties, covenants and agreements contained in the Arrangement Agreement have been made solely for the benefit of Petroflow and Petroflow Sub. In addition, these representations, warranties, covenants and agreements (i) have been made only for purposes of the Arrangement Agreement, (ii) have been qualified by confidential disclosures made to Petroflow and Petroflow Sub in the disclosure letter delivered in connection with the Arrangement Agreement, (iii) are subject to materiality qualifications contained in the Arrangement Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Arrangement Agreement or such other date as is specified in the Arrangement  Agreement and (v) have been included in the Arrangement Agreement for the purpose of allocating risk between the parties rather than establishing matters as fact. Accordingly, the Arrangement Agreement and the Amending Agreement are attached in Appendix A to this Circular only to provide you with information regarding the terms of the Arrangement Agreement as amended by the Amending  Agreement, and not to provide you with any other factual information regarding us or our business. You should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of  facts or condition of us or any of our subsidiaries or affiliates. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Covenants

Mutual Covenants

In the Arrangement Agreement, Equal, Petroflow and Petroflow Sub have each provided mutual covenants customarily included in arrangement agreements involving transactions similar to the Arrangement, including a covenant to use its reasonable best efforts to satisfy the conditions precedent to their respective obligations under the Arrangement Agreement to the extent the same is within their control and to consummate and make effective as promptly as is practicable the transactions contemplated in the Arrangement Agreement.

Covenants of Petroflow

Petroflow has provided, in favour of Equal, covenants customarily included in arrangement agreements involving transactions similar to the Arrangement, including a guarantee provided by Petroflow as parent of Petroflow Sub, that Petroflow Sub will duly perform each and every one of its obligations under the Arrangement Agreement, including all payment obligations under the Arrangement Agreement and the Plan of Arrangement.

Covenants of Petroflow Sub

Petroflow Sub has provided, in favour of Equal, covenants customarily included in arrangement agreements involving transactions similar to the Arrangement, including a covenant to use its reasonable best efforts to satisfy the conditions precedent to its obligations under the Arrangement Agreement.

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Covenants of Equal

Equal has provided, in favour of Petroflow and Petroflow Sub, a number of covenants customarily included in arrangement agreements involving transactions similar to the Arrangement, covenants regarding the following, among other things:

•	to use commercially reasonable efforts to obtain the requisite Equal Shareholder approval for the Arrangement Resolution at the Meeting;

•	covenants relating to Acquisition Proposals (as described below);

•	to conduct and preserve the business of Equal and its subsidiaries in the ordinary course and in a proper and prudent manner in accordance with good oil and gas industry practices and consistent with recent practices;

•	to pay or cause to paid all obligations that become due;

•	to perform and comply with all obligations under the Title and Operating Documents (each as defined in the Arrangement Agreement and as described below);

•	to maintain working capital and insurance in the ordinary course;

•	to not take certain actions without the consent of Petroflow Sub relating to the conduct of Equal’s business from the date of the Arrangement Agreement to the Effective Time;

•	to promptly inform Petroflow and Petroflow Sub of material communications with government authorities regarding the transaction and not participate in any substantive meeting or discussion without prior consultation with Petroflow and Petroflow Sub;

•	to effect such reorganizations of the business, operations and assets of Equal as Petroflow Sub may request (subject to certain exceptions, including reorganizations that would materially delay the completion of the Arrangement, would expose Equal to adverse tax consequences, would violate applicable law or a material contract or could not be unwound in the case that the Arrangement is not completed without adversely affecting Equal in a material manner);

•	to not effect any transaction that would be reasonably likely to prevent Petroflow Sub from obtaining the benefit of a full tax cost “bump” in respect of non-depreciable capital properties;

•	to, subject to applicable laws, make any required amendments to Equal’s stock option plan and the Options outstanding thereunder and to take such action necessary to allow for the termination and cancellation thereof, respectively;

•	to provide Petroflow and Petroflow Sub with reasonable access to the conduct of Equal’s business during normal business hours and cooperate to provide information reasonably requested;

•	to promptly notify Petroflow and Petroflow Sub of any claim brought by a present, former, or purported holder of securities of Equal in connection with the transactions contemplated by the Arrangement Agreement;

•	to take all actions necessary to terminate the 401(k) plans of Equal and its subsidiaries;

•	to advise Petroflow of any event, change or development that has resulted in, or that to the knowledge of Equal, would reasonably be expected to constitute a Material Adverse Change (as defined in the Arrangement Agreement and described below) or upon receiving written notice alleging any material breach or default under a material contract or certain other contracts or that a consent or waiver is required in connection with the Arrangement;

•	to use commercially reasonable efforts to assist in effecting the resignation of the Equal directors; and

•	at the request of Petroflow, to use commercially reasonable efforts to obtain all other third person consents, waivers, permits, exemptions, orders, approvals, agreements, amendments and modifications to the material contracts that are necessary to permit consummation of the transactions contemplated by the Arrangement Agreement.

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The Arrangement Agreement defines Title and Operating Documents to mean (a) petroleum and natural gas leases, permits (whether freehold or governmental), rights in petroleum, oil, and natural gas acquired under (pooling) orders issued by the Oklahoma Corporation Commission or any other governmental authority and similar instruments; (b) agreements relating to the ownership, operation or development of petroleum and natural gas properties and facilities used in connection therewith and to the sale of the petroleum substances produced therefrom entered into in the normal course of the petroleum and natural gas business, including: operating procedures; unit agreements; unit operating agreements; agreements for the construction, ownership and operation of gas plants, batteries, pipelines, gas gathering systems and similar facilities; pooling and/or unitization agreements; communitization agreements, royalty agreements; overriding royalty agreements, farmin and farmout agreements; joint operating agreements, participation and subparticipation agreements; trust declarations and agreements; purchase and sale agreements, asset exchange agreements; agreements providing for the gathering, measurement, processing, compression, transportation or sale of petroleum substances; common stream agreements; well operating contracts and surface leases, pipeline easements, road use agreements and other contracts granting surface interests; (c) orders of the Oklahoma Corporation Commission or similar local government authority affecting lands wherein the assets of Equal or any of its subsidiaries are located; and (d) permits pertaining to the ownership of petroleum and natural gas properties, facilities used in connection therewith or to operations in respect thereof;

Covenants Relating to Acquisition Proposals

Except as otherwise provided for in the Arrangement Agreement, Equal agreed to not, directly or indirectly through any representative of Equal, and to cause each of its subsidiaries not to, directly or indirectly through any representative:

•	make, solicit, assist, encourage, initiate, promote or otherwise facilitate (including by way of furnishing non-public information, permitting any visit to any facilities or properties of Equal or any of its subsidiaries or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals, offers or expressions of interest regarding or constituting any Acquisition Proposal (as defined in the Arrangement Agreement and described below) or which could reasonably be expected to lead to an Acquisition Proposal;

•	encourage or engage in any discussions or negotiations (other than with Petroflow, Petroflow Sub or any of their respective representatives) regarding, or provide any information with respect to, any Acquisition Proposal or potential Acquisition Proposal;

•	make a Change in Recommendation (as defined in the Arrangement Agreement and described below);

•	withdraw, modify, change or qualify (or publicly propose to or publicly state an intention to withdraw, modify or qualify), in any manner adverse to Petroflow or Petroflow Sub, the approval or recommendation of the Board or any committee thereof of the Arrangement Agreement or the Arrangement, including, without limitation, failing to include in the Circular the approval or recommendation of the Arrangement by the Board;

•	release any person from, terminate, waive amend or modify any provision of, or otherwise forbear the enforcement of, any confidentiality or standstill agreement to which it or any of its subsidiaries is a party, provided that, for avoidance of doubt, any release or deemed waiver from the standstill provisions of any such agreement in accordance with its terms without further agreement or action by Equal or any of its subsidiaries will not constitute a breach of the Arrangement Agreement; or

•	accept, approve, endorse, recommend or enter into a letter of intent, agreement in principle, agreement, arrangement, understanding or undertaking related to any Acquisition Proposal (other than a confidentiality agreement as contemplated by the Arrangement Agreement).

The Arrangement Agreement defines an Acquisition Proposal as any inquiry, indication of interest, request for information, proposal or offer, or any public announcement of an intention with respect thereto, whether or not in writing and other than a

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transaction involving Petroflow or Petroflow Sub, with respect to (a) any merger, amalgamation, plan of arrangement, exchange, consolidation, business combination, issuance of securities, acquisition of securities, sale of securities, reorganization, recapitalization, takeover bid, tender offer, exchange offer or other similar transaction: (i) in which Equal or any of its subsidiaries is a constituent corporation and which would result in a third party, or the shareholders of that third party, beneficially owning 20% or more of any class of equity or voting securities of Equal or any of its subsidiaries, or the person resulting from such transaction or the parent of such person; (ii) in which a person or “group” (as defined in the Securities and Exchange Act of 1934) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of Equal or any of its subsidiaries; or (iii) in which Equal or any of its subsidiaries issues securities representing (or rights convertible into or exercisable for such interests) more than 20% of the issued and outstanding voting or equity interests securities of any class of voting securities of Equal or any of its subsidiaries, (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of Equal or its subsidiaries that constitute or account for 20% or more of the consolidated net revenues, or consolidated net income, for the 12 full months immediately prior to the Acquisition Proposal or 20% or more of the fair market value of the consolidated assets of Equal and its subsidiaries, (c) any liquidation, dissolution, recapitalization or other reorganization (other than a Pre-Acquisition Reorganization (as defined in the Arrangement Agreement)) of Equal or any of its subsidiaries, or (d) any similar transaction or series of transactions involving Equal or any of its subsidiaries which could impede or delay the completion of the Arrangement or any part thereof.

The Arrangement Agreement defines a Change in Recommendation as follows:

•	any withholding, amendment, withdrawal, modification or qualification in any manner adverse to Petroflow Sub, Petroflow or the likelihood of consummation of the Arrangement of the recommendation of the Board in favour of the Arrangement Resolution, including any failure to include such recommendation in the Circular;

•	any approval, acceptance, recommendation or endorsement by the Board of, or public proposal by the Board to approve, accept, recommend or endorse, or publicly taking no position or a neutral position with respect to, any Acquisition Proposal (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal until the earlier to occur of (i) ten business days following the earlier of the receipt of and the public announcement of such Acquisition Proposal and (ii) two business days prior to the Meeting, will not constitute a Change in Recommendation)

•	Equal entering into a written agreement in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by the Arrangement Agreement); or

•	Equal having publicly announced the intention to, or the Board having resolved to, do any of the foregoing;

The Arrangement Agreement provides that Equal must immediately cease, and ensure that its representatives cease, and cause to be terminated, any existing solicitation, assistance, activity, discussion, encouragement, process or negotiation, with any person (other than Petroflow, Petroflow Sub or any of their representatives) by Equal, any of its subsidiaries or any of their respective representatives with respect to or that could reasonably be expected to lead to an actual or potential Acquisition Proposal, whether or not initiated by Equal, and, in connection therewith, Equal must discontinue access to any data rooms (virtual and otherwise) previously provided to any such person and will immediately request the return or destruction of all information regarding Equal and its subsidiaries previously provided to any such person and must use commercially reasonable efforts to ensure that such requests are honored.

The Arrangement Agreement provides that Equal must enforce the provisions of any confidentiality and standstill agreement to which it or any of its subsidiaries is a party, including by seeking injunctions to prevent any such breaches and to enforce specifically the terms and provisions thereof.

From and after the date of the Arrangement Agreement, Equal must promptly (but, in any event within 24 hours) notify Petroflow Sub, at first orally and then in writing, of any proposal, inquiry, offer, expression of interest or request relating to or constituting an Acquisition Proposal or which could reasonably be expected to result in an Acquisition Proposal, any request for discussions or negotiations or any request for non-public information relating to Equal or any of its subsidiaries or for access to the properties, books or records (including any request for a list of securityholders) of Equal or any of its

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subsidiaries received by Equal’s or any of its subsidiaries’ representatives, or any request for representation on the Board, or any amendments to the foregoing. Such notice is required to include a description of the terms and conditions of, and the identity of the person making, any proposal, inquiry, offer or request, and such other details of the proposal, inquiry, offer or request known to Equal as Petroflow Sub may reasonably request, and must include copies of any such proposal, inquiry, offer or request (including all correspondence related thereto), or any amendment to any of the foregoing. The Arrangement Agreement provides that Equal is required to keep Petroflow promptly and fully informed of the status of any such proposal, inquiry, offer or request, or any amendment to the foregoing (including any changes to the price offered or any other material terms), and will respond promptly to all inquiries by Petroflow Sub with respect thereto.

If, after the date of the Arrangement Agreement and prior to obtaining the approval of the Arrangement Resolution from the requisite Equal Shareholders at the Meeting, provided that Equal is then in compliance with its obligations under the Arrangement Agreement, Equal receives a bona fide written Acquisition Proposal that provides for consideration per Equal Share that is greater than the Arrangement Consideration and that was not solicited after the date of the Arrangement Agreement, the Board is permitted to engage in discussions or negotiations, and provide information with respect to Equal and its subsidiaries to the person making such Acquisition Proposal for the purpose of explaining or supplementing Equal’s due diligence materials, if and only to the extent that:

•	Equal has provided Petroflow Sub with the notice (in accordance with the notice provisions contained in the Arrangement Agreement) in respect of such Acquisition Proposal and with at least 48 hours prior written notice of its decision to engage in any such discussions or negotiations or to provide any such information;

•	the Board determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal (as defined in the Arrangement Agreement and described below) and that the failure to take such action would be inconsistent with its fiduciary duties under applicable laws;

•	prior to providing any information or data, the Board receives from such person an executed non-disclosure and standstill agreement that contains provisions that are not less favorable to Equal than those contained in the confidentiality agreement dated September 18, 2013 between Equal and Petroflow (the “Confidentiality Agreement”) and not more favorable to the person making such Acquisition Proposal than those which apply to Petroflow Sub under the Confidentiality Agreement, and Equal sends an executed copy of any such non-disclosure agreement to Petroflow Sub promptly upon its execution and prior to any non-public information being provided to such person;

•	prior to providing any information or data that has not been provided to Petroflow, Equal provides such information to Petroflow;

•	Petroflow Sub is provided promptly with a list of any information provided to such person; and

•	access to information with respect to Equal and its subsidiaries in respect of one or more Acquisition Proposals made by that person or persons acting jointly or in concert with such person will not continue for a period in excess of thirty days in the aggregate.

The Arrangement Agreement defines a Superior Proposal as a bona fide Acquisition Proposal made by any person other than Petroflow or Petroflow Sub that:

•	is made in writing to the Board after the date of the Arrangement Agreement;

•	did not result from the breach of the non-solicitation provisions of the Arrangement Agreement by Equal, any of its affiliates or any of their respective representatives;

•	is made for all or substantially all of the assets of Equal and its subsidiaries or all of the Equal Shares, on a fully-diluted basis, and Convertible Debentures not owned by the person making such Acquisition Proposal;

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•	is reasonably likely to be completed on a timely basis after taking into account all the terms and conditions of such proposal and the Arrangement Agreement (including any required approvals and any proposal by either party to amend the terms of the Arrangement Agreement);

•	is not subject to a due diligence condition;

•	in the good faith determination of the Board, after receipt of advice from its financial and legal advisors:

•	failure to recommend to the Equal Shareholders that they accept such Acquisition Proposal would be inconsistent with the Board’s fiduciary duties; and

•	would, if consummated in accordance with its terms (but expressly taking into account any risk of non-completion), result in a transaction that provides for greater consideration per Equal Share and would be more favorable to the Equal Shareholders, from a financial point of view, than the Arrangement; and

•	is not conditional on obtaining financing, and for which financing is then available to the person making such Acquisition Proposal, and is committed, at least to the extent that the financing for the transactions contemplated by the Arrangement Agreement is so available and committed as at the date of the Arrangement Agreement;

The Arrangement Agreement provides that Equal may (i) enter into an agreement with respect to an Acquisition Proposal that is a Superior Proposal, and/or (ii) withdraw, modify or qualify its approval or recommendation of the Arrangement and recommend or approve an Acquisition Proposal that is a Superior Proposal, provided in each case:

•	the Meeting has not occurred and Equal will have complied with all of its obligations under the covenants of the Arrangement Agreement dealing with Acquisition Proposals (including having provided Petroflow Sub with the notice required under the Arrangement Agreement in respect of such Acquisition Proposal);

•	such Acquisition Proposal is a Superior Proposal;

•	Equal has delivered written notice to Petroflow Sub of the determination of the Board that the Acquisition Proposal is a Superior Proposal and of the intention of the Board to approve or recommend such Superior Proposal and Equal to enter into an agreement with respect to such Superior Proposal, together with a copy of such agreement and all other documentation comprising the Acquisition Proposal to the extent not previously provided and all documentation relating to Equal’s valuation of any non-cash consideration included in the Acquisition Proposal (the “Superior Proposal Notice”);

•	at least five business days have elapsed since the date the Superior Proposal Notice was received by Petroflow Sub which five business day period is referred to in the Arrangement Agreement as the “Match Period”;

•	if Petroflow Sub has offered to amend the provisions of the Arrangement and the Arrangement Agreement during the Match Period, the Acquisition Proposal continues to be a Superior Proposal compared to the Arrangement and the Arrangement Agreement as proposed to be amended by Petroflow Sub as of immediately prior to the termination of the Match Period; and

•	Equal terminates the Arrangement Agreement and Equal concurrently makes the Termination Payment (as defined in the Arrangement Agreement and described in this Circular under the heading “The Arrangement Agreement - Termination”) to Petroflow Sub (with the receipt by Petroflow Sub of such Termination Payment being a condition to the effectiveness of any such termination).

The Arrangement Agreement provides that, during the Match Period, Petroflow and Petroflow Sub have the right, but not the obligation, to offer to amend the provisions of the Arrangement and the Arrangement Agreement. Equal must cooperate with Petroflow and Petroflow Sub with respect to any such offer and must negotiate in good faith to make such adjustments to the terms and conditions of the Arrangement Agreement as would enable Petroflow and Petroflow Sub to proceed with the

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Arrangement and any related transactions on such adjusted terms. The Board is required to review any such offer by Petroflow and Petroflow Sub to amend the provisions of the Arrangement and the Arrangement Agreement in order to determine whether Petroflow and Petroflow Sub’s offer to amend the provisions of the Arrangement and the Arrangement Agreement, upon its acceptance, would result in the Acquisition Proposal ceasing to be a Superior Proposal compared to the amendment to the provisions of the Arrangement and the Arrangement Agreement offered by Petroflow and Petroflow Sub. If the Acquisition Proposal would cease to be a Superior Proposal, Equal, Petroflow and Petroflow Sub must enter into an amendment to the Arrangement Agreement reflecting the offer by Petroflow or Petroflow Sub to amend the provisions of the Arrangement and the Arrangement Agreement.

The Arrangement Agreement provides that, nothing in the Arrangement Agreement prevents the Board from responding through a directors’ circular or otherwise as required by applicable laws to an Acquisition Proposal that it determines is not a Superior Proposal, including to the extent the Board determines in good faith (after consultation with its outside counsel) that the failure to make such disclosure is reasonably likely to result in a breach of its fiduciary duties to the Equal Shareholders under applicable laws. In addition, nothing in the Arrangement Agreement is deemed to prohibit Equal or the Board from (i) taking and disclosing to the Equal Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the United States Securities Exchange Act of 1934 or (ii) making any “stop-look-and-listen” communication to the Equal Shareholders pursuant to Rule 14d-9(f) under the States Securities Exchange Act of 1934, provided that, in the case of a disclosure pursuant to (A) clause (i) of this paragraph that is not a “stop-look-and-listen” communication to the Equal shareholders pursuant to Rule 14d-9(f) under the United States Securities Exchange Act of 1934 or (B) the first sentence of this paragraph, the Board must expressly reaffirm its recommendation of the Arrangement in such disclosure unless its approval or recommendation has been withdrawn, modified or qualified in accordance with the Arrangement Agreement.

If Equal provides Petroflow Sub with notice of a Superior Proposal on a date that is less than five business days prior to the Meeting, Equal will, at the request of Petroflow Sub, adjourn the Meeting to a date specified by Petroflow Sub that is not less than five business days and not more than 10 business days after the date such notice is provided to Petroflow Sub.

The Arrangement Agreement provides that each successive modification of any Acquisition Proposal will constitute a new Acquisition Proposal for the purpose of the foregoing and all of the above stated provisions will apply again to such new Acquisition Proposal.

The Arrangement Agreement provides that the Board will promptly reaffirm its recommendation of the Arrangement Resolution and the Arrangement by press release after any of (i) an Acquisition Proposal is publicly announced or made and the Board determines it is not a Superior Proposal, (ii) the Board determines that a proposed amendment to the terms of the Arrangement would result in an Acquisition Proposal not being a Superior Proposal when assessed against the Arrangement as it is proposed to be amended as of immediately prior to the termination of the Match Period, and (iii) except in the case of a Superior Proposal, Petroflow, acting reasonably, requests reaffirmation of such recommendation by the Board. Petroflow and Petroflow Sub will be given a reasonable opportunity to review and comment on the form and content of any such press release.

Pursuant to the Arrangement Agreement, Equal agreed to ensure that Equal’s subsidiaries and its and their representatives are aware of the non-solicitation covenants set out in the Arrangement Agreement. Equal will be responsible for any breach of the non-solicitation covenants as set out in the Arrangement Agreement by its subsidiaries and Equal’s and its subsidiaries’ representatives.

See Article 6 of the Arrangement Agreement, which is attached as Appendix A to this Circular, for the full text of the covenants relating to acquisition proposals.

Representations and Warranties

In the Arrangement Agreement each of Petroflow, Petroflow Sub and Equal made certain representations and warranties in favour of the other parties, which Equal believes are customary in transactions of this nature. The representations and warranties are, in some cases, subject to specified exemptions and qualifications. In the Arrangement Agreement, Equal has made representations and warranties to Petroflow and Petroflow Sub with respect to, among other things:

•	The valid existence of Equal;

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•	The power and authority of Equal to enter into the Arrangement Agreement;

•	The approval and authorization of the Arrangement Agreement by any and all requisite actions of Equal;

•	The capital structure of Equal, including the particular number of outstanding Equal Shares;

•	The subsidiaries of Equal and the due authorization and valid issuance of their outstanding shares;

•	The absence of conflicts or creation of encumbrances as a result of entering into the Arrangement Agreement;

•	The absence of undisclosed unsatisfied judgments or claims;

•	Equal’s (or its applicable subsidiaries) possession of applicable permits, authorizations, licenses and other approvals in order to operate its assets, properties and other assets;

•	The fee and leased property of Equal;

•	Compliance with agreements;

•	Undisclosed defaults, financial commitments or royalties;

•	Environmental matters;

•	The absence of any rights of first refusal;

•	Employee benefits and labor matters;

•	Intellectual property matters; and

•	Related party transaction matters.

Conditions

Reciprocal Conditions

The Arrangement Agreement provides that the obligations of Petroflow, Petroflow Sub and Equal to complete the transactions contemplated by the Arrangement Agreement, including the Arrangement, are subject to fulfillment of the following conditions on or before the Effective Time:

•	the Interim Order and the Final Order will each have been obtained and will not have been set aside or modified in a manner unacceptable to any of Equal, Petroflow or Petroflow Sub, acting reasonably, on appeal or otherwise;

•	the Arrangement Resolution will have been approved by the Equal Shareholders at the Meeting in accordance with the Interim Order;

•	no government authority will have after the date of the Arrangement Agreement enacted, issued, promulgated, made, enforced or entered, any applicable law (whether temporary, preliminary or permanent) that restrains, enjoins or otherwise prohibits consummation of, or dissolves, the Arrangement; and

•	the Arrangement Agreement will not have been terminated.

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The Arrangement Agreement provides that the foregoing conditions are for the benefit of each of Equal, Petroflow and Petroflow Sub and may be waived, in whole or in part, only in writing by Equal, Petroflow and Petroflow Sub at any time.

Equal Conditions

The obligations of Equal to complete the Arrangement and to consummate the transactions contemplated by the Arrangement Agreement are subject to the fulfillment of each of the following conditions on or before the Effective Time or such other time as is specified below:

•	each of Petroflow and Petroflow Sub will have performed or complied in all material respects with all of its respective obligations, covenants and agreements contained in the Arrangement Agreement to be performed or complied with by it at or prior to the Effective Time, including obtaining the Financing or alternative financing allowing it to pay the Arrangement Consideration, except to the extent that such non-compliance does not have an adverse effect on the Petroflow and Petroflow Sub’s ability to complete the transactions in accordance with the provisions of the Arrangement Agreement;

•	the representations and warranties of Petroflow and Petroflow Sub in the Arrangement Agreement qualified by materiality will be true and correct in all respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties will be true and correct as of such specified date) and the representations and warranties of Petroflow and Petroflow Sub in the Arrangement Agreement not so qualified by materiality must be true and correct in all material respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date); and

•	each of Petroflow and Petroflow Sub must have provided a certificate of an executive officer confirming that the foregoing conditions have been satisfied;

See Section 9.2 of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars of the foregoing conditions in favour of Equal.

Petroflow and Petroflow Sub Conditions

The obligations of Petroflow and Petroflow Sub to complete the transactions contemplated herein are subject to the fulfillment of each of the following conditions on or before the Effective Time or such other time as specified below:

•	Equal will have performed or complied in all material respects with all of its obligations, covenants and agreements contained in the Arrangement Agreement to be performed or complied with by Equal at or prior to the Effective Time;

•	the representations and warranties of Equal contained in the Arrangement Agreement will be true and correct in all respects (except for any de minimis inaccuracy) as of the date of the Arrangement Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties of Equal in the Arrangement Agreement and the Plan of Arrangement qualified by materiality or Material Adverse Effect (as defined in the Arrangement Agreement and described below) will be true and correct in all respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date) and the representations and warranties of Equal not so qualified by materiality or Material Adverse Effect will be true and correct in all material respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date);

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•	from the date of the Arrangement Agreement and up to and including the Effective Date, there will have been no fact, event, change, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

•	Dissent Rights will not have been exercised in respect of more than 5% of the Equal Shares calculated on a fully-diluted basis;

•	the Board will (i) have adopted all necessary resolutions, and all other necessary corporate action shall been taken by Equal and its Subsidiaries to permit the consummation of the Arrangement, and (ii) the Board will not have approved or recommended any Acquisition Proposal;

•	subject to the terms of the Arrangement Agreement, the Board will not have withdrawn, modified, qualified or changed in a manner adverse to Petroflow Sub, or publicly stated that it intends to withdraw, modify, qualify or change in a manner adverse to Petroflow Sub its recommendation to Equal Shareholders that they vote in favor of the Arrangement Resolution;

•	no make whole premium (as defined in the Indenture) pursuant to the Indenture in respect of the Convertible Debentures will be payable (or would be payable if any Convertible Debentures were converted into Equal Shares in accordance with their terms whether or not such conversion right is actually exercised) in respect of any Convertible Debentures at any time from the date of the Arrangement Agreement through the Effective Date;

•	Option cancellation agreements with each Optionholder in respect of all of the Options will be valid and in full force and effect, without any amendment, modification or waiver thereto;

•	Equal will have provided a certificate to Petroflow and Petroflow Sub of an executive officer confirming that each of the conditions described above have been satisfied;

•	the proceeds of the Financing will have been received by Petroflow or Petroflow Sub;

•	Equal shall have performed or complied in all respects with all of its obligations, covenants and agreements relating to refraining from making certain commitments, proposals or authorizations of costs or expenditures in excess of USD$200,000, between the date of the Arrangement Agreement and the Effective time, except in certain circumstances; and

•	at the Effective Time, no claim shall be pending before any government authority seeking to restrain or prohibit the transactions contemplated by the Arrangement Agreement or to obtain material damages or other relief in connection with the consummation of the transactions contemplated by the Arrangement Agreement and no such claim by any other person shall be pending if such claim would be reasonably likely to be successful.

The foregoing conditions precedent are for the benefit of the Petroflow Sub and the Petroflow and may be waived, in whole or in part, only by the Petroflow Sub and Petroflow in writing at any time. Petroflow Sub and Petroflow may not rely on the failure to satisfy any of the conditions set out above if the condition was not satisfied solely as a result of a material default by Petroflow Sub or Petroflow in complying with their obligations under the Arrangement Agreement.

Material Adverse Effect is defined in the Arrangement Agreement to mean, in respect of Equal, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other changes, effects, events, occurrences, states of facts or developments, (i) would, or would reasonably be expected to, prevent or materially delay the ability of Equal to consummate the transactions contemplated by the Arrangement Agreement or (ii) has, or would reasonably be expected to have, an impact that is both material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of Equal and its subsidiaries taken as a whole, other than, with respect to this clause (ii), any change, effect, event, occurrence, state of facts or development set out below:

•	any change in oil and gas prices;

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•	any change in industry, economic or political conditions;

•	any change in conditions or developments generally applicable to the oil and gas industry in any area or areas where Equal carries on business;

•	any natural disaster;

•	civil unrest or similar disorder or terrorist acts;

•	any change in United States generally accepted accounting principles, consistently applied or International Financial Reporting Standards as issued by the International Accounting Standards Board in effect for the relevant time period, applied on a consistent basis;

•	any actions taken (or omitted to be taken) upon express written request of Petroflow or Petroflow Sub;

•	any change in applicable law;

•	effects or changes that are cured or no longer exist by the earlier of the Effective Time or the termination of the Arrangement Agreement in accordance with its terms; or

•	changes resulting from the announcement of the transactions contemplated by the Arrangement Agreement or the performance of the covenants set forth herein;

provided that any such event, change, effect or act referred to in the first three clauses listed above shall not be excluded from the definition of “Material Adverse Effect” to the extent such event, change, effect or act disproportionately affects Equal and its subsidiaries (or the assets thereof) relative to other oil and gas exploration and production companies, facilities and properties located in Oklahoma and Texas.

See Section 9.3 of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars of the foregoing conditions in favour of Petroflow and Petroflow Sub.

Termination

Termination

The Arrangement Agreement may be terminated at any time prior to the Effective Time:

•	by mutual written agreement of Petroflow Sub, Petroflow and Equal;

•	by Petroflow Sub or Equal, if:

•	the Equal Shareholders do not approve the Arrangement Resolution at the Meeting in the manner required by the Interim Order;

•	the Effective Date has not occurred on or prior to July 31, 2014, other than as a result of (A) the breach by such party (or by Petroflow if such party is Petroflow Sub) of any covenant or obligation under the Arrangement Agreement, (B) any representation or warranty of such party (or by Petroflow if such party is Petroflow Sub) in the Arrangement Agreement being untrue or incorrect or (C) the operation of the notice and cure provisions provided for in the Arrangement Agreement; or

•	any government authority shall have issued an order, decree or ruling permanently restraining or enjoining or otherwise prohibiting any of the transactions contemplated by the Arrangement Agreement (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) which order, decree or ruling is final and non-appealable.

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•	by Petroflow Sub, if:

•	Equal does not mail the Circular in accordance with the Arrangement Agreement and the Interim Order on or before January 15, 2014, or, if later, fifteen Business Days after the date on which the United States Security and Exchange Commission’s comments on the Circular, if any, are resolved; or

•	there is a Change in Recommendation;

•	subject to the notice and cure provisions provided for in the Arrangement Agreement, Equal is in default of a covenant or obligation under the Arrangement Agreement, such that the reciprocal conditions of the parties or the conditions to the obligations of Petroflow and Petroflow Sub contained in the Arrangement Agreement would be incapable of satisfaction, provided that neither Petroflow nor Petroflow Sub is then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Equal under the Arrangement Agreement to not be satisfied; or

•	subject to the notice and cure provisions provided in the Arrangement Agreement, any representation or warranty of Equal under the Arrangement Agreement is untrue or incorrect or shall have become untrue or incorrect such that the conditions to the obligations of Petroflow and Petroflow Sub relating to the accuracy of representations and warranties of Equal, would be incapable of satisfaction, provided neither Petroflow Sub nor Petroflow is then in breach of the Arrangement Agreement in a manner that would cause any of the conditions in favor of Equal not to be satisfied.

•	by Equal, if:

•	subject to the notice and cure provisions provided for in the Arrangement Agreement, Petroflow Sub or Petroflow is in default of a covenant or obligation under the Arrangement Agreement, such that the reciprocal conditions of the parties or the conditions of to the obligations of Equal would be incapable of satisfaction, provided that Equal is not then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Petroflow Sub and Petroflow under the Arrangement Agreement to not be satisfied;

•	subject to the notice and cure provisions provided for in the Arrangement Agreement, any representation or warranty of Petroflow Sub or Petroflow under the Arrangement Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition to the obligations of Equal relating to the accuracy of representations and warranties of Petroflow and Petroflow Sub, would be incapable of satisfaction, provided Equal is not then in breach of the Arrangement Agreement in a manner that would cause any conditions to the obligations of Petroflow Sub or Petroflow not to be satisfied; or

•	if prior to the approval of the Arrangement Resolution by the Equal Shareholders, the Board authorizes Equal, subject to complying with the covenants of the Arrangement Agreement relating to Acquisition Proposals, to approve, accept and enter into a definitive agreement (other than a confidentiality agreement) with respect to a Superior Proposal.

See Section 10.1 of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars of the termination provisions of the Arrangement Agreement.

Termination Payment

The Arrangement Agreement provides that, Petroflow will be entitled to a payment of USD2,000,000 (the “Termination Payment”) upon the occurrence of any of the following events (each a “Termination Payment Event”) which must be paid by Equal within the time specified in respect of each such Termination Payment Event:

•	the Arrangement Agreement is terminated by Equal as a result of Equal entering into a definitive agreement (other than a confidentiality agreement) with respect to a Superior Proposal, in which case the Termination Payment will be paid contemporaneously with, and as a condition to, such termination;

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•	the Arrangement Agreement is terminated by Petroflow Sub as a result of Equal failing to mail the Circular in accordance with the terms of the Arrangement Agreement and the Interim Order or as a result of a Change in Recommendation, or as a result of Equal being in default of a covenant or obligation, in certain circumstances, as described above, or as a result of representations and warranties of Equal being untrue or incorrect, in certain circumstances, as described above, in which case the Termination Payment will be paid on the first business day immediately following such termination by Petroflow Sub; or

•	the Arrangement Agreement is terminated by Equal or Petroflow Sub because (i) the Equal Shareholders have not approved the Arrangement Resolution at the Meeting in the manner required by the Interim Order or (ii) the Effective Date has not occurred on or prior to July 31, 2014, other than as a result of (A) the breach by such party (or by Petroflow if such party is Petroflow Sub) of any covenant or obligation under the Arrangement Agreement (B) any representation or warrant of such party (or by Petroflow if such party is Petroflow Sub) in the Arrangement Agreement being untrue or incorrect or (C) the operation of the notice and cure provisions of the Arrangement Agreement, in each case if on or after the date of the Arrangement Agreement and prior to the termination of the Arrangement Agreement, an Acquisition Proposal is publicly announced or otherwise publicly disclosed and not publicly withdrawn or abandoned within five business days prior to the Meeting, and within twelve months following the termination of the Arrangement Agreement (A) any Acquisition Proposal is consummated, (B) an agreement to consummate any Acquisition Proposal is entered into or (C) the Board approves or recommends any Acquisition Proposal, and in the case of (B) or (C), such Acquisition Proposal is consummated, in which case the Termination Payment shall be paid promptly on the date such Acquisition Proposal is consummated.

In the event that, prior to a Termination Payment Event, the Arrangement Agreement is terminated by Equal due to the fact that (i) subject to the notice and cure provisions provided for in the Arrangement Agreement, Petroflow Sub or Petroflow is in default of a covenant or obligation, including its covenant with respect to obtaining the Financing, under the Arrangement Agreement, such that the reciprocal conditions of the parties or the conditions to the obligations of Equal would be incapable of satisfaction, provided that Equal is not then in breach of the Arrangement Agreement in a manner that would cause the conditions to the obligations of Petroflow Sub and Petroflow under the Arrangement Agreement to not be satisfied or (ii) subject to the notice and cure provisions provided for in the Arrangement Agreement, any representation or warranty of Petroflow Sub or Petroflow under the Arrangement Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition to the obligations of Equal relating to the accuracy of representations and warranties of Petroflow and Petroflow Sub, would be incapable of satisfaction, provided Equal is not then in breach of the Arrangement Agreement in a manner that would cause any conditions to the obligations of Petroflow Sub or Petroflow not to be satisfied, then Petroflow must pay or cause to be paid to Equal by wire transfer in immediately available funds to an account designated by Equal an amount equal to USD$2,000,000 (the “Reverse Termination Payment”) on the first business day immediately following such termination by Equal.

See Section 10.2 of the Arrangement Agreement, which is attached as Appendix A to this Circular, for full particulars relating to the Termination Payment and Reverse Termination Payment.

Amendment

The Arrangement Agreement provides that it shall not be varied in its terms or amended by oral agreement or otherwise other than by an instrument in writing dated subsequent to the date of the Arrangement Agreement executed by a duly authorized representative of each party.

Governing Law

The Arrangement Agreement is governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

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MINORITY APPROVAL

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among securityholders, generally requiring enhanced disclosure, approval by a majority of securityholders excluding interested or related parties, independent valuations and, in certain instances, approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” that terminate the interests of securityholders without their consent. MI 61-101 provides that, in certain circumstances, where a related party of an issuer is entitled to receive a “collateral benefit” in connection with an arrangement transaction (such as the Arrangement), such transaction may be considered a “business combination” for the purposes of MI 61-101 and subject to minority approval requirements.

MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee or director of an issuer where (a) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction; and (d) either (i) the related party and his or her associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer, or (ii) the related party discloses to an independent committee of the issuer the amount of consideration that he or she expects to be beneficially entitled to receive, under the terms of the transaction, in exchange for the equity securities he or she beneficially owns and the independent committee acting in good faith determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value of the consideration the related party will receive pursuant to the terms of the transaction for the equity securities it beneficially owns, and the independent committee’s determination is disclosed in the disclosure document for the transaction.

Under the Arrangement, Optionholders will receive consideration for their Options (whether vested or unvested) in the amount, if any, by which the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option.

At the Effective Time, each Equal Share in respect of any unvested Restricted Share, not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

Pursuant to the Arrangement Agreement, Petroflow Sub has agreed to satisfy, or cause Equal to satisfy, all of Equal’s obligations under the Indenture in respect of the Debentures arising in connection with or at any time following the implementation of the Arrangement, including complying with Equal’s obligations under the Indenture to make offers to Debentureholders to purchase the Convertible Debentures as required in connection with a “change of control” or “cash change of control” (as such terms are defined in the Indenture), pursuant to the terms of the Indenture.

Pursuant to the Indenture, following the Arrangement, Equal will be required to make an offer to purchase any Convertible Debentures that remain outstanding in the amount of 101% of the principal amount of the Convertible Debentures plus accrued and unpaid interest up to a date that is 30 business days after the offer is mailed to Debentureholders in accordance with the terms of the Indenture.

Pursuant to the Indenture, following the Arrangement, each Debentureholder will no longer have the right to receive Equal Shares on conversion of its Convertible Debentures, but will have the right to receive in lieu of such Equal Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Equal Shares at the Effective Time that it was entitled to acquire pursuant to its conversion right. The Convertible Debentures have a conversion price of CDN$8.47 per Equal Share as of May 15, 2014, the latest practicable date prior to the date of the Circular, which is greater than the Arrangement Consideration expressed in Canadian dollars of CDN$5.91 (based on the Bank of Canada noon rate on such date).

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Pursuant to the Arrangement Agreement, Equal has agreed, if requested by Petroflow Sub prior to the Effective Date, to use its commercially reasonable efforts to obtain, at Petroflow Sub’s expense, all waivers, consents and approvals from the Debentureholders to amend the obligations of Equal under the Indenture by way of a consent solicitation or otherwise. As at the date of the Circular, Petroflow and Petroflow Sub have not advised Equal of any intention to make a request that Equal take a specific action with respect to the Convertible Debentures and there is no certainty that any action or any particular action will be taken with respect to the Convertible Debentures prior to the Effective Time.

Don Klapko, John Chimahusky, Scott Smalling, Mark Rupert and Richard Dixon, all officers of Equal, are parties to employment agreements pursuant to which they may receive severance and other benefits in the event that their employment is terminated under certain circumstances in connection with the Arrangement.

Except as disclosed in the following paragraph, the directors and officers of Equal, each beneficially own, or exercise control or direction over, less than 1% of the outstanding Equal Shares. Accordingly, such directors and officers of Equal will not be considered to have received a “collateral benefit” under MI 61-101 as a result of the consideration they may receive for their Options or Restricted Shares or as a result of any benefit they may receive in connection with the Arrangement relating to their Debentures or receipt of severance or other change of control payments, (or a combination of the foregoing).

Don Klapko, who is President and Chief Executive Officer of Equal, beneficially owns, or exercises control or direction over, more than 1% of the outstanding Equal Shares based on there being 36,100,788 Equal Shares outstanding as of May 15, 2014, the latest practicable date prior to the date of the Circular. Mr. Klapko beneficially owned, or exercised control or direction over, an aggregate of 438,098 Equal Shares as of May 15, 2014, the latest practicable date prior to the date of the Circular. The value of the consideration Mr. Klapko may receive for his Options and Restricted Shares, any benefits he may receive in connection with his ownership of Convertible Debentures and severance and change of control payments which Mr. Klapko may receive in connection with the Arrangement are expected to be greater than 5% of the value of the consideration Mr. Klapko will receive pursuant to the terms of the Arrangement for the Equal Shares Mr. Klapko beneficially owns or controls, and therefore may be considered “collateral benefits” under MI 61-101. As a result, the votes attaching to Equal Shares beneficially owned, or over which control or direction is exercised, by Mr. Klapko will be excluded in determining whether minority approval of the Arrangement Resolution has been obtained.

No formal valuation is required in respect of the Arrangement under MI 61-101, as no “interested party” (as defined in MI 61-101), whether alone or with joint actors, would, as a consequence of the Arrangement, directly or indirectly, acquire Equal and no interested party is a party to any connected transaction to the Arrangement that is a related party transaction for which Equal is required to obtain a formal valuation.

The section of this Circular entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80 sets out the interests of the directors and executive officers of Equal who have held such positions at any time since January 1, 2013 in the Arrangement. The Board and the Special Committee were aware of these interests and considered them, among other matters, when recommending approval of the Arrangement to the Equal Shareholders.

INTERESTS OF OUR DIRECTORS AND EXECUTIVE OFFICERS IN THE ARRANGEMENT

In considering the recommendation of our Board and the Special Committee in favour of the approval of the Arrangement Resolution, you should be aware that members of our Board and our executive officers since January 1, 2013 have interests in the Arrangement, including interest that may be different from, or in addition to, yours.

All such interests are described herein (including those of associates of the foregoing to the extent requires by Section 14A of the Securities and Exchange Act of 1934), to the extent material, and except as described herein, such persons have, to our knowledge, no material interest in the Arrangement different from those of Equal Shareholders generally. The Board and Special Committee were aware of these interests and considered them, among other matters, when recommending approval of the Arrangement. All information regarding the security holdings of directors and executive officers of Equal provided herein is based on information provided by such persons.

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Equal Shares

As of May 15, 2014, our directors and executive officers and their affiliates beneficially owned or controlled approximately 2.4% of the outstanding Equal Shares, excluding Equal Shares that may be acquired through the exercise of Options, vesting of Restricted Shares and conversion of Convertible Debentures. The following table summarizes the Equal Shares beneficially owned or controlled as of May 15, 2014, by our executive officers and directors who have held such positions at any time since January 1, 2013, excluding Equal Shares that may be acquired through the exercise of Options, vesting of Restricted Shares and conversion of Convertible Debentures, and the consideration that each of them would receive pursuant to the Arrangement in connection with the ownership of their Equal Shares as at May 15, 2014, the latest practicable date prior to the date of the Circular.

Name, Place of Residence and Position	Equal Shares Owned (#)		Arrangement Consideration to be Paid in Exchange for Equal Shares (USD$)(1)

Executive Officers:

Don Klapko President, Chief Executive Officer and Director Calgary, Alberta	438,098	(2)	2,378,872
John Chimahusky Senior Vice President and Chief Operations Officer Oklahoma City, Oklahoma	71,927		390,564
Scott Smalling Senior Vice President and Chief Financial Officer Edmond, Oklahoma	39,231		213,024
Mark Rupert Petroleum Engineer, Vice President Edmond, Oklahoma	30,989		168,270
Richard Dixon Vice President, Land Edmond, Oklahoma	57,622		312,887
Wendell Chapman Former Senior Vice President Finance & Chief Financial Officer Calgary, Alberta	Nil		N/A

Directors Who are Not Executive Officers:

Michael Doyle Director, Chairman Calgary, Alberta	64,600	(3)	350,778
Victor Dusik Director Halfmoon Bay, BC	2,925		15,882

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Name, Place of Residence and Position	Equal Shares Owned (#)		Arrangement Consideration to be Paid in Exchange for Equal Shares (USD$)(1)
Robert Wilkinson Director Calgary, Alberta	130,200	(4)	706,986
Kyle Travis Director Tulsa, Oklahoma	3,000		16,290
Lee Canaan Director Pinckney, Michigan	6,622		35,957
Michael Coffman Director Edmond, Oklahoma	3,600		19,584
Daniel Botterill Former Director Calgary, Alberta	Nil.		N/A
Peter Carpenter Former Director Toronto, Ontario	3,209		17,424
Roger Giovanetto Former Director Calgary, Alberta	11,270	(5)	61,196

Notes:

(1)	Assumes that no adjustment is made to the Arrangement Consideration, pursuant to the terms of the Arrangement Agreement.
(2)	Includes 12,500 Equal Shares registered in the name of Maureen Klapko, the spouse of Mr. Klapko.
(3)	Includes 4,100 Equal Shares registered in the name of Anna May Doyle, the spouse of Mr. Doyle and 42,000 Equal Shares registered in the name of CanPetro International Ltd. a company wholly owned by Mr. Doyle and Ms. Doyle.
(4)	Includes 25,000 Equal Shares registered in the name of Farmers Implement Company Limited a company wholly owned by Mr. Wilkinson, 40,000 Equal Shares registered to an RRSP account in the name of Robert Wilkinson, 25,200 Equal Shares registered to an RRSP account in the name of Terri Illingworth, Mr. Wilkinson’s spouse and 15,000 Equal Shares registered in the name of the Wilkinson Family Trust of which Mr. Wilkinson is the trustee.
(5)	Based on SEDI filings only. Equal has not received any confirmation of such holdings from Mr. Giovanetto.

In addition to the amounts set out in the table above, our executive officers and directors who have held such positions at any time since January 1, 2013, would also receive the Arrangement Dividend in the amount of $USD0.05 per Equal Share on each Equal Share held at the Effective Time.

Options

As of May 15, 2014, our executive officers and directors as a group held 53,500 Options with an exercise price less than the Arrangement Consideration expressed in Canadian Dollars (based on the Bank of Canada noon rate on such date), having a weighted average exercise price of CDN$3.59 per Equal Share. Pursuant to the Arrangement Agreement and the Plan of Arrangement, at the Effective Time, Optionholders will receive consideration for their Options (whether vested or unvested) in the amount, if any, by which the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option. Pursuant to the Arrangement Agreement, Equal has agreed to take

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all steps necessary or desirable to give effect to the foregoing, including entering into option cancellation agreements with each Optionholder in respect of all Options and to obtain necessary consents from Optionholders to the transfer and cancellation of the Options.

The following table summarizes the Options held as of May 15, 2014 by our executive officers and directors who have held such positions at any time since January 1, 2013, and the consideration that each of them would receive pursuant to the Arrangement in connection with the ownership of their Options as at May 15, 2014, the latest practicable date prior to the date of the Circular.

Name, Place of Residence and Position	Number of Equal Shares Underlying Options	Number of Equal Shares Underlying Options with an Exercise Price Less than the Arrangement Consideration	Weighted Average Exercise Price of Options with an Exercise Price Less than the Arrangement Consideration (CDN$)	Consideration to be Paid at Completion of Arrangement in Exchange for Options (CDN$)(1)(2)

Executive Officers:

Don Klapko President, Chief Executive Officer and Director Calgary, Alberta	150,000	Nil	N/A	Nil.
John Chimahusky Senior Vice President and Chief Operations Officer Oklahoma City, Oklahoma	27,145	9,000	4.66	11,250
Scott Smalling Senior Vice President and Chief Financial Officer Edmond, Oklahoma	34,500	34,500	3.00	100,395
Mark Rupert Petroleum Engineer, Vice President Edmond, Oklahoma	18,377	5,000	4.66	6,250
Richard Dixon Vice President, Land Edmond, Oklahoma	18,170	5,000	4.66	6,250
Wendell Chapman Former Senior Vice President Finance & Chief Financial Officer Calgary, Alberta	Nil.	Nil	N/A	Nil.

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Name, Place of Residence and Position	Number of Equal Shares Underlying Options	Number of Equal Shares Underlying Options with an Exercise Price Less than the Arrangement Consideration	Weighted Average Exercise Price of Options with an Exercise Price Less than the Arrangement Consideration (CDN$)	Consideration to be Paid at Completion of Arrangement in Exchange for Options (CDN$)(1)(2)

Directors Who are Not Executive Officers:

Michael Doyle Director, Chairman Calgary, Alberta	Nil.	Nil	N/A	Nil.
Victor Dusik Director Halfmoon Bay, BC	Nil.	Nil	N/A	Nil.
Robert Wilkinson Director Calgary, Alberta	Nil.	Nil	N/A	Nil.
Kyle Travis Director Tulsa, Oklahoma	Nil.	Nil	N/A	Nil.
Lee Canaan Director Pinckney, Michigan	Nil.	Nil	N/A	Nil.
Michael Coffman Director Edmond, Oklahoma	Nil.	Nil	N/A	Nil.
Daniel Botterill Former Director Calgary, Alberta	Nil.	Nil	N/A	Nil.
Peter Carpenter Former Director Toronto, Ontario	Nil.	Nil	N/A	Nil.
Roger Giovanetto Former Director Calgary, Alberta	Nil.	Nil	N/A	Nil.

Notes:

(1)	Pursuant to the Plan of Arrangement, Optionholders will receive in exchange for their Options, consideration in the amount, if any, by which the Arrangement Consideration, expressed in Canadian dollars, in respect of each Option, exceeds the exercise price per Equal Share of such Option. For the purposes of this calculation pursuant to the Arrangement Agreement, the amount of the Arrangement Consideration in U.S. dollars will be converted to Canadian dollars as of the date that is one business day immediately prior to the Effective Date of the Arrangement. The amount of consideration due to Optionholders pursuant to the Arrangement has been calculated for the purposes of the table above based on the Bank of Canada noon rate on May 15, 2014.
(2)	Assumes that no adjustment is made to the Arrangement Consideration, pursuant to the terms of the Arrangement Agreement.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(84)

Restricted Shares

As of May 15, 2014, our executive officers and directors as a group held 501,694 Restricted Shares. Under the Arrangement, each Equal Share in respect of any unvested Restricted Share, not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders.

The following table summarizes the Restricted Shares held as of May 15, 2014 by our executive officers and directors who have held such positions at any time since January 1, 2013, and the consideration that each of them would receive pursuant to the Arrangement in connection with the ownership of their Restricted Shares as at May 15, 2014, the latest practicable date prior to the date of the Circular.

Name, Place of Residence and Position	Restricted Shares (#)	Consideration to be Paid at Completion of Arrangement in Exchange for Equal Shares Issued In Respect of Restricted Shares (USD$)(1)

Executive Officers:

Don Klapko President, Chief Executive Officer and Director Calgary, Alberta	245,646	1,333,860
John Chimahusky Senior Vice President and Chief Operations Officer Oklahoma City, Oklahoma	84,883	460,916
Scott Smalling Senior Vice President and Chief Financial Officer Edmond, Oklahoma	59,506	323,118
Mark Rupert Petroleum Engineer, Vice President Edmond, Oklahoma	57,027	309,657
Richard Dixon Vice President, Land Edmond, Oklahoma	54,632	296,651
Wendell Chapman Former Senior Vice President Finance & Chief Financial Officer Calgary, Alberta	Nil.	N/A

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(85)

Name, Place of Residence and Position	Restricted Shares (#)	Consideration to be Paid at Completion of Arrangement in Exchange for Equal Shares Issued In Respect of Restricted Shares (USD$)(1)

Directors Who are Not Executive Officers:

Michael Doyle Director, Chairman Calgary, Alberta	Nil.	N/A
Victor Dusik Director Halfmoon Bay, BC	Nil.	N/A
Robert Wilkinson Director Calgary, Alberta	Nil.	N/A
Kyle Travis Director Tulsa, Oklahoma	Nil.	N/A
Lee Canaan Director Pinckney, Michigan	Nil.	N/A
Michael Coffman Director Edmond, Oklahoma	Nil.	N/A
Daniel Botterill Former Director Calgary, Alberta	Nil.	N/A
Peter Carpenter Former Director Toronto, Ontario	Nil.	N/A
Roger Giovanetto Former Director Calgary, Alberta	Nil.	N/A

Note:

(1)	Assumes that no adjustment is made to the Arrangement Consideration pursuant to the terms of the Arrangement Agreement.

Convertible Debentures

As of May 15, 2014, our executive officers and directors as a group held CDN$675,000 principal amount of Convertible Debentures.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(86)

Change of Control Payments

Pursuant to the Indenture, following the Arrangement, Equal will be required to make an offer to purchase any Convertible Debentures that remain outstanding in the amount of 101% of the principal amount of the Convertible Debentures plus accrued and unpaid interest up to a date that is 30 business days after the offer is mailed to Debentureholders in accordance with the terms of the Indenture. The amounts that each director and officer of Equal would receive following the completion of the Arrangement for their Convertible Debentures held at May 15, 2014 pursuant to an offer by Equal in accordance with the terms of the Indenture to purchase the outstanding Convertible Debentures are set out below, assuming interest calculated up to May 15, 2014.

Name, Place of Residence and Position	Principal Amount of Convertible Debentures (CDN$)		Consideration to be Received Pursuant to a Change of Control Offer (CDN$)(1)

Executive Officers:

Don Klapko President, Chief Executive Officer and Director Calgary, Alberta	525,000	(2)	534,619
John Chimahusky Senior Vice President and Chief Operations Officer Oklahoma City, Oklahoma	Nil.		N/A
Scott Smalling Senior Vice President and Chief Financial Officer Edmond, Oklahoma	Nil.		N/A
Mark Rupert Petroleum Engineer, Vice President Edmond, Oklahoma	Nil.		N/A
Richard Dixon Vice President, Land Edmond, Oklahoma	Nil.		N/A
Wendell Chapman Former Senior Vice President Finance & Chief Financial Officer Calgary, Alberta	45,000	(3)	45,824

Directors Who are Not Executive Officers:

Michael Doyle Director, Chairman Calgary, Alberta	150,000	(4)	152,748
Victor Dusik Director Halfmoon Bay, BC	Nil.		N/A

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(87)

Name, Place of Residence and Position	Principal Amount of Convertible Debentures (CDN$)		Consideration to be Received Pursuant to a Change of Control Offer (CDN$)(1)
Robert Wilkinson Director Calgary, Alberta	Nil.		N/A
Kyle Travis Director Tulsa, Oklahoma	Nil.		N/A
Lee Canaan Director Pinckney, Michigan	Nil.		N/A
Michael Coffman Director Edmond, Oklahoma	Nil.		N/A
Daniel Botterill Former Director Calgary, Alberta	Nil.		N/A
Peter Carpenter Former Director Toronto, Ontario	Nil.		N/A
Roger Giovanetto Former Director Calgary, Alberta	Nil.	(5)	N/A

Notes:

(1)	Amounts in this column are equal to 101% of the principal amount of the Convertible Debentures plus accrued interest as of May 15, 2014.
(2)	Includes CDN$313,000 principal amount in Convertible Debentures in the name of Maureen Klapko.
(3)	All CDN$45,000 principal amount of the Convertible Debentures are in the name of Claudette Chapman, the spouse of Mr. Chapman.
(4)	Includes CDN$75,000 principal amount in Convertible Debentures in the name of Anna Mae Doyle, the spouse of Mr. Doyle.
(5)	Based on SEDI filings only. Equal has not received any confirmation of such holdings from Mr. Giovanetto.

Make Whole Premium

The Indenture contains provisions relating to a “Make Whole Premium” which must be paid to Debentureholders in certain circumstances in connection with the conversion of the Convertible Debentures in the case of a “Cash Change of Control” (as such terms are defined in the Indenture). However, the Arrangement Consideration, expressed in Canadian Dollars (CDN$5.91 based on the Bank of Canada noon rate on May 15, 2014) is lower than the Equal Share price threshold at which the Make Whole Premium would be triggered of CDN$6.51. In addition, it is a condition to the obligations of Petroflow and Petroflow Sub under the Arrangement Agreement that no Make Whole Premium will be payable (or would be payable if any Convertible Debentures were converted into Equal Shares in accordance with their terms whether or not such conversion right is actually exercised) in respect of any Convertible Debentures at any time from the date of the Arrangement Agreement through the Effective Date.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(88)

Consent Solicitation

Pursuant to the Arrangement Agreement, Equal has agreed, if requested by Petroflow Sub prior to the Effective Date, to use its commercially reasonable efforts to obtain, at Petroflow Sub’s expense, all waivers, consents and approvals from the Debentureholders to amend the obligations of Equal under the Indenture by way of a consent solicitation or otherwise. As at the date of the Circular, Petroflow and Petroflow Sub have not advised Equal of any intention to make a request that Equal take a specific action with respect to the Convertible Debentures and there is no certainty that any action or any particular action will be taken with respect to the Convertible Debentures prior to the Effective Time.

Conversion Rights

Pursuant to the Indenture, following the Arrangement, each Debentureholder will no longer have the right to receive Equal Shares on conversion of its Convertible Debentures, but will have the right to receive in lieu of such Equal Shares, the Arrangement Consideration which such Debentureholder would have been entitled to receive had it been the holder of such number of Equal Shares at the Effective Time that it was entitled to acquire pursuant to its conversion right. The Convertible Debentures have a conversion price of CDN$8.47 per Equal Share as of May 15, 2014, the latest practicable date prior to the date of the Circular, which is greater than the Arrangement Consideration expressed in Canadian dollars of CDN$5.91 (based on the Bank of Canada noon rate on such date).

Change in Control Agreements with Executive Officers

All of our current executive officers have entered into employment agreements with Equal, pursuant to which, in the event of a change of control of Equal, such as the Arrangement, change of control benefits including severance and other payments may become payable to the executive officers. The change of control provisions in each current executive officer’s employment contract are summarized below.

The amounts that may become payable to our executive officers under the terms described below are summarized in the “Cash” and “Benefits” columns of the table provided in the section of this Circular entitled “Golden Parachute Compensation” beginning on page 92.

Don Klapko, President and Chief Executive Officer

In the event of a change of control of Equal, such as the Arrangement, Equal may terminate the employment contract with Mr. Klapko. If Equal does not terminate the employment contract, Mr. Klapko may terminate the employment contract at any time within sixty days of the change of control. In either of these cases, Mr. Klapko will be entitled to the following amounts:

•	all accrued salary;

•	all accrued vacation pay and out-of-pocket expenses;

•	accrued annual cash bonus to the date of termination of employment, which shall be the greater of: (i) 10% of annual salary, pro-rated for the number of days that Mr. Klapko was employed in the year, and (ii) the forward looking bonus percentage of annual salary pro-rated for the number of days Mr. Klapko was employed in the year where “forward-looking bonus percentage” is the estimated bonus percentage for Mr. Klapko for the year established in the first quarter of such year pursuant to the annual cash bonus plan of Equal;

•	an amount equal to 24 months’ salary; and

•	an amount equal to the actual cost that would have been incurred by Equal in maintaining group health and other benefits for Mr. Klapko for 24 months following the change of control.

To receive the payments listed above, Mr. Klapko must execute a release in favour of Equal.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(89)

Pursuant to Mr. Klapko’s employment contract, Mr. Klapko is entitled to receive a grant of Restricted Shares each year valued at 150% of Mr. Klapko’s salary (which grant amount in 2014 will equal CDN$525,000). As no additional Restricted Shares may be granted pursuant to the RSP Plan, allowance has been made for this amount to be paid to Mr. Klapko by Equal in cash at completion of the Arrangement.

Scott Smalling, Senior Vice President and Chief Financial Officer

In the event of a change of control of Equal, such as the Arrangement, Equal may terminate the employment contract with Mr. Smalling. If Equal does not terminate the employment contract, Mr. Smalling may terminate the employment contract at any time within sixty days of the change of control. In either of these cases, Mr. Smalling will be entitled to the following amounts:

•	all accrued salary;

•	all accrued vacation pay and out-of-pocket expenses;

•	accrued annual cash bonus to the date of termination of employment, which shall be the greater of (i) 10% of annual salary, pro-rated for the number of days that Mr. Smalling was employed in the year and (ii) the forward looking bonus percentage of annual salary pro-rated for the number of days Mr. Smalling was employed in the year where “forward-looking bonus percentage” is the estimated bonus percentage for Mr. Smalling for the year established in the first quarter of such year pursuant to the annual cash bonus plan of Equal;

•	an amount equal to 18 months’ salary; and

•	an amount equal to the actual cost that would have been incurred by Equal in maintaining group health benefits for Mr. Smalling for 18 months following the change of control.

To receive the payments listed above, Mr. Smalling must execute a release in favour of Equal.

John Chimahusky, Senior Vice President and Chief Operations Officer

In the event of a change of control of Equal, such as the Arrangement, Equal may terminate the employment contract with Mr. Chimahusky. If Equal does not terminate the employment contract, Mr. Chimahusky may terminate the employment contract within six months of the change of control by giving three months’ notice. In either of these cases, Mr. Chimahusky will be entitled to the following amounts:

•	all accrued salary;

•	all accrued vacation pay and out-of-pocket expenses;

•	accrued annual cash bonus to the date of termination of employment;

•	an amount equal to 18 months’ salary; and

•	an amount equal to the actual cost that would have been incurred by Equal in maintaining group health benefits for Mr. Chimahusky for 18 months following the change of control.

To receive the payments listed above, Mr. Chimahusky must execute a release in favour of Equal.

Mark Rupert, Petroleum Engineer, Vice President

In the event of a change of control of Equal, such as the Arrangement, Equal may terminate the employment contract with Mr. Rupert. If Equal does not terminate the employment contract, Mr. Rupert may terminate the employment contract within six months of the change of control by giving three months’ notice. In either of these cases, Mr. Rupert will be entitled to the following amounts:

•	all accrued salary;

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(90)

•	all accrued vacation pay and out-of-pocket expenses;

•	accrued annual cash bonus to the date of termination of employment;

•	an amount equal to 12 months’ salary; and

•	an amount equal to the actual cost that would have been incurred by Equal in maintaining group health benefits for Mr. Rupert for 12 months following the change of control.

To receive the payments listed above, Mr. Rupert must execute a release in favour of Equal.

Richard Dixon, Vice President, Land

In the event of a change of control of Equal, such as the Arrangement, Equal may terminate the employment contract with Mr. Dixon. If Equal does not terminate the employment contract, Mr. Dixon may terminate the employment contract within six months of the change of control by giving three months’ notice. In either of these cases, Mr. Dixon will be entitled to the following amounts:

•	all accrued salary;

•	all accrued vacation pay and out-of-pocket expenses;

•	accrued annual cash bonus to the date of termination of employment;

•	an amount equal to 12 months’ salary; and

•	an amount equal to the cost that could be incurred by Mr. Dixon for benefits that may be available pursuant to the Consolidated Omnibus Budget Reconciliation Act for a period of up to 12 months, to the extent that Mr. Dixon is eligible and signed up for such benefits.

To receive the payments listed above, Mr. Dixon must execute a release in favour of Equal.

New Arrangements with Petroflow

Pursuant to the Arrangement Agreement, each of the Petroflow and Petroflow Sub have agreed that, immediately after the Effective Time, Petroflow and Petroflow Sub will cause Equal and any successor to Equal, to honor and comply in all material respects with the terms of those existing employment agreements, termination, severance and retention agreements of Equal that Equal has disclosed to Petroflow and Petroflow Sub.

Indemnification; Insurance

Pursuant to the Arrangement Agreement, prior to the Effective Time, Equal is entitled to obtain directors’ and officers’ insurance for all present and former directors and officers of Equal and its subsidiaries that are covered under Equal’s current director’ and officers’ insurance policies, covering claims in respect of acts or omission in their capacity as directors and officers of Equal occurring prior to the Effective Date made prior to or within six years after the Effective Date.

Pursuant to the Arrangement Agreement, Petroflow Sub agreed that all rights to indemnification or exculpation existing in favor of the directors or officers of Equal or any of its subsidiaries as provided in Equal’s articles or by-laws or any indemnification agreement as at the date of the Arrangement Agreement will survive the Arrangement and will continue in full force and effect for a period of six years from the Effective Date.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(91)

GOLDEN PARACHUTE COMPENSATION

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding the compensation that may become payable to officers of Equal who have held such positions at any time since January 1, 2013 in connection with the completion of the Arrangement, assuming:

•	the price per Equal Share was USD$5.43, the per Equal Share Arrangement Consideration;

•	the Arrangement was completed on May 15, 2014, which is the latest practicable date prior to the filing of this Circular with the SEC and on SEDAR; and

•	the employment of each of the executive officers was terminated immediately following the completion of the Arrangement, either by Equal or by the executive officer.

Golden Parachute Compensation

Name (1)	Cash (USD$)(2)		Equity (USD$)(3)		Pension/ NQDC (USD$)	Perquisites/ Benefits (USD$)(4)	Tax Reimbursement (USD$)	Other (USD$)(5)	Total (USD$)
Don Klapko
President, Chief Executive Officer and Director	1,143,949	(6)	1,333,860	(11)	N/A	146,843	N/A	198,295	2,822,947

John Chimahusky
Senior Vice President and Chief Operations Officer	384,908	(7)	473,164	(12)	N/A	2,042	N/A	N/A	860,114

Scott Smalling
Senior Vice President and Chief Financial Officer	358,417	(8)	423,513	(13)	N/A	14,580	N/A	N/A	796,510

Mark Rupert
Petroleum Engineer, Vice President	250,825	(9)	316,461	(14)	N/A	17,280	N/A	N/A	584,566

Richard Dixon
Vice President, Land	240,242	(10)	303,455	(15)	N/A	12,420	N/A	N/A	556,117

Wendell Chapman
Former Senior Vice President Finance & Chief Financial Officer	Nil		Nil		Nil	Nil	Nil	Nil	Nil

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(92)

Notes:

(1)	For the purposes of calculating amounts related to ownership of Options and Convertible Debentures in the table above, amounts in Canadian dollars were converted into U.S. dollars based on the Bank of Canada noon rate on May 15, 2014.
(2)	Represents the estimated value of cash severance payments including any amounts in lieu of bonuses and cash amounts in lieu of Restricted Share grants, as applicable, upon termination of employment following completion of the Arrangement. The terms of these payments to our executive officers are summarized in the section of this circular entitled “Interests of Our Directors and Officers in the Arrangement - Change in Control Agreements with Executive Officers” beginning on page 89.
(3)	Represents the total consideration to be received in connection with ownership of Restricted Shares and Options in connection with the Arrangement.
(4)	Represents amounts to be received in lieu of benefits on termination following the Arrangement.
(5)	Represents the total consideration to be received in connection with ownership of Convertible Debentures in connection with the Arrangement. Calculation of amounts to be received in connection with ownership of Convertible Debentures assumes that an offer to acquire such Convertible Debentures is made by Equal following the Arrangement in accordance with the terms of the Indenture in the amount of 101% of the principal of the Convertible Debentures plus accrued interest. Amounts of accrued interest were calculated as of May 15, 2014, for the purposes of this table only.
(6)	Severance payments are based on a double trigger provision whereby the employee will receive severance if terminated by Equal following the Arrangement or if the employee terminates his employment within 60 days of the completion of the Arrangement. Includes a USD$482,227 cash amount in lieu of a grant of Restricted Shares, which Mr. Klapko is entitled to receive each year pursuant to his employment contract valued at 150% of Mr. Klapko’s salary. As no additional Restricted Shares may be granted pursuant to the RSP Plan, allowance has been made for this amount to be paid to Mr. Klapko by Equal in cash at completion of the Arrangement.
(7)	Severance payments are based on a double trigger provision whereby the employee will receive severance if terminated by Equal following the Arrangement or if the employee terminates his employment within 6 months of the completion of the Arrangement by giving three months’ notice.
(8)	Severance payments are based on a double trigger provision whereby the employee will receive severance if terminated by Equal following the Arrangement or if the employee terminates his employment within 60 days of the completion of the Arrangement.
(9)	Severance payments are based on a double trigger provision whereby the employee will receive severance if terminated by Equal following the Arrangement or if the employee terminates his employment within 6 months of the completion of the Arrangement by giving three months’ notice.
(10)	Severance payments are based on a double trigger provision whereby the employee will receive severance if terminated by Equal following the Arrangement or if the employee terminates his employment within 6 months of the completion of the Arrangement by giving three months’ notice.
(11)	Represents payments of nil on account of vested Options, payments of nil on account of unvested Options and payments of USD$1,333,860 on account of Restricted Shares.
(12)	Represents payments of USD$11,250 on account of vested Options, payments of nil on account of unvested Options and payments of USD$460,916 on account of Restricted Shares.
(13)	Represents payments of nil on account of vested Options, payments of USD$92,215 on account of unvested Options and payments of USD$323,118 on account of Restricted Shares.
(14)	Represents payments of USD$6,250 on account of vested Options, payments of nil on account of unvested Options and payments of USD$309,657 on account of Restricted Shares.
(15)	Represents payments of USD$6,250 on account of vested Options, payments of nil on account of unvested Options and payments of USD$296,651 on account of Restricted Shares.

Any changes in the assumptions or estimates above would affect the amounts shown in the table. In addition, a portion of the equity awards represented in the equity column is expected to vest in the ordinary course prior to the actual date that the Arrangement is completed. Amounts in the benefits column may change prior to the completion of the Arrangement.

Narrative to Golden Parachute Compensation Table

The terms of employment agreements pursuant to which compensation may become payable to our executive officers in connection with the completion of the Arrangement are summarized in the section of this Circular entitled “Interests of our Directors and Officers in the Arrangement” beginning on page 80.

INTERESTS OF CERTAIN PERSONS OR COMPANIES IN MATTERS TO BE ACTED UPON

Other than as disclosed herein, management of Equal is not aware of any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, of any director or executive officer of Equal that held such a position since January 1, 2013, proposed nominee for election as a director of Equal, or any associate or affiliate of the aforementioned individuals, in any matter to be acted on at the Meeting. See the sections of this Circular entitled “Interests of our Executive Directors and Officers in the Arrangement” beginning on page 80 and “Minority Approval” beginning on page 79.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(93)

MARKET PRICE AND DIVIDEND DATA

Trading Price and Volume on the TSX (Equal Shares)

The Equal Shares are listed on the TSX and trade under the symbol “EQU”. The following tables sets out the high and low prices of the Equal Shares on the TSX for each of the twelve months prior to May 15, 2014 the latest practicable date prior to the date of this Circular and for each full quarterly period within the two most recent fiscal years and the subsequent interim periods, and the number of Equal Shares traded through the facilities of the TSX for each such month and quarterly period.

	High (CDN$)	Low (CDN$)	Volume
May 2013	3.85	3.71	286,393
June 2013	4.21	3.61	720,459
July 2013	4.62	4.06	551,629
August 2013	5.07	4.37	540,390
September 2013	4.99	4.71	712,545
October 2013	5.13	4.68	1,306,502
November 2013	5.45	4.50	2,032,379
December 2013	5.86	5.45	1,536,605
January 2014	5.92	5.60	927,437
February 2014	6.00	5.80	427,636
March 2014	5.91	4.94	436,438
April 2014	5.27	4.75	538,159
May 2014 (1-15)	5.75	4.85	83,029

	High (CDN$)	Low (CDN$)	Volume
First Quarter 2012	5.05	3.75	2,336,572
Second Quarter 2012	3.80	2.47	6,990,941
Third Quarter 2012	3.90	2.67	1,667,099
Fourth Quarter 2012	3.63	3.00	2,529,625
First Quarter 2013	3.92	2.86	2,858,370
Second Quarter 2013	4.21	3.61	1,470,142
Third Quarter 2013	5.07	4.06	1,804,564
Fourth Quarter 2013	5.86	5.45	4,793,142
First Quarter 2014	6.00	4.94	1,791,511

Trading Price and Volume on the TSX (Convertible Debentures)

The Convertible Debentures are listed on the TSX and trade under the symbol “EQU.DB.B”. The following table sets out the high and low prices of the Convertible Debentures on the TSX for each of the twelve months prior to May 15, 2014 the latest practicable date prior to the date of this Circular and for each full quarterly period within the two most recent fiscal years and the subsequent interim periods, and the face value of Convertible Debentures traded through the facilities of the TSX for each such month and quarterly period.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(94)

	High (CDN$)	Low (CDN$)	Volume (CDN$)
May 2013	101.50	100.96	492,000
June 2013	101.30	99.79	2,294,000
July 2013	100.50	99.30	210,000
August 2013	100.75	100.00	226,000
September 2013	101.01	99.85	331,000
October 2013	101.75	100.25	303,000
November 2013	101.00	100.20	2,355,000
December 2013	101.50	100.51	6,222,000
January 2014	102.00	101.05	229,000
February 2014	102.00	101.04	44,000
March 2014	102.00	100.75	1,435,000
April 2014	101.00	99.00	295,000
May 2014 (1-15)	101.00	100.50	228,000

	High (CDN$)	Low (CDN$)	Volume (CDN$)
First Quarter 2012	100.00	97.00	6,229,000
Second Quarter 2012	100.00	90.00	3,890,000
Third Quarter 2012	99.90	96.00	2,959,000
Fourth Quarter 2012	100.99	98.00	3,971,000
First Quarter 2013	101.50	99.50	2,768,000
Second Quarter 2013	101.60	100.00	3,104,000
Third Quarter 2013	101.01	99.30	767,000
Fourth Quarter 2013	101.75	100.51	8,820,000
First Quarter 2014	102.00	100.75	1,708,000

Trading Price and Volume on the NYSE (Equal Shares)

The Equal Shares are listed on the NYSE and trade under the symbol “EQU”. The following table sets out the high and low prices of the Equal Shares on the NYSE for each of the twelve months prior to May 15, 2014 the latest practicable date prior to the date of this Circular and for each full quarterly period within the two most recent fiscal years and the subsequent interim periods, and the number of Equal Shares traded through the facilities of the NYSE for each such month and quarterly period.

	High (USD$)	Low (USD$)	Volume
May 2013	3.80	3.64	1,287,521
June 2013	4.04	3.57	5,833,717
July 2013	4.49	3.95	2,911,118
August 2013	4.80	4.22	2,857,396
September 2013	4.81	4.61	2,715,031
October 2013	4.90	4.62	3,402,244

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

(95)

	High (USD$)	Low (USD$)	Volume
November 2013	5.13	4.29	4,472,806
December 2013	5.50	5.11	14,518,941
January 2014	5.33	5.21	6,079,457
February 2014	5.40	5.26	4,787,407
March 2014	5.33	4.47	5,704,911
April 2014	4.80	4.31	5,912,283
May 2014 (1-15)	5.29	4.43	4,095,025

	High (USD$)	Low (USD$)	Volume
First Quarter 2012	4.89	3.73	4,637,290
Second Quarter 2012	3.85	2.39	8,583,199
Third Quarter 2012	4.05	2.58	7,766,442
Fourth Quarter 2012	3.69	3.08	6,969,884
First Quarter 2013	3.85	2.98	5,851,688
Second Quarter 2013	4.04	3.57	8,477,171
Third Quarter 2013	4.81	3.95	8,483,545
Fourth Quarter 2013	5.50	4.29	21,998,148
First Quarter 2014	5.40	4.47	16,571,775

The following table sets forth the closing per share sales price of the Equal Shares, as reported on the TSX on December 6, 2013, the last full trading day before the public announcement of the execution of the Arrangement Agreement, and on May 15, 2014 the latest practicable trading day prior to the printing of this Circular:

Date	Equal Share Closing Price
December 6, 2013	CDN$	5.74
May 15, 2014	CDN$	5.73

The following table sets forth the closing per share sales price of the Equal Shares, as reported on NYSE on December 6, 2013, the last full trading day before the public announcement of the execution of the Arrangement Agreement, and on May 15, 2014, the latest practicable trading day prior to the printing of this Circular:

Date	Equal Share Closing Price
December 6, 2013	USD$	5.37
May 15, 2014	USD$	5.18

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The following table sets forth the cash dividends declared on the Equal Shares:

Year Ended December 31			Three Months Ended March 31
2013 (USD$)	2012 (USD$)	2011 (USD$)	2014 (USD$)	2013 (USD$)
0.20	0.00	0.00	0.00	0.05

Equal did not pay any dividends on the Equal Shares during calendar years 2010, 2011 or 2012. On November 27, 2012, Equal announced the initiation of a USD$0.20 per Equal Share annual dividend beginning January 1, 2013, payable at the end of each calendar quarter. A cash dividend of USD$0.05 per Equal Share was paid on March 31, 2013 to Equal Shareholders of record at the close of business on March 1, 2013. A cash dividend of USD$0.05 per Equal Share was paid on June 28, 2013 to Equal Shareholders of record at the close of business on June 3, 2013. A cash dividend of USD$0.05 per Equal Share was paid on September 25, 2013 to Equal Shareholders of record at the close of business on September 2, 2013. In accordance with the terms of the Arrangement Agreement, Equal declared a USD$0.05 per Equal Share Permitted Dividend on November 14, 2013 and paid such Permitted Dividend on December 20, 2013 to Equal Shareholders of record on December 2, 2013.

Pursuant to the Arrangement Agreement, if, on or after the date of the Arrangement Agreement, Equal declares, sets aside or pays any dividend or other distribution, other than a Permitted Dividend, or sets a record date therefor that is prior to the Effective Time, then the Arrangement Consideration will be adjusted to reflect each such dividend or other distribution by way of a reduction in the Arrangement Consideration by an amount equal to the amount of such dividend or distribution per Equal Share. Pursuant to the Arrangement Agreement, a Permitted Dividend means any of (a) the USD$0.05 per Equal Share ordinary course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) a the USD$0.05 per Equal Share dividend declared on May 1, 2014 and paid on May 28, 2014 to Equal Shareholders of record at the close of business on May 15, 2014, and (c) the Arrangement Dividend.

Under the Arrangement, pursuant to the terms of the Arrangement Agreement, Equal will pay the Arrangement Dividend to Equal Shareholders on the Equal Shares they hold at the Effective Time.

REGULATORY MATTERS

Pursuant to the Arrangement Agreement, Equal has represented that the Arrangement is exempt from the HSR Act as a result of the aggregate fair market value of the non-exempt assets (as described therein) of Equal and its subsidiaries not exceeding USD$70.9 million.

The Arrangement is exempt from a mandatory filing requirement under the merger notification provisions of the Competition Act (Canada), on the basis that the relevant thresholds contained in Part IX of Competition Act (Canada) are not exceeded in the case of the Arrangement.

DISSENT RIGHTS

The following description of the rights of Dissenting Shareholders is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of Equal Shares and is qualified in its entirety by the reference to the full text of the Interim Order, which is attached to this Circular as Appendix B, and the text of section 191 of the ABCA, which is attached to this Circular as Appendix D. Pursuant to the Interim Order, Dissenting Shareholders are given rights of Dissenting Shareholders under the ABCA, as modified or supplemented by the Interim Order and Plan of Arrangement. Dissenting Shareholders should carefully consider and comply with the provisions of section 191 of the ABCA, as modified or supplemented by the Interim Order and Plan of Arrangement. Failure to comply with the provisions of that section, as modified or supplemented by the Interim Order and Plan of Arrangement, and to adhere to the procedures established therein may result in the loss of all rights thereunder.

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Under the Interim Order, each registered Equal Shareholder is entitled, in addition to any other rights the Equal Shareholder may have, to dissent and to be paid by Petroflow Sub the fair value of the Equal Shares held by the Equal Shareholder in respect of which the Equal Shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which such Equal Shareholder dissents was adopted. Only registered Equal Shareholders may dissent. Persons who are beneficial owners of Equal Shares in each case registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such Equal Shares. Accordingly, a non-registered owner of Equal Shares desiring to exercise Dissent Rights must make arrangements for the Equal Shares beneficially owned by that Equal Shareholder to be registered in the name of the Equal Shareholder prior to the time the written objection to the Arrangement Resolution is required to be received by Equal or, alternatively, make arrangements for the registered holder of such Equal Shares to dissent on behalf of the beneficial Equal Shareholder.

The dissent procedures require that a registered Equal Shareholder who wishes to dissent must send to Equal a written objection to the Arrangement Resolution, which written objection must be received by Equal, c/o Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, AB, T2P 5C5, Attention: Geoffrey D. Holub, not later than 5:00 p.m. (Calgary time) on June 27, 2014, or the day that is five business days (as such term is defined in the Plan of Arrangement) immediately preceding the date that any adjournment or postponement of the Meeting is reconvened or held, as the case may be. No Equal Shareholder who has voted Equal Shares in favour of the Arrangement Resolution shall be entitled to exercise Dissent Rights with respect to such Equal Shares. Pursuant to the Interim Order, a registered Equal Shareholder may not exercise the right to dissent in respect of only a portion of such holder’s Equal Shares.

It is a condition to Petroflow’s and Petroflow Sub’s obligation under the Arrangement Agreement to complete the Arrangement that Equal Shareholders holding no more than 5% of the Equal Shares on a fully diluted basis shall have exercised Dissent Rights as at the Effective Time.

An application may be made to the Court by Petroflow Sub or by a Dissenting Shareholder to fix the fair value of the Dissenting Shareholder’s Equal Shares as applicable. If such an application to the Court is made by either Petroflow Sub or a Dissenting Shareholder, Petroflow Sub must, unless the Court otherwise orders, send to each Dissenting Shareholder a written offer to pay such person an amount considered by Petroflow Sub to be the fair value of the Equal Shares held by such Dissenting Shareholders. The offer, unless the Court otherwise orders, will be sent to each Dissenting Shareholder at least 10 days before the date on which the application is returnable, if Petroflow Sub is the applicant, or within 10 days after Equal is served with notice of the application, if a Dissenting Shareholder is the applicant. The offer will be made on the same terms to each Dissenting Shareholder and will be accompanied by a statement showing how the fair value was determined.

In such circumstances, a Dissenting Shareholder may make an agreement with Petroflow Sub for the purchase of its Equal Shares in the amount of Petroflow Sub’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Equal Shares, as applicable.

A Dissenting Shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Equal Shares of all Dissenting Shareholders who are parties to the application, giving judgment in that amount against Petroflow Sub and in favour of each of those Dissenting Shareholders, and fixing the time within which Petroflow Sub must pay that amount payable to the Dissenting Shareholders.

On the Arrangement becoming effective, or upon the making of an agreement between Petroflow Sub and the Dissenting Shareholder as to the payment to be made by Petroflow Sub to the Dissenting Shareholder, or the pronouncement of a Court order, whichever first occurs, the Dissenting Shareholder will cease to have any rights as an Equal Shareholder other than the right to be paid the fair value of such Equal Shareholder’s Equal Shares in the amount agreed to between Petroflow Sub and the Equal Shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the Equal Shareholder may withdraw its dissent or if the Arrangement has not yet become effective Equal may rescind the Arrangement Resolution. In either event, the dissent and appraisal proceedings in respect of that Equal Shareholder will be discontinued.

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Petroflow Sub shall not make a payment to a Dissenting Shareholder if there are reasonable grounds for believing that Petroflow Sub is or would after the payment be unable to pay its liabilities as they become due, or that the realizable value of the assets of Petroflow Sub would thereby be less than the aggregate of its liabilities. In such event, Petroflow Sub shall notify each Dissenting Shareholder that it is lawfully unable to pay Dissenting Shareholders for their Equal Shares in which case the Dissenting Shareholder may, by written notice to Equal and Petroflow Sub within 30 days after receipt of such notice, withdraw its written objection, in which case such Equal Shareholder shall, in accordance with the Interim Order, be deemed to have participated in the Arrangement as an Equal Shareholder. If the Dissenting Shareholder does not withdraw its written objection, it retains its status as a claimant against Petroflow Sub to be paid as soon as Petroflow Sub is lawfully entitled to do so or, in a liquidation, to generally be ranked subordinate to creditors but prior to its common shareholders.

All Equal Shares held by registered Equal Shareholders who exercise their Dissent Rights will, if the Equal Shareholders are ultimately entitled to be paid the fair value thereof, be deemed to be transferred to Petroflow Sub and the Equal Shareholders will receive the fair value of such Equal Shares which fair value shall be determined as of the close of business on the last business day before the Arrangement Resolution was adopted. If such Equal Shareholders ultimately are not entitled, for any reason, to be paid fair value for such Equal Shares they shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Equal Shares, as applicable.

The above summary does not purport to provide a comprehensive statement of the procedures to be followed by Dissenting Shareholders who seeks payment of the fair value of their Equal Shares. Section 191 of the ABCA requires adherence to the procedures established therein and failure to do so may result in the loss of all rights thereunder. Accordingly, each dissenting Equal Shareholder who is considering exercising Dissent Rights should carefully consider and comply with the provisions of that section, the full text of which is set out in Appendix D to this Circular, as modified or supplemented by the Interim Order and Plan of Arrangement, and consult its own legal advisor.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as at the date of this Circular, a summary of the principal Canadian federal income tax considerations generally applicable under the Tax Act to an Equal Shareholder who receives the Arrangement Dividend and disposes of Equal Shares under the Arrangement and who, at all relevant times, for the purposes of the Tax Act, deals at arm’s length and is not affiliated with Equal, Petroflow or Petroflow Sub and holds any Equal Shares owned before the Arrangement as capital property (a “Holder”). Generally, the Equal Shares will be considered capital property to a Holder for the purposes of the Tax Act provided the Holder does not hold those Equal Shares in the course of carrying on a business and has not acquired such Equal Shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (i) that is a “financial institution” as defined in the Tax Act for the purposes of the “mark to market property” rules contained in the Tax Act; (ii) that is a “specified financial institution” or “restricted financial institution”, each as defined in the Tax Act; (iii) who has acquired Equal Shares on the exercise of an employee stock option or under the terms of the RSP Plan; (iv) an interest in which is, or whose Equal Shares are, a “tax shelter” or “tax shelter investment”, each as defined in the Tax Act; (v) whose “functional currency” for the purposes of the Tax Act is the currency of a country other than Canada; or (vi) that has or will enter into a “derivative forward agreement” or a “synthetic disposition agreement” as such terms are defined in the Tax Act, in respect of the Equal Shares. Such Holders should consult their own tax advisors.

This summary is based on representations from Equal as to certain factual matters, the provisions of the Tax Act and the regulations thereunder (the “Regulations”) in force as at the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced prior to the date hereof by the Minister of Finance (Canada) (“Proposed Amendments”) and the generally understood application of current published administrative and assessing practices and policies of the Canada Revenue Agency (“CRA”). This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA’s administrative or assessing practices or policies, whether by way of legislative, governmental or judicial action or decision, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein. This summary assumes that the Proposed Amendments will be enacted as proposed, although no assurance can be given that the Proposed Amendments will be enacted as currently proposed or at all. This summary further assumes that no dividends other than Permitted Dividends will have been declared or paid by Equal prior to the Effective Date.

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This summary is of a general nature only and neither is intended to be, nor should be construed to be, legal, tax or business advice to any particular Holder. Consequently, Holders should consult their own tax advisors regarding the tax consequences applicable to them in their particular circumstances.

Holders Resident in Canada

This section of the summary is applicable to a Holder who, at all relevant times, is, or is deemed to be, resident in Canada for the purposes of the Tax Act (a “Resident Holder”). Certain Resident Holders whose Equal Shares otherwise might not qualify as capital property may be entitled to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have those shares, and any other “Canadian security”, as defined in the Tax Act, owned in the year of the election and any subsequent taxation year, deemed to be capital property. Resident Holders contemplating making such election should first consult their own tax advisors.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Equal Shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Tax Act. The amount of dividends required to be included in the income of, and capital gains or capital losses realized by, a Holder may be affected by fluctuations in the Canadian / U.S. dollar exchange rate.

Arrangement Dividend

A Holder will be required to include the Arrangement Dividend in computing its income for its taxation year which includes the Effective Date as a taxable dividend. In the case of a Holder that is an individual (other than certain trusts), the Arrangement Dividend will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from a taxable Canadian corporations. Taxable dividends received from a taxable Canadian corporation which are designated by such corporation as “eligible dividends” are subject to an enhanced gross-up and dividend tax credit regime in accordance with the rules in the Tax Act. At the date of this Circular, Equal discloses on its website that it expects all dividends issued by it will be “eligible dividends”. In the case of a Holder that is a corporation, the amount of the Arrangement Dividend that is included in its income for a taxation year will generally be deductible in computing its taxable income for that taxation year.

The Tax Act also imposes a 33 1⁄3% refundable tax on dividends received by a corporation that is a “private corporation” or “subject corporation” for purposes of Part IV of the Tax Act to the extent that such dividends are deductible in computing the corporation’s taxable income. This tax will generally be refunded to the corporation at a rate of $1.00 for every $3.00 of taxable dividends paid while it is a private corporation.

Disposition of Equal Shares Pursuant to the Arrangement

Under the Arrangement, Resident Holders will transfer their Equal Shares to Petroflow Sub in consideration for Arrangement Consideration paid by the Petroflow Sub and will realize a capital gain (or a capital loss) equal to the amount by which the cash payment exceeds (or is exceeded by) the aggregate of the adjusted cost base to the Resident Holder of such Equal Shares and any reasonable costs of the disposition. The taxation of capital gains and capital losses is discussed below under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”.

Taxation of Capital Gains and Capital Losses

Generally, one half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in the income of the Resident Holder for that year, and one half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder

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in that year, to the extent and under the circumstances described in the Tax Act. Allowable capital losses for a taxation year in excess of taxable capital gains for that year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Equal Shares by a Resident Holder thereof that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on such Equal Shares to the extent and in the circumstances prescribed in the Tax Act. Analogous rules may apply where a corporation is, directly or through a trust or partnership, a beneficiary of a trust or a member of a partnership that owns such Equal Shares.

A Resident Holder that is throughout the relevant taxation year a “Canadian-controlled private corporation”, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2⁄3% on its “aggregate investment income”, as defined in the Tax Act, including taxable capital gains.

Resident Holders Who Exercise Dissent Rights

A Resident Holder who exercises Dissent Rights (a “Dissenting Resident Holder”) will be deemed to transfer such Dissenting Resident Holder’s Equal Shares to the Petroflow Sub in exchange for payment by Petroflow Sub of the fair value of such Common Shares. In general, a Dissenting Resident Holder will realize a capital gain (or capital loss) equal to the amount by which the cash received in respect of the fair value of the Dissenting Resident Holder’s Equal Shares (other than in respect of interest awarded by a court) exceeds (or is exceeded by) the aggregate of the adjusted cost base of such Dissenting Resident Holder’s Equal Shares and any reasonable costs of disposition. Interest awarded by a court to a Dissenting Resident Holder will be included in the Dissenting Resident Holder’s income for the purposes of the Tax Act. The taxation of capital gains and capital losses is discussed above under “Certain Canadian Federal Income Tax Considerations – Holders Resident in Canada - Taxation of Capital Gains and Capital Losses”. Dissenting Resident Holders should consult their own tax advisors.

Alternative Minimum Tax on Individuals

Capital gains realized (or deemed to be realized) and taxable dividends received (or deemed to be received) by a Resident Holder who is an individual (including certain trusts and estates) may give rise to liability for alternative minimum tax under the Tax Act. Any additional tax payable by an individual under the alternative minimum tax provisions may be carried forward and applied against certain tax otherwise payable in any of the seven immediately following taxation years, to the extent specified by the Tax Act. Holders who are individuals should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This portion of the summary is generally applicable to a Holder who, at all relevant times, for the purposes of the Tax Act, is not, and is not deemed to be, resident in Canada, does not and will not use or hold, and is not deemed to use or hold, the Equal Shares in the course of, or in connection with, a business carried on in Canada and is not an insurer who carries on an insurance business in Canada and elsewhere (a “Non-Resident Holder”).

Arrangement Dividend

The Arrangement Dividend paid under the terms of the Arrangement to a Non-Resident Holder will generally be subject to Canadian withholding tax of 25% unless such rate is reduced by an applicable tax treaty or convention. For a Non-Resident Holder that is a resident of the United States for the purposes of the Canada-U.S. Tax Convention, and entitled to the benefits of such convention, this rate is generally reduced to 15%.

Disposition of Equal Shares Pursuant to the Arrangement

Under the Arrangement, Non-Resident Holders will transfer their Equal Shares to Petroflow Sub in consideration for Arrangement Consideration paid by Petroflow Sub and will realize a capital gain (or a capital loss) equal to the amount by which the Arrangement Consideration exceeds (or is less than) the aggregate of the adjusted cost base to the Non-Resident Holder of such Equal Shares and any reasonable costs of the disposition.

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A Non-Resident Holder will be taxable on a capital gain only if the Equal Shares are, or are deemed to be, “taxable Canadian property” of the Non-Resident Holder at the time of the disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the Non-Resident Holder’s country of residence. For a discussion of the circumstances in which the Equal Shares will constitute “taxable Canadian property” of the Non-Resident Holder, see below under “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada - Taxable Canadian Property”.

Taxable Canadian Property

Provided that the Equal Shares are listed on a “designated stock exchange” (which currently includes the TSX and the NYSE) at the time of disposition, the Equal Shares generally will not be “taxable Canadian property” of a Non-Resident Holder at the time of disposition, unless, at any time during the 60-month period immediately preceding the disposition:

(i)	(A)	the Non-Resident Holder,

	(B)	persons with whom the Non-Resident Holder did not deal at arm’s length,

	(C)	pursuant to certain Proposed Amendments released on July 12, 2013, partnerships in which the Non-Resident Holder or a person described in (B) holds a membership interest, directly or indirectly through one or more partnerships, or

	(D)	the Non-Resident Holder together with all such persons,

owned 25% or more of the issued shares of any class or series of shares of the capital stock of Equal, and

(ii)	more than 50% of the fair market value of the Equal Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource property”, as defined in the Tax Act, “timber resource property”, as defined in the Tax Act, and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists).

The management of Equal has advised that it believes that less than 50% of the fair market value of the Equal Shares should currently, and for the 60 months prior to the date of this Circular, be considered to be derived from any of the property described in (ii) above as “taxable Canadian property” . Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Equal Shares could be deemed to be “taxable Canadian property” of the Non-Resident Holder.

Even if the Equal Shares are, or are deemed to be, “taxable Canadian property” of a Non-Resident Holder, a taxable capital gain resulting from the disposition of the Equal Shares will not be included in computing the Non-Resident Holder’s income for purposes of the Tax Act provided that the Equal Shares constitute “treaty-protected property”, as defined in the Tax Act. Equal Shares owned by a Non-Resident Holder will generally be “treaty-protected property” at the time of the disposition if the gain from the disposition of such Equal Shares would, because of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence, be exempt from tax under the Tax Act. Non-Resident Holders should consult their own tax advisors with respect to the availability of any relief under the terms of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence in their particular circumstances.

In the event that the Equal Shares are, or are deemed to be, “taxable Canadian property” of a Non-Resident Holder and the capital gain realized upon a disposition of such Equal Shares is not exempt from tax under the Tax Act by virtue of an applicable income tax convention, the tax consequences as described above under “Certain Canadian Federal Income Tax Considerations -Holders Resident in Canada - Taxation of Capital Gains and Capital Losses” will generally apply.

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A Non-Resident Holder who disposes of Equal Shares and whose Equal Shares are “taxable Canadian Property” will be required to file a Canadian federal income tax return reporting the disposition of such Equal Shares in the year of disposition (unless the disposition is an “excluded disposition”, as defined in the Tax Act). Non-Resident Holders who dispose of “taxable Canadian property” should consult their own tax advisors regarding any resulting Canadian reporting requirements.

Non-Resident Holders Who Exercise Dissent Rights

A Non-Resident Holder who validly exercises Dissent Rights (a “Dissenting Non-Resident Holder”) will be deemed to have transferred such Dissenting Non-Resident Holder’s Equal Shares to Petroflow Sub, and will be entitled to receive a payment from Petroflow Sub of an amount equal to the fair value of the Dissenting Non-Resident Holder’s Equal Shares. The Dissenting Non-Resident Holder will realize a capital gain (or capital loss) equal to the amount by which the cash received in respect of the fair value of the Dissenting Non-Resident Holder’s Equal Shares (other than in respect of interest awarded by a court) exceeds (or is exceeded by) the aggregate of the adjusted cost base of such Dissenting Non - Resident Holder’s Equal Shares and any reasonable costs of disposition. Interest awarded by a court to a Dissenting Non - Resident Holder will be included in the Dissenting Non - Resident Holder’s income for the purposes of the Tax Act.

The Dissenting Non-Resident Holder will be taxable on any such capital gain only if the Equal Shares are, or are deemed to be, “taxable Canadian property” of the Dissenting Non-Resident Holder and the Dissenting Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the Dissenting Non-Resident Holder’s country of residence. In the event that the Equal Shares are, or are deemed to be, “taxable Canadian property” of a Dissenting Non-Resident Holder and the capital gain realized upon a disposition of such Equal Shares is not exempt from tax under the Tax Act by virtue of an applicable income tax convention, the tax consequences as described above under “Certain Canadian Federal Income Tax Considerations - Holders Resident in Canada - Taxation of Capital Gains and Capital Losses” will generally apply. Such Dissenting Non-Resident Holders should consult their own tax advisors in this regard. For a discussion of the circumstances in which the Equal Shares will constitute “taxable Canadian property” of the Dissenting Non-Resident Holder, see above under “Certain Canadian Federal Income Tax Considerations – Holders Not Resident in Canada - Taxable Canadian Property”.

A Dissenting Non-Resident Holder will not be subject to Canadian withholding tax on any amount of interest that is awarded by the Court.

Non-Resident Holders who are considering exercising their Dissent Rights should consult their own tax advisors for advice regarding their particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

NOTICE PURSUANT TO TREASURY DEPARTMENT CIRCULAR 230: NOTHING CONTAINED IN THIS SUMMARY CONCERNING ANY U.S. FEDERAL TAX ISSUE IS INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY A HOLDER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES UNDER THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). THIS SUMMARY WAS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED BY THIS CIRCULAR. EACH HOLDER SHOULD SEEK U.S. FEDERAL TAX ADVICE, BASED ON SUCH HOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) with respect to the Arrangement. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Arrangement. This summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the Arrangement. Except as discussed below, this summary does not discuss reporting requirements. Each U.S. Holder should

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consult its own tax advisor regarding the U.S. federal income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the Arrangement. This summary does not address the U.S. tax consequences of the Arrangement to Optionholders with respect to their Options or holders of Restricted Shares with respect to their Restricted Shares, nor does it address any tax consequences to holders of the Convertible Debentures.

This summary assumes that, on or after the date of the Arrangement Agreement, the only dividends or distributions that Equal declares, sets aside or pays prior to the Effective Time shall be Permitted Dividends. If Equal declares, sets aside or pays a dividend or distribution other than a Permitted Dividend prior to the Effective Time, each U.S. Holder should consult its own tax advisor regarding the tax consequences of such dividend or distribution.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Code, U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S. Treaty”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Information Circular. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Equal Shares participating in the Arrangement or exercising Dissent Rights pursuant to the Arrangement that is:

•	an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Arrangement to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) that have a “functional currency” other than the U.S. dollar; (e) that own Equal Shares as part of a straddle, hedging transaction,

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conversion transaction, constructive sale, or other arrangement involving more than one position; (f) that acquired Equal Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) that hold Equal Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) that own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Equal Shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the United States; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Equal Shares in connection with carrying on a business in Canada; or (d) persons that have a permanent establishment in Canada for the purposes of the U.S. Treaty. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. and non-U.S. tax consequences relating to the Arrangement.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Equal Shares, the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Arrangement generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

U.S. Federal Income Tax Consequences of the Arrangement

U.S. Holders Receiving Arrangement Consideration

Although the matter is not free from doubt, a Permitted Dividend of USD$0.05 per Equal Share paid on the Effective Date under the Plan of Arrangement (“Effective Date Permitted Dividend”) will likely be treated as part of the consideration paid to Equal Shareholders for their Equal Shares under the Arrangement. Accordingly, this summary assumes that the Effective Date Permitted Dividend will be included as part of the consideration paid by Petroflow Sub for Equal Shares under the Arrangement. U.S. Holders should consult their own tax advisor regarding the U.S. tax consequences relating to the Effective Date Permitted Dividend.

The Arrangement will be a fully taxable event to a U.S. Holder and, subject to the PFIC (as defined below) rules discussed below, a U.S. Holder of Equal Shares will recognize gain or loss equal to the difference, if any, between (i) the aggregate Arrangement Consideration and Effective Date Permitted Dividends and (ii) the adjusted tax basis of such U.S. Holder in the Equal Shares surrendered.

Subject to the PFIC rules discussed below, any gain or loss recognized by the U.S. Holder will be short-term capital gain or loss, unless the holding period for the Equal Shares exchanged was more than one year at the closing of the Arrangement, in which case any gain or loss recognized will be long-term capital gain or loss. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. There are no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation. The deduction of capital losses is subject to limitation.

U.S. Holders Exercising Dissent Rights

A U.S. Holder that exercises Dissent Rights in the Arrangement and is paid cash in exchange for all of such U.S. Holder’s Equal Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of the cash received by such U.S. Holder in exchange for Equal Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the adjusted tax basis of such U.S. Holder in such Equal Shares surrendered. Subject to the PFIC rules discussed below, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such Equal Shares have been held for more than one year. Preferential tax rates generally apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations under the Code.

The U.S. dollar value of any cash payment in Canadian dollars to a U.S. Holder will be translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of

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whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that will be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Tax Consequences of the Arrangement Under the Passive Foreign Investment Company Rules

A foreign corporation generally will be considered a passive foreign investment company (“PFIC”) if, for a given tax year, (a) 75% or more of the gross income of the corporation for such tax year is passive income or (b) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. With respect to sales by a corporation, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and assets test described above, if a corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the first corporation will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and assets test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by a corporation from a “related person”, to the extent such items are properly allocable to the income of such related person that is not passive income.

Based on available financial information, Equal believes it has not been a PFIC for any of its prior tax years and does not expect to be a PFIC for the tax year in which the Arrangement occurs. However, PFIC status is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question and is determined annually. Additionally, the analysis depends, in part, on complex U.S. federal income tax rules which are subject to varying interpretations. Consequently, there can be no assurances regarding the PFIC status of Equal for any prior tax year or the current year. If Equal was a PFIC at any time during a U.S. Holder’s holding period for the Equal Shares, then the tax consequences of disposing of such shares, as discussed above, will be significantly modified, and generally worsened, by the PFIC rules discussed below.

A U.S. Holder of Equal Shares would be subject to special, adverse tax rules in respect of the Arrangement if Equal were classified as a PFIC for any taxable year during which a U.S. Holder holds or held Equal Shares. In such event: (a) any gain on the exchange of Equal Shares for cash would be allocated ratably over such U.S. Holder’s holding period for the Equal Shares; (b) the amount allocated to the current taxable year and any year prior to the first year in which Equal was classified as a PFIC would be taxed as ordinary income in the current year; (c) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and (d) an interest charge for a deemed deferral benefit would be imposed with respect to the resulting tax attributable to each of the other taxable years, which interest charge is not deductible by non-corporate U.S. Holders.

If Equal were a PFIC, the rules described above would not apply to the disposition of Equal Shares by a U.S. Holder that had made a “mark to market” election or a qualified electing fund (“QEF”) election with respect to its Equal Shares. It is not expected that a U.S. Holder will have made or be able to make a QEF election because Equal has not provided U.S. Holders with the information necessary to make a QEF election. The “mark to market election” is available only for “marketable stock,” which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Any U.S. Holder that has made either such election should consult with its own tax advisor.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership of the Equal Shares and the Arrangement.

Other Considerations

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Arrangement may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a tax year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s foreign source taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

U.S. Holders that are individuals, estates or certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their disposition of Equal Shares pursuant to the Arrangement.

Information Reporting and Backup Withholding Tax

Certain U.S. Holders will be required to file information returns with the IRS with respect to the receipt of payments in connection with the Arrangement. In addition, payments made within the United States or by a U.S. payor or U.S. middleman, of any payments received in connection with the Arrangement (including, but not limited to, payments to U.S. Holders exercising Dissent Rights under the Arrangement) generally may be subject to information reporting and backup withholding tax, at the current rate of 28%, if a U.S. Holder (i) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (ii) furnishes an incorrect U.S. taxpayer identification number, (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (iv) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF EQUAL SHARES WITH RESPECT TO THE DISPOSITION OF THOSE SHARES PURSUANT TO THE ARRANGEMENT. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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RISK FACTORS

In evaluating whether to approve the Arrangement Resolution the Equal Shareholders should carefully consider the following risk factors. Additional risks and uncertainties, including those currently unknown to or considered immaterial by Equal may also adversely affect the Arrangement. The following risk factors are not a definitive list of all risk factors associated with the Arrangement.

Risks Relating to the Arrangement

Completion of the Arrangement is subject to several conditions that must be satisfied or waived

The completion of the Arrangement is subject to a number of conditions precedent, some of which are outside of the control of Equal, Petroflow and Petroflow Sub, including approval of the Equal Shareholders and the granting of the Final Order. There can be no certainty, nor can Equal, Petroflow or Petroflow Sub provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. Moreover, a substantial delay in obtaining satisfactory approvals could result in the Arrangement not being completed. If the Arrangement is not completed for any reason, there are risks that the announcement of the Arrangement and the dedication of substantial resources of Equal to the completion thereof could have a negative impact on Equal’s current business relationships and could have a material adverse effect on the current and future operations, financial condition and prospects of Equal. In addition, failure to complete the Arrangement for any reason could materially negatively impact the trading price of the Equal Shares.

The Arrangement Agreement may be terminated by Petroflow or Petroflow Sub, in which case an alternative transaction may not be available

Petroflow and Petroflow Sub have the right to terminate the Arrangement Agreement in certain circumstances. Accordingly, there is no certainty that the Arrangement Agreement will not be terminated by Petroflow or Petroflow Sub before the completion of the Arrangement. If the Arrangement Agreement is terminated, there is no guarantee that an equivalent or greater purchase price for the Equal Shares will be available from an alternative party.

Equal will incur costs and may have to pay a termination payment

Certain costs relating to the Arrangement, such as legal, accounting and certain financial advisor fees, must be paid by Equal even if the Arrangement is not completed. If the Arrangement is not completed, Equal may also be required to pay a termination payment to Petroflow, in certain circumstances. If Equal is required to pay a termination payment under the Arrangement Agreement, the financial condition of Equal could be materially adversely affected.

Under the Arrangement, Equal is required to pay a termination payment in the event that the Arrangement Agreement is terminated in certain circumstances. The termination payment may discourage other parties from attempting to propose a business transaction, even if such a transaction could provide better value to Equal Shareholders than the Arrangement.

Gains from the Arrangement will be subject to tax

Gains from the Arrangement will be taxable to Equal Shareholders for U.S. federal and Canadian federal income tax purposes as may any gains from any proceedings arising from an assertion of Dissent Rights. See the sections entitled “Canadian Federal Income Tax Considerations” beginning on page 99 and “United States Federal Income Tax Considerations” beginning on page 103.

The transaction may result in disruption to Equal’s business

Our business may be disrupted by the transactions contemplated by the Arrangement Agreement, including the possible effect on our ability to attract and retain key personnel that may result from the announcement of the proposed Arrangement and the resulting distraction of the attention of our management and employees.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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The Arrangement Agreement imposes interim restrictions on our business

Pursuant to the Arrangement Agreement, we have agreed to certain interim operating provisions. These operating provisions cover a broad range of activities and business practices. Consequently, it is possible that such operating restrictions will result in effects on, or changes to, the conduct of our business and operations, which could have a negative impact on our business.

In connection with the Arrangement, Petroflow and/or Petroflow Sub may incur debt obligations which subordinate the interests of Debentureholders to greater amounts of debt.

Pursuant to the Arrangement Agreement, Petroflow Sub has agreed to satisfy, or cause Equal to satisfy, all of Equal’s obligations under the Indenture arising in connection with or at any time following the implementation of the Arrangement. However, it is a condition to the obligations of Petroflow Sub and Petroflow to complete the Arrangement that the Financing be completed. The Financing is expected to become senior, secured indebtedness of Equal and therefore, if it is completed, the payment of the principal and premium, if any, of, and interest on, the Convertible Debentures will be subordinate in right of payment to greater amounts of debt.

Risks Relating to Equal

If the Arrangement is not completed, Equal will continue to face the risks that it currently faces with respect to its affairs, business and operations and future prospects. Such risk factors are set forth and described in Equal’s annual report to the SEC on Form 10-K for the fiscal year ended December 31, 2013 and in Equal’s annual information form for the year ended December 31, 2013, which can be found at www.sec.gov and www.sedar.com, respectively.

LEGAL PROCEEDINGS RELATED TO THE ARRANGEMENT

On December 26, 2013, Equal was served with a complaint related to a putative class action lawsuit that has been filed in the District Court of Oklahoma County in the State of Oklahoma. The complaint, which names as defendants Equal, members of the Board, Petroflow and Petroflow Sub, alleges that in connection with Arrangement, the members of the Board breached their fiduciary duties to the Equal Shareholders. The complaint further claims that Equal, Petroflow and Petroflow Sub aided and abetted those alleged breaches of fiduciary duties. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including to enjoin the Arrangement, and an award of attorneys’ and other fees and costs. Equal and the other defendants have not yet responded to the complaint.

Subsequently, three other complaints related to putative class action lawsuits arising from the Arrangement were filed in the District Court of Oklahoma County in the State of Oklahoma.

One of these additional complaints names as defendants Equal, members of the Board, and Petroflow, and alleges that in connection with the Arrangement, the members of the Board breached their fiduciary duties to Equal’s shareholders in connection with the Arrangement. The complaint further claims that Equal and Petroflow aided and abetted those alleged breaches of fiduciary duties. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement, compensatory damages suffered as a result of the defendants’ wrongful conduct, and an award of attorneys’ and other fees and costs.

The third of these additional complaints names as defendants Equal, members of Equal’s Board, Petroflow and Petroflow Sub, and alleges that in connection with the Arrangement, the members of the Board (i) breached their fiduciary duties to the Equal Shareholders and (ii) “oppressed” the minority Equal Shareholders in violation of the ABCA. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unreasonable deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement or any step in furtherance of its completion, compensatory damages, and an award of attorneys’ and other fees and costs.

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The fourth of these additional complaints names as defendants Equal, members of Equal’s Board, Petroflow and Petroflow sub, and alleges that in connection with the Arrangement, the members of the Board (i) breached their fiduciary duties to the Equal Shareholders and (ii) “oppressed” the minority Equal Shareholders in violation of the ABCA. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unreasonable deal protection devices. The plaintiff in the action seeks injunctive relief, including preliminary and final injunctions against completion of the Arrangement or any step in furtherance of its completion, compensatory damages, and an award of attorneys’ and other fees and costs.

One of these four matters was voluntarily dismissed, while the other three were consolidated into one case. Equal, members of the Board, and other defendants have moved to dismiss the complaints, which motion is currently pending.

On April 24, 2014, Equal was served with four complaints related to putative class action lawsuits that had been filed in the U.S. District Court for the Western District of Oklahoma. These complaints, which name as defendants Equal, members of the Board, Petroflow and Petroflow Sub, allege that in connection with Arrangement, the members of the Board breached their fiduciary duties to the Equal Shareholders. The complaints further claim that Equal, Petroflow and Petroflow Sub aided and abetted those alleged breaches of fiduciary duties. Further, the complaints allege that Equal’s Preliminary Proxy vioalted Sections 14(a) and 20(a) of the Securities Exchange Act, as well as SEC Rule 14a-9. The complaint generally alleges that the Arrangement involves an unfair price, unfair sales process, self-dealing and unfairly preclusive deal protection devices. The plaintiff in the action seeks injunctive relief, including to enjoin the Arrangement, and an award of attorneys’ and other fees and costs.

The U.S. District Court for the Western District of Oklahoma has since consolidated the four complaints into one case. Equal and the other defendants have moved to dismiss the case, which motion is currently pending.

PROCEDURES FOR THE RECEIPT OF CONSIDERATION AND ARRANGEMENT DIVIDEND PURSUANT TO THE ARRANGEMENT

Procedures for Equal Shareholders

Pursuant to the Arrangement Agreement, within 5 business days of the Effective Time of the Arrangement, the Depositary will mail to each holder of Equal Shares, which at the Effective Time were converted into the right to receive Arrangement Consideration and Arrangement Dividend, a Letter of Transmittal which will contain instructions for use in effecting the surrender of such Equal Shares in exchange for the Arrangement Consideration and the Arrangement Dividend.

Only registered Equal Shareholders are required to submit a Letter of Transmittal. If you are a non-registered Equal Shareholder holding your Equal Shares through a nominee such as a broker, investment dealer, bank, trust company, custodian or other nominee, you should carefully follow any instructions provided to you by such nominee.

Payments to the Equal Shareholders under the Arrangement will be denominated in U.S. dollars. However, Equal Shareholders who hold their Equal Shares in Canadian dollar-denominated accounts with a broker, investment dealer, bank, trust company, custodian, nominee or other intermediary may have such payments automatically exchanged into Canadian dollars based on the exchange rate available to such intermediary on the date the funds are converted. Equal Shareholders who wish to receive Canadian dollars in such circumstances are advised to contact the broker, investment dealer, bank, trust company, custodian, nominee or other intermediary through which they hold their Equal Shares to make appropriate arrangements.

The details of the procedures for the deposit of physical Equal Share certificates and the delivery by the Depositary of the Arrangement Consideration and the Arrangement Dividend payable to former registered holders of Equal Shares will be set out in the Letter of Transmittal. Once it has been sent, the Letter of Transmittal will also be filed under Equal’s profile at www.sedar.com and will be available at Equal’s website at www.equalenergy.ca.

Registered Equal Shareholders must validly complete, duly sign and return the Letter of Transmittal, together with the share certificate(s) representing their Equal Shares, to the Depositary as instructed in the Letter of Transmittal.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Registered Equal Shareholders who deposit a validly completed and duly signed Letter of Transmittal, together with accompanying share certificate(s), will be forwarded the Arrangement Consideration and the Arrangement Dividend to which they are entitled as soon as practicable after the date of receipt by the Depositary of the Letter of Transmittal and accompanying Equal Share certificates. Once registered Equal Shareholders surrender their share certificates, they will not be entitled to sell the Equal Shares to which those certificates relate.

If any portion of the Arrangement Consideration or the Arrangement Dividend is to be paid to any person other than the person in whose name the applicable surrendered Equal Share is registered, it will be a condition to such payment that the surrendered Equal Share be in proper form for transfer and that the person requesting such payment of the Arrangement Consideration and Arrangement Dividend pay any transfer or other similar taxes required as a result of such payment to a person other than the registered holder of such Equal Share or establish to the satisfaction of the Depositary that such tax has been paid or is not payable.

Registered Equal Shareholders who do not forward to the Depositary a validly completed and duly signed Letter of Transmittal, together with their share certificate(s), will not receive the Arrangement Consideration or the Arrangement Dividend to which they are otherwise entitled until deposit is made. Whether or not Equal Shareholders forward their share certificate(s) upon the completion of the Arrangement at the Effective Time of the Arrangement, Equal Shareholders will cease to be shareholders of Equal and will only be entitled to receive the Arrangement Consideration and Arrangement Dividend to which they are entitled under the Plan of Arrangement or, in the case of registered Equal Shareholders who properly exercise their right of dissent, the right to receive fair value for their Equal Shares in accordance with section 191 of the ABCA, as modified by the Interim Order and Plan of Arrangement.

The method of delivery of certificates representing Equal Shares and all other required documents is at the option and risk of the person depositing their Equal Shares. Any use of the mail to forward certificates representing Equal Shares and/or the related Letters of Transmittal shall be at the election and sole risk of the person depositing Equal Shares, and documents so mailed shall be deemed to have been received by Equal only upon actual receipt by the Depositary. If such certificates and other documents are to be mailed, Equal recommends that registered mail be used with proper insurance and an acknowledgement of receipt requested.

Unless otherwise specified in the Letter of Transmittal, a cheque representing the aggregate Arrangement Consideration and Arrangement Dividend payable under the Arrangement to a former registered holder of Equal Shares who has complied with the procedures set out above and in the Letter of Transmittal will be, as soon as practicable after the Effective Date and after the receipt of all required documents: (i) forwarded to the former Equal Shareholder at the address specified in the Letter of Transmittal by first-class mail; or (ii) made available at the office of the Depositary at which the Letter of Transmittal and the certificate(s) for Equal Shares were delivered for pick-up by the Equal Shareholder, as requested by the Equal Shareholder in the Letter of Transmittal. If no address is provided on the Letter of Transmittal, cheques will be forwarded to the address of the holder as shown on the register maintained by Olympia as transfer agent for Equal. Except as required by applicable laws, no interest will be paid or will accrue on any cash payable to the holders of Equal Shares pursuant to the Arrangement Agreement or Plan of Arrangement.

The materials you are sent after the completion of the Arrangement will include the procedures that you must follow if you cannot locate your Equal Share certificate. Such procedures will include signing an affidavit attesting to the loss of your Equal Share certificate. You may also be required to provide a bond in order to cover any potential loss or take such other steps as the Depositary, Petroflow or Petroflow Sub may require.

Non-registered Equal Shareholders whose Equal Shares are registered in the name of an intermediary (a broker, investment dealer, bank, trust company, custodian or other nominee) should contact that intermediary for instructions and assistance in delivering share certificates representing those Equal Shares.

Procedures for Optionholders

Pursuant to the Plan of Arrangement, on, or as soon as practicable after, the Effective Date, Equal will pay the amounts, net of applicable withholdings, to be paid to Optionholders pursuant to the Arrangement, either (i) pursuant to the normal payroll practices and procedures of Equal, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of

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Equal is not practicable for any such holder, by check (delivered to such Optionholder, as applicable, as reflected on the register maintained by or on behalf of Equal in respect of the Options). As such, Optionholders do not need to take any further action with respect to the Arrangement.

Procedures for Holders of Restricted Shares

Pursuant to the Plan of Arrangement, each Equal Share in respect of any unvested Restricted Share, not already issued, will be issued (subject to applicable tax withholdings and other source deductions) to the RSP Plan participants, and any share grant agreement under the RSP Plan and the RSP Plan will be terminated notwithstanding the terms thereof. RSP Plan participants who are holders of Restricted Shares at the Effective Time will be entitled to receive the Arrangement Consideration in exchange for their Equal Shares issued pursuant to Restricted Shares on the same basis as other Equal Shareholders. Therefore, holders of Restricted Shares should follow the instructions applicable to non-registered Equal Shareholders under the heading “Procedures for the Receipt of Consideration Pursuant to the Arrangement – Procedures for Equal Shareholders” above in order to receive consideration owed to them.

Cancellation of Rights of Securityholders

The Plan of Arrangement provides that, subject to any applicable laws governing unclaimed personal property, if any Equal Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing Equal Shares (or an affidavit of loss and bond or other indemnity as applicable), together with such other documents or instruments required to effect the transfer of Equal Shares, on or before the last business day before the third anniversary of the Effective Date, such Equal Shareholder shall be deemed to have donated and forfeited to Petroflow Sub any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such Equal Shareholder to which such Equal Shareholder is entitled. At and after the Effective Time, any certificate formerly representing Equal Shares shall represent only the right to receive consideration in accordance with the Plan of Arrangement; provided that such certificates shall, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and shall be deemed to have been surrendered to Petroflow Sub and shall be cancelled.

INTEREST OF EXPERTS

The Fairness Opinion was prepared by GHS. As at the date of the Circular, to the knowledge of the executive officers of GHS, the principal owners, executive officers, managing directors and vice presidents of GHS, as a group, own, directly or indirectly, less than 1% of the Equal Shares. Such ownership interest excludes any investments by the above referenced person in mutual funds or other investment funds managed or sponsored by third parties.

The Reserves Evaluation was prepared by HAAS. As at the date of the Circular, the principals and employees of HAAS, as a group, own, directly or indirectly, less than 1% of the Equal Shares.

INTEREST OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Except as otherwise disclosed in this Circular, no Informed Person (as defined below in this paragraph) (nor any associate or affiliate of any such person) had any material interest, direct or indirect, in any transaction undertaken since January 1, 2013 that was not negotiated at arm’s length and that has materially affected Equal, and none of such persons has any material interest in any transaction proposed to be undertaken by Equal that will materially affect Equal. For the purposes of this paragraph, “Informed Person” means a director or executive officer of Equal (or of a person or company that is itself an informed person of Equal), any person who beneficially owns or controls or directs, directly or indirectly, voting securities of Equal carrying greater than 10% of the voting rights attached to all outstanding voting securities, and Equal itself, if it holds any of its own securities.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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INFORMATION CONCERNING EQUAL

General

Equal, a corporation amalgamated under the laws of Alberta, is engaged in the exploration for, and acquisition, development and production of, petroleum and natural gas with operations in Oklahoma. Equal also reviews new drilling opportunities and potential property acquisitions in Oklahoma to supplement its exploration and development activities. Equal’s head office is located at 4801 Gaillardia Parkway Suite 325 Oklahoma City, OK 73142 and its telephone number is (405) 242-6000. Equal’s registered office is located at 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta, Canada T2P 5C5. The Equal Shares are traded on the TSX and NYSE under the symbol “EQU”. The Convertible Debentures are traded on the TSX under the symbol “EQU.DB.B”. Additional information regarding Equal is contained in our filings on EDGAR at www.sec.gov and SEDAR at www.sedar.com. See the section of this Circular entitled “Where You Can Find Additional Information” beginning on page 119.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of the Equal as at May 15, 2014, the latest practicable date prior to the date of the Circular and March 31, 2014:

Designation	Authorized	Outstanding as at March 31, 2014	Outstanding as at May 15, 2014

Equal Shares	Unlimited	36,100,788	36,100,788

Options	Up to 10% of the total number of Equal Shares issued and outstanding (when combined with all other security-based compensation arrangements)	288,745	288,745

Restricted Shares	Up to 10% of the total number of Equal Shares issued and outstanding (when combined with all other security-based compensation arrangements)	669,720	669,270

Convertible Debentures	CDN$45,000,000	$45,000,000	$45,000,000

Voting Securities

Share Capital

The authorized share capital of Equal consists of an unlimited number of Equal Shares. As at May 15, 2014, there were 36,100,788 Equal Shares issued and outstanding. As at May 15, 2014, there were no outstanding securities convertible or exchangeable into Equal Shares, other than 288,745 Options, 669,720 Restricted Shares and CDN$45,000,000 face value in Convertible Debentures. The Convertible Debentures have a conversion price of CDN$8.47 per Equal Share as of May 15,

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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2014, the latest practicable date prior to the date of the Circular. The total outstanding amount of CDN$45,000,000 under the Convertible Debentures as of May 15, 2014 are convertible into approximately 5,312,868 Equal Shares. Equal Shareholders are entitled to dividends as and when declared by the Board, to one vote per Equal Share at meetings of Equal Shareholders and, upon liquidation, to receive such assets of Equal as are distributable to the Equal Shareholders.

Prior Sales

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal did not issue any Equal Shares other than on the exercise of Options or vesting of Restricted Shares.

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal did not issue any Restricted Shares.

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal did not grant any Options.

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal issued the following Equal Shares on the vesting of Restricted Shares:

Date of Issue	Number of Equal Shares Issued	Price per Equal Share (USD$)/($CDN)(1)
June 20, 2013	1,667	3.73/3.85
July 16, 2013	10,000	4.08/4.24
July 26, 2013	123,748	4.49/4.62
August 15, 2013	650	4.56/4.69
August 20, 2013	4,300	4.59/4.77
September 30, 2013	44,350	4.71/4.83
January 8, 2014	8,401	5.27/5.69
January 10, 2014	255,739	5.23/5.68
February 4, 2014	29,754	5.29/5.84
March 21, 2014	533	4.66/5.22

Note:

(1)	The price per Equal Share is equivalent to the closing market price of the Equal Shares on the NYSE/TSX on the date of vesting of such Restricted Shares.

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal issued the following Equal Shares on the exercise of Options:

Date of Issue	Number of Equal Shares Issued	Price per Equal Share (CDN$)
N/A	Nil.	N/A

During the twelve-month period prior to May 15, 2014, the latest practicable date prior to the date of this Circular, Equal has not issued any Convertible Debentures and no Convertible Debentures have been converted into Equal Shares.

Directors and Officers of Equal

The names, municipality of residence and positions with Equal of the directors and executive officers of Equal and their holdings, as at May 15, 2014, of Equal Shares, Options, Restricted Shares and Convertible Debentures are set out above in the section of this Circular entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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INFORMATION CONCERNING PETROFLOW

Petroflow, a corporation existing under the laws of Delaware, a wholly owned subsidiary of TexOak, is an oil and natural gas company involved in the exploration, development and production of oil and natural gas in Oklahoma, Texas, Kansas and Illinois. It is based in Tulsa, Oklahoma. Its focus is to apply new exploration, completion and development techniques to old fields to unlock previously untapped reserves that were either passed over or never fully exploited. Petroflow’s historical and current assets and cash flow from operations are insignificant relative to the size of the transaction and as such they are insufficient to fund the cost of the acquisition contemplated by the Arrangement and immaterial to your consideration of the Arrangement Resolution. The funding of the payment to you for your Equal Shares will be derived entirely from third-party financing.

On December 30, 2013, Petroflow executed an Agreement and Plan of Merger with TexOak, TexOak Merger Sub, Inc., US Oil & Gas Co. LLC, and certain individual representatives named therein. On the same date, TexOak Merger Sub, Inc. merged with and into Petroflow, with Petroflow surviving as a wholly-owned subsidiary of TexOak. Notwithstanding this transaction, TexOak is not a party to the Arrangement Agreement, has no direct or indirect obligation with respect to efforts to obtain the-Financing and is not a guarantor of any obligation of Petroflow Sub or Petroflow under the Arrangement Agreement.

The head offices of TexOak and Petroflow are located at 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and the telephone number for each is (918) 592-1010.

INFORMATION CONCERNING PETROFLOW SUB

Petroflow Sub is an Alberta corporation and a wholly owned subsidiary of Petroflow. Petroflow Sub exists solely to facilitate the Arrangement and has not engaged in any operations other than in connection with its formation and the negotiation and execution of the Arrangement Agreement and related agreements. Petroflow Sub has not conducted any activities to date other than those incident to its formation and its execution of the Arrangement Agreement and upon the completion of the Arrangement, it will be merged with and into Equal and the separate existence of Petroflow Sub will cease and Equal will continue as the surviving corporation.

The address for Petroflow Sub’s head office is 525 S. Main Street, Suite 1120, Tulsa Oklahoma 74103 and its telephone number is (918) 592-1010.

PROPOSAL NO. 1: THE ARRANGEMENT

As discussed elsewhere in this Circular, the Equal Shareholders will consider and vote on a proposal to approve the Arrangement Resolution attached to this Circular as Appendix C, which approval shall include the adoption of the Plan of Arrangement and the approval of the Arrangement Agreement. You should carefully read this Circular in its entirety for more detailed information concerning the Arrangement. In particular, you should read in its entirety the Arrangement Agreement and the Amending Agreement attached as Appendix A to this Circular and the Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement.

The Board unanimously recommends that you vote “FOR” the approval of the Arrangement Resolution.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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PROPOSAL NO. 2: THE COMPENSATION PROPOSAL

As required by Section 14A of the Securities Exchange Act of 1934, as amended, and Rule 14a-21(c) under that Act, Equal is providing the Equal Shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its Named Executive Officers in connection with the completion of the Arrangement, which is referred to herein as the Compensation Proposal. Specifically, Equal is asking the Equal Shareholders to vote on the adoption of the following resolution at the Meeting:

RESOLVED, that the compensation that may be paid or become payable to Equal’s named executive officers in connection with the Arrangement, as disclosed in the table entitled “Golden Parachute Compensation” on page 92 of Equal’s information circular and proxy statement dated June 10, 2014, including the associated narrative discussion in the section entitled “Interests of Our Directors and Executive Officers in the Arrangement” beginning on page 80 of Equal’s information circular and proxy statement dated June 10, 2014 and the agreements and understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.

Equal believes that the information regarding the Compensation Proposal contained in this Circular demonstrates that Equal’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Equal’s Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement. In addition, this vote is separate and independent from the vote of Equal Shareholders to approve the Arrangement Resolution, and the approval of the Compensation Proposal is not a condition to the completion of the Arrangement.

The Board unanimously recommends that you vote “FOR” the Compensation Proposal.

The vote to approve the Compensation Proposal is advisory and, therefore, will not be binding on Equal. If the Arrangement is approved and completed, amounts payable to Equal’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. The Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Equal Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

An aggregate of 36,100,788 Equal Shares were issued and outstanding as of May 15, 2014. The following table sets forth information regarding the beneficial ownership of Equal Shares as of May 15, 2014, by (i) each person or group known by Equal, based on filings pursuant to Section 13(d) or 13(g) under the Securities Exchange Act of 1934, to beneficially own more than 5% of the outstanding Equal Shares; (ii) by each person who is currently a director of Equal; (iii) by each Named Executive Officer of Equal, determined in accordance with Item 402 of Regulation S-K of the Securities Act; and (iv) by all current directors and Named Executive Officers of Equal as a group. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting and dispositive power with respect to the Equal Shares that are deemed beneficially owned by such person or entity, subject to community property laws, where applicable, and their address is c/o Equal Energy Ltd., 4801 Gaillardia Parkway, Oklahoma City, Oklahoma 73142.

Name of Beneficial Owner (1)	Equal Shares Controlled or Beneficially Owned		Percentage Ownership
Don Klapko President, Chief Executive Officer and Director	650,081	(2)(3)	1.8%
John Chimahusky Senior Vice President and Chief Operations Officer	99,072	(4)	0.3%
Scott Smalling Senior Vice President and Chief Financial Officer	50,731	(5)	0.1%

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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Name of Beneficial Owner (1)	Equal Shares Controlled or Beneficially Owned		Percentage Ownership
Mark Rupert Petroleum Engineer, Vice President	49,366	(6)	0.1%
Richard Dixon Vice President, Land	75,792	(7)	0.2%
Wendell Chapman Former Senior Vice President Finance & Chief Financial Officer	5,312	(8)	0.4%
Michael Doyle Director, Chairman	82,310	(9)	0.2%
Victor Dusik Director	2,925		*
Robert Wilkinson Director	130,200	(10)	0.4%
Kyle Travis Director	3,000		*
Lee Canaan Director	6,622		*
Michael Coffman Director	3,600		*
All directors and executive officers as a group (11 persons)	1,153,699		3.1%

*	Less than 0.1percent

Notes:

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC, and includes general voting power and/or investment power with respect to securities. The number of Equal Shares beneficially owned by a person includes Equal Shares underlying Options, Restricted Shares, Convertible Debentures or other securities that are convertible or exchangeable for Equal Shares held by that person that are currently exercisable or convertible or that are exercisable or convertible within 60 days of May 15, 2014. The Equal Shares issuable pursuant to the exercise of those Options, Restricted Shares, Convertible Debentures or other securities are deemed outstanding for computing the percentage ownership of the person holding those Options, Restricted Shares, Convertible Debentures or other securities but are not deemed outstanding for the purposes of computing the percentage ownership of any other person or entity. Unless otherwise indicated, and except as otherwise described in the section of this Circular entitled “The Arrangement—Lock-Up Agreement” beginning on page 60, the persons and entities named in the table have sole voting and sole investment power with respect to the Equal Shares set forth opposite that person’s or entity’s name, subject to community property laws, where applicable.
(2)	Includes 150,000 shares issuable on exercise of Options, Nil Equal Shares issuable on vesting of Restricted Shares and 61,983 Equal Shares issuable on conversion of Convertible Debentures, assuming a conversion price of CDN8.47, the conversion price of the Convertible Dentures as of May 15, 2014, all of which are exercisable or convertible within 60 days of May 15, 2014.
(3)	Includes 12,500 Equal Shares and CDN$313,000 principal amount of Convertible Debentures in the name of Maureen Klapko, the spouse of Mr. Klapko.
(4)	Includes 27,145 Equal Shares issuable on exercise of Options and Nil Equal Shares issuable on vesting of Restricted Shares, all of which are exercisable or convertible within 60 days of May 15, 2014.
(5)	Includes 11,500 Equal Shares issuable on exercise of Options and Nil Equal Shares issuable on vesting of Restricted Shares, all of which are exercisable or convertible within 60 days of May 15, 2014.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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(6)	Includes 18,377 Equal Shares issuable on exercise of Options, Nil Equal Shares issuable on vesting of Restricted Shares, all of which are exercisable or convertible within 60 days of May 15, 2014.
(7)	Includes 18,170 Equal Shares issuable on exercise of Options, Nil Equal Shares issuable on vesting of Restricted Shares, all of which are exercisable or convertible within 60 days of May 15, 2014.
(8)	Includes 5,312 Equal Shares issuable on conversion of Convertible Debentures, assuming a conversion price of CDN$8.47, the conversion price of the Convertible Dentures as of May 15, 2014, all of which are exercisable or convertible within 60 days of May 15, 2014.
(9)	Includes 4,100 Equal Shares registered in the name of Anna May Doyle, the spouse of Mr. Doyle and 42,000 Equal Shares and 17,710 Equal Shares issuable on conversion of Convertible Debentures, assuming a conversion price of CDN$8.47, in the name of CanPetro International Ltd., a company wholly owned by Mr. Doyle and Ms. Doyle.
(10)	Includes 25,000 Equal Shares registered in the name of Farmers Implement Company Limited, a company wholly owned by Mr. Wilkinson, 40,000 Equal Shares registered to an RRSP account in the name of Robert Wilkinson, 25,200 Equal Shares registered to an RRSP account in the name of Terri Illingworth and 15,000 Equal Shares registered in the name of the Wilkinson Family Trust of which Mr. Wilkinson is the trustee.

SHAREHOLDER PROPOSALS

If the Arrangement is completed, we will no longer be a publicly held company with respect to the Equal Shares, and there will be no public participation in any future meetings of Equal Shareholders. However, if the Arrangement is not completed, Equal Shareholders will continue to be entitled to attend and participate in our shareholder meetings, and we will hold a 2014 annual meeting of shareholders. In that event, to be considered for inclusion in the proxy materials relating to our 2014 annual meeting of shareholders, an Equal Shareholder’s proposal must be submitted in writing to Bradley Squibb at 4300 Bankers Hall West, 888-3rd Avenue, S.W., Calgary, Alberta, T2P 5C5, Canada in a reasonable amount of time prior to the date we begin to print and mail our proxy materials for our 2014 annual meeting of shareholders. You are also advised to review our by-laws, which contain additional information relating to shareholder meetings. See the section of this Circular entitled “Where You Can Find Additional Information” beginning on page 119.

“HOUSEHOLDING” OF PROXY MATERIALS

SEC rules allow a single copy of this Circular to be delivered to multiple shareholders sharing the same address and who affirmatively consent, or give their implied consent, to receive a single copy of these materials in a manner provided by applicable SEC rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs. Although we do not household for our registered shareholders, some brokers household Equal information circulars and proxy statements, delivering a single copy of each to multiple Equal Shareholders sharing an address unless contrary instructions have been received from the affected Equal Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of our information circulars and proxy statements, or if you are receiving multiple copies of our information circulars and proxy statements and wish to receive only one, please notify your broker. We will deliver promptly upon written or oral request a separate copy of this Circular to an Equal Shareholder at a shared address to which a single copy of this Circular was delivered. For copies of this Circular, Equal Shareholders should contact: Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

AUDITORS, TRANSFER AGENT AND REGISTRAR

On April 10, 2013, Equal changed its principal independent accountant from KPMG LLP, the Canadian member firm affiliated with KPMG International, to KPMG LLP, the United States member firm affiliated with KPMG International.

Olympia Trust Company at their principal offices at Calgary, Alberta, Canada is the transfer agent and registrar for the Equal Shares.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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OTHER MATTERS

Equal knows of no other matter that will be presented for consideration at the Meeting other than the matters referred to in the notice of Meeting attached hereto; however, if any other matter properly comes before the Meeting, the accompanying proxy will be voted on such matter in accordance with the best judgment of the person or persons voting the proxy.

CERTAIN INFORMATION REGARDING EQUAL, PETROFLOW AND PETROFLOW SUB

We have supplied all information contained in this Circular relating to us, and Petroflow has supplied all information contained in this Circular relating to Petroflow and the Petroflow Sub.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended. We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding us and other companies and individuals that file electronically with the SEC. You may also obtain free copies of the documents that we file with the SEC, including this Circular, by going to our website at www.equalenergy.ca. The information provided on our website is not part of this Circular and is not incorporated herein by reference.

Information relating to Equal is also available under Equal’s profile on SEDAR at www.sedar.com.

In addition, Equal will provide without charge, upon request being made to Equal, a copy of Equal`s annual report to the SEC on Form 10-K for the fiscal year ended December 31, 2013 and annual information form for the fiscal year ended December 31, 2013, together with any document, or the pertinent pages of any document, incorporated by reference therein, Equal’s most recently filed comparative annual financial statements, together with the accompanying report of the auditor and Equal’s most recently filed annual management’s discussion and analysis relating thereto. Financial information is provided in Equal’s comparative financial statements and management’s discussion and analysis for the year ended December 31, 2013.

MISCELLANEOUS

If you have any questions about this Circular, the Meeting or the Arrangement or need assistance with voting procedures, you should contact: Kingsdale Shareholder Services either by mail at The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by toll-free telephone in North America at 1-866-581-1479 or collect call outside North America at 416-867-2272, or by e-mail at contactus@kingsdaleshareholder.com.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS CIRCULAR. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS CIRCULAR. THIS CIRCULAR IS DATED JUNE 10, 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS CIRCULAR IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE. NEITHER THE MAILING OF THIS CIRCULAR TO EQUAL SHAREHOLDERS NOR THE ISSUANCE OF CASH TO EQUAL SHAREHOLDERS IN CONNECTION WITH THE COMPLETION OF THE ARRANGEMENT CREATES ANY IMPLICATION TO THE CONTRARY. THIS CIRCULAR DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION.

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

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CONSENTS

Global Hunter Securities, LLC.

We refer to the fairness opinion (“Fairness Opinion”) dated May 29, 2014, which we prepared for the board of directors of Equal Energy Ltd. (“Equal”) in connection with the acquisition of Equal by Petroflow Energy Corporation and Petroflow Canada Acquisition Corp. We have read the information circular and proxy statement of Equal dated June 10, 2014, (“Circular”), and we consent to the use of our name, and the inclusion of the Fairness Opinion and a summary of the Fairness Opinion in the Circular. Based solely upon our internal investigation and customary and normal firm policies and procedures, we have no reason to believe that there are any misrepresentations in the information contained in the Circular that are either (a) based upon the contents of the Fairness Opinion, or (b) within our knowledge as a result of the services we have performed in connection with the preparation of the Fairness Opinion.

(signed) “Global Hunter Securities, LLC”

June 10, 2014

HAAS Petroleum Engineering Services, Inc.

We refer to our year end reserves evaluation (“Reserves Evaluation”) dated February 4, 2014, as at January 1, 2014, which we prepared for the board of directors of Equal Energy Ltd. (“Equal”). We have read the information circular and proxy statement of Equal dated June 10, 2014 (‘Circular”) and we consent to the use of our name and to the use of the reserves information derived from the Reserves Evaluation in the Circular. We have no reason to believe that there are any misrepresentation in the information contained in the Circular that are (a) derived from our Reserves Evaluation or (b) within our knowledge as a result of the services we have performed in connection with the preparation and delivery of the Reserves Evaluation.

(signed) “HAAS Petroleum Engineering Services, Inc.”

June 10, 2014

If you have any questions and/or need assistance voting your shares, please call Kingsdale Shareholder Services at 1-866-581-1479 or email: contactus@kingsdaleshareholder.com

APPENDIX A

ARRANGEMENT AGREEMENT AND AMENDING AGREEMENT

ARRANGEMENT AGREEMENT

PETROFLOW ENERGY CORPORATION

- and -

PETROFLOW CANADA ACQUISITION CORP.

- and -

EQUAL ENERGY LTD.

December 6, 2013

ARTICLE 1 INTERPRETATION		5
1.1	Definitions	5
1.2	Construction	21
1.3	Currency	21
1.4	Knowledge	22
1.5	Schedules	22
ARTICLE 2 ARRANGEMENT		22
2.1	Arrangement	22
2.2	Interim Order	22
2.3	Plan of Arrangement – Steps	23
2.4	Circular and Meeting	24
2.5	Final Order	25
2.6	Court Proceedings	25
2.7	Articles of Arrangement and Effective Date	26
2.8	Closing	26
2.9	Withholding Rights	26
2.10	Dividends and Distributions	26
2.11	Payment of Consideration	27
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIROR		27
3.1	Representations and Warranties	27
3.2	Survival of Representations and Warranties	27
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY		28
4.1	Representations and Warranties	28
4.2	Survival of Representations and Warranties	28
4.3	Limitation of Representations and Warranties	28
ARTICLE 5 CONDUCT OF BUSINESS		30
5.1	Maintenance Until Closing	30
5.2	Consent of the Acquiror to Operations Before Closing	30
ARTICLE 6 COVENANTS RELATING TO ACQUISITION PROPOSALS		33
6.1	Non-Solicitation	33
6.2	Notification of Acquisition Proposals	34
6.3	Responding to Acquisition Proposals and Superior Proposals	35
ARTICLE 7 COVENANTS RELATING TO REGULATORY APPROVALS		37
7.1	Regulatory Filings and Approvals	37
7.2	Cooperation Regarding Regulatory Filings and Approvals	38
ARTICLE 8 OTHER COVENANTS		38
8.1	Pre-Acquisition Reorganizations	38
8.2	Option Plan and RSP Plan	39
8.3	Further Assurances	39
8.4	Public Statements	40
8.5	Directors and Officers Insurance	40
8.6	Convertible Debentures	41
8.7	Covenants of the Parent	41
8.8	Information Rights	41
8.9	Shareholder Claims	41
8.10	Benefit Plans	41
8.11	Employee Obligations	41
8.12	Covenants Regarding the Performance of Obligations	42
8.13	Financing	42
8.14	Rule 16b-3	42
ARTICLE 9 CONDITIONS		43
9.1	Reciprocal Conditions	43
9.2	Company Conditions	43
9.3	Acquiror and Parent Conditions	44

9.4	Notice and Cure Provisions	45
9.5	Merger of Conditions	45
ARTICLE 10 TERMINATION		46
10.1	Termination	46
10.2	Termination Payments	47
10.3	Acknowledgement	48
10.4	Remedies	48
10.5	Consequential Damages	48
10.6	Effect of Termination	48
ARTICLE 11 GENERAL PROVISIONS		49
11.1	Amendment	49
11.2	Waiver	49
11.3	Expenses; Advisors	49
11.4	Notices	49
11.5	Severability	50
11.6	Entire Agreement	50
11.7	Assignment	51
11.8	Governing Law	51
11.9	No Third Party Beneficiaries	51
11.10	Time of Essence	51
11.11	Counterparts	51
11.12	Disclosure	51
Schedule “A” PLAN OF ARRANGEMENT		53
Schedule “B” ARRANGEMENT RESOLUTION		62
Schedule “C” REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIROR		63
Schedule “D” REPRESENTATIONS AND WARRANTIES OF THE COMPANY		65
Schedule “E” APPROVED BUDGET		79
Schedule “F” OPTION CANCELLATION AGREEMENT		80

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT (this “Agreement”) made the 6th day of December, 2013,

AMONG:

PETROFLOW ENERGY CORPORATION, a corporation existing under the laws of Delaware,

(hereinafter referred to as the “Parent”),

- and -

PETROFLOW CANADA ACQUISITION CORP., a corporation existing under the laws of Alberta;

(hereinafter referred to as the “Acquiror”),

- and -

EQUAL ENERGY LTD., a corporation existing under the laws of Alberta,

(hereinafter referred to as the “Company”).

WHEREAS

A.	The Parent desires to acquire all of the Common Shares (as hereinafter defined) and rights to acquire Common Shares (including the Convertible Securities, as hereinafter defined) through its wholly owned Subsidiary, the Acquiror, pursuant to an arrangement under the ABCA (as hereinafter defined);

B.	The Board (as hereinafter defined) has unanimously determined, after receiving financial and legal advice, that it would be in the best interests of the Company for the Company to enter into this Agreement and that the consideration to be received by the Shareholders (as hereinafter defined) pursuant to the Arrangement (as hereinafter defined) is fair and that the Board has resolved to unanimously support the Arrangement and to recommend that the Shareholders vote in favor of the Arrangement, all subject to the terms and conditions contained herein;

C.	Contemporaneously herewith, the Acquiror has entered into a Lock-up Agreement (as hereinafter defined) with each of the Locked-up Shareholders (as hereinafter defined), pursuant to which, among other things, the Locked-up Shareholders have agreed to vote in favor of the Arrangement Resolution (as hereinafter defined) all of the Common Shares held by them, on the terms and subject to the conditions set forth in such Lock-up Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby covenant and agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, unless something in the subject matter or context is inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations shall have the corresponding meanings:

“1933 Act” means the United States Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder;

“Abandonment and Reclamation Obligations” means all past, present and future obligations required by the Title and Operating Documents and other contracts or Applicable Law to:

(a)	plug and abandon the Wells in accordance with and to the extent required by the laws, rules, and regulations of the Government Authority having jurisdiction over such Wells;

(b)	close, decommission, dismantle and remove the Tangibles including associated foundations and structures;

(c)	restore, remediate and reclaim the surface or subsurface of the lands used in connection with the Wells or the Tangibles, including lands in or on which they are or were located and lands which are or were used to gain access to them; and

(d)	restore, remediate and reclaim the surface or subsurface of lands affected by seismic or other geological or geophysical exploration activities conducted by or on behalf of the Company or its Affiliates;

including such obligations relating to wells, facilities and tangibles which were abandoned or decommissioned, dismantled or removed prior to the Effective Time (but excluding any wells, facilities or tangibles in which the Company or its Subsidiaries sold, transferred or otherwise disposed of its interests (legal or beneficial) to a Third Party prior to the Effective Time);

“ABCA” means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9 and the regulations promulgated thereunder from time to time in effect;

“Acquiror” means Petroflow Canada Acquisition Corp., a corporation incorporated under the laws of Alberta;

“Acquisition Proposal” means any inquiry, indication of interest, request for information, proposal or offer, or any public announcement of an intention with respect thereto, whether or not in writing and other than a transaction involving the Acquiror or the Parent, with respect to (a) any merger, amalgamation, plan of arrangement, exchange, consolidation, business combination, issuance of securities, acquisition of securities, sale of securities, reorganization, recapitalization, takeover bid, tender offer, exchange offer or other similar transaction: (i) in which the Company or any of its Subsidiaries is a constituent corporation and which would result in a Third Party, or the shareholders of that Third Party, beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries, or the Person resulting from such transaction or the parent of such Person; (ii) in which a Person or “group” (as defined in the 1934 Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries; or (iii) in which the Company or any of its Subsidiaries issues securities representing (or rights convertible into or exercisable for such interests) more than 20% of the issued and outstanding voting or equity interests securities of any class of voting securities of the Company or any of its Subsidiaries, (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of the Company or its Subsidiaries that constitute or account for 20% or more of the consolidated net revenues, or consolidated net income, for the 12 full months immediately prior to the Acquisition Proposal or 20% or more of the fair market value of the consolidated assets of the Company and its Subsidiaries, (c) any liquidation, dissolution, recapitalization or other reorganization (other than a Pre-Acquisition Reorganization) of the Company or any of its Subsidiaries, or (d) any similar transaction or series of transactions involving the Company or any of its Subsidiaries which could impede or delay the completion of the Arrangement or any part thereof;

“AFEs” means authorities for expenditures, cash calls or mail ballots issued under the Title and Operating Documents; and, where applicable, “AFEs” means or includes the authorizations for expenditure described in Schedule D;

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person; provided that, for the purposes of this definition, “control” (including with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

“Alberta Securities Act” means the Securities Act (Alberta) R.S.A. 2000, c. S-4 and the rules and regulations promulgated thereunder, as amended;

“Applicable Law” means all laws, statutes, rules, regulations, official directives and orders of Government Authorities having jurisdiction over the respective Persons or activity involved (whether administrative, regulatory, legislative, executive or otherwise), including judgments, orders and decrees of courts, commissions or bodies exercising similar functions, as amended, and includes the provisions and conditions of any permit, license or other governmental or regulatory authorization in respect of the Company or any of its Subsidiaries;

“Applicable Securities Laws” means the Alberta Securities Act, the 1933 Act, the 1934 Act, and all other applicable Canadian and U.S. securities laws, rules and regulations and published policies thereunder and the rules of the Exchanges applicable to companies listed thereon;

“Arrangement” means the proposed arrangement under the provisions of Section 193 of the ABCA on the terms and conditions set forth in the Plan of Arrangement and any amendments thereto made in accordance with this Agreement and the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of Parent and the Company, each acting reasonably;

“Arrangement Filings” means the filing of a certified copy of the Final Order with the Registrar together with all other corporate filings as may be necessary to give effect to the Arrangement;

“Arrangement Resolution” means the special resolution of the Shareholders approving the Arrangement to be considered at the Meeting in the form attached as Schedule “B” to this Agreement;

“Articles of Arrangement’’ means the articles of arrangement of the Company in respect of the Arrangement required under subsection 193(10) of the ABCA to be filed with the Registrar after the Final Order is made, which shall be in form and content satisfactory to the Company and the Acquiror, each acting reasonably;

“Audited Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2012;

“Board” means the board of directors of the Company;

“Board Approval” means the Board approval described in Section 3 of Schedule “D”;

“Business Day” means a day, other than a Saturday or a Sunday, on which the principal commercial banks located in both Oklahoma City, Oklahoma and Calgary, Alberta are open for the conduct of business;

“Canadian Equivalent of the Consideration per Common Share” means the amount in Canadian dollars of the Consideration per Common Share on the basis of the United States to Canadian dollar exchange rate on the date that is one Business Day immediately prior to the Effective Date based on the close spot mid-trade composite rate as quoted on Bloomberg (and if no such rate is quoted on that date, on the next preceding date on which such rates are quoted);

“Change in Recommendation” by the Board means:

(a)	any withholding, amendment, withdrawal, modification or qualification in any manner adverse to the Parent, the Acquiror or the likelihood of consummation of the Arrangement of the recommendation described in Section 2.4(c), including any failure to include such recommendation in the Circular;

(b)	any approval, acceptance, recommendation or endorsement by the Board of, or public proposal by the Board to approve, accept, recommend or endorse, or publicly taking no position or a neutral position with respect to, any Acquisition Proposal (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal until the earlier to occur of (i) ten Business Days following the earlier of the receipt of and the public announcement of such Acquisition Proposal and (ii) two Business Days prior to the Meeting, shall not constitute a Change in Recommendation);

(c)	the Company enters into a written agreement in respect of an Acquisition Proposal (other than a confidentiality and standstill agreement permitted by Article 6); or

(d)	the Company shall have publicly announced the intention to, or the Board shall have resolved to, do any of the foregoing;

“Circular” means the notice of the Meeting and accompanying information circular and proxy statement, including all schedules, appendices and exhibits thereto, to be prepared and sent to, among others, the Shareholders in connection with the Meeting, as supplemented or otherwise amended from time to time in accordance with the terms of this Agreement;

“Claims” means any action, claim, demand, lawsuit, audit proceeding or arbitration including such assertions or proceedings made or brought by any Person, any proceeding or investigation by Government Authority and any Claims with respect to Taxes;

“COBRA” means the requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code and of any similar state law;

“Code” means the United States Internal Revenue Code of 1986, as amended;

“Common Shares” means the common shares in the share capital of the Company (including, for the avoidance of doubt, outstanding and vested restricted shares under the RSP Plan, as such shares become outstanding Common Shares by their terms upon vesting);

“Company” means Equal Energy Ltd., a corporation amalgamated under the laws of Alberta;

“Company Leases” means all leases, subleases, licenses, occupancy or other agreements pursuant to which the Company or any of its Subsidiaries holds a leasehold, subleasehold or other estate in real property;

“Company Permits” has the meaning set out in Section 12 of Schedule D;

“Company Reports” has the meaning set out in Section 8(a) of Schedule D;

“Confidentiality Agreement” means the confidentiality agreement dated September 18, 2013 between the Parent and the Company;

“Consideration” means $5.43 in cash per Common Share, subject to adjustment pursuant to Section 2.10 of this Agreement and in accordance with Section 2.3 of the Plan of Arrangement;

“contract” means any contract, agreement, license, franchise, lease, arrangement, commitment, understanding, joint venture, partnership or other right or obligation (written or oral) to which a Person or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or affected or to which any of their respective properties or assets is subject (in each case, including all amendments thereto);

“Contract Operating Agreements” means all contracts pursuant to which the Company or any of its Subsidiaries operates, on a fee for services basis, wells or facilities owned by Third Parties and in which the Company or any of its Subsidiaries has no cost-bearing interest or net revenue interest;

“Convertible Debentures” means the Cdn.$45,000,000 of convertible unsecured junior subordinated debentures of the Company issued on February 9, 2011, bearing interest at 6.75% per annum and convertible at the option of the holders thereof into Common Shares at a conversion price of Cdn.$8.64 per Common Share;

“Convertible Securities” means, collectively, the Options and any other securities of the Company that are convertible into or exchangeable or exercisable for Common Shares, but excluding the Convertible Debentures;

“Court” means the Court of Queen’s Bench of Alberta;

“Customary Post-Closing Consents” means consents and approvals from Government Authorities or Third Parties that are customarily obtained after closing in connection with transactions similar to the Transaction;

“Debentureholders” means the holders of Convertible Debentures shown from time to time on the registers or accounts maintained by or on behalf of the Debenture Trustee or any Person in possession of Convertible Debentures in bearer form;

“Debenture Trustee” means Olympia Trust Company, as the trustee under the Indenture;

“Disclosure Letter” means the disclosure letter delivered by the Company to the Acquiror and the Parent contemporaneously with the execution and delivery of this Agreement;

“Depositary” means Olympia Trust Company, or any other trust company, bank or financial institution selected by the Acquiror or the Parent and reasonably satisfactory to the Company for the purpose of, among other things, paying the cash consideration to Shareholders on the Effective Date pursuant to Section 2.3 hereof;

“Dissent Rights” has the meaning set out in Section 3.1 of the Plan of Arrangement;

“Effective Date” means the date on which the Arrangement becomes effective as provided in the Plan of Arrangement;

“Effective Time” means the first moment in time in Calgary, Alberta on the Effective Date, or such other moment in time in Calgary, Alberta on the Effective Date as the Acquiror and the Company, each acting reasonably, may agree in writing prior to the Effective Date;

“Employee Benefit Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) and any other material employee benefit plan, program or arrangement of any kind that is maintained, sponsored or contributed to by the Company or any of its Subsidiaries or any ERISA Affiliate (or similar concept in any jurisdiction where the Company or any of its Subsidiaries has employees);

“Encumbrance” means a lien, mortgage, pledge, claim, option, encumbrance, cloud on title, charge, Security Interest, penalty, royalty, burden, net profits interest, production payment, overriding royalty interest, carried working interest, or other adverse claim;

“Environment” means the atmosphere, the ambient air, the surface and sub-surface of the earth, groundwater and surface water and plants and animals; and “Environmental” means relating to or in respect of the Environment;

“Environmental Defect” means an Environmental Liability in respect of any asset of the Company or any of its Subsidiaries, that is of a nature or to an extent that a reasonable, prudent and otherwise willing buyer of such asset for the fair market value thereof, computed as if such defect did not exist, would refuse to purchase such asset because of such Environmental Liability, and shall include any violation of Applicable Law which relates to Environmental Liabilities or Hazardous Substances, any contamination or condition or Release that exceeds regulatory limits or that is not authorized by Applicable Law, or that requires investigation or remediation pursuant to any Applicable Law or the Title and Operating Documents, but in no event shall include:

(a)	Abandonment and Reclamation Obligations that would be reasonably expected in respect of the Wells if the Wells had been drilled, completed and operated and, if applicable, abandoned, in accordance with all Applicable Laws and good and prudent oil and gas industry practices in Oklahoma and the United States of America; and

(b)	Abandonment and Reclamation Obligations that would be reasonably expected in respect of the Tangibles if the Tangibles were constructed and operated and, if applicable, decommissioned or abandoned, in accordance with all Applicable Laws and good and prudent oil and gas industry practices in Oklahoma and the United States of America;

“Environmental Liabilities” means all past, present and future Liabilities associated with or arising from any of the following and all costs associated therewith:

(a)	the manufacture, construction, processing, distribution, use, holding, collection, accumulation, generation, treatment, stabilization, storage, disposal, handling or transportation of Hazardous Substances, Petroleum Substances or produced water, in each case with respect to the Environment or the protection thereof;

(b)	compliance with present and future Applicable Law relating to the Environment or the protection thereof and Applicable Law related to employee and public health and safety matters;

(c)	Abandonment and Reclamation Obligations;

(d)	Releases of Hazardous Substances, Petroleum Substances, produced water or other substances;

(e)	sampling, assessment and monitoring of the Environment;

(f)	the removal, assessment, monitoring, sampling, response, abatement, clean-up, investigation and reporting of contamination or pollution of or other adverse effects on the Environment, including compensation of Third Parties for Losses suffered by them in respect thereof; or

(g)	the protection, reclamation, remediation or restoration of the Environment, including related human health and safety;

that relate to Company or any of its Subsidiaries (or any of their respective businesses, operations or assets) or that have arisen or hereafter arise from or in respect of any past, present or future operations and activities related to the respective businesses, operations or assets of the Company or any of its Subsidiaries, including any seismic programs conducted by or on behalf of the Company or any of its Affiliates;

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

“ERISA Affiliate” means each entity that is treated as a single employer with the Company or any of its Subsidiaries for purposes of Section 414 of the Code;

“Exchanges” means the NYSE and the TSX;

“Facilities” means gas plants, oil tank batteries, gas gathering systems, saltwater disposal wells, pumps, lines and other equipment used in the gathering and disposal of saltwater, compressor stations, electrical and telecommunication lines and poles and pipelines, including any of the foregoing related to the operation of the business of the Company and its Subsidiaries;

“Fairness Opinion” means the fairness opinion from Global Hunter Securities, LLC addressed to the Board to the effect that, based upon and subject to the matters set forth therein, as at the date of the opinion, the Consideration to be received under the Arrangement is fair, from a financial point of view, to the Shareholders;

“Fee Property” means all real property owned in fee by the Company or any of its Subsidiaries, including the property owned in fee that is associated with or used in connection with the Petroleum and Natural Gas Rights or the Tangibles (together with all buildings, structures, improvements and fixtures thereon and all appurtenances thereto consisting of real property);

“Final Order” means the final order of the Court in a form acceptable to the Company and the Acquiror, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Acquiror, each acting reasonably) at any time prior to the Effective Date, or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Acquiror, each acting reasonably) on appeal;

“Financing” means the debt financing for the purposes of financing the Transactions and related fees and expenses associated with the Transactions;

“fully-diluted basis” means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares (including pursuant to the Convertible Securities and unvested Restricted Shares under the RSP Plan) were exercised where any such right is exercisable immediately or after the passage of time and whether or not on condition or the happening of any contingency, excluding the Common Shares issuable upon conversion of the Convertible Debentures;

“GAAP” means United States generally accepted accounting principles, consistently applied;

“Government Authority” means any government, regulatory or administrative authority (including any of the provincial or territorial securities regulatory authorities in Canada and state and local regulatory authorities in the United States), self-regulatory organization or stock exchange (including the Exchanges), government department, agency, commission, board or tribunal or court having jurisdiction on behalf of any nation, province, state or tribe, or subdivision thereof or any municipality, district or subdivision thereof over the Parties, the assets or business of the Company or any of its Subsidiaries;

“Hazardous Substance” means hazardous, deleterious, or toxic substances; oilfield wastes; radioactive material; asbestos; polychlorinated biphenyls; pollutants; contaminants; dangerous goods; and unrefined and refined petroleum products; including all substances, materials and wastes regulated under Applicable Law relating to Environmental or health and safety matters;

“HSR Act” means the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board in effect for the relevant time period, applied on a consistent basis;

“Indenture” means the indenture made as of February 9, 2011, between the Company and the Debenture Trustee relating to the Convertible Debentures;

“Intellectual Property” means all of the following in any jurisdiction throughout the world, in each case, to the extent protectable by Applicable Law: (a) patents, patent applications, patent disclosures and statutory invention registrations, including reissues, divisions, continuations, continuations in part, extensions and reexaminations thereof, and all rights therein provided by international treaties or conventions; (b) trademarks, service marks, trade dress, trade names, logos (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing, any and all common law rights, registrations and applications for registration thereof, all rights therein provided by international treaties or conventions, and all reissues, extensions and renewals of any of the foregoing; and (c) copyrightable works of authorship (including computer software source code, executable code, databases and related documentation and mask works), copyrights, whether or not registered, and registrations and applications for registration thereof, and all rights therein provided by international treaties or conventions. “Intellectual Property” shall not include any matters dedicated to the public and free for use by any Person;

“Interim Order” means the interim order of the Court concerning the Arrangement under subsection 193(4) of the ABCA in a form acceptable to the Company and the Acquiror, each acting reasonably, containing declarations and directions with respect to the Arrangement and providing for, among other things, the calling and holding of the Meeting, as such order may be affirmed, amended or modified by the Court with the consent of the Company and the Acquiror, each acting reasonably;

“Investment Canada Act” means the Investment Canada Act (Canada), and the rules and regulations thereunder, as amended;

“Leased Property” has the meaning set out in Section 14 of Schedule D;

“Letter of Transmittal” has the meaning set out in Section 2.11;

“Liabilities” means any and all liabilities, penalties, assessments, and fines and obligations, whether under common law, in equity, under Applicable Law or otherwise, whether governmental, tortious, contractual, vicarious, statutory or otherwise, whether absolute or contingent and whether based on fault, strict liability or otherwise;

“Locked-up Shareholders” means each Person that is a director, officer or other senior management employee of the Company or any of its Subsidiaries;

“Lock-up Agreement” means the lock-up agreement dated as of the date hereof between the Acquiror and the Locked-up Shareholders;

“Losses” means, in respect of a Person and in relation to a matter, any and all losses, damages, costs, Taxes, expenses, charges (including all penalties, assessments and fines) which that Person suffers, sustains, pays or incurs in connection with that matter and includes reasonable costs of legal counsel (on an attorney and client basis) and other professional advisors and consultants and reasonable costs of investigating and defending Claims arising from the matter, regardless of whether those Claims are sustained and also includes Taxes on a settlement payment or damage award in respect of that matter, but does not include consequential or indirect losses;

“Match Period” has the meaning set out in Section 6.3(b)(iv);

“Material Adverse Effect” means, in respect of the Company, any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with all other changes, effects, events, occurrences, states of facts or developments, (i) would, or would reasonably be expected to, prevent or materially delay the ability of the Company to consummate the Transactions or (ii) has, or would reasonably be expected to have, an impact that is both material and adverse to the business, assets, liabilities, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, other than, with respect to this clause (ii), any change, effect, event, occurrence, state of facts or development set out below:

(a)	any change in oil and gas prices;

(b)	any change in industry, economic or political conditions;

(c)	any change in conditions or developments generally applicable to the oil and gas industry in any area or areas where the Company carries on business;

(d)	any natural disaster;

(e)	civil unrest or similar disorder or terrorist acts;

(f)	any change in GAAP or IFRS;

(g)	any actions taken (or omitted to be taken) upon express written request of the Acquiror or the Parent;

(h)	any change in Applicable Law;

(i)	effects or changes that are cured or no longer exist by the earlier of the Effective Time or the termination of this Agreement pursuant to Article 10; or

(j)	changes resulting from the announcement of the Transactions or the performance of the covenants set forth herein;

provided that any such event, change, effect or act referred to in clauses (a) through (c) above shall not be excluded from the definition of “Material Adverse Effect” to the extent such event, change, effect or act disproportionately affects the Company and its Subsidiaries (or the assets thereof) relative to other oil and gas exploration and production companies, facilities and properties located in Oklahoma and Texas;

“Material Contract” means any contract that:

(a)	if terminated, modified or otherwise failed to be in full force and effect would materially impair the ability of the Company to carry on its business in the ordinary course or would reasonably be expected to have a Material Adverse Effect with respect to the Company;

(b)	provides, or could reasonably be expected to provide, for obligations or entitlements of the Company and/or its Subsidiaries in excess of $350,000 in the aggregate per annum;

(c)	is a production sharing contract, production sharing agreement, mining or petroleum licence, concession, mining usufruct or similar agreement, or a joint operating, joint venture, shareholders’, joint partners’ or similar agreement in respect of any Petroleum and Natural Gas Rights involving aggregate obligations or entitlements by or to the Company and/or its Subsidiaries in excess of $350,000;

(d)	is a contract with any Person that contains a most favored nations or similar clause in favor of any Person;

(e)	is a contract that contains any non-competition or similar obligations or that otherwise restricts in any material way the Company or any of its Affiliates or includes any exclusive dealing arrangement or any other arrangement that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit in any material respect the ability of the Company or any of its Affiliates to own, operate, sell, license, distribute, develop, transfer, pledge or otherwise dispose of any products, services, assets or business;

(f)	relates to indebtedness (contingent or otherwise) in excess of $350,000 in the aggregate or relates to direct or indirect guarantee or assumption by the Company or any of its Subsidiaries (contingent or otherwise) of any payment or performance obligations of any other Person in excess of $350,000 in the aggregate, or that restricts in any respect the ability of the Company or any of its Affiliates to incur any indebtedness or that requires any action with respect thereto (including any required Encumbrance);

(g)	relates to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets (other than sales of inventory in the ordinary course) or an ownership interest in a business or pursuant to which the Company or any of its Subsidiaries has any ownership or participation interest in any other Person or other business enterprise;

(h)	relates to the acquisition, sale, issuance or transfer by the Company or any of its Subsidiaries of any operating business or the capital stock or other ownership or participation interest of any Person after the date of this Agreement or under which the Company or any of its Subsidiaries has any material continuing liability or obligation;

(i)	is a financial risk management contract, including currency, commodity or interest related derivative or hedge contracts in excess of $350,000 in the aggregate;

(j)	is a shareholder, joint venture, alliance or partnership contract;

(k)	is an agency or other contract which allows a Person other than the Company and its Subsidiaries to bind the Company and/or its Subsidiaries other than powers of attorney granted in the ordinary course of business in respect of matters which individually or in the aggregate are not material to the Company or any of its Subsidiaries and which may be terminated without delay or obligation at any time by the Company and its Subsidiaries; or

(l)	provides for any change of control, severance or termination pay or other compensation or benefits in connection with the Transactions;

“Meeting” means the special meeting of Shareholders to be called and held in accordance with the Interim Order and this Agreement to consider and vote on the Arrangement Resolution, including any adjournments or postponements thereof in accordance with the terms of this Agreement;

“MI-61-101” means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions;

“Miscellaneous Interests” means all right, title, estate and interest of the Company and its Affiliates (whether absolute or contingent, legal or beneficial) in and to all property, assets, interests and rights associated with, or used in connection with the Petroleum and Natural Gas Rights or the Tangibles (other than the Petroleum and Natural Gas Rights and the Tangibles), including the following to the extent they relate to the Petroleum and Natural Gas Rights or the Tangibles:

(a)	contracts and agreements, including the Title and Operating Documents;

(b)	Surface Interests;

(c)	Wells, including the wellbores thereof and the casing therein;

(d)	seismic data;

(e)	computer hardware, printers, routers, software and all other tangible equipment used with SCADA, computer hardware, printers, routers and software used primarily with maintenance management systems and other computer hardware and software used primarily with field measurement facilities;

(f)	the Contract Operating Agreements, if any;

(g)	production, accounting, environmental, facility and other books, records, files, reports, data and information, correspondence and documents that relate to the Petroleum and Natural Gas Rights or the Tangibles, including well files, lease files and agreement files, all title reports and opinions relating to the Petroleum and Natural Gas Rights or the Tangibles and all other reports, files, data, books and records prepared for the joint account;

(h)	saltwater disposal wells, pumps, lines, and other equipment and facilities used in the gathering, storage, disposal, and transportation of saltwater and other fluids produced in connection with the production of Petroleum Substances;

(i)	(i) any occurrence-based insurance policies, including insurance proceeds and rights to insurance proceeds payable thereunder, (ii) insurance proceeds and rights to insurance proceeds payable in the event of any physical loss to Tangibles occurring during the period between the date of this Agreement and the Effective Date and (iii) any other insurance proceeds and rights thereto arising from any acts, omissions or events, damage to or destruction of property or other Liabilities occurring prior to the Effective Time; and

(j)	the Company’s and its Subsidiaries’ Claims, causes of action, rights of recovery and rights of setoff and recoupment of any kind (including rights to insurance proceeds and rights under and pursuant to all warranties, representations and guarantees made by suppliers of products, materials or equipment, or components thereof);

“Misrepresentation” has the meaning ascribed thereto in the Alberta Securities Act;

“Net Cash Flow” means, with respect to the Company and its Subsidiaries on a consolidated basis (calculated in each case using GAAP), (i) total revenue, minus (ii) lease operating expenses, minus, (iii) production taxes (and not, for the avoidance of doubt, income taxes or other taxes), minus (iv) other general and administrative expenses, except for any expenses or costs of the type described in Schedule E of the Disclosure Letter;

“NYSE” means the New York Stock Exchange;

“Optionholders” means holders of the Options shown from time to time on the registers or accounts maintained by or on behalf of the Company;

“Option Cancellation Agreement” means an option cancellation agreement in the form attached hereto as Schedule F;

“Option Plan” means the Equal Energy Ltd. Stock Option Plan effective as of May 31, 2010, as amended from time to time;

“Options” means options to purchase Common Shares issued pursuant to the Option Plan or otherwise that are outstanding and unexercised immediately prior to the Effective Time;

“Order” means any judgment, order, writ, award, preliminary or permanent injunction or decree of any Government Authority;

“Ordinary Course” means, with respect to an action or actions taken by a Person, that such action or actions is or are consistent with generally accepted industry practice and the past practices of such Person and is or are taken in the ordinary course of normal day-to-day operations of such Person;

“Parent” means Petroflow Energy Corporation, a corporation existing under the laws of Delaware;

“Party” or “party” (as used in the context of this Agreement) means each of the Company, the Parent and the Acquiror; and “Parties” or “parties” (as used in the context of this Agreement) means the Company, the Parent and the Acquiror, collectively;

“Permits” means permits, licenses, approvals and authorizations issued or granted by Government Authorities;

“Permitted Dividend” means the $0.05 per Common Share Ordinary Course dividend declared on November 14, 2013 and payable on December 20, 2013 to holders of record on December 2, 2013 (subject to equitable downward adjustment on a per share basis if the Common Shares outstanding on the date hereof are increased, changed into or exchanged for a greater number of common shares of the Company by means of one or more stock splits, subdivisions, re-classifications, share distributions or similar events, such that any such increase in the number of Common Shares shall not increase the aggregate amount of any such one-time dividend as compared to the amount that would have been paid on an aggregate basis had such stock splits, subdivisions, re-classifications, share distributions or similar events not occurred); provided that no such dividend shall be deemed to be a Permitted Dividend if the payment of such dividend would cause the consolidated unrestricted cash balance of the Company to be less than the amount required to satisfy the Company’s and its Subsidiaries’ obligations as they become due and payable;

“Permitted Encumbrances” means:

(a)	liens for Taxes, assessments and governmental charges which are not due or delinquent or if due the validity of which is being diligently contested in good faith by or on behalf of the Company or any of its Subsidiaries, and, in either case, for which adequate reserves have been established in accordance with GAAP;

(b)	easements, rights of way, servitudes and other similar rights in land, including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains and electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables, which are not violated by, and do not or would not materially impair, the use or occupancy of the assets or operations of the Company or any of its Subsidiaries;

(c)	the right reserved to or vested in any Government Authority by the terms of any lease, license, franchise, grant or permit or by any Law, to terminate any such lease, license, franchise, grant or permit, to require payment of rent or other periodic payments as a condition of the continuance thereof or otherwise control or regulate the assets of the Company or any of its Subsidiaries in any manner, which are not violated by, and do not or would not materially impair, the use or occupancy of the assets or operations of the Company or any of its Subsidiaries;

(d)	undetermined or inchoate liens (including processors’, operators’, mechanics’, builders’, materialmen’s and similar liens) incurred or created as security in favor of the Person conducting operations arising in the Ordinary Course of the business of the Company or any of its Subsidiaries for such Person’s proportionate share of the costs and expenses of those operations, which are not due or delinquent or if due the validity of which is being diligently contested in good faith by or on behalf of the Company or any of its Subsidiaries, including in respect of services rendered or goods supplied;

(e)	the reservations, limitations, provisos and conditions in any original grants or transfers from a Government Authority;

(f)	any lien or trust arising in connection with workers’ compensation, unemployment insurance, pension or employment laws or regulations;

(g)	rights of general application reserved to or vested in any Government Authority to levy Taxes on any of the assets of the Company or any of its Subsidiaries or the income therefrom, or to limit, control or regulate any of the assets or operations of the Company or any of its Subsidiaries in any manner, which are not violated by, and do not and would not materially impair, the current use or occupancy of such assets or operations;

(h)	any Security Interest held by a Person encumbering the Company’s or any of its Subsidiaries’ interests in any of their assets or any part thereof, in respect of which the Company delivers a release or no interest letter to the Parent at or prior to the Effective Time;

(i)	the terms and conditions of the Title and Operating Documents relating to the assets of the Company and its Subsidiaries, including provisions for royalty, overriding royalty, reversionary interest, and similar burdens, penalties and forfeitures arising under or pursuant to any of those Title and Operating Documents;

(j)	the rights of Third Parties to purchase Petroleum Substances pursuant to Material Contracts and any other production sales contracts terminable by the Company or its Subsidiaries on notice of 90 days or less; and

(k)	any Security Interest encumbering any Third Party’s interest in and to lands or any part thereof, which are not violated by, and do not or would not materially impair, the use or occupancy of the assets or the operations of the Company or any of its Subsidiaries;

“Person” means any individual, sole proprietorship, partnership, limited partnership, corporation, limited or unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated association, trust, body corporate, Government Authority or any other entity, and including a natural person in the capacity as trustee, executor, administrator or other legal representative;

“Petroleum and Natural Gas Rights” means all right, title, estate and interest of the Company and its Affiliates (whether absolute or contingent, legal or beneficial) in:

(a)	rights (including fee simple interests, leasehold interests, mineral interest, and working interests) to drill for and produce, save and market Petroleum Substances;

(b)	lessor royalties, overriding royalties, net profits interests, fee simple interests, leasehold interests, mineral interest, and similar interests entitling the holder thereof to a share of any Petroleum Substances or to a payment calculated by reference to the quantity of that production, the proceeds from the sale thereof or the profits therefrom; and

(c)	rights to acquire any of the foregoing;

“Petroleum Substances” means petroleum, oil, natural gas, casinghead gas, condensate, other minerals and all related hydrocarbons (including liquid hydrocarbons) and all other substances, whether liquids, gases or solids and whether hydrocarbons or not (including sulphur) produced in association with petroleum, oil, natural gas, casinghead gas, condensate or related hydrocarbons;

“Plan of Arrangement” means the plan of arrangement in the form and content attached as Schedule A and any amendment or variation thereto made in accordance with its provisions, this Agreement or upon the direction of the Court in the Final Order with the prior written consent of the Company and the Acquiror, each acting reasonably;

“Pre-Acquisition Reorganization” has the meaning ascribed thereto in Section 8.1;

“Real Property Leases” has the meaning set out in Section 14 of Schedule D;

“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under section 263 of the ABCA;

“Release” means any release, spill, emission, leaking, pouring, emptying, pumping, injection, deposit, disposal, discharge, dispersal, escaping, dumping, leaching or migration of a Hazardous Substance or produced water into or through the Environment;

“Related Party” means, in reference to any Person:

(a)	its Affiliates, successors and assigns;

(b)	its directors, officers and employees;

(c)	its Affiliates’ directors, officers and employees; and

(d)	its Representatives;

“Representatives” means, in reference to a Person, its and its Affiliates’ representatives (including officers, directors and employees), agents, legal counsel, consultants and advisors;

“Requisite Shareholder Approval” has the meaning ascribed thereto in Section 2.2(d);

“Restricted Shares” means restricted shares of the Company issued pursuant to the RSP Plan and, for greater certainty, includes all restricted shares issuable pursuant to any dividend equivalent rights resulting from dividends paid by the Company;

“Right of First Refusal” means any preferential purchase right, right of first refusal, right of first offer or similar right related to the Company or any of its Subsidiaries (or any of their assets or properties) or any of the Transactions;

“RSP Plan” means the restricted share and performance share incentive plan, effective May 31, 2010, pursuant to which Restricted Shares may be granted to directors, officers and employees of, and consultants to, the Company or any Affiliate thereof;

“SCADA” means supervisory control and data acquisition;

“SEC” means the United States Securities and Exchange Commission;

“SEC Resolution Date” means the date on which the staff of the SEC advises the Company that it has no comments, or no further comments, with respect to the Circular;

“Security Interest” means any mortgage, charge, pledge, lien, hypothec, assignment by way of or in effect as security, or security interest whatsoever, but does not include a right of set-off or a set-off;

“Shareholders” means holders of the Common Shares shown from time to time on the registers maintained by or on behalf of the Company in respect of the Common Shares, or the beneficial owners thereof;

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (i) 50% or more of the stock or other equity interests the holders of which are generally entitled to elect at least a majority of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity or (ii) if there are no such voting interests, 50% or more of the equity interests in such corporation, partnership, limited liability company, joint venture, trust, association or other entity;

“Superior Proposal” means a bona fide Acquisition Proposal made by any Person other than the Parent or the Acquiror that:

(a)	is made in writing to the Board after the date hereof;

(b)	did not result from the breach of Section 6.1 by the Company, any of its Affiliates or any of their respective Representatives;

(c)	is made for all or substantially all of the assets of the Company and its Subsidiaries or all of the Common Shares, on a fully-diluted basis, and Convertible Debentures not owned by the Person making such Acquisition Proposal;

(d)	is reasonably likely to be completed on a timely basis after taking into account all the terms and conditions of such proposal and this Agreement (including any required approvals and any proposal by either party to amend the terms of this Agreement);

(e)	is not subject to a due diligence condition;

(f)	in the good faith determination of the Board, after receipt of advice from its financial and legal advisors:

(i)	failure to recommend to its Shareholders that they accept such Acquisition Proposal would be inconsistent with the Board’s fiduciary duties; and

(ii)	would, if consummated in accordance with its terms (but expressly taking into account any risk of non-completion), result in a transaction that provides for greater consideration per Common Share and would be more favorable to the Shareholders, from a financial point of view, than the Arrangement; and

(g)	is not conditional on obtaining financing, and for which financing is then available to the Person making such Acquisition Proposal, and is committed, at least to the extent that the financing for the transactions contemplated by this Agreement is so available and committed as at the date hereof;

“Superior Proposal Notice” has the meaning set out in Section 6.3(b)(iii);

“Surface Interests” means all rights to enter on, use, occupy and enjoy the surface of lands for purposes related to the use, ownership or operation of the Petroleum and Natural Gas Rights, the Wells or the Tangibles or gaining access thereto, whether the same are held in fee simple, by lease, by right-of-way, or otherwise;

“Tangibles” means all right, title, estate and interest of the Company and its Affiliates (whether absolute or contingent, legal or beneficial) in:

(a)	the Facilities;

(b)	the Fee Property, including the Carney, Oklahoma offices and field offices and all leasehold improvements, furniture and office equipment and supplies located therein; and

(c)	the following that are used or held for use in respect of the Petroleum and Natural Gas Rights, the Wells or the Facilities:

(i)	all tangible depreciable equipment and facilities used in the production, dehydration, processing, gathering, treatment, measurement, storage or transportation of Petroleum Substances and saltwater and other fluids produced in connection with the production of Petroleum Substances, including: gas plants; oil batteries; buildings; compressors; production equipment; active, inactive or decommissioned pipelines and tangible equipment; wellheads; pipelines; gathering lines; flow lines; pipeline connections; meters; generators; motors; compressors; treaters; dehydrators; scrubbers; separators; pumps; pumpjacks; tanks and boilers; and equipment and facilities related thereto;

(ii)	tangible equipment used primarily with maintenance management systems and field measurement facilities;

(iii)	satellite communications equipment; and

(iv)	all inventory and the proceeds of the sale of all inventory sold from and after the Effective Time;

“Tax” and “Taxes” means all income, franchise, profits, capital, transfer, sales, excise, value added, occupation, unclaimed property and escheat, excise, estimated, severance, windfall profits, stamp, license, payroll gross receipts, occupation, premium, social security (or similar) transfer, sales, use, alternative or add-on minimum, goods and services, customs, duties and property taxes, all other fees, assessments withholdings and charges imposed by Government Authorities in the nature of a Tax (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), whether disputed or not, and including all penalties, interest and fines or additions attributable to or imposed on or with respect to those taxes, fees, assessments withholdings and charges, and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person;

“Tax Act” means the Income Tax Act (Canada) and the rules and regulations promulgated thereunder, as amended;

“Taxing Authority” means any Government Authority exercising regulatory authority in respect of any Taxes;

“Tax Return” means any return, report, information return, declaration, claim for refund or other document, together with all amendments and supplements thereto, including all related or supporting information, supplied or required to be supplied to any Government Authority responsible for the administration of Applicable Law governing Taxes, including information returns or reports with respect to backup withholding and other payments to Third Parties;

“Termination Payment” has the meaning set out in Section 10.2(a);

“Termination Payment Event” has the meaning set out in Section 10.2(a);

“Third Party” means any Person other than the Company, the Parent, the Acquiror and their respective Affiliates;

“Title and Operating Documents” means:

(a)	petroleum and natural gas leases, permits (whether freehold or governmental), rights in petroleum, oil, and natural gas acquired under (Pooling) Orders issued by the Oklahoma Corporation Commission or any other Government Authority and similar instruments;

(b)	agreements relating to the ownership, operation or development of petroleum and natural gas properties and facilities used in connection therewith and to the sale of the Petroleum Substances produced therefrom entered into in the normal course of the petroleum and natural gas business, including: operating procedures; unit agreements; unit operating agreements; agreements for the construction, ownership and operation of gas plants, batteries, pipelines, gas gathering systems and similar facilities; pooling and/or unitization agreements; communitization agreements, royalty agreements; overriding royalty agreements, farmin and farmout agreements; joint operating agreements, participation and subparticipation agreements; trust declarations and agreements; purchase and sale agreements, asset exchange agreements; agreements providing for the gathering, measurement, processing, compression, transportation or sale of Petroleum Substances; common stream agreements; well operating contracts and surface leases, pipeline easements, road use agreements and other contracts granting Surface Interests;

(c)	orders of the Oklahoma Corporation Commission or similar local Government Authority affecting lands wherein the assets of the Company or any of its Subsidiaries are located; and

(d)	Permits pertaining to the ownership of petroleum and natural gas properties, facilities used in connection therewith or to operations in respect thereof;

“Transactions” means the Arrangement and the other transactions contemplated under this Agreement;

“TSX” means the Toronto Stock Exchange; and

“Wells” means the wells in which the Company or any of its Subsidiaries has an interest, including the wells described in Section 29(a) of the Disclosure Letter and all producing, shut-in, suspended, abandoned, capped, injection and disposal wells.

1.2	Construction

Unless otherwise stated or the context otherwise necessarily requires, in this Agreement:

(a)	references herein to any agreement or instrument, including this Agreement, shall be a reference to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time;

(b)	the terms “in writing” or “written” include printing, typewriting or facsimile transmission;

(c)	references to a statute shall be a reference to:

(i)	that enactment as amended or reenacted from time to time and every statute that may be substituted therefor; and

(ii)	the regulations, bylaws or other subsidiary legislation made pursuant to that statute;

(d)	words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

(e)	a reference to time shall, unless otherwise specified, refer to local time (Calgary, Alberta) unless otherwise stipulated herein;

(f)	“including”, “includes” and like terms means “including without limitation” and “includes without limitation”;

(g)	the terms “this Agreement”, “hereto”, “hereof,” “hereby,” “hereunder” and similar expressions refer to this Agreement in its entirety and not to any particular Section or clause of or Schedule to this Agreement;

(h)	the headings of Articles, Sections and paragraphs in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement;

(i)	unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs of this Agreement; and references herein to Schedules are references to Schedules to this Agreement; and

(j)	where a term is defined herein, a capitalized derivative of that term shall have a corresponding meaning unless the context otherwise requires.

1.3	Currency

Unless otherwise stated, all references in this Agreement to sums of money are expressed in, and all payments provided for herein shall be made in, U.S. currency and “U.S.$” or “$” refers to United States dollars.

1.4	Knowledge

For all purposes of this Agreement, references to the knowledge of the Company and to matters of which the Company is aware refer to knowledge which the officers of the Company actually had or should have had, after reasonable inquiry, in light of the scope of their normal duties and responsibilities with respect to the Company and any of its Subsidiaries, including the operations and administration thereof. For these purposes, knowledge does not include the knowledge of any other Person.

1.5	Schedules

The Schedules to this Agreement, as listed below, are an integral part of this Agreement and are incorporated herein by reference and made a part of this Agreement:

Schedule	Description

A	Plan of Arrangement

B	Arrangement Resolution

C	Representations and Warranties of the Parent and the Acquiror

D	Representations and Warranties of the Company

E	Approved Budget

F	Option Cancellation Agreement

ARTICLE 2

ARRANGEMENT

2.1	Arrangement

The parties hereto agree to effect the Arrangement under the ABCA pursuant to the terms and conditions set out in this Agreement and the Plan of Arrangement.

2.2	Interim Order

As soon as practicable following the date hereof, and in any event no later than fifteen Business Days following the SEC Resolution Date, the Company shall apply, in a manner reasonably acceptable to the Acquiror, to the Court pursuant to Section 193 of the ABCA and, in cooperation with the Acquiror and the Parent, prepare, file and diligently pursue an application for the Interim Order, the terms of which are acceptable to the Acquiror, acting reasonably, providing, among other things:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and for the Meeting and for the manner in which such notice is to be provided;

(b)	that the securities of the Company which their holders shall be entitled to vote on the Arrangement Resolution shall be the Common Shares;

(c)	that each Shareholder shall be entitled to one vote per Common Share on the Arrangement Resolution;

(d)	that the requisite approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy at the Meeting, together with minority approval in accordance with MI 61-101 (the “Requisite Shareholder Approval”);

(e)	that, in all other respects, the terms and conditions of the Company’s memorandum of association, articles of association and by-laws, including quorum requirements and all other matters, shall apply in respect of the Meeting;

(f)	for the grant of the Dissent Rights;

(g)	for the notice requirements with respect to the presentation of the application to the Court for the Final Order;

(h)	that the Meeting may be adjourned or postponed from time to time by the Company (with the written consent of the Acquiror) without the need for any additional approval of the Court;

(i)	that the record date for Shareholders entitled to notice of, and to vote at, the Meeting will be a date that is as soon as reasonably practicable following the SEC Resolution Date;

(j)	that the record date for Shareholders entitled to vote at the Meeting shall not change in respect of any adjournment(s) or postponement(s) of the Meeting, unless required by Applicable Law; and

(k)	for such other matters as the Acquiror may reasonably require in connection with the Arrangement.

2.3	Plan of Arrangement – Steps

(a)	Subject to the terms and conditions of this Agreement: (i) in accordance with the Plan of Arrangement, at the time specified in the Plan of Arrangement, each Common Share in respect of any unvested Restricted Share under the RSP Plan not already issued shall be issued, and any share grant agreement under the RSP Plan and the RSP Plan shall be terminated notwithstanding the terms thereof; and (ii) at the Effective Time, pursuant to the Arrangement, each Shareholder (other than in respect of any Common Shares held by a Dissenting Shareholder) shall be entitled to receive the Consideration for each Common Share held.

(b)	Subject to the terms and conditions of this Agreement and in accordance with the Plan of Arrangement, at the time specified in the Plan of Arrangement, each Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be transferred from the holder thereof to the Company in consideration for a cash payment by or on behalf of the Company equal to the amount, if any, by which the Canadian Equivalent of the Consideration per Common Share, in respect of each Option, exceeds the exercise price per Common Share of such Option, subject to (for the avoidance of doubt) applicable Tax withholdings and other source deductions in accordance with Section 2.9. Each Option issued and outstanding immediately prior to the Effective Time shall thereafter be immediately canceled, the holder thereof shall thereafter have only the right to receive the consideration to which such holder is entitled pursuant to this Section 2.3(b) and in the manner specified in the Plan of Arrangement, and all option agreements related thereto shall be terminated. The Company shall take, and shall cause its Subsidiaries to take, all steps necessary or desirable to give effect to the foregoing, including entering into and maintaining in full force an Option Cancellation Agreement with each Optionholder in respect of all of the Options. The Company also shall, and shall cause its Subsidiaries to, obtain necessary consents (in form and substance reasonably satisfactory to the Acquiror) from holders of Options to the transfer and cancellation of the Options as described above, including entering into Option Cancellation Agreements with respect to all of the Options.

2.4	Circular and Meeting

Subject to the terms and conditions of this Agreement:

(a)	the Company agrees to convene and conduct the Meeting in accordance with the Interim Order, the Company’s articles and by-laws and Applicable Laws as soon as reasonably practicable following the SEC Resolution Date. The Company agrees that it shall, in consultation with the Acquiror, fix and publish a record date for the purposes of determining the Persons entitled to receive notice of and vote at the Meeting in accordance with the Interim Order, which record date shall be as soon as reasonably practicable following the SEC Resolution Date or such other date as agreed by the Company and the Acquiror;

(b)	except for an adjournment consented to by the Acquiror for the purpose of attempting to obtain the Requisite Shareholder Approval or as required (i) for quorum purposes, (ii) by Applicable Laws, (iii) by a Government Authority or (iv) under Section 6.3(e), the Company shall not adjourn, postpone or cancel, or propose or permit the adjournment, postponement or cancellation of, the Meeting without the Acquiror’s prior written consent;

(c)

in a timely and expeditious manner, the Company shall prepare the Circular and all other documents required by the ABCA, Applicable Securities Laws and any other Applicable Laws in connection with the Meeting and the Arrangement and file a preliminary copy of the Circular with the SEC. Subject to the terms of this Agreement, the Acquiror and the Parent will cooperate with and assist the Company in preparing the Circular by providing the Company on a timely basis any information legally required to be supplied by the Acquiror or the Parent in connection therewith, as well as any other information the Parent or any of its Affiliates reasonably requested by the Company for inclusion in the Circular to the extent in accordance with customary practice. The Company shall promptly notify the Acquiror and the Parent of the receipt of all comments from the SEC or its staff or any other Government Authority with respect to the Circular and of any request by the SEC or its staff or any other Government Authority for any amendment or supplement thereto or for additional information, and shall, to the extent permitted by Applicable Laws, promptly provide to the Acquiror and the Parent copies of all correspondence between the Company and/or any of its Representatives and the SEC or its staff or any other Government Authority with respect to the Circular or the Arrangement. The Company, the Acquiror and the Parent shall each use its commercially reasonable efforts to promptly provide responses to the SEC or its staff or any other Government Authority with respect to all comments received on the Circular from the SEC or its staff or such other Government Authority. The Company shall, as promptly as reasonably practicable after obtaining the Interim Order, but in no event before the SEC Resolution Date, cause a final definitive copy of the Circular and any other applicable documentation required in connection with the Meeting to be filed with the SEC and any other applicable Government Authority and to be sent to each Shareholder and each holder of Options, the directors of the Company, the auditors of the Company and any other persons as required by the Interim Order and Applicable Laws, in each case so as to permit the Meeting to be held within the time required by Section 2.4(a). Notwithstanding anything to the contrary contained in this Agreement, the Company shall give the Acquiror, the Parent and their legal counsel reasonable opportunity to review and comment on the Circular and such other documents prior to the Circular and such other documents being printed, sent or delivered to Shareholders or filed with any Government Authority or prior to the Company responding to any comments or requests from the SEC or its staff or any other Government Authority with respect to the Circular, and reasonable consideration shall be given to any comments made by the Acquiror, the Parent and their legal counsel, provided that all information relating solely to the Acquiror and its Affiliates included in the Circular or such other documents shall be in form and content satisfactory to the Acquiror, acting reasonably and provided on a timely basis. The Company shall provide the Acquiror and the Parent with copies of the final definitive Circular prior to the mailing thereof to the Shareholders and filing with any Government Authority. The Company, the Acquiror and the Parent shall each promptly notify the other parties if at any time before the Effective Time any such party becomes aware that the Circular contains a Misrepresentation, or an amendment or supplement to the Circular is otherwise required or advisable. In a timely and expeditious manner, the Company shall prepare, in consultation with the Acquiror, the Parent and their legal counsel, and file any mutually agreed (or as otherwise required by Applicable Laws) amendments or supplements to the Circular (which amendments or supplements shall be in a form satisfactory to the Acquiror, acting reasonably) and mail such amendments or supplements, as required by the Interim Order and in accordance with all Applicable Laws, in and to all jurisdictions where such amendments or supplements are required to be mailed, complying in all material respects with all Applicable Laws on the date of the mailing thereof. A copy of the notice of motion for the approval of the Final Order shall be included in the Circular. The Circular shall reflect the Board Approval and include the Board’s recommendation that Shareholders vote in favor of the Arrangement Resolution and a written copy of the Fairness Opinion;

(d)	in a timely and expeditious manner, the Company shall (A) take all commercially reasonable lawful action to solicit proxies in favor of the Arrangement Resolution and cooperate with any persons designated by the Acquiror, and at the Acquiror’s expense, to solicit proxies in favor of the approval of the Arrangement Resolution, and (B) not withdraw, modify, qualify or change in a manner adverse to the Acquiror, or publicly state that it intends to withdraw, modify, qualify or change in a manner adverse to the Acquiror, such recommendation, except, in each case, as expressly permitted by this Agreement;

(e)	in a timely and expeditious manner, the Company shall provide notice to the Acquiror of the Meeting and allow representatives and legal counsel of the Acquiror to attend the Meeting;

(f)	the Company shall advise the Acquiror, at least on a daily basis on each of the last ten Business Days prior to the date of the Meeting, as to the aggregate tally of the proxies received by the Company in respect of the Arrangement Resolution, or at such other times or such other intervals as the Acquiror may reasonably request, together with any further information with respect to such proxies as the Acquiror may reasonably request; and

(g)	the Company shall provide the Acquiror with a copy of any purported exercise of Dissent Rights (and any withdrawal thereof) and written communications with any Shareholder purportedly exercising such Dissent Rights, and shall not settle or compromise, or make any payment with respect to, any notice of dissent or purported exercise of Dissent Rights or any other action brought in connection with the Arrangement without the prior consent of the Acquiror.

2.5	Final Order

If the Arrangement Resolution has been approved by the Shareholders at the Meeting in accordance with the Interim Order, the Company shall as soon as reasonably practicable (and in any event within two Business Days) take all actions necessary or desirable to submit the Arrangement to the Court and to apply to the Court for the Final Order in form and substance satisfactory to the Acquiror, including filing, proceeding with and diligently prosecuting an application for the Final Order which application shall be in form and substance satisfactory to the parties hereto, acting reasonably. The Company will oppose any proposal from any other person that the Final Order contains any provision inconsistent with this Agreement and, if at any time after the issuance of the Final Order and prior to the Effective Date the Company is required by the terms of the Final Order or by Applicable Law to return to Court with respect to the Final Order, it shall do so after notice to, and in consultation and cooperation with, the Acquiror.

2.6	Court Proceedings

Subject to Applicable Laws, the Company will not file any material with the Court in connection with the Arrangement or serve any such material, and will not agree to modify or amend materials so filed or served, except as contemplated by this Section 2.6 or with the Acquiror’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; provided that nothing herein shall require the Acquiror to agree or consent to any increase in the Consideration or other modification or amendment to such filed or served materials that expands or increases the Acquiror’s obligations set forth in any such filed or served materials or under this Agreement or the Arrangement. The Company shall also provide to the Acquiror’s legal counsel on a timely basis copies of any notice of appearance or other Court documents served on the Company in respect of the application for the Interim Order or the Final Order or any appeal therefrom and of any notice, whether written or oral, received by the Company indicating any intention to oppose the granting of the Interim Order or the Final Order or to appeal the Interim Order or the Final Order. The Company will ensure that all materials filed with the Court in connection with the Arrangement are consistent in all material respects with the terms of this Agreement and the Plan of Arrangement. In addition, the Company will not object to legal counsel to the Acquiror making such submissions on the hearing of the motion for the Interim Order and the application for the Final Order as such counsel considers appropriate.

2.7	Articles of Arrangement and Effective Date

On or before the third Business Day after the satisfaction or waiver (subject to Applicable Laws) of the conditions set forth in Article 9 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or waiver of those conditions as of the Effective Date), and unless another date is agreed to in writing by the parties, the Company shall file the Arrangement Filings with the Registrar pursuant to the ABCA to give effect to the Arrangement and implement the Plan of Arrangement. Subject to the terms hereof, the Company shall specify in a written notice to the Acquiror the date the Arrangement Filings are to be made.

2.8	Closing

Unless this Agreement is terminated pursuant to the provisions hereof, the closing of the transactions contemplated hereby shall take place at the Calgary offices of Stikeman Elliott LLP, at 8:00 a.m. (Calgary, Alberta time) on the Effective Date or at such other time or on such other date as the Acquiror and the Company may mutually agree upon and each of them shall deliver to the other:

(a)	the documents required or contemplated to be delivered by it hereunder in order to complete, or necessary or reasonably requested to be delivered by it in order to effect, the Arrangement and the other transactions contemplated herein, provided that each such document required to be dated the Effective Date shall be dated as of, or become effective on, the Effective Date and shall be held in escrow to be released upon the Arrangement becoming effective; and

(b)	written confirmation as to the satisfaction or waiver of all of the conditions in its favor contained in Article 9.

2.9	Withholding Rights

The Acquiror, the Company, the Parent and the Depositary shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any Person hereunder and from all distributions otherwise payable to any Shareholder, Optionholder or Debentureholder such amounts as the Acquiror, the Company, the Parent or the Depositary is required or permitted to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Tax law or other Applicable Law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Person in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Taxing Authority.

2.10	Dividends and Distributions

If, on or after the date hereof, the Company declares, sets aside or pays any dividend or other distribution (other than the Permitted Dividend) payable in cash, securities, property or otherwise with respect to the Common Shares, or sets a record date therefor that is prior to the Effective Time, then the Consideration shall be adjusted to reflect each such dividend or other distribution by way of a reduction in the Consideration by an amount equal to the amount of such dividend or distribution per Common Share.

2.11	Payment of Consideration

Not more than one Business Day prior to the Effective Date, the Acquiror shall provide the Depositary with sufficient funds in escrow (the terms and conditions of such escrow to be satisfactory to the Parties) to pay the aggregate Consideration for all of the Common Shares (including, for the avoidance of doubt, the unvested Restricted Shares with respect to which Common Shares are issued in accordance with Section 2.3(a)(i)) to be acquired pursuant to the Arrangement. The Depositary shall cause such funds to be (a) held for the benefit of the Shareholders and (b) promptly applied to making the payments provided for in the agreement with the Depositary. The Depositary shall invest any cash in such escrow as directed by the Parent or the Acquiror; provided, however, that such investments shall be in obligations of or guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank which are then publicly available). Any interest and other income resulting from such investments shall be paid to the Parent. To the extent that there are losses with respect to such investments, or the amount held by the Depositary diminishes for other reasons below the level required to make prompt payments of the cash payable to Shareholders pursuant to this Agreement, the Parent shall promptly replace or restore the amount lost through investments or other events so as to ensure that the escrow fund is, at all times, maintained at a level sufficient to make such payments. The Depositary shall deliver the Consideration contemplated to be paid to Shareholders pursuant to Section 2.3(a) out of such escrow funds. The Parent or the Acquiror shall instruct the Depositary, as soon as reasonably practicable after the Effective Time (but in no event later than five Business Days following the Effective Time), to mail to each record holder of Common Shares, which at the Effective Time were converted into the right to receive the Consideration pursuant to this Agreement and the Plan of Arrangement, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Common Shares shall pass, only upon actual delivery of the Common Shares to the Depositary, and shall contain instructions for use in effecting the surrender of such Common Shares in exchange for the Consideration (the “Letter of Transmittal”)). Upon surrender for cancellation to the Depositary of its, his or her Common Shares, together with the Letter of Transmittal, duly completed and validly executed, the holder of such Common Shares shall be entitled to receive in exchange therefor the Consideration to which such holder is entitled pursuant to Section 2.3(a), and any Common Shares so surrendered shall forthwith be canceled. If any portion of the Consideration is to be paid to any person other than the person in whose name the applicable surrendered Common Share is registered, it shall be a condition to the payment thereof that the surrendered Common Share be in proper form for transfer and that the person requesting such payment of the Consideration pay any transfer or other similar Taxes required as a result of such payment to a person other than the registered holder of such Common Share or establish to the satisfaction of the Depositary that such Tax has been paid or is not payable. Until surrendered as contemplated by this Section 2.11, each Common Share shall be deemed at any time after the Effective Time to represent only the right to receive the Consideration upon such surrender. Except for interest required to be paid under Applicable Laws in respect of Dissent Shares, no interest shall be paid or will accrue on any cash payable to holders of Common Shares pursuant to the provisions of this Agreement or the Plan of Arrangement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIROR

3.1	Representations and Warranties

Each of the Parent and the Acquiror hereby makes to the Company the representations and warranties set out in Schedule “C” and acknowledges that the Company is relying upon these representations and warranties in connection with the entering into of this Agreement.

3.2	Survival of Representations and Warranties

The representations and warranties of the Parent and the Acquiror contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.1	Representations and Warranties

The Company hereby makes to the Acquiror and the Parent the representations and warranties set out in Schedule “D” to this Agreement, and acknowledges that each of the Parent and the Acquiror is relying upon these representations and warranties in connection with the entering into of this Agreement.

4.2	Survival of Representations and Warranties

The representations and warranties of the Company contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished on the earlier of the Effective Time and the date on which this Agreement is terminated in accordance with its terms.

4.3	Limitation of Representations and Warranties

(a)	THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE PLAN OF ARRANGEMENT (INCLUDING SCHEDULE D HERETO) AND, IN PARTICULAR, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE COMPANY HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND SHALL NOT BE LIABLE FOR, ANY AND ALL REPRESENTATIONS OR WARRANTIES WHICH MAY HAVE BEEN MADE OR ALLEGED TO HAVE BEEN MADE IN ANY OTHER DOCUMENT OR INSTRUMENT OR IN ANY STATEMENT OR INFORMATION MADE OR COMMUNICATED TO THE PARENT OR THE ACQUIROR OR ANY OF THEIR RELATED PARTIES IN ANY MANNER, EXCEPT FOR THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE PLAN OF ARRANGEMENT (INCLUDING SCHEDULE D HERETO);

(b)	THE COMPANY HEREBY EXPRESSLY NEGATES AND DISCLAIMS, AND SHALL NOT BE LIABLE FOR, ANY REPRESENTATIONS OR WARRANTIES MADE OR ALLEGED TO HAVE BEEN MADE TO THE PARENT, THE ACQUIROR OR ANY OF THEIR RELATED PARTIES IN THIS AGREEMENT OR OTHERWISE WITH RESPECT TO ANY OF THE FOLLOWING MATTERS:

(i)	EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE PLAN OF ARRANGEMENT (INCLUDING SCHEDULE D HERETO), ANY DATA OR INFORMATION PROVIDED OR MADE AVAILABLE TO THE PARENT OR THE ACQUIROR BY THE COMPANY’S REPRESENTATIVES IN THE DATA ROOM, ON PLANT OR SITE VISITS, IN MANAGEMENT PRESENTATIONS, IN MEETINGS WITH THE COMPANY’S MANAGEMENT OR EMPLOYEES OR OTHERWISE;

(ii)	THE VALUE OF THE ASSETS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR THE FUTURE CASH FLOW THEREFROM;

(iii)	EXCEPT AS EXPRESSLY PROVIDED IN SCHEDULE D TO THIS AGREEMENT, THE ENVIRONMENTAL CONDITION OF ANY LANDS OR ASSETS OR ANY ENVIRONMENTAL LIABILITY;

(iv)

EXCEPT AS EXPRESSLY PROVIDED IN SCHEDULE D TO THIS AGREEMENT, THE QUALITY, CONDITION, FITNESS, MARKETABILITY, MERCHANTABILITY OR SUITABILITY OF USE FOR ANY PURPOSE, OF ANY TANGIBLE, DEPRECIABLE EQUIPMENT OR PROPERTY THAT FORMS PART OF THE

COMPANY’S OR ANY OF ITS SUBSIDIARIES’ ASSETS AND TAKES THE SAME WITHOUT ANY OTHER EXPRESS, IMPLIED, STATUTORY, OR OTHER WARRANTY OR REPRESENTATION WHATSOEVER. SUBJECT TO THE COMPANY’S EXPRESS REPRESENTATIONS HEREIN AND IN THE PLAN OF ARRANGEMENT (INCLUDING SCHEDULE D HERETO), THE PARENT AND THE ACQUIROR HAVE INSPECTED, OR WAIVED (AND UPON THE EFFECTIVE TIME SHALL BE DEEMED TO HAVE WAIVED), THEIR RIGHTS TO INSPECT THE INTERESTS FOR ALL PURPOSES, AND SATISFIED THEMSELVES AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED TO, CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OR OTHER MANMADE FIBERS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS (“NORM”) IN, ON, OR UNDER THE INTERESTS. THE PARENT AND THE ACQUIROR ARE RELYING SOLELY UPON THE PARENT’S AND THE ACQUIROR’S OWN INSPECTION OF THE INTERESTS, AND THE PARENT AND THE ACQUIROR SHALL, EXCEPT AS PROVIDED OTHERWISE IN THIS AGREEMENT OR THE PLAN OF ARRANGEMENT, ACCEPT ALL OF THE SAME “AS IS, WHERE IS,” WITHOUT LIMITATION OF THE FOREGOING;

(v)	EXCEPT AS SET FORTH IN SCHEDULE D TO THIS AGREEMENT, ANY ENGINEERING OR GEOLOGICAL INFORMATION OR INTERPRETATIONS THEREOF OR ANY ECONOMIC EVALUATIONS;

(vi)	EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SCHEDULE D HERETO), TITLE TO THE ASSETS OF THE COMPANY AND ITS SUBSIDIARIES;

(vii)	EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SCHEDULE D HERETO), ANY LIABILITIES OR CLAIMS RELATED TO THE ASSETS OR OPERATIONS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES;

(viii)	EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT (INCLUDING SCHEDULE D HERETO), THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES; OR

(ix)	THE RATES OF PRODUCTION OF PETROLEUM SUBSTANCES.

WITHOUT LIMITATION OF THE FOREGOING, THE COMPANY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY PROJECTIONS NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO THE PARENT OR THE ACQUIROR IN CONNECTION WITH THIS AGREEMENT, ANY PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF RESERVES OF PETROLEUM SUBSTANCES (IF ANY) ATTRIBUTABLE TO THE INTERESTS OR THE ABILITY OR POTENTIAL OF THE INTERESTS TO PRODUCE PETROLEUM SUBSTANCES OR THE ENVIRONMENTAL CONDITION OF THE INTERESTS OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO THE PARENT OR THE ACQUIROR BY THE COMPANY, OR BY THE COMPANY’S AGENTS OR REPRESENTATIVES. SUBJECT TO THE EXPRESS PROVISIONS OF THIS AGREEMENT, ANY AND ALL SUCH PROJECTIONS (WRITTEN OR ORAL) FURNISHED BY THE COMPANY OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO THE PARENT OR THE ACQUIROR ARE PROVIDED TO THE PARENT AND THE ACQUIROR AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST THE COMPANY, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT THE PARENT’S AND THE ACQUIROR’S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW;

(c)	Inclusion of a matter on the Disclosure Letter with respect to a representation or warranty that addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters included in the Disclosure Letter may include matters not required by the terms of this Agreement to be listed on the Disclosure Letter, which additional matters are disclosed for purposes of information only, and inclusion of any such matter does not mean that all such matters are included.

ARTICLE 5

CONDUCT OF BUSINESS

5.1	Maintenance Until Closing

The Company agrees that, prior to the Effective Time, the Company shall, and shall cause its Subsidiaries to (provided that, where the Company and its Subsidiaries are not the operator, the Company shall be obligated to do and cause only that which a prudent non-operator would be expected to do in similar circumstances in accordance with accepted industry practices):

(a)	conduct and preserve the business of the Company and its Subsidiaries (including in connection with maintaining its properties and facilities and relationships with employees, customers, suppliers and Government Authorities) in the Ordinary Course and in a proper and prudent manner in accordance with good oil and gas industry practices and consistent with recent practices;

(b)	pay or cause to be paid all of their obligations which become due from the date of this Agreement through the Effective Time;

(c)	perform and comply in all material respects with all of its obligations under the Title and Operating Documents;

(d)	maintain working capital in the Ordinary Course; and

(e)	maintain insurance in such amounts and against such risks and losses as are consistent with the insurance maintained by the Company and its Subsidiaries in the Ordinary Course and file claims under insurance policies as they arise in the Ordinary Course.

5.2	Consent of the Acquiror to Operations Before Closing

Subject to Section 5.1, from the date of this Agreement until the Effective Time, the Company shall have the right to operate and maintain the business of the Company and its Subsidiaries in accordance with good oilfield practices and consistent with recent practices; provided that, notwithstanding Section 5.1, the Company shall not and shall not permit any of its Subsidiaries to, without the written consent of the Acquiror, which consent shall not be unreasonably withheld and which, if provided, shall be provided in a timely manner:

(a)	amend the articles or by-laws (or other governing documents) or the terms of the outstanding securities of the Company or any of its Subsidiaries, including any outstanding indebtedness or credit facilities of the Company or any of its Subsidiaries;

(b)	amalgamate or merge with any other Person or adopt or enter into a plan of liquidation or dissolution;

(c)

repurchase, redeem or otherwise reacquire any shares or other securities, or subdivide, reclassify, recapitalize, split, combine or exchange or enter into any similar transaction with respect to the Company or any of its Subsidiaries or issue any other securities in respect of, in lieu of or in substitution for any securities of the Company or any of its Subsidiaries, except for any split, combination or reclassification of shares of a wholly owned Subsidiary of the Company, or any issuance of any securities of a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, or enter into any agreement with respect to the voting of the shares or other securities of the Company or any of its Subsidiaries;

(d)	issue, sell, pledge, lease, dispose of or otherwise encumber any securities or any options (including Options), warrants or other rights to acquire securities, or redeem or purchase any of the outstanding securities of the Company or any of its Subsidiaries, other than the issuance of (i) Common Shares pursuant to currently outstanding Convertible Debentures in accordance with their terms, (ii) Common Shares upon the valid exercise in accordance with the Option Plan in effect on the date hereof of any options outstanding as of the date hereof, (iii) Common Shares upon the valid issuance pursuant to the vesting of Restricted Shares outstanding on the date hereof in accordance with the RSP Plan in effect on the date hereof and (iv) dividend equivalent rights payable in respect of Restricted Shares outstanding on the date hereof resulting from dividends paid by the Company;

(e)	declare, set aside or pay any dividends or any other distributions payable in cash, securities, property or otherwise with respect to the Common Shares or any other class or type of securities, other than the Permitted Dividend;

(f)	reduce the capital or stated capital of the Company or any of its Subsidiaries;

(g)	sell, lease, transfer, license, encumber or otherwise dispose of, directly or indirectly (including by allowing any right to lapse or expire), business or assets of the Company or the Company Subsidiary other than:

(i)	the sale of Petroleum Substances in the Ordinary Course; and

(ii)	other sales and dispositions in the Ordinary Course individually not exceeding $150,000;

(h)	acquire or agree to acquire (by merger, amalgamation, acquisition of stock or asset or otherwise) any Person or other business organization or division or make any investment either by purchase of shares or securities, contribution of capital (other than to the Company Subsidiary), property transfer or purchase of any property or assets of any other Person, except for purchases of assets, inventory or equipment in the Ordinary Course;

(i)	enter into any joint venture or similar agreement, arrangement or relationship, except for entering into joint operating agreements in the Ordinary Course;

(j)	incur or make any commitment or propose, initiate or authorize any cost or expenditure if the Company and its Subsidiaries’ share thereof is in excess of $200,000 (individually or in the aggregate), except in case of:

(i)	an emergency (with respect only to capital expenditures), including workovers to maintain production levels, to the extent that reasonable advance notice is given to the Parent and the Acquiror and any reasonable suggestions or comments from the Parent or the Acquiror are taken into account prior to committing to any such expenditures;

(ii)

(A) for the period from the date hereof to and including February 28, 2014, those capital expenditures and general and administrative costs specifically disclosed (with respect to both type and amount) on the existing approved budget attached as Schedule E; provided that no unutilized balance of capital expenditures set forth in Schedule E will be used or applied to satisfy the general and administrative costs set forth on Schedule E or any other costs and expenses that are not capital expenditures and (B) for the period from March 1, 2014 to and including the Effective Date, the total monthly expenditures of the Company and its Subsidiaries shall not exceed 45% of their Net Cash Flow in any calendar month (or portion thereof with respect to the month of the Effective Date); provided that the Company and the Parent shall use commercially reasonable efforts to agree, prior to February 28, 2014, on a capital expenditure budget for the period between March 1, 2014 and the Effective Time and that any such capital expenditure budget, if agreed upon in writing by the Company and the Parent, shall supersede this clause (B) to the extent set forth in such written agreement; or

(iii)	operating expenses and other general and administrative costs to the extent incurred in the ordinary course of business and to the extent (A) not otherwise limited or prohibited pursuant to the terms of this Agreement and (B) that such expenses and general and administrative costs are not of the type described in Schedule E of the Disclosure Letter;

(k)	incur or commit to incur any indebtedness for borrowed money, except for the borrowing of working capital in the Ordinary Course; and not incur or assume any other indebtedness, other than under capital leases entered into in the Ordinary Course, or assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any other Person (other than the Company or any of its wholly owned Subsidiaries) or make any loans, advances or capital contributions to, or investments in, any other Person (other than the Company or any of its wholly owned Subsidiaries), except in the Ordinary Course;

(l)	amend, modify, terminate or assign any rights under any agreement or document to which the Company or any of its Subsidiaries is subject, or enter into any new agreement or commitment, except in the Ordinary Course of the business of the Company and its Subsidiaries and subject to providing notice to the Acquiror of such action(s) taken and, in the case of any agreement or commitment that would be a Material Contract, receiving approval from the Acquiror;

(m)	waive, release or relinquish any material contractual right, material right under any license, lease, contract or permit or other material legal rights or claims of the Company or any of its Subsidiaries, other than in the Ordinary Course;

(n)	surrender or abandon any of their respective assets, except those which have become obsolete, where the rights of the Company and its Subsidiaries thereto have expired or terminated as disclosed in this Agreement or otherwise in the Ordinary Course of the business of the Company and its Subsidiaries;

(o)	settle or assign any rights relating to or any interest in any material litigation, proceeding, claim, action, assessment or investigation involving the Company or any of its Subsidiaries or a material asset of any of them;

(p)	except for the termination of the Company’s and its Subsidiaries’ 401(k) Plans pursuant to Section 8.10, make any increase in the benefits under or any material change to (including any such changes reasonably expected to be adopted prior to the Effective Time, except for the payment of bonuses in a manner consistent with past practices as agreed between the parties and disclosed in the Disclosure Letter) or establish any Employee Benefit Plan, or make any other increase or material change (including any such changes reasonably expected to be adopted prior to the Effective Time) in the compensation or employee benefits payable or to become payable to any employee of the Company or any of its Subsidiaries;

(q)	engage in any material transaction with any related parties, other than any wholly owned Subsidiary in the Ordinary Course;

(r)	make any changes to the Company’s existing accounting policies other than as required by Applicable Law;

(s)	fail to duly and timely file all material forms, reports, releases, schedules, statements and other documents required to be filed pursuant to any Applicable Securities Laws;

(t)	fail to duly and timely withhold, collect, remit and pay all Taxes which are to be withheld, collected, remitted or paid by the Company or any of its Subsidiaries;

(u)	fail to use commercially reasonable efforts to cause its current insurance (or re- insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such cancellation, termination or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(v)	change an annual accounting period, adopt or change any accounting method, amend any Tax Returns of the Company or any of its Subsidiaries, settle or compromise any material federal, national, provincial, foreign, state or local Tax liability, make, revoke or amend any Tax election of the Company or any of its Subsidiaries, enter into any agreement affecting any Tax liability or refund of the Company or any of its Subsidiaries, extend or waive the application of any statute of limitations regarding the assessment or collection of any Tax of the Company or any of its Subsidiaries or provision limiting the period within which an assessment or reassessment of any Tax of the Company or any of its Subsidiaries may be issued, or take any other similar action relating to the filing of any Tax Return or the payment of any Tax;

(w)	take or omit to take any action that has or would reasonably be expected to have the effect of accelerating to pre-Effective Time periods sales to the trade or other customers that would otherwise be expected to occur after the Effective Time;

(x)	delay or postpone the payment of any accounts payable, or accelerate the collection of or discount any accounts receivable; or

(y)	announce an intention, enter into any agreement or understanding, or otherwise make a commitment to do any of the things prohibited by any of the foregoing.

Nothing contained in this Agreement is intended to give the Parent or the Acquiror the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, operational control over its operations and the operations of its Subsidiaries.

ARTICLE 6

COVENANTS RELATING TO ACQUISITION PROPOSALS

6.1	Non-Solicitation

(a)	Except as otherwise provided in this Article 6, the Company shall not, directly or indirectly through any Representative of the Company, and shall cause each of its Subsidiaries not to, directly or indirectly through any Representative:

(i)	make, solicit, assist, encourage, initiate, promote or otherwise facilitate (including by way of furnishing non-public information, permitting any visit to any facilities or properties of the Company or any of its Subsidiaries or entering into any form of written or oral agreement, arrangement or understanding) any inquiries, proposals, offers or expressions of interest regarding or constituting any Acquisition Proposal or which could reasonably be expected to lead to an Acquisition Proposal;

(ii)	encourage or engage in any discussions or negotiations (other than with the Parent, the Acquiror or any of their respective Representatives) regarding, or provide any information with respect to, any Acquisition Proposal or potential Acquisition Proposal;

(iii)	make a Change in Recommendation;

(iv)	withdraw, modify, change or qualify (or publicly propose to or publicly state that it intends to withdraw, modify or qualify), in any manner adverse to the Parent or the Acquiror, the approval or recommendation of the Board or any committee thereof of this Agreement or the Arrangement, including, without limitation, failing to include in the Circular such approval or recommendation in accordance with Section 2.4(c);

(v)	release any Person from, terminate, waive, amend or modify any provision of or otherwise forbear the enforcement of, any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party, provided that, for avoidance of doubt, any release or deemed waiver from the standstill provisions of any such agreement in accordance with its terms without further agreement or action by the Company or any of its Subsidiaries shall not constitute a breach of this Section 6.1(a)(v); or

(vi)	accept, approve, endorse, recommend or enter into a letter of intent, agreement in principle, agreement, arrangement, understanding or undertaking related to any Acquisition Proposal (other than a confidentiality agreement as contemplated under Section 6.3).

(b)	The Company shall immediately cease, and ensure that its Representatives cease, and cause to be terminated, any existing solicitation, assistance, activity, discussion, encouragement, process or negotiation, with any Person (other than the Parent, the Acquiror or any of their Representatives) by the Company, any of its Subsidiaries or any of their respective Representatives with respect to or that could reasonably be expected to lead to an actual or potential Acquisition Proposal, whether or not initiated by the Company, and, in connection therewith, the Company will discontinue access to any data rooms (virtual and otherwise) previously provided to any such Person and will immediately request the return or destruction of all information regarding the Company and its Subsidiaries previously provided to any such Person and shall use commercially reasonable efforts to ensure that such requests are honored.

(c)	The Company shall enforce the provisions of any confidentiality and standstill agreement to which it or any of its Subsidiaries is a party, including by seeking injunctions to prevent any such breaches and to enforce specifically the terms and provisions thereof.

6.2	Notification of Acquisition Proposals

From and after the date of this Agreement, the Company shall promptly (but, in any event within 24 hours) notify the Acquiror, at first orally and then in writing, of any proposal, inquiry, offer, expression of interest or request relating to or constituting an Acquisition Proposal or which could reasonably be expected to result in an Acquisition Proposal, any request for discussions or negotiations or any request for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records (including any request for a list of securityholders) of the Company or any of its Subsidiaries received by the Company’s or any of its Subsidiaries’ Representatives, or any request for representation on the Board, or any amendments to the foregoing. Such notice shall include a description of the terms and conditions of, and the identity of the Person making, any proposal, inquiry, offer or request, and such other details of the proposal, inquiry, offer or request known to the Company as the Acquiror may reasonably request, and shall include copies of any such proposal, inquiry, offer or request (including all correspondence related thereto), or any amendment to any of the foregoing. The Company shall keep the Acquiror promptly and fully informed of the status of any such proposal, inquiry, offer or request, or any amendment to the foregoing (including any changes to the price offered or any other material terms), and will respond promptly to all inquiries by the Acquiror with respect thereto.

6.3	Responding to Acquisition Proposals and Superior Proposals

(a)	Notwithstanding Sections 6.1(a) and 6.1(b), if after the date hereof and prior to obtaining the approval of the Arrangement Resolution from the requisite Shareholders at the Meeting, provided that the Company is then in compliance with its obligations under this Agreement, the Company receives a bona fide written Acquisition Proposal that provides for consideration per Common Share that is greater than the Consideration and that was not solicited after the date hereof, the Board shall be permitted to engage in discussions or negotiations, and provide information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal for the purpose of explaining or supplementing the Company’s due diligence materials, if and only to the extent that:

(i)	the Company has provided the Acquiror with the notice required by Section 6.2 in respect of such Acquisition Proposal and with at least 48 hours prior written notice of its decision to engage in any such discussions or negotiations or to provide any such information;

(ii)	the Board determines in good faith, after consultation with its outside legal and financial advisors, that such Acquisition Proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under Applicable Laws;

(iii)	prior to providing any information or data, the Board receives from such Person an executed non-disclosure and standstill agreement that contains provisions that are not less favorable to the Company than those contained in the Confidentiality Agreement and not more favorable to the Person making such Acquisition Proposal than those which apply to the Acquiror under the Confidentiality Agreement, and the Company sends an executed copy of any such non-disclosure agreement to the Acquiror promptly upon its execution and prior to any non-public information being provided to such Person;

(iv)	prior to providing any information or data that has not been provided to the Parent, the Company provides such information to the Parent;

(v)	the Acquiror is provided promptly with a list of any information provided to such Person; and

(vi)	access to information with respect to the Company and its Subsidiaries in respect of one or more Acquisition Proposals made by that Person or persons acting jointly or in concert with such Person shall not continue for a period in excess of thirty days in the aggregate.

(b)	Notwithstanding Sections 6.1(a) and 6.1(b), the Company may (i) enter into an agreement (in addition to a confidentiality agreement contemplated by Section 6.3(a)(iii)) with respect to an Acquisition Proposal that is a Superior Proposal, and/or (ii) withdraw, modify or qualify its approval or recommendation of the Arrangement and recommend or approve an Acquisition Proposal that is a Superior Proposal, provided in each case:

(i)	the Meeting has not occurred and the Company shall have complied with all of its obligations under this Article 6 (including having provided the Acquiror with the notice required by Section 6.2 in respect of such Acquisition Proposal);

(ii)	such Acquisition Proposal is a Superior Proposal;

(iii)

the Company has delivered written notice to the Acquiror of the determination of the Board that the Acquisition Proposal is a Superior Proposal and of the intention of the Board to approve or recommend such Superior Proposal and the Company to enter into an agreement with respect to such Superior Proposal, together with a copy of such agreement and all other documentation comprising the Acquisition Proposal to the extent not previously provided and all documentation relating to the Company’s valuation of any non-cash consideration included in the Acquisition Proposal (the “Superior Proposal Notice”);

(iv)	at least five Business Days have elapsed since the date the Superior Proposal Notice was received by the Acquiror, which five Business Day period is referred to herein as the “Match Period”;

(v)	if the Acquiror has offered to amend the provisions of the Arrangement and this Agreement during the Match Period pursuant to Section 6.3(c), the Acquisition Proposal continues to be a Superior Proposal compared to the Arrangement and this Agreement as proposed to be amended by the Acquiror as of immediately prior to the termination of the Match Period; and

(vi)	the Company terminates this Agreement pursuant to Section 10.1(e) and the Company concurrently makes the Termination Payment to the Acquiror (with the receipt by the Acquiror of such Termination Payment being a condition to the effectiveness of any such termination).

(c)	During the Match Period, the Parent and the Acquiror shall have the right, but not the obligation, to offer to amend the provisions of the Arrangement and this Agreement. The Company shall cooperate with the Parent and the Acquiror with respect to any such offer and shall negotiate in good faith to make such adjustments to the terms and conditions of this Agreement as would enable the Acquiror and the Parent to proceed with the Arrangement and any related transactions on such adjusted terms. The Board shall review any such offer by the Acquiror or the Parent to amend the provisions of the Arrangement and this Agreement in order to determine whether the Acquiror’s or the Parent’s offer to amend the provisions of the Arrangement and this Agreement, upon its acceptance, would result in the Acquisition Proposal ceasing to be a Superior Proposal compared to the amendment to the provisions of the Arrangement and this Agreement offered by the Acquiror or the Parent. If the Acquisition Proposal would cease to be a Superior Proposal, the Company, the Parent and the Acquiror shall enter into an amendment to this Agreement reflecting the offer by the Acquiror or the Parent to amend the provisions of the Arrangement and this Agreement.

(d)	Nothing in this Agreement shall prevent the Board from responding through a directors’ circular or otherwise as required by Applicable Laws to an Acquisition Proposal that it determines is not a Superior Proposal, including to the extent the Board determines in good faith (after consultation with its outside counsel) that the failure to make such disclosure is reasonably likely to result in a breach of its fiduciary duties to the Shareholders under Applicable Law. In addition, nothing in this Agreement shall be deemed to prohibit the Company or the Board from (i) taking and disclosing to the Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the 1934 Act or (ii) making any “stop-look-and-listen” communication to the Shareholders pursuant to Rule 14d-9(f) under the 1934 Act; provided that, in the case of a disclosure pursuant to (A) clause (i) of this paragraph that is not a “stop-look-and-listen” communication to the Shareholders pursuant to Rule 14d-9(f) under the 1934 Act or (B) the first sentence of this paragraph, the Board shall expressly reaffirm its recommendation of the Arrangement in such disclosure unless its approval or recommendation has been withdrawn, modified or qualified in accordance with Section 6.3(b).

(e)	If the Company provides the Acquiror with a Superior Proposal Notice on a date that is less than five Business Days prior to the Meeting, the Company will, at the request of the Acquiror, adjourn the Meeting to a date specified by the Acquiror that is not less than five Business Days and not more than 10 Business Days after the date the Superior Proposal Notice is provided to the Acquiror.

(f)	Each successive modification of any Acquisition Proposal shall constitute a new Acquisition Proposal for purposes of Section 6.3(b) and all of the provisions of Section 6.3(b) shall apply again to such new Acquisition Proposal.

(g)	The Board will promptly reaffirm its recommendation of the Arrangement Resolution and the Arrangement by press release after any of (i) an Acquisition Proposal is publicly announced or made and the Board determines it is not a Superior Proposal, (ii) the Board determines that a proposed amendment to the terms of the Arrangement pursuant to Section 6.3(c) would result in an Acquisition Proposal not being a Superior Proposal when assessed against the Arrangement as it is proposed to be amended as of immediately prior to the termination of the Match Period, and (iii) except in the case of a Superior Proposal, the Acquiror, acting reasonably, requests reaffirmation of such recommendation by the Board. The Parent and the Acquiror will be given a reasonable opportunity to review and comment on the form and content of any such press release.

(h)	The Company shall ensure that its Subsidiaries and its and their Representatives are aware of the provisions of this Article 6, and the Company shall be responsible for any breach of this Article 6 by such Subsidiaries and Representatives as if such Subsidiaries and Representatives were parties hereto agreeing to the same restrictions as the Company.

ARTICLE 7

COVENANTS RELATING TO REGULATORY APPROVALS

7.1	Regulatory Filings and Approvals

(a)	As soon as reasonably practicable after the date hereof, each party shall make all necessary or advisable filings, applications and submissions with Governmental Authorities under all Applicable Laws in respect of the Transactions, and the Parent or the Acquiror shall pay all filing fees and related fees necessary in connection therewith. Each party shall provide such additional information and make or cause to be made such additional filings reasonably required by any Government Authority in respect of the Transactions, and shall comply at the earliest practicable date with any request for additional information or documentary material received by the Parent, the Acquiror, the Company or any of their Affiliates from any Government Authority concerning the Transactions.

(b)	Each party shall use its commercially reasonable efforts to promptly obtain all consents, approvals, authorizations or waivers required to be obtained by it from Government Authorities in respect of the Transactions (including participating and appearing in any proceedings before Government Authorities) and to avoid or resolve any suit or threatened suit so as to permit the consummation of the Transactions on a timely basis.

(c)	Notwithstanding anything to the contrary in this Agreement, it is expressly understood and agreed that, in connection with obtaining all consents, approvals, authorizations or waivers required or advisable from Government Authorities in respect of the Transactions:

(i)	no Party shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction, order or other Applicable Law, whether temporary, preliminary or permanent; and

(ii)	the Parent and the Acquiror shall not be under any obligation to enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Parent or any of its affiliates or the Company or any of its Subsidiaries, (B) the imposition of any limitation or regulation on the ability of the Parent or any of its Affiliates to freely conduct their business or own such assets, or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of the Parent or any of its affiliates to exercise full rights of ownership of the Common Shares.

7.2	Cooperation Regarding Regulatory Filings and Approvals

(a)	Subject to Applicable Laws, each party shall promptly inform the other of any material, applicable, communication received by that party from any Government Authority regarding the Transactions;

(b)	The parties shall not agree to participate in any substantive meeting or discussion with any Government Authority or any representative thereof in respect of any filings, investigation or inquiry concerning the Transactions, whether oral or in person, unless it consults with the other party in advance and, to the extent permitted by any Government Authority or any representative thereof, gives the other party the opportunity to attend and participate therein; and if that participation is either declined or not permitted, furnishes promptly thereafter a memorandum setting forth the material terms of that meeting or those discussions;

(c)	Subject to Applicable Laws, each party shall, upon the reasonable request of another party, use commercially reasonable efforts to furnish such party with all reasonable information concerning itself, its Affiliates, Representatives and shareholders and such other matters as may be reasonably necessary in connection with any correspondence, filing or communication between them and their Affiliates and their respective Representatives, on the one hand, and any Government Authority or any Representative thereof, on the other hand, with respect of this Agreement and the Transactions; and

(d)	Subject to Applicable Laws relating to the exchange of information, each party agrees to furnish the other party in advance with copies of all correspondence, filings and communications between them and their Affiliates and their respective Representatives, on the one hand, and any Government Authority or any Representative thereof, on the other hand, with respect of this Agreement and the Transactions and provide the other party a reasonable opportunity to comment thereon and agrees to consider those comments in good faith.

ARTICLE 8

OTHER COVENANTS

8.1	Pre-Acquisition Reorganizations

(a)

Subject to Applicable Laws, the Company shall and, where appropriate, shall cause its Subsidiaries to, effect such reorganizations of the business, operations and assets of the Company and its Subsidiaries or such other transactions as the Acquiror may request (each a “Pre-Acquisition Reorganization”), and co-operate with the Acquiror and its advisors in order to determine the nature of any Pre-Acquisition Reorganization that might be undertaken and the manner in which they might most effectively be undertaken; provided, however, that the Company shall not be required to carry out any Pre-Acquisition Reorganization which: (i) would impede or materially delay the completion of the Arrangement; (ii) would expose the Company (in the event the Arrangement is not completed) to additional adverse Tax consequences that it would not otherwise be exposed to in the absence of completing the Pre-Acquisition Reorganization; (iii) would require the Company or any of its Subsidiaries to contravene any Applicable Law or any Material Contract; or (iv) cannot be unwound in the event the Arrangement is not consummated without adversely affecting the Company in any material manner. The Acquiror shall provide written notice to the Company of any proposed Pre-Acquisition Reorganization at least three Business Days prior to the Effective Time. Upon receipt of such notice, the Acquiror and the Company shall work co-operatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do all such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization as close as reasonably practicable prior to the Effective Time, or such other time as may be agreed to by the Acquiror. The Acquiror acknowledges and agrees that the planning for and implementation of any Pre-Acquisition Reorganization shall not be considered a breach of any covenant under this Agreement and shall not be considered in determining whether a representation or warranty of the Company hereunder has been breached. The Acquiror and the Company shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganization.

(b)	The Company will not, and will cause its Subsidiaries not to, undertake any reorganization or enter into any transactions or series of transactions that would be reasonably likely to have the effect of preventing the Acquiror from obtaining the benefit of a full tax cost “bump” pursuant to paragraphs 88(1)(c) and (d) of the Tax Act in respect of the non-depreciable capital properties owned by the Company and its Subsidiaries as of the date of this Agreement or acquired by such entities subsequent to the date of this Agreement in accordance with the terms of this Agreement, without first consulting with, and obtaining the approval of, the Acquiror on the same. Without limiting the generality of the foregoing, the Company acknowledges that the Acquiror may enter into transactions designed to step up the tax basis in certain capital property of the Company for purposes of the Tax Act and agrees to use commercially reasonable efforts to provide information reasonably required by the Acquiror in this regard on a timely basis and to assist in the obtaining of any such information in order to facilitate a successful completion of such transactions or any such other reorganizations or transactions as is reasonably requested by the Acquiror.

8.2	Option Plan and RSP Plan

Subject to Applicable Laws, the Company agrees to make any required amendments to each of the Option Plan and the Options outstanding thereunder and to take any other further action deemed necessary by the Company to allow for the termination and cancellation of the Option Plan and the Options as contemplated under the Arrangement and Section 2.3 of this Agreement. In connection therewith, the Board shall adopt such resolutions or take such other actions as may be required to adjust the terms of all outstanding Options, whether vested or unvested, as necessary to provide that, at the Effective Time, each Option outstanding immediately prior to the Effective Time shall be canceled and the holder thereof shall then become entitled to receive the cash payment described in Section 2.3(b) of this Agreement and make such other changes to the Option Plan and any other applicable benefit plan of the Company or any of its Subsidiaries as the Company and Parent may agree are appropriate to give effect to the Arrangement on the terms set forth herein and in the Plan of Arrangement. In addition, the Board shall take such actions as may be required to terminate the RSP Plan immediately prior to the Effective Date. The Company shall ensure that following the Effective Time, no holder of Options or other stock-based awards (or former holder of any Option or other stock-based award) or any current or former participant in any benefit plan of the Company or any of its Affiliates (including pursuant to the RSP Plan) shall have any right thereunder to acquire any capital stock of the Company or any of its Subsidiaries or any other equity interest therein (including “phantom” stock, “phantom” stock rights, stock appreciation rights or stock based performance units).

8.3	Further Assurances

Except as otherwise provided in this Agreement, each party agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable (a) to satisfy (or cause the satisfaction of) the conditions set out in Article 9 to the extent the same is within its control and to consummate and make effective as promptly as is practicable the transactions contemplated herein and (b) for the discharge by each party of its respective obligations under this Agreement, the Interim Order, the Arrangement and the Final Order, including its obligations under Applicable Laws, in each case including the execution and delivery of such documents as another party hereto may reasonably require. Each of the parties hereto, where appropriate, shall reasonably cooperate with the other party in taking such actions. From time to time, as and when reasonably requested by any Party, the other Party shall execute and deliver or cause to be executed and delivered all such documents and instruments and shall take or cause to be taken all such further or other actions to implement or give effect to the Transactions, provided such documents, instruments or actions are consistent with the provisions of this Agreement and accepted industry practices. All such further documents, instruments or actions shall be delivered or taken at no additional consideration other than reimbursement of any expenses reasonably incurred by the Party providing such further documents or instruments or performing such further acts, by the Party at whose request those documents or instruments were delivered or acts performed.

8.4	Public Statements

The parties shall issue a joint press release with respect to this Agreement and the Arrangement as soon as practicable, in a form acceptable to each party acting reasonably on a timely basis. No Party will make any other press release respecting the existence of this Agreement, the contents hereof or the Transactions contemplated hereby without the consent of the other Party, except to the extent the other Party unreasonably withholds or delays consent; provided that the foregoing shall not restrict disclosures by any Party or its Affiliates:

(a)	to the extent that those disclosures are required by Applicable Laws;

(b)	to Government Authorities and Third Parties holding preferential rights to purchase, rights of consent or other rights that may be applicable to the Transactions contemplated by this Agreement, as reasonably necessary to provide notice, seek waivers amendments or terminations of those rights, or seek such consents; or

(c)	to its Related Parties or financing sources.

Each Party shall be responsible for the compliance of its respective Related Parties with the terms of this Section 8.4. A Party that proposes to make such a press release shall, to the extent reasonably possible, provide the other Party with a draft of that release at least one Business Day prior to its release to enable the other Party to review that draft and advise of any comments it may have with respect thereto. The Party proposing to make the press release will not unreasonably refuse to incorporate the requested changes in the public announcement except to the extent its counsel advises that doing so will result in non-compliance with Applicable Law. The Company will file such press release, together with a material change report in prescribed form, with applicable Government Authorities in each province of Canada in which it is a reporting issuer (or equivalent) under Applicable Securities Laws.

The Company and the Parent agree to co-operate in the preparation of presentations, if any, to securityholders of the Company regarding the Arrangement.

8.5	Directors and Officers Insurance

(a)	At any time after the date hereof and prior to the Effective Time, the Company shall be entitled to obtain a directors’ and officers’ insurance policy for all present and former directors and officers of the Company and its Subsidiaries that are covered under the Company’s current directors’ and officers’ insurance policies, covering claims in respect of acts or omissions in their capacity as directors or officers of the Company occurring prior to the Effective Date made prior to or within six years after the Effective Date providing coverage for such persons on terms comparable to those contained in the current insurance policies, provided that the aggregate cost therefore does not exceed 200% of the annual cost to the Company of the Company’s current directors’ and officers’ insurance policy, net of any refund from the Company’s current directors’ and officers’ insurance policies and that the Company shall have consulted with the Parent as to the pricing and scope of such insurance.

(b)	The Acquiror agrees that all rights to indemnification or exculpation existing in favor of the directors or officers of the Company or any of its Subsidiaries as provided in the Company’s articles or by-laws or any indemnification agreement as at the date of this Agreement shall survive the Arrangement and shall continue in full force and effect for a period of six years from the Effective Date.

8.6	Convertible Debentures

(a)	The Acquiror shall or shall cause the Company to satisfy all of the Company’s obligations under the Indenture arising in connection with or at any time following the implementation of the Arrangement, including complying with its obligations under the Indenture to make offers to Debentureholders required in connection with a “Change of Control” or “Cash Change of Control” (as such terms are used in the Indenture).

(b)	If requested by the Acquiror prior to the Effective Date, the Company shall use commercially reasonable efforts to obtain, at the Acquiror’s expense, all waivers, consents and approvals from the Debentureholders under the Indenture to amend the obligations of the Company thereunder, pursuant to a consent solicitation or otherwise, in each case in such form and covering such matters as the Parent shall request.

8.7	Covenants of the Parent

Subject to the terms and conditions of this Agreement, the Parent hereby unconditionally and irrevocably guarantees, as a direct obligation, that the Acquiror shall duly perform each and every one of its obligations under this Agreement, including all payment obligations pursuant to this Agreement and the Plan of Arrangement. The guarantee and obligations of the Parent pursuant to this Section 8.7 shall terminate at the Effective Time.

8.8	Information Rights

The Company agrees, upon reasonable notice, to continue to provide the Parent, the Acquiror and their Representatives with reasonable access without unreasonable disruption to the conduct of the Company’s business during normal business hours to the books, records, information and files in the Company’s possession and control (including Tax Returns and Tax work papers), and access (upon reasonable advance notice during normal business hours and with, at the Company’s option, a Company representative present) to its personnel on an as requested basis, as well as reasonable access to the properties of the Company and each of its Subsidiaries, for strategic planning purposes. The Company shall cooperate with the Parent and the Acquiror to promptly provide, without unreasonable disruption to the conduct of the Company’s business, any information that they reasonably request. The foregoing shall be subject to the Confidentiality Agreement and nothing in the foregoing shall require the Company to disclose information which it is prohibited from disclosing pursuant to Applicable Law.

8.9	Shareholder Claims

The Company shall promptly notify the Acquiror and the Parent of any claim brought by (or threatened to be brought by) any present, former or purported holder of any securities of the Company in connection with any of the Transactions. The Company shall consult with the Acquiror and the Parent prior to settling any such claim and shall not settle or compromise, or agree to settle or compromise, any such claim without the prior written consent of the Parent and the Acquiror, such consent not to be unreasonably withheld or delayed.

8.10	Benefit Plans

Prior to the Effective Time (but not earlier than five (5) Business Days prior to the Effective Time), the Company shall (unless otherwise instructed by the Parent prior to the taking of such actions) take all such actions as are necessary, including without limitation, adoption of board resolutions or consents dated no later than the day immediately prior to the Effective Time, to terminate the Company’s and its Subsidiaries’ 401(k) Plans, effective no later than the day immediately prior to the Effective Time.

8.11	Employee Obligations

Each of the Parent and the Acquiror hereby covenant and agree that, immediately after the Effective Time, the Parent and the Acquiror will cause the Company and any successor to the Company, to honor and comply in all material respects with the terms of those existing employment agreements and termination, severance and retention obligations of the Company which the Company has disclosed to the Parent and the Acquiror in Schedule 22(e) of the Disclosure Letter and Schedule E, respectively.

8.12	Covenants Regarding the Performance of Obligations

Without limiting the generality of its obligations set forth in Section 8.3, the Company shall and, where appropriate, shall cause its Subsidiaries to:

(a)	use commercially reasonable efforts to obtain the Requisite Shareholder Approval, including submitting the Arrangement Resolution for approval by the Shareholders at the Meeting;

(b)	promptly advise the Parent in writing of any event, change or development that has resulted in, or that to the knowledge of the Company, would reasonably be expected to constitute, a Material Adverse Change;

(c)	promptly notify the Parent in writing of (i) any written notice or other communication received by it from any Third Party, subsequent to the date of this Agreement and prior to the Effective Time, alleging any material breach of or default under (A) any Material Contract to which the Company or any of its Subsidiaries is a party or (B) any other contract, agreement or arrangement to which the Company or any of its Subsidiaries is a party, the breach of or default under which would reasonably be expected to result in liability that is material to the Company and its Subsidiaries, taken as a whole, or (ii) any written notice or other communication received by the Company or any of its Subsidiaries from any Third Party, subsequent to the date of this Agreement and prior to the Effective Time, alleging that the consent or waiver of such Third Party is or may be required in connection with the Transactions;

(d)	use commercially reasonable efforts to assist in effecting the resignations of the Company directors;

(e)	at the request of the Parent, use commercially reasonable efforts to obtain all other third person consents, waivers, permits, exemptions, orders, approvals, agreements, amendments and modifications to the Material Contracts that are necessary to permit consummation of the Transactions; and

(f)	provide lists of beneficial and registered holders of the Common Shares and Convertible Debentures and any geographical reports prepared by its transfer agent in the possession of the Company and a list of holders of the Options, as well as a security position listing from each applicable depositary, and deliver any such lists to the Parent promptly following the date hereof and promptly deliver to the Parent upon demand thereafter supplemental lists setting out changes thereto.

8.13	Financing

Each of the Parent and the Acquiror agree to use commercially reasonable efforts to fulfill, or cause to be fulfilled, the conditions that are within its control for funding and closing of the Financing for the Parent’s and the Acquiror’s consummation of the Transactions. The Company agrees to provide, and to cause its officers, employees and advisors to provide, upon the reasonable request of the Parent or the Acquiror, all reasonable cooperation in connection with the arrangement of the Financing for the Parent’s and the Acquiror’s consummation of the Transactions.

8.14	Rule 16b-3

Prior to the Effective Time, the Company shall take such steps as may be reasonably necessary or advisable to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act to the extent permitted by Applicable Laws.

ARTICLE 9

CONDITIONS

9.1	Reciprocal Conditions

The obligations of the Company, the Parent and the Acquiror to complete the transactions contemplated herein are subject to fulfillment of the following conditions on or before the Effective Time:

(a)	the Interim Order and the Final Order shall each have been obtained and shall not have been set aside or modified in a manner unacceptable to any of the Parent, the Acquiror or the Company, acting reasonably, on appeal or otherwise;

(b)	the Arrangement Resolution shall have been approved by the Shareholders at the Meeting in accordance with the Interim Order;

(c)	no Government Authority shall have after the date of this Agreement enacted, issued, promulgated, made, enforced or entered, any Applicable Law (whether temporary, preliminary or permanent) that restrains, enjoins or otherwise prohibits consummation of, or dissolves, the Arrangement; and

(d)	this Agreement shall not have been terminated pursuant to Article 10.

The foregoing conditions are for the benefit of each of the Company and the Acquiror and may be waived, in whole or in part, only in writing by the Parent, the Acquiror and the Company at any time.

9.2	Company Conditions

The obligations of the Company to complete the transactions contemplated herein are subject to the fulfillment of each of the following conditions on or before the Effective Time or such other time as specified below:

(a)	each of the Parent and the Acquiror shall have provided a certificate of an executive officer confirming that the conditions set forth in Section 9.2(b) and Section 9.2(c) have been satisfied;

(b)	the Parent and the Acquiror shall have performed or complied in all material respects with all of its respective obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Effective Time, including obtaining the Financing or alternative financing allowing it to pay the Consideration, except to the extent that such non-compliance does not have an adverse effect on the Parent’s or the Acquiror’s ability to complete the Transactions in accordance with the provisions of this Agreement; and

(c)	the representations and warranties of the Parent and the Acquiror in this Agreement (including Schedule C to this Agreement) qualified by materiality shall be true and correct in all respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date) and the representations and warranties of the Parent and the Acquiror in this Agreement not so qualified by materiality shall be true and correct in all material respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date).

The foregoing conditions precedent are for the benefit of the Company and may be waived, in whole or in part, by the Company in writing at any time. The Company may not rely on the failure to satisfy any of the conditions in Section 9.2 if the condition was not satisfied solely as a result of a material default by the Company in complying with its obligations under this Agreement.

9.3	Acquiror and Parent Conditions

The obligations of the Acquiror and the Parent to complete the transactions contemplated herein are subject to the fulfillment of each of the following conditions on or before the Effective Time or such other time as specified below:

(a)	the Company shall have provided a certificate to the Parent and the Acquiror of an executive officer confirming that each of the conditions set forth in Sections 9.3(b) through 9.3(i) have been satisfied;

(b)	the Company shall have performed or complied in all material respects with all of its obligations, covenants and agreements contained in this Agreement to be performed or complied with by the Company at or prior to the Effective Time;

(c)	(i) the representations and warranties of the Company contained in Sections 4, 5 and 35 of Schedule D shall be true and correct in all respects (except for any de minimis inaccuracy) as of the date of this Agreement and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case, such representation and warranty shall be true and correct in all respects as of such earlier date) and (ii) the other representations and warranties of the Company in this Agreement and the Plan of Arrangement (including Schedule D to this Agreement) qualified by materiality or Material Adverse Effect shall be true and correct in all respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date) and the representations and warranties of the Company not so qualified by materiality or Material Adverse Effect shall be true and correct in all material respects when made and as of the Effective Time (or in the case of representations and warranties made only as of a specified date, such representations and warranties shall be true and correct as of such specified date);

(d)	from the date hereof and up to and including the Effective Date, there shall have been no fact, event, change, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

(e)	Dissent Rights shall not have been exercised in respect of more than 5% of the Common Shares calculated on a fully-diluted basis;

(f)	the Board shall (i) have adopted all necessary resolutions, and all other necessary corporate action shall been taken by the Company and its Subsidiaries to permit the consummation of the Arrangement, and (ii) the Board shall not have approved or recommended any Acquisition Proposal;

(g)	subject to the terms of this Agreement, the Board shall not have withdrawn, modified, qualified or changed in a manner adverse to the Acquiror, or publicly stated that it intends to withdraw, modify, qualify or change in a manner adverse to the Acquiror its recommendation to Shareholders that they vote in favor of the Arrangement Resolution;

(h)	no Make Whole Premium (as defined in the Indenture) shall be payable (or would be payable if any Convertible Debentures were converted into Common Shares in accordance with their terms whether or not such conversion right is actually exercised) in respect of any Convertible Debentures at any time from the date hereof through the Effective Date;

(i)	Option Cancellation Agreements with each Optionholder in respect of all of the Options shall be valid and in full force and effect, without any amendment, modification or waiver thereto;

(j)	the proceeds of the Financing shall have been received by the Parent or the Acquiror;

(k)	the Company shall have performed or complied in all respects with all of its obligations, covenants and agreements contained in Section 5.2(j) of this Agreement; and

(l)	at the Effective Time, no Claim by any Governmental Authority shall be pending before any Government Authority seeking to restrain or prohibit the Transactions or to obtain material damages or other relief in connection with the consummation of the Transactions, and no such Claim by any other Person shall be pending if such Claim would be reasonably likely to be successful.

The foregoing conditions precedent are for the benefit of the Acquiror and the Parent and may be waived, in whole or in part, only by the Acquiror and the Parent in writing at any time. The Acquiror and the Parent may not rely on the failure to satisfy any of the conditions in Section 9.3 if the condition was not satisfied solely as a result of a material default by the Acquiror or the Parent in complying with their obligations under this Agreement.

9.4	Notice and Cure Provisions

Each Party will give prompt notice to the others of the occurrence, or failure to occur, at any time from the date hereof until the Effective Time, of any event or state of facts of which it is aware which occurrence or failure would or would be reasonably likely to:

(a)	cause any of the representations or warranties of any such Party contained herein to be untrue or inaccurate in any material respect at any time from the date hereof until the Effective Time;

(b)	result in the failure to comply with or satisfy in any material respect any covenant or agreement to be complied with or satisfied by such Party at or prior to the Effective Time; or

(c)	result in the failure to satisfy any of the conditions precedent in its favor contained in Sections 9.1, 9.2 or 9.3, as the case may be.

Subject as herein provided, the Parent, the Acquiror or the Company may elect not to complete the transactions contemplated hereby pursuant to the non-fulfillment of any conditions in its favor contained in Sections 9.1, 9.2 or 9.3 or exercise any termination right arising therefrom; provided, however, that (i) forthwith and in any event prior to the filing of the Final Order and Articles of Arrangement for acceptance by the Registrar, the party intending to rely thereon has delivered a written notice to the other parties specifying in reasonable detail all breaches of covenants, representations and warranties or other matters which the party delivering such notice is asserting as the basis for the non-fulfillment of the applicable condition precedent or termination right, as the case may be and (ii) if any such notice is delivered, and a party is proceeding diligently to cure such matter, if such matter is susceptible to being cured, the other party may not terminate this Agreement until the expiration of a period of 30 days from such notice if such matter has not been cured by such date. If such notice has been delivered prior to the date of the Meeting, the Company shall have the right, but not the obligation, to postpone the Meeting until the expiry of such period. No notification provided to the Parent or the Acquiror under this Section 9.4 or Section 8.12 shall affect or be deemed to modify any representation or warranty of the Company set forth herein or the conditions to the obligations of Parent and the Acquiror to consummate the Transactions or the remedies available to the parties hereunder.

9.5	Merger of Conditions

The conditions in Sections 9.1, 9.2 and 9.3 shall be conclusively deemed to have been satisfied, waived or released upon the filing of Articles of Arrangement as contemplated herein and the issuance of a certificate of arrangement under the ABCA in respect thereof.

ARTICLE 10

TERMINATION

10.1	Termination

This Agreement may be terminated at any time prior to the Effective Time by written notice to the other parties hereto (other than in the case of Section 10.1(a)):

(a)	by mutual written agreement of the Acquiror, the Parent and the Company;

(b)	by the Acquiror or the Company, if:

(i)	the Shareholders do not approve the Arrangement Resolution at the Meeting in the manner required by the Interim Order;

(ii)	the Effective Date has not occurred on or prior to May 1, 2014, other than as a result of (A) the breach by such party (or by the Parent if such party is the Acquiror) of any covenant or obligation under this Agreement, (B) any representation or warranty of such party (or by the Parent if such party is the Acquiror) in this Agreement being untrue or incorrect or (C) the operation of Section 9.4; or

(iii)	any Government Authority shall have issued an order, decree or ruling permanently restraining or enjoining or otherwise prohibiting any of the Transactions (unless such order, decree or ruling has been withdrawn, reversed or otherwise made inapplicable) which order, decree or ruling is final and non-appealable;

(c)	by the Acquiror, if:

(i)	the Company does not mail the Circular in accordance with this Agreement and the Interim Order on or before January 15, 2014, or, if later, fifteen Business Days after the SEC Resolution Date;

(ii)	there is a Change in Recommendation;

(iii)	subject to Section 9.4, the Company is in default of a covenant or obligation hereunder, such that any condition in Sections 9.1 or 9.3 would be incapable of satisfaction, provided that neither the Parent nor the Acquiror is then in breach of this Agreement in a manner that would cause the conditions in Section 9.2 to not be satisfied; or

(iv)	subject to Section 9.4, any representation or warranty of the Company under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Section 9.3(c) would be incapable of satisfaction, provided that neither the Acquiror nor the Parent is then in breach of this Agreement in a manner that would cause any of the conditions in Section 9.2 to not be satisfied;

(d)	by the Company, if:

(i)	subject to Section 9.4, the Parent or the Acquiror is in default of a covenant or obligation hereunder, such that any condition in Sections 9.1 or 9.2 would be incapable of satisfaction, provided that the Company is not then in breach of this Agreement in manner that would cause any of the conditions in Section 9.3 to not be satisfied; or

(ii)	subject to Section 9.4, any representation or warranty of the Parent or the Acquiror under this Agreement is untrue or incorrect or shall have become untrue or incorrect such that the condition contained in Section 9.2(c) would be incapable of satisfaction, provided that the Company is not then in breach of this Agreement in a manner that would cause any of the conditions in Section 9.3 to not be satisfied; or

(e)	by the Company, if prior to the approval of the Arrangement Resolution by the Shareholders, the Board authorizes the Company, subject to complying with the terms of Article 6, to approve, accept and enter into a definitive agreement (other than a confidentiality agreement) with respect to a Superior Proposal.

10.2	Termination Payments

(a)	The Parent shall be entitled to a payment of $2,000,000 (the “Termination Payment”) upon the occurrence of any of the following events (each a “Termination Payment Event”) which shall be paid by the Company within the time specified in respect of each such Termination Payment Event:

(i)	this Agreement is terminated by the Company pursuant to Section 10.1(e), in which case the Termination Payment shall be paid contemporaneously with, and as a condition to, such termination;

(ii)	this Agreement is terminated by the Acquiror pursuant to Section 10.1(c), in which case the Termination Payment shall be paid on the first Business Day immediately following such termination by the Acquiror; or

(iii)	this Agreement is terminated by the Company or the Acquiror pursuant to Section 10.1(b)(i) or Section 10.1(b)(ii), in each case if on or after the date hereof and prior to the termination of this Agreement, an Acquisition Proposal is publicly announced or otherwise publicly disclosed and not publicly withdrawn or abandoned within five Business Days prior to the Meeting, and within twelve months following the termination of this Agreement (A) any Acquisition Proposal is consummated, (B) an agreement to consummate any Acquisition Proposal is entered into or (C) the Board approves or recommends any Acquisition Proposal, and in the case of (B) or (C), such Acquisition Proposal is consummated, in which case the Termination Payment shall be paid promptly on the earliest of the date such Acquisition Proposal is consummated.

(b)	The Termination Payment shall be paid by the Company to the Parent by wire transfer in immediately available funds to an account specified by the Parent. The Company shall not be obligated to make more than one Termination Payment pursuant to this Section 10.2.

(c)	In the event that the Company terminates this Agreement at a time when the Parent or the Acquiror would have had the right to terminate this Agreement and be entitled hereunder to receive the Termination Payment, the Parent shall be entitled to receipt of the Termination Payment that would have been (or would have subsequently become) payable had the Acquiror terminated this Agreement at such time. In the event that the Acquiror or the Parent terminates this Agreement at a time when the Company would have had the right to terminate this Agreement and be entitled hereunder to receive the Reverse Termination Payment, the Company shall be entitled to receipt of the amount that would have been (or would have subsequently become) payable had the Company terminated this Agreement at such time.

(d)	If the Company fails to pay the Termination Payment when due hereunder, and, in order to obtain such payment, the Parent commences a suit that results in a judgment against the Company for such amount, the Company shall pay the reasonable costs and expenses (including fees and expenses of legal counsel) incurred by the Parent in connection with such suit. If the Parent fails to pay the Reverse Termination Payment when due hereunder, and, in order to obtain such payment, the Company commences a suit that results in a judgment against the Parent for such amount, the Parent shall pay the reasonable costs and expenses (including fees and expenses of legal counsel) incurred by the Company in connection with such suit.

(e)	The Parent may assign its right to receive the Termination Payment to any of its Affiliates, including the Acquiror.

(f)	In the event that, prior to a Termination Payment Event, this Agreement is terminated by the Company pursuant to Section 10.1(d), then the Parent shall pay or cause to be paid to the Company by wire transfer in immediately available funds to an account designated by the Company an amount equal to $2,000,000 (the “Reverse Termination Payment”) on the first Business Day immediately following such termination by the Company.

10.3	Acknowledgement

Each of the Parties acknowledges that the agreements contained in Section 10.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Each Party acknowledges that the Termination Payment and the Reverse Termination Payment set out in Section 10.2 are payments of liquidated damages which are a genuine pre-estimate of the damages which the Parent or the Company, as applicable, will suffer or incur as a result of the event giving rise to such payment and the resulting termination of this Agreement and are not penalties. Each Party irrevocably waives any right that it may have to raise as a defense that any such liquidated damages are excessive or punitive. Each Party agrees that the payment of the Termination Payment or Reverse Termination Payment, as applicable, in accordance with Section 10.2 is the sole monetary remedy of such Party in respect of the event giving rise to the payment (subject to Section 10.2(d)). The Parties shall also have the right to injunctive relief and other equitable relief in accordance with Section 10.4 to prevent breaches or threatened breaches of this Agreement and to enforce compliance with the terms of this Agreement. Notwithstanding the foregoing, nothing in this Section 10.3 shall relieve any party to this Agreement of liability for willful, knowing or intentional breach.

10.4	Remedies

Subject to Section 10.3, the parties acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party or its Representatives and any such breach would cause the non-breaching party irreparable harm. Accordingly, the parties agree that, in the event of any breach or threatened breach of this Agreement by one of the parties, the non-breaching party will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.

10.5	Consequential Damages

Notwithstanding any other provision herein, other than with respect to an intentional or willful breach, in no event shall a party hereto be liable for damages or losses in respect of the covenants, agreements, representations, warranties and indemnities contained in this Agreement or in any certification, agreement or other document furnished pursuant to this Agreement which are consequential, indirect or punitive damages or losses (including any special or incidental loss of any kind and any lost profits) suffered, sustained, paid or incurred by another party or its respective Representatives.

10.6	Effect of Termination

If this Agreement is terminated pursuant to Section 10.1, this Agreement shall become void and of no effect without liability of any Party (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to any other Party hereto, except that the provisions of this Section 10.6, Section 10.2, Section 10.3, Section 10.4, Section 10.5, Section 11.3, Section 11.4, Section 11.6 and Section 11.8 (including all related definitions set forth herein and any related provisions necessary to give effect to such surviving provisions) shall survive such termination.

ARTICLE 11

GENERAL PROVISIONS

11.1	Amendment

This Agreement shall not be varied in its terms or amended by oral agreement or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

11.2	Waiver

Except as otherwise provided in this Agreement, no failure on the part of any Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. Except as otherwise provided in this Agreement, no waiver of any provision of this Agreement, including, this Section 11.2, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

11.3	Expenses; Advisors

Except as specifically provided herein, all legal and other costs and expenses in connection with this Agreement and the Transactions shall be paid by the Party which incurred the same.

11.4	Notices

Any notice, consent, waiver, direction or other communication required, permitted or contemplated hereunder shall be in writing and sent by personal service or facsimile and shall be deemed received when delivery or reception of the transmission is complete except that, if such delivery or transmission is sent on a day other than a Business Day, or on or after 4:00 p.m. (Calgary, Alberta Time) on a Business Day, such notice or communication shall be deemed to be received on the next Business Day. A Party may from time to time change its address for service or its fax number or both by giving written notice of such change to the other Party in accordance with the foregoing.

The address for service for each of the parties shall be as follows:

(a)	if to the Parent:

Petroflow Energy Corporation

525 S. Main Street, Suite 1120

Tulsa, Oklahoma 74103

Attention:	Louis G. Schott

Fax: (918) 592-1030

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, Illinois 60654

Attention:	R. Scott Falk, P.C.
Roger D. Rhoten

Fax: (312) 862-2200

(b)	if to the Acquiror:

c/o Petroflow Energy Corporation

525 S. Main Street, Suite 1120

Tulsa, Oklahoma 74103

Attention:	Louis G. Schott

Fax: (918) 592-1030

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle St.

Chicago, Illinois 60654

Attention:	R. Scott Falk, P.C.
Roger D. Rhoten

Fax: (312) 862-2200

(c)	if to the Company:

Equal Energy Ltd.

2700, 500 - 4th Avenue S.W.

Calgary, Alberta T2P 2V6

Attention:	Don Klapko, President and CEO

Fax: (403) 263-0262

with a copy (which shall not constitute notice) to:

Stikeman Elliott LLP

4300 Bankers Hall West

888 - 3rd Street S.W.

Calgary, Alberta T2P 5C5

Attention:	Chris Nixon
Brad Squibb

Fax: (403) 266-9034

Email:	cnixon@stikeman.com
bsquibb@stikeman

11.5	Severability

In case any of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless such finding materially impairs the economic benefits or protections to be derived by a Party from the Transactions taken as a whole, in which case the parties shall negotiate in good faith to modify the Agreement to preserve each party’s anticipated benefits under this Agreement.

11.6	Entire Agreement

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. This Agreement supersedes all other agreements, documents, writings and verbal understandings between the Parties relating to the subject matter hereof, other than the Confidentiality Agreement, and other than the Confidentiality Agreement, expresses the entire agreement of the Parties with respect to the subject matter hereof. In the event of a conflict between the terms of this Agreement and the terms of the Confidentiality Agreement, the terms of this Agreement shall govern as between the Parties.

11.7	Assignment

This Agreement may not be assigned by any party without the prior written consent of the other parties (which consent may be unreasonably and arbitrarily withheld), except that the Parent or the Acquiror, upon prior written notice to the Company, may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement in connection with the Financing or (a) in the case of the Parent, to any direct or indirect wholly owned Subsidiary of the Parent or (b) in the case of the Acquiror, to the Parent or to any direct or indirect wholly owned Subsidiary of the Parent, but no such assignment (i) shall relieve the Parent or the Acquiror, as applicable, of any of its obligations hereunder or (ii) materially impede or delay the consummation of the Transactions. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

11.8	Governing Law

This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, without giving effect to any principles of conflict of laws thereof which would result in the application of the laws of any other jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of the courts of the Province of Alberta in the City of Calgary with respect to any dispute, claim or other matter arising under this Agreement and irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such Claim and any right to trial by jury with respect to any Claim arising out of or relating to this Agreement. The Parties agree that final judgment in any such Claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Laws.

11.9	No Third Party Beneficiaries

Except as provided in Section 8.5, this Agreement is not intended to confer on any Person other than the parties any rights or remedies.

11.10	Time of Essence

Time shall be of the essence in this Agreement.

11.11	Counterparts

This Agreement may be executed by facsimile and in counterpart, no one copy of which need be executed by all the Parties. A valid and binding contract shall arise if and when counterpart execution pages (including as may be delivered by facsimile or in pdf form by other electronic means) are executed and delivered by the Parties.

11.12	Disclosure

Reference to any matter on any Schedule shall not be deemed to be an acknowledgment by the Company or to otherwise imply, that the matter meets or exceeds any applicable threshold of materiality or any other relevant threshold. Any matter disclosed on any Schedule shall be deemed to have been disclosed on each other Schedule and as an exception to each of the representations and warranties set forth in this Agreement to the extent the application of such matter to each other Schedule and representation and warranty is reasonably apparent on the face of such disclosure.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written, by the duly authorized representatives of the parties hereto.

PETROFLOW ENERGY CORPORATION

By:	“Richard Menchaca”
Richard Menchaca President & Chief Executive Officer

PETROFLOW CANADA ACQUISITION CORP.

By:	“Richard Menchaca”
Richard Menchaca President

EQUAL ENERGY LTD.

By:	“Don Klapko”
Don Klapko President & Chief Executive Officer

SCHEDULE “A”

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 192

OF THE CANADA BUSINESS CORPORATIONS ACT

ARTICLE 1

INTERPRETATION

1.1	Definitions

Unless something in the subject matter or context is inconsistent therewith, where used in this Plan of Arrangement, capitalized terms used but not defined shall have the meanings ascribed thereto in the Arrangement Agreement (defined below) and the following terms shall have the following meanings (and grammatical variations of such terms shall have corresponding meanings):

“ABCA” means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9 and the regulations promulgated thereunder from time to time in effect;

“Acquiror” means Petroflow Canada Acquisition Corp., a corporation incorporated under the laws of Alberta;

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person; provided that, for the purposes of this definition, “control” (including with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

“Alberta Securities Act” means the Securities Act (Alberta) R.S.A. 2000, c. S-4 and the rules and regulations promulgated thereunder, as amended;

“Arrangement” means the proposed arrangement under the provisions of Section 193 of the ABCA on the terms and conditions set forth in the Plan of Arrangement and any amendments thereto made in accordance with this Agreement and the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of Parent and the Company, each acting reasonably;

“Arrangement Agreement” means the Arrangement Agreement dated December 6, 2013 between the Acquiror, the Parent and the Company (including the Schedules thereto) as it may be amended, modified or supplemented from time to time in accordance with its terms;

“Arrangement Resolution” means the special resolution of the Shareholders approving the Arrangement to be considered at the Meeting in the form attached as Schedule “B” to the Arrangement Agreement;

“Beneficial Shareholders” means the Shareholders (including all Dissenting Shareholders) and beneficial holders of Common Shares;

“Business Day” means a day, other than a Saturday or a Sunday, on which the principal commercial banks located in both Oklahoma City, Oklahoma and Calgary, Alberta are open for the conduct of business;

“Company” means Equal Energy Ltd., a corporation incorporated under the laws of Alberta;

“Circular” means the notice of the Meeting and accompanying information circular and proxy statement, including all schedules, appendices and exhibits thereto, to be prepared and sent to, among others, the Shareholders in connection with the Meeting, as supplemented or otherwise amended from time to time in accordance with the terms of the Arrangement Agreement;

“Common Shares” means the common share in the shares capital of the Company (including, for the avoidance of doubt, outstanding and vested restricted shares under the RSP Plan, as such shares become outstanding Common Shares by their terms upon vesting);

“Consideration” means $5.43 in cash per Common Share, subject to adjustment pursuant to Section 2.3;

“Convertible Debentures” means the Cdn.$45,000,000 of convertible unsecured junior subordinated debentures of the Company issued on February 9, 2011, bearing interest at 6.75% per annum and convertible at the option of the holders thereof into Common Shares at a conversion price of Cdn.$8.64 per Common Share;

“Court” means the Court of Queen’s Bench of Alberta;

“Debentureholders” means the holders of Convertible Debentures shown from time to time on the registers or accounts maintained by or on behalf of the Debenture Trustee or any Person in possession of Convertible Debentures in bearer form;

“Depositary” means Olympia Trust Company, as depositary;

“Dissent Rights” has the meaning set out in Section 3.1;

“Dissenting Shareholder” means a registered holder of Common Shares who has validly exercised its Dissent Rights and has not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights, but only in respect of the Common Shares in respect of which Dissent Rights are validly exercised by such holder;

“Effective Date” means the date of the filing of the Final Order with the Registrar giving effect to the Arrangement;

“Effective Time” means the first moment in time in Calgary, Alberta on the Effective Date, or such other moment in time in Calgary, Alberta on the Effective Date as the Acquiror and the Company, each acting reasonably, may agree in writing prior to the Effective Date;

“Encumbrance” means a lien, mortgage, pledge, claim, option, encumbrance, cloud on title, charge, Security Interest, penalty, royalty, burden, net profits interest, production payment, overriding royalty interest, carried working interest, or other adverse claim;

“Final Order” means the final order of the Court in a form acceptable to the Company and the Acquiror, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Company and the Acquiror, each acting reasonably) at any time prior to the Effective Date or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Company and the Acquiror, each acting reasonably) on appeal;

“Interim Order” means the interim order of the Court concerning the Arrangement under subsection 193(4) of the ABCA in a form acceptable to the Company and the Acquiror, each acting reasonably, containing declarations and directions with respect to the Arrangement and providing for, among other things, the calling and holding of the Meeting, as such order may be affirmed, amended or modified by the Court with the consent of the Company and the Acquiror, each acting reasonably;

“Letter of Transmittal” has the meaning set out in Section 2.11 of the Arrangement Agreement;

“Meeting” means the special meeting of Shareholders to be called and held in accordance with the Interim Order and the Arrangement Agreement to consider and vote on the Arrangement Resolution, including any adjournments or postponements thereof;

“Option Plan” means the Equal Energy Ltd. Stock Option Plan effective as of May 31, 2010, as amended from time to time;

“Optionholders” means holders of the Options shown from time to time in the registers or accounts maintained by or on behalf of the Company;

“Options” means options to purchase Common Shares issued pursuant to the Option Plan that are outstanding and unexercised immediately prior to the Effective Time;

“Ordinary Course” means, with respect to an action or actions taken by a Person, that such action or actions is or are consistent with generally accepted industry practice and the past practices of such Person and is or are taken in the ordinary course of normal day-to-day operations of such Person;

“Parent” means Petroflow Energy Corporation, a corporation existing under the laws of Delaware;

“Permitted Dividend” means the $0.05 per Common Share Ordinary Course dividend declared on November 14, 2013 and payable on December 20, 2013 to holders of record on December 2, 2013 (subject to equitable downward adjustment on a per share basis if the Common Shares outstanding on the date hereof are increased, changed into or exchanged for a greater number of common shares of the Company by means of one or more stock splits, subdivisions, re-classifications, share distributions or similar events, such that any such increase in the number of Common Shares shall not increase the aggregate amount of any such one-time dividend as compared to the amount that would have been paid on an aggregate basis had such stock splits, subdivisions, re-classifications, share distributions or similar events not occurred); provided that no such dividend shall be deemed to be a Permitted Dividend if the payment of such dividend would cause the consolidated unrestricted cash balance of the Company to be less than the amount required to satisfy the Company’s and its Subsidiaries’ obligations as they become due and payable;

“Person” means any individual, sole proprietorship, partnership, limited partnership, corporation, limited or unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated association, trust, body corporate, Government Authority or any other entity, and including a natural person in the capacity as trustee, executor, administrator or other legal representative;

“Plan of Arrangement” means this plan of arrangement and any amendment or variation thereto made in accordance with the Arrangement, Agreement or upon the direction of the Court in the Final Order;

“Registrar” means the Registrar of Corporations for the Province of Alberta duly appointed under section 263 of the ABCA;

“RSP Plan” means the restricted share and performance share incentive plan, effective May 31, 2010, pursuant to which Restricted Shares may be granted to directors, officers and employees of, and consultants to, the Company or any Affiliate thereof;

“RSP Plan Participants” means the Persons who hold Restricted Shares or other rights under and pursuant to the provisions of the RSP Plan;

“Security Interest” means any mortgage, charge, pledge, lien, hypothec, assignment by way of or in effect as security, or security interest whatsoever, but does not include a right of set-off or a set-off;

“Shareholders” means holders of the Common Shares shown from time to time on the registers maintained by or on behalf of the Company in respect of the Common Shares, or the beneficial owners thereof;

“Subsidiary” has the meaning set out in the Agreement; and

“Tax Act” means the Income Tax Act (Canada).

1.2	Construction

Unless otherwise stated or the context otherwise necessarily requires, in this Plan of Arrangement:

(a)	references herein to any agreement or instrument, including this Plan of Arrangement, shall be a reference to the agreement or instrument as varied, amended, modified, supplemented or replaced from time to time;

(b)	the terms “in writing” or “written” include printing, typewriting or facsimile transmission;

(c)	references to a statute shall be a reference to:

(i)	that enactment as amended or reenacted from time to time and every statute that may be substituted therefor; and

(ii)	the regulations, bylaws or other subsidiary legislation made pursuant to that statute;

(d)	words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include all genders;

(e)	a reference to time herein or in any Letter of Transmittal shall, unless otherwise specified, refer to local time (Calgary, Alberta) unless otherwise stipulated herein;

(f)	“including”, “includes” and like terms means “including without limitation” and “includes without limitation”;

(g)	the terms “hereto”, “hereof,” “hereby,” “hereunder” and similar expressions refer to this Plan of Arrangement in its entirety and not to any particular Section or clause of this Plan of Arrangement;

(h)	the headings of Articles, Sections and paragraphs in this Plan of Arrangement are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement;

(i)	unless something in the subject matter or context is inconsistent therewith, references herein to Articles, Sections and paragraphs are to Articles, Sections and paragraphs of this Plan of Arrangement; and

(j)	where a term is defined herein, a capitalized derivative of that term shall have a corresponding meaning unless the context otherwise requires.

1.3	Currency

Unless otherwise stated, all references in this Plan of Arrangement to sums of money are expressed in, and all payments provided for herein shall be made in, U.S. currency and “U.S.$” or “$” refers to United States dollars.

BINDING EFFECT

1.4	Binding Effect

This Plan of Arrangement shall become effective at the Effective Time and, at and after the Effective Time, shall be binding on:

(a)	the Company;

(b)	the Parent;

(c)	the Acquiror;

(d)	the Beneficial Shareholders;

(e)	Optionholders;

(f)	RSP Plan Participants;

(g)	the Depositary; and

(h)	the registrar and transfer agent in respect of the Common Shares, in each case without any further authorization, act or formality on the part of any person, except as expressly provided herein.

ARTICLE 2

THE ARRANGEMENT

2.1	Arrangement Agreement

This Plan of Arrangement is made pursuant to the provisions of the Arrangement Agreement and constitutes an arrangement as referred to in the ABCA.

2.2	The Arrangement

Commencing at the Effective Time, the following shall occur and be deemed to occur in the following order without any further act or formality and, except as otherwise noted in this Section 2.2, with each transaction or event being deemed to occur immediately after the occurrence of the transaction or event immediately preceding it:

(a)	notwithstanding the Option Plan or any agreements or other arrangements relating to the Options, each Option outstanding immediately prior to the Effective Time (whether vested or unvested) shall be transferred from the holder thereof to the Company in consideration for a cash payment by or on behalf of the Company equal to the amount, if any, by which the Canadian Equivalent of the Consideration per Common Share, in respect of each Option, exceeds the exercise price per Common Share of such Option, subject to (for greater certainty) applicable Tax withholdings and other source deductions, and such Option shall be cancelled immediately after its transfer to the Company and, for greater certainty, where such amount is a negative, none of the Company, the Acquiror or any other Person shall be obligated to pay any amount in respect of such Option;

(b)	(i) each holder of one or more Options shall cease to be a holder of such Options, (ii) such holder’s name shall be removed from each applicable register, (iii) the Option Plan and all agreements and other arrangements relating to the Options shall be terminated and shall be of no further force and effect, and (iv) such holder shall thereafter have only the right to receive the consideration to which it is entitled pursuant to Section 2.2(a) at the time and in the manner specified in Section 4.1;

(c)	notwithstanding the terms of the RSP Plan, all unvested Common Shares issuable thereunder to RSP Plan Participants shall be issued, subject to (for greater certainty) the Company taking such steps as are required to satisfy applicable Tax withholdings and other source deductions, to those RSP Plan Participants, respectively, and the RSP Plan shall be terminated and shall be of no further force and effect;

(d)	each Common Share issued and outstanding at the Effective Time (other than those held by Dissenting Shareholders) will be transferred to and acquired by the Acquiror in exchange for the Consideration for each Common Share; provided that Common Shares then held by or on behalf of RSP Plan Participants shall (for greater certainty) be subject to applicable tax withholdings and other source deductions; and

(e)	(i) the name of each Shareholder (including Dissenting Shareholders) will be removed from the register of Shareholders, (ii) the holders of such Common Shares (A) that are not Dissenting Shareholders shall cease to have any rights of holders of such Common Shares other than the right to be paid the Consideration per Common Share in accordance with this Plan of Arrangement and (B) that are Dissenting Shareholders shall cease to have any rights of holders of such Common Shares other than the right to be paid fair value for such Common Shares as set forth in Section 3.1, and (iii) the Acquiror will be deemed to be the holder of all of the Common Shares (free and clear of any Encumbrances) and shall be entered as the holder of such Common Shares in the register of Common Shares maintained on behalf of the Company and shall be deemed to be the legal and beneficial holder of such Common Shares (free and clear of all Encumbrances).

2.3	Dividends and Distributions

If, on or after the date of the Arrangement Agreement, the Company declares, sets aside or pays any dividend or other distribution (other than the Permitted Dividend) payable in cash, securities, property or otherwise with respect to the Common Shares, or sets a record date therefor that is prior to the Effective Time, then the Consideration shall be adjusted to reflect each such dividend or other distribution by way of a reduction in the Consideration by an amount equal to the amount of such dividend or distribution per Common Share.

ARTICLE 3

RIGHTS OF DISSENT

3.1	Rights of Dissent

Shareholders may exercise dissent rights (“Dissent Rights”) pursuant to and in the manner set forth in Section 191 of the ABCA and in this Section 3.1 in connection with the Arrangement Resolution as the same may be modified by the Interim Order or the Final Order; provided that

(a)	notwithstanding subsection 191(5) of the ABCA, the written objection to the Arrangement Resolution referred to in subsection 191(5) of the ABCA must be received by the Company before 5:00 p.m. (Calgary, Alberta time) on the Business Day that is five (5) Business Days prior to the Meeting (as it may be adjourned or postponed from time to time);

(b)	Shareholders who duly exercise such Dissent Rights and who:

(i)	are ultimately entitled to be paid the fair value of their Common Shares shall be deemed to have transferred such shares of the Company to the Acquiror on the Effective Date contemporaneously with the step of this Plan of Arrangement set out in Section 2.2 being effective; or

(ii)	are ultimately not entitled to be paid the fair value for their Common Shares shall be deemed to have transferred such shares to the Acquiror at the same time as the other transfers of Common Shares to the Acquiror are effective pursuant to Section 2.2 and shall receive the Consideration from the Acquiror for each Common Share, but in no case shall the Company, the Acquiror or any other Person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders shall be deleted from the register of Shareholders on the Effective Date. In addition to any other restrictions in Section 191 of the ABCA, none of the following shall be entitled to exercise Dissent Rights: (i) Optionholders; (ii) Beneficial Shareholders who vote in favor of the Arrangement Resolution; and (iii) Debentureholders.

ARTICLE 4

CERTIFICATES AND PAYMENTS

4.1	Exchange of Certificates for Cash

(a)	Not more than one business Day prior to the Effective Date, the Acquiror shall deposit, or arrange to be deposited, for the benefit of holders of Common Shares cash with the Depositary in the aggregate amount equal to the payments in respect thereof required by Section 2.2(d) of this Plan of Arrangement, with the amount per Common Share in respect of which Dissent Rights have been exercised being deemed to be the Consideration per Common Share for this purpose, net of applicable withholdings. The cash deposited with the Depositary by or on behalf of the Acquiror shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of the Acquiror.

(b)	On, or as soon as practicable after, the Effective Date, the Company shall pay the amounts, net of applicable withholdings, to be paid to holders of Options, either (i) pursuant to the normal payroll practices and procedures of the Company, or (ii) in the event that payment pursuant to the normal payroll practices and procedures of the Company is not practicable for any such holder, by check (delivered to such holder of Options, as applicable, as reflected on the register maintained by or on behalf of the Company in respect of the Options).

(c)	Upon surrender to the Depositary for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Common Shares that were transferred pursuant to Section 2.2(d), together with a duly completed and executed Letter of Transmittal and such additional documents and instruments as the Depositary may reasonably require, the Shareholder represented by such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, the cash which such holder has the right to receive under the Arrangement for such Common Shares less any amounts withheld pursuant to Section 4.4, and any certificate so surrendered shall forthwith be cancelled.

(d)	Until surrendered as contemplated by this Section 4.1(c), each certificate that immediately prior to the Effective Time represented Common Shares shall be deemed after the Effective Time to represent only the right to receive upon such surrender a cash payment in lieu of such certificate as contemplated in this Section 4.1, less any amounts withheld pursuant to Section 4.4.

(e)	No holder of Common Shares or Options shall be entitled to receive any consideration with respect to such Common Shares or Options other than any cash payment to which such holder is entitled to receive in accordance with Section 2.2 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends, premium or other payment in connection therewith.

4.2	Lost Certificates

In the event that any certificate which, immediately prior to the Effective Time, represented one or more outstanding Common Shares transferred pursuant to Section 2.2 shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to have been lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, cash deliverable in accordance with such holder’s Letter of Transmittal. When authorizing such payment and delivery in exchange for such lost, stolen or destroyed certificate, the Person to whom such cash is to be delivered shall, as a condition precedent to the delivery of such cash, give a bond satisfactory to the Acquiror and the Depositary in such sum as the Acquiror may direct, or otherwise indemnify the Parent and the Acquiror in a manner satisfactory to the Parent and the Acquiror, against any claim that may be made against the Parent or the Acquiror in respect of the certificate alleged to have been lost, stolen or destroyed.

4.3	Extinction of Rights

Subject to any applicable laws governing unclaimed personal property, if any Shareholder fails for any reason to deliver to the Depositary for cancellation the certificates formerly representing Common Shares (or an affidavit of loss and bond or other indemnity pursuant to Section 4.2), together with such other documents or instruments required to effect the transfer of Common Shares, on or before the last Business Day before the third anniversary of the Effective Date, such Shareholder shall be deemed to have donated and forfeited to the Acquiror any cash, net of any applicable withholding or other taxes, held by the Depositary in trust for such Shareholder to which such Shareholder is entitled. At and after the Effective Time, any certificate formerly representing Common Shares shall represent only the right to receive the consideration provided in Section 2.2 or Section 3.1 in accordance with the Plan of Arrangement; provided that such certificates shall, on the sixth anniversary of the Effective Date, cease to represent a claim of any nature whatsoever and shall be deemed to have been surrendered to the Acquiror and shall be cancelled.

4.4	Withholding Rights

The Company, the Acquiror and the Depositary shall be entitled to deduct and withhold from any consideration otherwise payable to any Shareholder or Optionholder such amounts as the Company, the Acquiror or the Depositary, as applicable, determines, acting reasonably, are required or permitted to deduct and withhold with respect to such payment under the Tax Act, the Code or any provision of applicable federal, provincial, state, local or foreign Tax law or other Applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Shareholder or Optionholder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

4.5	No Liens

Any exchange or transfer of securities pursuant to this Plan of Arrangement shall be free and clear of any Encumbrances.

4.6	Paramountcy

From and after the Effective Time: (a) this Plan of Arrangement shall take precedence and priority over any and all Common Shares and options (including the Options) issued or outstanding prior to the Effective Time, (b) the rights and obligations of the holders of Common Shares and Options, the Company, the Acquiror, the Acquiror, the Depositary and any transfer agent or other depositary therefor in relation thereto, shall be solely as provided for in this Plan of Arrangement, and (c) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any Common Shares or Options shall be deemed to have been settled, compromised, released and determined without liability except as set forth in this Plan of Arrangement.

ARTICLE 5

AMENDMENTS

5.1	Amendments to Plan of Arrangement

(a)	The Acquiror and the Company reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by the Acquiror and the Company, (iii) filed with the Court and, if made following the Meeting, approved by the Court, and (iv) communicated to Beneficial Shareholders and Optionholders if and as required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Acquiror or the Company at any time prior to or at the Meeting (provided that the

Company or the Acquiror, as applicable, shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only if it is consented to by each of the Acquiror and the Company (in each case, acting reasonably).

(d)	Any amendment, modification or supplement to the Plan of Arrangement may be made following the Effective Date unilaterally by the Acquiror, provided that it concerns a matter which, in the reasonable opinion of the Acquiror, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement.

ARTICLE 6

FURTHER ASSURANCES

6.1	Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by either of them in order to further document or evidence any of the transactions or events set out herein.

SCHEDULE “B”

ARRANGEMENT RESOLUTION

Arrangement under the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9 and the regulations promulgated thereunder, as amended (the “ABCA”) of Equal Energy Ltd., a corporation amalgamated under the laws of Alberta (the “Company”), as more particularly described and set forth in the management information circular and proxy statement of the Company dated —, 2013 (the “Circular”) accompanying the notice of this meeting made as of —, 2013 (as the Arrangement may be, or may have been, amended, modified or supplemented in accordance with the arrangement agreement made as of December 6, 2013 (the “Agreement”) among the Company, Petroflow Canada Acquisition Corp., a corporation incorporated under the laws of Alberta (the “Acquiror”) and Petroflow Energy Corporation, a corporation existing under the laws of Delaware (the “Parent”)), is hereby authorized, approved and adopted.

2.	The plan of arrangement effecting the Arrangement (the “Plan of Arrangement”), the full text of which is set out as Schedule — to the Circular, as the same may be, or may have been, modified or amended, is hereby authorized, approved and adopted.

3.	The Agreement, and all of the transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement and the actions of the directors and officers of the Company in executing and delivering the Agreement and any amendments thereto are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Court of Queen’s Bench of Alberta (the “Court”), the directors of the Company are hereby authorized and empowered, without further notice to or approval of the shareholders of the Company, (a) to amend the Agreement or the Plan of Arrangement to the extent permitted therein in any manner not inconsistent with an applicable order of the Court and (b) subject to the provisions of the Agreement, not to proceed with the Arrangement.

5.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute, under the seal of the Company or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Registrar under the ABCA in accordance with the Agreement for filing.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents, instruments and agreements and to perform or cause to be performed all such other acts and things as may be necessary or desirable to implement this resolution or otherwise in connection with the matters authorized or contemplated hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, instruments or agreements and the taking of any such action.

SCHEDULE “C”

REPRESENTATIONS AND WARRANTIES OF THE PARENT AND THE ACQUIROR

1.	Organization and Standing. The Parent and the Acquiror are each duly organized and validly subsisting under the laws of its jurisdiction of organization;

2.	Capacity, Power, Authorization, Execution and Enforceability. The Parent and the Acquiror each has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and all the agreements, instruments and other documents contemplated hereby; the execution, delivery and performance of this Agreement and the Arrangement and the Transactions have been duly and validly authorized by any and all requisite actions of the Parent and the Acquiror; and this Agreement and any other agreement delivered in connection herewith to which the Parent or the Acquiror is party has been or will at the appropriate time be validly executed and delivered by the Parent or the Acquiror, as applicable, and constitute valid and binding obligations of the Parent or the Acquiror, as applicable, and will be enforceable against the Parent or the Acquiror, as applicable, in accordance with their terms, subject to:

(a)	bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’ rights generally; and

(b)	general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

3.	No Conflict. The execution and delivery of this Agreement are not, and, except for Customary Post-Closing Consents, the completion of the Transactions in accordance with the terms of this Agreement will not be, in material violation or breach of or in material conflict with or require any material consent, authorization or approval under:

(a)	any term or provision of the originating documents, including the formation documents, operating agreements, and bylaws of the Parent or the Acquiror and any amendments thereto;

(b)	any agreement to which the Parent or the Acquiror is a party or by which the Parent or the Acquiror is bound; or

(c)	any judgment, decree, order, statute, regulation, rule, or license applicable to the Parent or the Acquiror;

4.	Consents, Approvals or Waivers. Other than (a) the Interim Order and any approvals required by the Interim Order, (b) the Final Order, (c) the Arrangement Filings under the ABCA and (d) compliance with all Applicable Securities Laws, including the rules and policies of the Exchanges, the execution, delivery and performance of this Agreement by the Parent and the Acquiror will not be subject to any consent, approval, authorization, ruling, waiver or other action by notice to or filing with, any Government Authority exercising jurisdiction over the Parent or the Acquiror;

5.	No Claims. There are no Claims:

(a)	filed by, on behalf of, or against the Parent or the Acquiror; or

(b)	imposed by any Government Authority against the Parent, the Acquiror or any of their Affiliates;

in either case, whether or not insured and which would reasonably be expected to adversely affect the Parent’s or the Acquiror’s ability to complete the Transactions;

6.

Availability of Funds. At the Effective Time, subject to (a) receipt of the Financing, (b) the accuracy of the representations and warranties of the Company in this Agreement and the Plan of Arrangement

(including Schedule D hereto) and (c) compliance by the Company with its covenants, agreements and obligation under this Agreement and the Plan of Arrangement, the Parent and the Acquiror shall have sufficient cash, available lines of credit, or other sources of immediately available funds to enable the Parent or the Acquiror to make payment of the Consideration;

7.	No Finder’s Fee. The Parent and the Acquiror have not incurred any obligation or liability, contingent or otherwise, for broker’s or finder’s fees in respect of this Agreement or the Transactions in accordance with this Agreement other than obligations and liabilities to be paid by them;

8.	Circular. The information to be furnished by the Parent or the Acquiror for inclusion or incorporation by reference in the Circular will not, on the date the Circular is first mailed to the Shareholders, at the time of any amendment or supplement thereto or at the time of the Meeting contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they are made (it being understood that no representation or warranty is made by the Parent or the Acquiror with respect to statements made in the Circular based on information supplied by the Company in connection with the preparation of the Circular for inclusion therein).

SCHEDULE “D”

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

1.	Organization and Standing: The Company and each of its Subsidiaries is an organized and validly subsisting legal entity under the laws of its jurisdiction of incorporation and is qualified under each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted;

2.	Capacity, Power, Authorization, Execution and Enforceability: The Company has the requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement and all of the agreements, instruments and other documents contemplated hereby, and to consummate the Transactions. The execution, delivery and performance of this Agreement and the completion of the Transactions have been validly authorized by any and all requisite actions of the Company. This Agreement and any other agreement delivered in connection herewith to which the Company is party has been or will at the appropriate time be validly executed and delivered by the Company and constitute valid and binding obligations of the Company and will be enforceable against the Company in accordance with their terms, subject to:

(a)	bankruptcy, insolvency, fraudulent preference, reorganization or other laws affecting creditors’ rights generally; and

(b)	general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or equity);

3.	Approval and Fairness. At a meeting duly called and held prior to the execution and delivery of this Agreement, the Board adopted resolutions by the unanimous vote of all directors of the Company (a) authorizing and approving this Agreement, the Arrangement and the Transactions in accordance with the requirements of the ABCA, (b) determining that the terms of this Agreement, the Arrangement, the Transactions and the Consideration to be received by the Shareholders are fair to the holders of such Common Shares and that the Arrangement is in the best interests of the Company and (C) unanimously recommending that the Shareholders vote in favor of the Arrangement, and, as of the date hereof, none of the aforesaid actions by the Board have been amended, rescinded or modified. The Board has received the Fairness Opinion, and the Fairness Opinion has not been withdrawn or modified as of the date hereof. The Company has delivered or made available to the Parent complete and correct copies of the articles and by-laws (or comparable organizational documents) of the Company and each of its Subsidiaries;

4.	Capital Structure.

(a)	The authorized capital of the Company consists of an unlimited number of Common Shares of which 35,806,337 are issued and outstanding on the date hereof (excluding unvested restricted shares). All of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are additional Common Shares that may be vested and issued under the RSP Plan, and Section 4(a) of the Disclosure Letter sets forth a complete and accurate list of restricted shares issued under the RSP Plan as of the date hereof, together with the names of each respective grantee, the date of grant, the number of Common Shares originally granted, the amount payable thereunder pursuant to dividend equivalent rights and the applicable vesting dates. All grants under the RSP Plan were validly issued and properly approved by the Board or a duly authorized committee thereof no later than the date on which the grant was by its terms to be effective in accordance with all Applicable Laws and all required approvals by the Shareholders were timely obtained. Upon any issuance of any Common Shares in accordance with the terms of the RSP Plan, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable;

(b)	On the date hereof, there are 288,745 Common Shares reserved for issuance in respect of options (including under the Option Plan) and there are 71,450 options outstanding with a weighted average exercise price for outstanding options for which the Consideration exceeds the exercise price of approximately Cdn.$3.87. There are no options outstanding other than options issued pursuant to the Option Plan in respect of Common Shares, and no options may be granted other than pursuant to the Option Plan. Section 4(b) of the Disclosure Letter sets forth a complete and accurate list of options issued and outstanding on the date hereof, including, with respect to each such option, a unique identifier for the holder, the date of grant, the type of option, the exercise price per Common Share, the number of Common Shares originally granted subject to such option (as adjusted to reflect all splits, combinations, share dividends and other adjustments), the number of Common Shares that remain subject to the option and the expiration date. Each option has been granted with an exercise price no less than the fair market value of the underlying Common Shares on the date of grant. All grants of options were validly issued and properly approved by the Board or a duly authorized committee thereof no later than the date on which the grant of such option was by its terms to be effective in accordance with all Applicable Laws and all required approvals by the Shareholders were timely obtained. Upon any issuance of any Common Shares in accordance with the terms of the options and the terms of the Option Plan, such Common Shares will be duly authorized, validly issued, fully paid and non-assessable;

(c)	None of the Company or any of its Subsidiaries (i) is a party to any agreement with respect to the voting of, restricting the transfer of, or granting preemptive rights, anti-dilutive rights, rights of first refusal or similar rights with respect to, any securities of the Company or any of its Subsidiaries (other than this Agreement) or (ii) has any contractual obligation to file a prospectus or registration statement under Applicable Securities Laws, in respect of any securities of the Company or any of its Subsidiaries;

(d)	Other than as set out in the Disclosure Letter, there are not issued, reserved for issuance or outstanding (i) any shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, (ii) any securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or equity interests of the Company or any of its Subsidiaries, except for Cdn.$45,000,000 in principal of the Convertible Debentures issued pursuant to the Indenture, (iii) any warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, and no obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company or any of its Subsidiaries or (iv) any shares of deferred stock, restricted stock units, stock-based performance units, stock appreciation rights or “phantom” stock awards with respect to any capital stock of the Company or any of its Subsidiaries, or derivative securities or other rights that are linked to the value of the Common Shares or the value of the Company, any of its Subsidiaries or any part thereof;

(e)	There are not any outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities (except pursuant to the forfeiture of options or the acquisition by the Company of Common Shares in settlement of the exercise price of an option or the Tax withholding obligations of holders of options, in each case in accordance with their terms as in effect on the date of this Agreement);

(f)	The aggregate value of the assets of the Company and its Subsidiaries, calculated in the manner prescribed by the Investment Canada Act, is less than Cdn.$330 million and neither the Company nor its Subsidiaries carry on a cultural business (as such term is defined in the Investment Canada Act); and

(g)	The Transactions are exempt from the HSR Act pursuant to United States 16 CFR 802.4(a) as a result of the aggregate fair market value of the non-exempt assets (as described therein) of the Company and its Subsidiaries not exceeding $70.9 million;

5.	Subsidiaries.

(a)	Section 5(a) of the Disclosure Letter contains a complete and accurate list of the name and jurisdiction of organization of each Subsidiary of the Company. Other than as listed in Section 5(a) of the Disclosure Letter and except for the Company’s Subsidiaries, the Company does not own, directly or indirectly, any shares of, or other equity or voting interest in, any person; and

(b)	All of the outstanding shares of, or other equity or voting interest in, each Subsidiary of the Company (i) have been duly authorized, validly issued and are fully paid and non-assessable and (ii) are owned, directly or indirectly, by the Company, free and clear of any Encumbrance or other restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares or other equity or voting interest) that would prevent the operation by the Parent or the Acquiror of such Subsidiary’s business as presently conducted;

6.	No Conflict. The execution and delivery of this Agreement are not and, except for Customary Post-Closing Consents, the completion of the Transactions in accordance with the terms of this Agreement will not (with or without notice or lapse of time, or both) (a) constitute or result in the creation of an Encumbrance on any of the assets or properties of the Company or any of its Subsidiaries, (b) create or result in the loss or impairment of, payment of any additional amounts with respect to or the consent of any other person being required in respect of, the Company’s or any of its Subsidiaries’ right to own or use any assets or (c) be in violation or breach of or in conflict with or cause or permit any termination or cancellation right under, or create or permit any payment obligation under, or require any consent, authorization or approval under:

(i)	any term or provision of the governing documents of the Company or any of its Subsidiaries;

(ii)	any agreement or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; or

(iii)	any Applicable Law, judgment, decree, order, statute, regulation, rule, or license applicable to the Company or any of its Subsidiaries;

7.	Consents, Approvals or Waivers. Other than (a) the Interim Order and any approvals required by the Interim Order, (b) the Final Order, (c) the Arrangement Filings under the ABCA and (d) compliance with all Applicable Securities Laws, including the rules and policies of the Exchanges, the execution, delivery and performance of this Agreement by the Company will not be subject to any consent, approval, authorization, ruling, waiver or other action by notice to or filing with, any Government Authority exercising jurisdiction over the Company or any Third Party, except to the extent that any assignment hereunder of oil and gas leases which were granted by a Government Authority will require the consent or approval of such Government Authority for such assignment to be effective (which consents and approvals are Customary Post-Closing Consents);

8.	Company Reports; Financial Statements; No Undisclosed Liabilities.

(a)

Since January 1, 2011, the Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it under Applicable Securities Laws (the forms, statements, certifications, reports and documents filed or furnished since January 1, 2011 and those filed or furnished subsequent to the date hereof, including any schedules, exhibits and amendments thereto, the “Company Reports”). Each of the Company Reports required to be filed or furnished under Applicable Securities Laws, at the time of its filing or being furnished complied or, if not yet filed or furnished, will comply, when filed or furnished, in all material respects with Applicable Securities Laws. As of their respective dates (or, if amended, as of the date of such amendment), the Company Reports did not, and any Company Reports filed or furnished subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. The Company has not filed any confidential material change report that at the date hereof remains confidential or, other than confidential treatment requests filed with the SEC for which a confidentiality order has been granted by the SEC, any other confidential filings under any Applicable Securities Laws;

(b)	The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Exchanges and Applicable Securities Laws;

(c)	The Company is a “reporting issuer” under the Applicable Securities Laws of each province and territory of Canada, and is not in default of any Applicable Securities Laws of any Canadian jurisdiction. None of the Company’s Subsidiaries is subject to any continuous or periodic, or other disclosure requirements under any Applicable Securities Laws in any jurisdiction. The Company has not taken any action to cease to be a reporting issuer in any province of Canada nor has the Company received notification from any Securities Authorities seeking to revoke the reporting issuer status of the Company;

(d)	No delisting, suspension of trading in or cease trading order with respect to the Common Shares is pending or, to the knowledge of the Company, threatened, other than any delisting of the Common Shares from an Exchange upon completion of the Transactions;

(e)	The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 and paragraph (e) of Rule 15d-15 under the 1934 Act) as required by Rules 13a-15 and 15d-15 under the 1934 Act. The Company’s disclosure controls and procedures are designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or furnishes under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder). The Company’s management has completed an assessment of the effectiveness of the Company’s disclosure controls and procedures and, to the extent required by Applicable Law, presented in any applicable Company Report that is a report on Form 10-K or Form 10-Q, or any amendment thereto, its conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by such report or amendment based on such evaluation. Based on the Company’s management’s most recently completed evaluation of the Company’s internal control over financial reporting prior to the date of this Agreement, (i) to the knowledge of the Company, the Company had no significant deficiencies or material weaknesses in the design or operation of its internal control over financial reporting that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) to the knowledge of the Company, there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(f)	To the knowledge of the Company, there is no material weakness (as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) relating to the design, implementation or maintenance of its internal control over financial reporting, or fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company;

(g)	The auditors of the Company are independent chartered accountants as required by Applicable Laws and there is not now, and to the knowledge of the Company, there has never been, any reportable event (as defined in National Instrument 51-102 – Continuous Disclosure Obligations) with the present or any former auditors of the Company;

(h)	Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC)), where the result, purpose or intended effect of such joint venture, off balance sheet partnership or similar contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or other Company Reports;

(i)	Each of the balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules), as amended, fairly presents in all material respects or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date, and each of the statements of income, changes in shareholders’ equity and cash flows included in or incorporated by reference into the Company Reports (including any related notes and schedules), as amended, fairly presents or, in the case of Company Reports filed after the date hereof, will fairly present in all material respects, the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, in each case, in accordance with GAAP or IFRS, as applicable, consistently applied during the periods involved, except as may be noted therein or in the notes thereto;

(j)	There are no Liabilities which affect the Company or any of its Subsidiaries in any material respect or which affect the execution and delivery of this Agreement or the consummation of the Transactions except (i) the Liabilities reflected or reserved against in the Audited Balance Sheet, (ii) the material outstanding Environmental Liabilities set forth in Section 8(j) of the Disclosure Letter, (iii) Liabilities arising under the Material Contracts in the Ordinary Course, and (iv) the judgments and Claims set forth on Section 8(j) of the Disclosure Letter; and

(k)	The Company has made available to Parent true and complete copies of all written comment letters from the staff of the SEC received since January 1, 2013, relating to the Company Reports and all written responses of the Company thereto other than with respect to requests for confidential treatment. Except as disclosed in Section 8(k) of the Disclosure Letter, there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any Company Reports and, to the knowledge of the Company, none of the Company Reports (other than confidential treatment requests) is the subject of ongoing SEC review. To the knowledge of the Company, there are no SEC inquiries or investigations, other governmental inquiries or investigations or internal investigations pending or threatened, in each case regarding any accounting practices of the Company;

9.

Absence of Changes. Since December 31, 2012, (a) the Company and its Subsidiaries have conducted their businesses in the Ordinary Course, (b) there has not been any action taken or committed to be taken by the Company or any Subsidiary of the Company which, if taken following entry by the Company into this Agreement, would have required the consent of the Parent or the Acquiror pursuant to Section 5.2 of the Agreement, (c) except as set forth in Schedule 9 of the Disclosure Letter, there has not been any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, (d) the Company and its Subsidiaries have not filed any Tax Returns inconsistent with past practice or, on any such Tax Return, taken any position that is inconsistent with positions taken in preparing or filing similar Tax Returns in prior periods, changed an annual accounting period, adopted or changed any accounting method amended any Tax Return, settled or compromised any material federal, national, provincial, state or local Tax liability, made, revoked or amended any Tax election of the Company or any of its Subsidiaries, entered into any agreement affecting any Tax liability or refund of the Company or any of its Subsidiaries, extended or waived the application of any statute of limitations regarding the assessment or collection of any Tax of the Company or any of its Subsidiaries or provision limiting the period within which an assessment or reassessment of any Tax of the Company or any of its Subsidiaries may be issued, or took any other similar action relating to the filing of any Tax Return or the payment of any Tax and (e) there has been no event, occurrence, fact, condition, effect, change or development which, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect;

10.	No Finder’s Fee. Other than the fees payable under the engagement letters with Global Hunter Securities LLC and Scotia Waterous Inc. in connection with the Transactions, the Company has not incurred any obligation or liability, contingent or otherwise, for brokers’ or finders’ fees in respect of this Agreement or the Transactions;

11.	Judgments and Claims.

(a)	Except as set forth in Section 11 of the Disclosure Letter, there are no unsatisfied judgments nor any Claims in existence or pending to which the Company or any Subsidiary is named (or expects to be named) as a party that relate to or affect the Company or any of its Subsidiaries in any material respect and, to the knowledge of the Company, no Claims are pending or threatened which affect or would reasonably be expected to affect the Company or any of its Subsidiaries in any material respect or which affect or would reasonably be expected to affect the execution and delivery of this Agreement or the consummation of the Transactions;

(b)	Except as set forth in Section 11 of the Disclosure Letter, there are no on-going joint interest audits or other audits of costs applicable to the assets of the Company or any of its Subsidiaries;

(c)	Neither the Company nor any of its Subsidiaries is subject to any Order or, to the knowledge of the Company, any investigation by any Government Authority;

12.	Permits and Compliance. Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Government Authority necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or other assets or to carry on its business or operations as now being conducted (the “Company Permits”), except where the failure to have any of the Company Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of (i) its charter, bylaws or other organizational documents; (ii) any Applicable Law; or (iii) any Order, except, in the case of clauses (ii) and (iii), for any violations that would not, individually or in the aggregate, have a Material Adverse Effect. No written or, to the knowledge of the Company, other notice of any such violation or non-compliance has been received by the Company or any of its Subsidiaries. The consummation of the Arrangement and the other Transactions, in and of themselves, would not cause the revocation or cancellation of any such Company Permit that individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received written or, to the knowledge of the Company, other notice that any action, demand or investigation by any Government Authority with respect to the Company or any of its Subsidiaries or any of their respective properties or assets under any Applicable Law is pending, and no suit (other than suits currently under seal), action or proceeding by any other person with respect to the Company or any of its Subsidiaries or any of their respective properties or other assets under any Applicable Law, is pending, or to the knowledge of the Company, is threatened or currently under seal, except, in each case, as individually or in the aggregate has not had and would not reasonably be expected to have a Material Adverse Effect;

13.

Fee Property. Section 13 of the Disclosure Letter contains a true and complete list of all Fee Property. Except as set forth on Section 13 of the Disclosure Letter and any Permitted Encumbrances, there are no leases, rental agreements or other occupancy agreements with respect to the Fee Property, and no other Person has the right to use or occupy the Fee Property. The interests of the Company and its

Subsidiaries in and to the Fee Property are now and will be at the Effective Time, free and clear of all Encumbrances created by, through or under the Company or any of its Subsidiaries, except Permitted Encumbrances;

14.	Leased Property. Section 14 of the Disclosure Letter sets forth a true, correct and complete list of all real property leases, subleases and other occupancy arrangements to which the Company or any of its Subsidiaries is a party and each amendment thereto (the “Real Property Leases”). Each premises subject to a Real Property Lease is hereinafter referred to as a “Leased Property.” The Company has made available to the Parent and the Acquiror a true, correct and complete copy of each Real Property Lease. Neither the Company nor any of its Subsidiaries has transferred, mortgaged or assigned any interest in any such Real Property Lease, nor has the Company or any of its Subsidiaries subleased or otherwise granted rights of use or occupancy of any of the premises described therein to any other Person. With respect to each Real Property Lease: (a) such Real Property Lease is in full force and effect and is valid and binding on the Company and its Subsidiaries, as applicable and, to the knowledge of the Company, each other party thereto and enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, liquidation, preferential transfer, moratorium and similar Laws now or hereafter affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at equity or law); (b) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party to such Real Property Lease, is in material breach or violation of, or in material default under, such Real Property Lease; (c) the Company’s and its Subsidiaries’, as applicable, possession and quiet enjoyment of the Leased Property under such Real Property Lease has not been disturbed in any material respect and, to the knowledge of the Company, there are no disputes with respect to such Real Property Lease; (d) neither the Company nor any of its Subsidiaries owes any brokerage commissions or finder’s fees with respect to such Real Property Lease; (e) to the knowledge of the Company, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would result in a material breach or violation of, or a material default under, such Real Property Lease, or permit the termination, modification or acceleration of rent under such Real Property Lease and (f) to the knowledge of the Company, there is no pending or threatened condemnation or similar proceeding affecting any Leased Property;

15.	Title to Assets. Each of the Company and its Subsidiaries, in all material respects, (a) has good and valid title to all of its properties, assets and other rights that would not constitute real property (other than Intellectual Property), free and clear of all Encumbrances and (b) owns, has valid leasehold interests in or valid contractual rights to use, all of the assets, tangible and intangible (other than Intellectual Property), used by its business free and clear of all Encumbrances, in each case, except for Permitted Encumbrances;

16.	Compliance with Agreements.

(a)	To the Company’s knowledge, all of the Title and Operating Documents and Surface Interests are in full force and effect;

(b)	Neither the Company nor any of its Subsidiaries is, nor with the lapse of time or the giving of notice or both would any such Person, in material breach or default under Applicable Law in respect of their respective assets or properties or any of the Title and Operating Documents or Surface Interests and, to the Company’s knowledge, no other party to the Title and Operating Documents or Surface Interests (i) is, or with the lapse of time or the giving of notice or both would be, in breach or default of such Title and Operating Documents or Surface Interests or (ii) has given written notice of or alleged in writing any default under or taken any action to alter, terminate, rescind or procure a judicial reformation of any such Title and Operating Documents or Surface Interests; and

(c)

Neither the Company nor any of its Subsidiaries has failed to comply with, perform, observe or satisfy, in any material respects, any term, condition, obligation or liability which has heretofore arisen under the provisions of Applicable Law in respect of their respective assets or properties or any of the Title and Operating Documents or Surface Interests nor has the Company given written notice of or alleged in writing any default under or taken any action to alter, terminate, rescind or procure a judicial reformation of any of the Title and Operating Documents or Surface Interests;

17.	No Default Notice. Except as described in Section 17 of the Disclosure Letter, the Company and its Subsidiaries have not received from any Third Party notice of violation of or default under any obligation, agreement, document, order, writ, injunction decree or Applicable Law of any Government Authority and, to the Company’s knowledge, there are no such outstanding defaults or notices of default in relation to any Third Party;

18.	Financial Commitments. Except as set forth in Section 18 of the Disclosure Letter, and except for operating costs incurred in the Ordinary Course of the business of the Company or any of its Subsidiaries, there are no outstanding AFEs or other financial commitments of the Company or any of its Subsidiaries pursuant to which individual expenditures of greater than $200,000 may be required by the Parent or any of its Subsidiaries (including, for the avoidance of doubt, the Company and its Subsidiaries) after the Effective Time;

19.	Royalties. (a) All ad valorem, property, royalties, production, severance, excise and similar Taxes and assessments based on or measured by the ownership of the assets or properties of the Company or any of its Subsidiaries or the production of Petroleum Substances or the receipt of proceeds therefrom which are the responsibility of the Company or any of its Subsidiaries and which are due and payable have been properly and timely paid and discharged and, to the Company’s knowledge, all such obligations which are the responsibility of Third Parties related thereto have been properly and timely paid and discharged or accrued for; (b) all rentals, royalties and other payments due under the Title and Operating Documents and Surface Interests have been properly and timely paid, (c) all amounts under the Title and Operating Documents and Surface Interests held in suspense are described in Section 19 of the Disclosure Letter and (d) the Company and its Subsidiaries are not party to any co-ownership relationships with Third Parties affecting any of their respective assets or properties that have been treated as partnerships for federal (or applicable state) income tax purposes;

20.	Environmental Matters. Except as set out in Section 20 of the Disclosure Letter:

(a)	Neither the Company nor any of its Subsidiaries has received any notice, information, order or directive under Applicable Law which relates to Environmental Liabilities, Petroleum Substances or Hazardous Substances, including which require any remediation, cleanup, corrective action, work, repairs, construction or capital expenditures which is outstanding as of the date hereof, where those orders or directives have not been complied with and completed in all material respects;

(b)	Neither the Company nor any of its Subsidiaries has received any demand, Claim or notice issued with respect to the breach of or liability under Applicable Law from any Third Party, including any Government Authority, that relates to the Environment, Hazardous Substances, Petroleum Substances, health or safety, including any matter respecting the Release, use, storage, treatment, transportation or disposition of environmental contaminants which demand, Claim or notice remains outstanding as of the date hereof;

(c)	the Company and its Subsidiaries comply in all material respects with all Applicable Laws that relate to Environmental Liabilities, Petroleum Substances or Hazardous Substances and there is no contamination or Release at or from any of their respective assets or properties that exceeds cleanup criteria established under Applicable Law, is not permitted by Applicable Law, requires remediation or corrective action under Applicable Law or the Title and Operating Documents, or would give rise to Environmental Liabilities; and

(d)	the Company has provided to the Parent and the Acquiror all environmental reports and other material environmental documents, dated since January 1, 2011, in the Company’s or any of its Subsidiaries’ possession relating to the Company or any of its Subsidiaries or any of their respective properties or assets;

21.	Operation of Tangibles and Wells. To the Company’s knowledge, all operations in respect of the Tangibles and the Wells conducted by or on behalf the Company or any of its Subsidiaries has been conducted in accordance with good oilfield industry practices and all Applicable Law, all Permits and the requirements of all Government Authorities having jurisdiction over such operations have been complied with in respect of those operations in all material respects;

22.	Contracts. Section 22 of the Disclosure Letter contains a complete and accurate list of all of the Material Contracts. Except as disclosed in Section 22 of the Disclosure Letter:

(a)	Neither the Company or any of its Subsidiaries nor, to the Company’s knowledge, any other party thereto is in default in any material respect under any Material Contract;

(b)	there are no contracts with Affiliates of the Company that will be binding on the Company or any of its Subsidiaries after the Effective Time, except as provided in Section 22(b) of the Disclosure Letter;

(c)	there are no futures, swaps, options or other financial derivatives with respect to the sale of production that will be binding on the Company or any of its Subsidiaries after the Effective Time;

(d)	there are no contracts of the Company or any of its Subsidiaries for the purchase, sale or exchange of Petroleum Substances that will be binding on the Parent or any of its Subsidiaries after the Effective Time that the Parent or its applicable Subsidiary will not be entitled to terminate at will (without penalty) on 30 days’ notice or less; and

(e)	there are no contracts that will entitle any Third Party (including any employees) to a payment as a result of the Transactions;

23.	Rights of First Refusal. There are no Rights of First Refusal by which the Company or any of its Subsidiaries (or any of their respective assets or properties) it is bound;

24.	Quiet Enjoyment. Subject to the rents, covenants, conditions and stipulations in the Title and Operating Documents and subject to the Permitted Encumbrances and the other representations and warranties in this Schedule D, from and after the Effective Time, the Company and its Subsidiaries will be entitled to continue to hold and enjoy the interests in their respective assets and properties without any interruption of or by any other Person (including any Third Party);

25.	Examination of Assets. The Company shall have made available to the Parent and the Acquiror, prior to the Effective Time, all of the documents comprising the Miscellaneous Interests in its possession or to which it has access, including information, documents and agreements relevant to the Company’s and its Subsidiaries’ title to their respective assets and properties, Abandonment and Reclamation Obligations, Environmental Liabilities, production or revenue from the assets and properties of the Company and its Subsidiaries, and other information, documents and agreements that are reasonably required by the Parent or the Acquiror or which have otherwise been reasonably requested by the Parent or the Acquiror;

26.	Employee Benefit Plans.

(a)	Section 26(a) of the Disclosure Letter sets forth a complete and correct list of all Employee Benefit Plans;

(b)	The Company has delivered to the Parent and the Acquiror complete and correct copies of the plan documents and summary plan descriptions, the most recent determination letter received from the IRS, the most recent annual report (Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements that implement each Employee Benefit Plan;

(c)	Neither the Company nor any ERISA Affiliate maintains, sponsors, contributes to, has any obligation to contribute to, or has any liability or potential liability under or with respect to (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of Title IV of ERISA, (ii) any “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA, or (iii) any employee benefit plan, program or arrangement that provides for post-retirement medical, life insurance or other welfare-type benefits (other than health continuation coverage required by COBRA). No plan asset is or reasonably could be subject to any lien or other Liability associated with any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is or was sponsored, maintained by the Company or any ERISA Affiliate; and

(d)	(i) none of the Employee Benefit Plans provides any separation, severance, termination or similar benefit or accelerates any vesting schedule or alters any benefit structure solely as a result of a change in control of ownership within the meaning of any Employee Benefit Plans, (ii) no amount that could be received (whether in cash or property or the vesting of property), as a result of the consummation of the Transactions, by any employee, officer, director, stockholder or other service provider of the Company or its Subsidiaries under any Employee Benefit Plan or otherwise would not be deductible by reason of Section 280G of the Code or would be subject to an excise tax under Section 4999 of the Code, and (iii) neither the Company nor any of its Subsidiaries has any indemnity obligation on or after the Effective Time for any Taxes imposed under Section 4999 or 409A of the Code;

27.	Bankruptcy. There are no bankruptcy, reorganization or similar proceedings pending, being contemplated by or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries;

28.	Gas Imbalances. To the Company’s knowledge (a) no purchaser under any production sales contract or otherwise is entitled to “makeup” or otherwise receive deliveries of hydrocarbons produced from the interests without paying at the time of such delivery the full contract price therefor; (b) no Person or entity is entitled to receive any portion of the interest of the Company or any of its Subsidiaries in any hydrocarbons produced from the assets or properties of the Company or any of its Subsidiaries or to receive cash or other payments to “balance” any disproportionate allocation of such hydrocarbons under any operating agreement, gas balancing agreement, storage agreement, gas processing agreement, dehydration agreement, gas transportation agreement or any other similar agreement; and (c) neither the Company nor any of its Subsidiaries is obligated to pay any penalties or other payments under any gas transportation or other agreement as a result of delivery of quantities of gas in excess of contract requirements;

29.	Wells.

(a)	Section 29(a) of the Disclosure Letter contains a list of wells for which the Company or any of its Subsidiaries has received regulatory demands to plug and abandon or for which the Company or any of its Subsidiaries has received correspondence from regulators informing the Company or any of its Subsidiaries of its responsibility to plug and abandon wells and for which the Company or any of its Subsidiaries has received AFEs from Third Party operators notifying the Company or any of its Subsidiaries of their intent to plug and abandon wells. To the Company’s knowledge, there are no other wells for which the Company or any of its Subsidiaries has received regulatory demands to plug and abandon or for which the Company or any of its Subsidiaries has received correspondence from regulators informing the Company or any of its Subsidiaries of its responsibility to plug and abandon wells or for which the Company or any of its Subsidiaries has received AFEs from Third Party operators notifying the Company or any of its Subsidiaries of their intent to plug and abandon wells;

(b)	To the Company’s knowledge, all wells have been drilled and completed within the limits permitted by all applicable Title and Operating Documents and pooling or unit orders and no well is subject to penalties on allowables on or after the Effective Time because of overproduction;

30.	Credit Support. All cash deposits, guaranties, letters of credit, comfort letters, surety bonds, support agreements and other credit support provided by the Company or any Affiliate of the Company in support of the obligations of the Company or any of its Subsidiaries are listed on Section 30 of the Disclosure Letter;

31.	Sufficiency of Assets. The assets and properties of the Company and its Subsidiaries constitute all of the assets, properties, contracts, rights and interests reasonably necessary for the use, operation and maintenance of the business of the Company and its Subsidiaries in the same manner as currently conducted and operated by the Company and its Subsidiaries in the Ordinary Course in accordance with all Applicable Laws and good and prudent oil and gas industry practices in the jurisdictions in which they do business, including in Oklahoma and the United States of America;

32.	Insurance. Section 32 of the Disclosure Letter sets forth a list of the insurance policies currently maintained by the Company and its Subsidiaries. Such insurance policies are in full force and effect and all premiums due with respect to all periods to and including the Effective Date have either been paid or adequate provisions for payment have been made. The Company and its Subsidiaries have not received any notice of cancellation or non-renewal of any of such insurance policies;

33.	Intellectual Property. Section 33 of the Disclosure Letter sets forth all Intellectual Property rights owned by the Company or any of its Subsidiaries. No material claim of infringement or other material violation of Intellectual Property rights or unauthorized use thereof against or by the Company or any of its Subsidiaries has been received or asserted by the Company or any of its Affiliates. Neither the Company nor any of its Subsidiaries has received any notice of termination in relation to any Intellectual Property license granted by a Third Party to the Company or any of its Subsidiaries which is currently in effect, which is not readily replaceable on similar terms and which would reasonably be expected to materially affect the use or operation of the assets or properties of the Company or any of its Subsidiaries or the operation of their respective businesses in the Ordinary Course. The Company and its Subsidiaries have at all times materially complied with the terms of all Intellectual Property licenses granted by a Third Party to the Company or any of its Subsidiaries and used in or for the use or operation of the assets or properties of the Company or any of its Subsidiaries or the operation of their respective businesses and has committed no breach of any such license which would permit another party to terminate any such license or to claim compensation from the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is infringing, misappropriating or violating or has infringed, misappropriated or violated in any material respect any Intellectual Property rights of any other Person. To the Company’s knowledge, the Company and its Subsidiaries own or are licensed to use from Third Parties all Intellectual Property needed for the use and operation of the assets and properties of the Company and its Subsidiaries and the operation of their respective businesses in the Ordinary Course;

34.	Labor Matters. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining contract or any labor contract. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practice or violation of state or local labor, wage and hour, or employment laws with respect to any Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, and there is no unfair labor practice complaint or grievance or other administrative or judicial complaint, action or investigation pending or threatened in writing against the Company or any of its Subsidiaries by the National Labor Relations Board, any state or federal agency, or any other Third Party with respect to any Persons employed by or otherwise performing services for the Company or any of its Subsidiaries, except where such unfair labor practice, complaint, grievance or other administrative or judicial complaint, action or investigation would not, individually or in the aggregate, have a Material Adverse Effect. There is no labor strike, dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries which may interfere with the respective business activities of the Company or any of its Subsidiaries, except where such dispute, strike or work stoppage would not, individually or in the aggregate, have a Material Adverse Effect;

35.	Required Vote of Shareholders. The Requisite Shareholder Approval is required to approve and adopt the Arrangement Resolution. No other vote of the securityholders of the Company is required by Applicable Law or the Company’s governing documents or other agreements to consummate the Transactions;

36.	Related Party Transactions.

(a)	Except as set forth in the Company Reports or compensation or other employment arrangements in the Ordinary Course, there are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate (including any officer or director, but not including any wholly owned Subsidiary of the Company) thereof or any shareholder that beneficially owns 5% or more of the Common Shares, on the other hand;

(b)	Neither the Company nor any of its Subsidiaries is indebted to any director, officer, employee or agent of, or independent contractor to, the Company or any of its Subsidiaries or any of their respective Affiliates or associates (except for amounts due in the Ordinary Course as salaries, bonuses, director’s fees, amounts owing under any contracting agreement with any such independent contractor or the reimbursement of expenses in the Ordinary Course);

37.	Taxes.

(a)	The Company and each of its Subsidiaries:

(i)	has prepared in good faith and has duly and timely filed (taking into account any extension of time within which to file) all income and all other material Tax Returns required to be filed by, with respect to, or on behalf of any of them, and all such Tax Returns are true, complete and correct in all material respects;

(ii)	has paid all Taxes imposed on or with respect to them or any of their respective assets or properties;

(iii)	has timely deducted, withheld and remitted (or accounted for) to the proper Government Authorities all material Taxes required to have been deducted, withheld and remitted (or accounted for) by any of them in connection with amounts paid or owing to any person, including to any employee, creditor, person that is or is deemed to be a non-resident of Canada (for purposes of the Tax Act) or a non-resident with respect to any paying Subsidiary’s jurisdiction of residence or other third party, in compliance with all Applicable Laws related to Taxes (and including amounts required to be withheld under Sections 1441, 1442, 3102, and 3402 of the Code or any other applicable provision of state, local, provincial or foreign Law); and

(iv)	has not waived any statute of limitations with respect to any material Taxes, agreed to any extension of time with respect to the assessment, reassessment or collection of a material Tax;

(b)	No Claim has been made or, to the Company’s knowledge, threatened by any Government Authority for the assessment or collection of any Tax;

(c)	No Claim has been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction;

(d)	There are not pending or threatened in writing any audits, examinations, investigations or other proceedings in respect of Taxes or Tax Returns of the Company or any of its Subsidiaries;

(e)	Neither the Company nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return;

(f)	The Company and its Subsidiaries have charged, collected and remitted on a timely basis all material Taxes as required under Applicable Law on any sale, supply or delivery whatsoever, made by any of them;

(g)	To the Company’s knowledge, no deficiency notice or report has been received by the Company or any of its Affiliates in respect of any Tax that has not resulted in a final binding settlement and payment to the applicable Government Authority;

(h)	None of the Company or its Subsidiaries has any liability (pursuant to U.S. Treasury Regulations Section 1.1502-6 (or any similar provision of Applicable Law), as a transferee or successor, by contract, or otherwise) for Taxes of any Person other than members of the affiliated group or corporations (within the meaning of Code Section 1504(a)) or any similar provision of Applicable Law of which the Company or any of its Subsidiaries is the common parent. None of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or sharing agreement;

(i)	None of the Company or its Subsidiaries is or has been a party to any “reportable transaction” as defined in Treasury Regulations Section 1.6011-4(b)(1) (other than such transactions that have been property reported or are not yet required to have been reported), or transactions that constitute “listed transactions” as defined in Treasury Regulations Section 1.6011-4(b)(2);

(j)	None of the Company or its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local, or non-U.S. income Tax Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; (E) prepaid amount received on or prior to the Closing Date (other than amounts received in the ordinary course of business); (F) election under Code Section 108(i);

(k)	None of the Company or its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Section 355 or Code Section 361;

(l)	Neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling from the Internal Revenue Service or entered into a “closing agreement” pursuant to Section 7121 of the Code (or any predecessor provision or any similar provision of state, local or foreign Law);

(m)	The terms and conditions made or imposed in respect of every transaction (or series of transactions) between the Company or any Subsidiary and any person that is not dealing at arm’s length with the Company or such Subsidiary, as the case may be, do not materially differ from those that would have been made between persons dealing at arm’s length, and each of the Company and each Subsidiary has complied in all material respects with the transfer pricing requirements of any Applicable Law;

(n)	There are no material Liens for Taxes (other than for current Taxes not yet due and payable or Taxes for which adequate reserves are reflected on the consolidated financial statements of the Company) on the assets of the Company or any of its Subsidiaries;

(o)	The Company has not, within the six months that precede the date of this Agreement, made any “investment,” as that term is defined for purposes of proposed section 212.3 of the Tax Act, in any corporation that is, or will be prior to the Effective Time, a “foreign affiliate” of the Company for purposes of the Tax Act;

(p)	There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Return for any taxable period;

(q)	As of the Closing Date, the Company shall have a tax basis in its stock of Equal Energy US Holdings Inc. of not less than $230,000,000, as calculated for U.S. federal income tax purposes;

(r)	The Company is not, and has never been, a “controlled foreign corporation” as defined in Code Section 957 or a “passive foreign investment company” as defined in Code Section 1297; and

(s)	To the Company’s actual knowledge after reasonable inquiry, there is no limitation on the utilization by the Company of its net operating losses, built-in losses, Tax credits, or similar items under Sections 382, 383, or 384 of the Code or otherwise, or comparable provisions of foreign, state or local law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Plan of Arrangement).

38.	No “Collateral Benefits”.

Other than as set forth in Section 38 of the Disclosure Letter, to the knowledge of the Company, no “related party” of the Company (within the meaning of MI 61-101) will receive a “collateral benefit” (within the meaning of MI 61-101) as a consequence of the Transactions;

39.	Circular.

The Circular and all other documents required by the ABCA, Applicable Securities Laws and any other Applicable Laws in connection with the Meeting and the Arrangement will comply in all material respects with Applicable Laws. The information to be furnished by or on behalf of the Company for inclusion in the Circular will not, on the date the Circular is first mailed to the Shareholders, at the time of any amendment or supplement thereto or at the time of the Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements contained therein not false or misleading in the light of the circumstances under which they are made (it being understood that no representation or warranty is made by the Company with respect to statements made in the Circular based on information supplied by the Parent or the Acquiror). The Circular, on the date it is first mailed to the Shareholders, at the time of any amendment or supplement thereto and at the time of the Meeting, will provide the Shareholders with information in sufficient detail to permit them to form a reasoned judgment concerning the matters to be placed before them at the Meeting.

SCHEDULE “E”

APPROVED BUDGET

See Schedule E of the Disclosure Letter.

SCHEDULE “F”

OPTION CANCELLATION AGREEMENT

THIS OPTION CANCELLATION AGREEMENT (this “Agreement”) is entered into as of             , 2013 between Equal Energy Ltd., a corporation existing under the laws of Alberta (the “Company”), and [    ] (the “Optionholder”).

WHEREAS, the board of directors of the Company has determined to enter into that certain Arrangement Agreement, dated as of December 6, 2013 (the “Arrangement Agreement”), among Petroflow Energy Corporation, a Delaware corporation (the “Parent”), [Petroflow Canada Acquisition Corp.], a corporation existing under the laws of Alberta (“Acquiror”) and the Company, whereby Acquiror shall acquire all of the common shares of the Company (the “Arrangement”). Capitalized terms used but not defined herein have the meanings ascribed to them in the Arrangement Agreement.

WHEREAS, the Optionholder is a party to each agreement set forth on Exhibit A (the “Option Agreement”), with the Company.

WHEREAS, the Optionholder and the Company desire and agree to cancel all Options granted to the Optionholder and, subject to the terms of this Agreement, terminate each Option Agreement in exchange for the consideration set forth in Section 2.3(b) of the Arrangement Agreement, if any (such amount, the “Option Consideration”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Cancellation of Options. The Optionholder hereby agrees to surrender and cancel all of the Optionholder’s rights arising under each Option Agreement and all of the Optionholder’s options in exchange for the Option Consideration (if any) to which the Optionholder is entitled, as determined in accordance with the Arrangement Agreement (provided that the Company, the Parent, the Acquiror and the Depositary, as applicable, have the right to deduct and withhold any such amounts as are required or permitted to be deducted and withheld under the Tax Act, the Code or any provision of any applicable federal, provincial, state, local or foreign Tax law or other Applicable Law, in each case, as amended). From and after immediately prior to the Effective Time, none of the Options (whether the exercise price of such Option is more than, less than or equal to the Option Consideration or otherwise) of the Optionholder shall be outstanding, be in force or effect, or have any rights other than the right to receive the Option Consideration (if any) (as adjusted or to be adjusted pursuant to the terms of the Arrangement Agreement), as determined in accordance with the Arrangement Agreement. Without limiting the foregoing, the Optionholder acknowledges that the Optionholder shall have no right, by virtue of the Optionholder’s Options, to receive any equity, including options to acquire equity, in the Company, the Parent, the Acquiror or any of their respective Affiliates on or after immediately prior to the Effective Time.

2. Option Agreement. From and after immediately prior to the Effective Time, each Option Agreement shall be terminated and be of no further force or effect.

3. Representations and Warranties of Optionholder. The Optionholder hereby represents and warrants that, as of the date hereof and the Effective Date (a) the Optionholder has full legal right, power and authority to execute and deliver this Agreement and perform the Optionholder’s obligations hereunder, (b) this Agreement has been duly and validly executed and delivered by the Optionholder and constitutes a legal, valid and binding obligation of the Optionholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and (c) the Optionholder is the registered and beneficial owner of all the Options issued to the Optionholder pursuant to each Option Agreement, possesses good title thereto, free and clear of all liens, claims, encumbrances or other restrictions on transfer and holds no options or warrants for, or any other rights to acquire, any shares of the Company other than (i) the Options issued pursuant to each Option Agreement that will be cancelled as of immediately prior to the Effective Time pursuant to this Agreement and (ii) as set forth in Exhibit B.

4. Arrangement Agreement. The Optionholder hereby acknowledges receipt of the Arrangement Agreement. In addition, the Optionholder agrees that the sole consideration to be received in exchange for the cancellation of the Optionholder’s Options shall be as set forth in the Arrangement Agreement.

5. Amendment. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Optionholder, and either the Parent or the Acquiror.

6. Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein, without giving effect to any principles of conflict of laws thereof which would result in the application of the laws of any other jurisdiction.

7. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

8. Counterparts. This Agreement may be executed in multiple counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.

9. Third-Party Beneficiaries. The Parent and the Acquiror shall be intended third-party beneficiaries to this Agreement and accordingly shall be entitled to enforce the provisions of this Agreement as if parties hereto.

10. Release and Other Agreements. The Optionholder does hereby forever release, discharge and acquit the Company, the Parent the Acquiror and each of their respective Affiliates (the “Released Parties”) and from all claims, demands, obligations and liabilities, whenever arising out of, connected with or relating to, the Options and the cancellation thereof; provided, however, that such release and waiver does not extend to claims, demands, obligations and liabilities arising out of this Agreement. Notwithstanding the foregoing, the Optionholder hereby agrees that the Optionholder shall not make and irrevocably waives any right to make any claim for indemnification against the Company or any of its Subsidiaries or Affiliates by reason of the fact that the Optionholder was a director, officer, employee or agent of any such entity or serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, including any advancement thereof, or otherwise and whether such claim is pursuant to any statute, charter document, by-law, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Released Parties against the Optionholder (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, the Arrangement Agreement, applicable law or otherwise).

11. Facsimile. This Agreement and any amendment hereto, to the extent signed and delivered by means of a facsimile machine or e-mail transmission (via .pdf file), shall be treated in all manner and respects as an original agreement or instrument and considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail transmission (via .pdf file) to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail transmission (via .pdf file) as a defense to the enforceability thereof and each party forever waives any such defense.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

EQUAL ENERGY LTD.

By:
Name:
Title:

[Name of Optionholder]

Signature Page to Option Cancellation Agreement

EXHIBIT A

OPTION AGREEMENT(S)

Exhibit A to Option Cancellation Agreement

EXHIBIT B

RESTRICTED STOCK (if any)

Exhibit B to Option Cancellation Agreement

ARRANGEMENT AGREEMENT AMENDING AGREEMENT

THIS ARRANGEMENT AGREEMENT AMENDING AGREEMENT (this “Amending Agreement”) is made as of May 1, 2014

AMONG:

PETROFLOW ENERGY CORPORATION, a corporation existing under the laws of Delaware,

(hereinafter referred to as the “Parent”)

- and -

PETROFLOW CANADA ACQUISITION CORP., a corporation existing under the laws of Alberta,

(hereinafter referred to as the “Acquiror”)

- and -

EQUAL ENERGY LTD., a corporation existing under the laws of Alberta,

(hereinafter referred to as the “Company”)

WHEREAS the Parent, the Acquiror and the Company entered into an arrangement agreement (the “Original Arrangement Agreement”) made as of December 6, 2013 with respect to a proposed arrangement involving, the Company, the shareholders of the Company, the Parent and the Acquiror;

AND WHEREAS the Parent, the Acquiror and the Company wish to make certain amendments to the Original Arrangement Agreement as set forth in this Amending Agreement;

NOW THEREFORE IN CONSIDERATION OF the mutual covenants hereinafter contained and other good and valuable consideration (the receipt and adequacy whereof is hereby acknowledged), the parties agree as set forth below:

1.	Defined Terms

Except as otherwise stated herein, all capitalized words and phrases not defined herein will have the same meanings herein as are given to such words and phrases in the Original Arrangement Agreement or the plan of arrangement attached as Schedule A thereto (“Plan of Arrangement”), as applicable.

2.	Amendments to the Original Arrangement Agreement

The Original Arrangement Agreement is hereby amended as follows:

(a)	The definition of “Permitted Dividend” in Section 1.1 of the Original Arrangement Agreement is deleted in its entirety and replaced with the following:

““Permitted Dividend” means any of (a) the $0.05 per Common Share Ordinary Course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) a $0.05 per Common Share dividend to be declared and paid on or after May 1, 2014 and prior to the Effective Time, and (c) the $0.05 per Common Share dividend to be paid in accordance with Subsection 2.2(a) of the Plan of Arrangement (all of which are subject to equitable downward adjustment on a per share basis if the Common Shares outstanding on the date hereof are increased, changed into or exchanged for a greater number of common shares of the Company by means of one or more stock splits, subdivisions, re-classifications, share distributions or similar events (but excluding vesting of Restricted Shares), such that any such increase in the number of Common Shares shall not increase the aggregate amount of any such one-time dividend as compared to the amount that would have been paid on an aggregate basis had such stock splits, subdivisions, re-classifications, share distributions or similar events not occurred); provided that no such dividend shall be deemed to be a Permitted Dividend if the payment of such dividend would cause the consolidated unrestricted cash balance of the Company to be less than the amount required to satisfy the Company’s and its Subsidiaries’ obligations as they become due and payable”;

(b)	a new Subsection 2.3(a) of the Original Arrangement Agreement is added (and the remainder of Section 2.3 is renumbered accordingly) as follows:

“Subject to the terms and conditions of this Agreement and in accordance with the Plan of Arrangement, at the time specified in the Plan of Arrangement, the Company will pay a dividend in the amount of $0.05 per Common Share (other than on those Common Shares held by Dissenting Shareholders) to the holders thereof”;

(c)	The parties hereto acknowledge and agree that (i) they agree to the addendum to Schedule E of the Disclosure Letter attached hereto as Schedule A (the “Disclosure Letter Addendum”), (ii) references to the Disclosure Letter in the Original Arrangement Agreement shall be read to include the Disclosure Letter Addendum, (iii) notwithstanding anything in Subsection 5.2(j)(ii) of the Original Arrangement Agreement, the Company and its Subsidiaries may incur those capital expenditures and the incremental general and administrative costs (or general and administrative costs of the same type, and in addition to operating expenses and other general and administrative costs incurred in the ordinary course of business) set out in the Disclosure Letter Addendum for the period from April 1, 2014 until July 31, 2014, and (iv) for greater certainty, the obligations of the Parent and the Acquiror after the Effective Time pursuant to Section 8.11 of the Original Arrangement Agreement with respect to the termination, severance and retention obligations of the Company apply to such obligations which are disclosed in the Disclosure Letter Addendum; and

(d)	the date referred to in the first line of Section 10.1(b)(ii) of the Original Arrangement Agreement is changed from “May 1, 2014” to “July 31, 2014”.

3.	Amendments to the Plan of Arrangement

The Plan of Arrangement is hereby amended as follows:

(a)	the definition of “Permitted Dividend” in Section 1.1 of the Plan of Arrangement is deleted in its entirety and replaced with the following:

““Permitted Dividend” means any of (a) the $0.05 per Common Share Ordinary Course dividend declared on November 14, 2013 and paid on December 20, 2013 to holders of record on December 2, 2013, (b) a $0.05 per Common Share dividend to be paid on or after May 1, 2014 and prior to the Effective Time, and (c) the $0.05 per Common Share dividend to be paid in accordance with Subsection 2.2(a) of the Plan of Arrangement (all of which are subject to equitable downward adjustment on a per share basis if the Common Shares outstanding on the date hereof are increased, changed into or exchanged for a greater number of common shares of the Company by means of one or more stock splits, subdivisions, re-classifications, share distributions or similar events (but excluding vesting of Restricted Shares), such that any such increase in the number of Common Shares shall not increase the aggregate amount of any such one-time dividend as compared to the amount that would have been paid on an aggregate basis had such stock splits, subdivisions, re-classifications, share distributions or similar events not occurred); provided that no such dividend shall be deemed to be a Permitted Dividend if the payment of such dividend would cause the consolidated unrestricted cash balance of the Company to be less than the amount required to satisfy the Company’s and its Subsidiaries’ obligations as they become due and payable”;

(b)	a new Subsection 2.2(a) of the Plan of Arrangement is added (and the remainder of Section 2.2 is renumbered accordingly) as follows:

“The Company will pay a dividend in the amount of $0.05 per Common Share (other than on those Common Shares held by Dissenting Shareholders) to the holders thereof”;

(c)	Subsection 3.1(b)(ii) of the Plan of Arrangement is deleted in its entirety and replaced with the following:

“are ultimately not entitled to be paid the fair value for their Common Shares shall receive the dividend from the Company paid pursuant to Subsection 2.2(a) of the Plan of Arrangement for each Common Share, shall be deemed to have transferred such Common Shares to the Acquiror at the same time as the other transfers of Common Shares to the Acquiror are effective pursuant to Section 2.2, and shall receive the Consideration from the Acquiror for each Common Share”; and

(d)	Subsection 4.1(e) of the Plan of Arrangement is deleted in its entirety and replaced with the following:

“No holder of Common Shares or Options shall be entitled to receive any consideration with respect to such Common Shares or Options other than any cash payment to which such holder is entitled to receive in accordance with Section 2.2 and this Section 4.1 and, for greater certainty, no such holder will be entitled to receive any interest, dividends (other than a Permitted Dividend), premium or other payment in connection therewith.”

4.	Reference to and Effect on the Original Arrangement Agreement

On and after the date of this Amending Agreement, any reference to the Original Arrangement Agreement or “this Agreement” in the Original Arrangement Agreement or the schedules thereto and any reference to the Original Arrangement Agreement in any other agreements between the parties hereto will mean the Original Arrangement Agreement as amended by this Amending Agreement. Except as specifically amended by this Amending Agreement, the provisions of the Original Arrangement Agreement remain in full force and effect.

5.	Entire Agreement

This Amending Agreement constitutes the entire agreement between the parties with respect to the amendments contemplated in this Amending Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto, the purpose of which were to amend the Original Arrangement Agreement.

6.	Counterpart Execution

This agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument but all such counterparts together shall constitute one agreement. A counterpart delivered by way of facsimile or electronic mail shall be as effective as an originally signed and delivered counterpart.

7.	Successors and Assigns

The terms and conditions of this Amending Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and assigns.

[Remainder of this page is intentionally blank]

IN WITNESS WHEREOF, this Amending Agreement has been executed and delivered as of the date above first written, by the duly authorized representatives of the parties hereto.

PETROFLOW ENERGY CORPORATION

By:	“Richard Menchaca”
	Name:	Richard Menchaca
	Title:	President and Chief Executive Officer

PETROFLOW CANADA ACQUISITION CORP.

By:	“Richard Menchaca”
	Name:	Richard Menchaca
	Title:	President and Chief Executive Officer

EQUAL ENERGY LTD.

By:	“Don Klapko”
	Name:	Don Klapko
	Title:	President and Chief Executive Officer

SCHEDULE A

[see attached]

APPENDIX B

INTERIM ORDER

Form 7 [Rule 3.8]
Court File Number	1401-06176	Clerk’s stamp

Court	COURT OF QUEEN’S BENCH OF ALBERTA

Judicial Centre	CALGARY

Matter

IN THE MATTER OF SECTION 193 OF THE BUSINESS CORPORATIONS ACT, R.S.A. 2000, c. B-9

AND IN THE MATTER OF A PROPOSED ARRANGEMENT INVOLVING EQUAL ENERGY LTD., THE HOLDERS OF COMMON SHARES OF EQUAL ENERGY LTD., PETROFLOW ENERGY CORPORATION AND PETROFLOW CANADA ACQUISITION CORP.

Applicant	EQUAL ENERGY LTD.

Respondent	NOT APPLICABLE

Document	INTERIM ORDER

Address for Service and Contact Information of Party Filing this Document

Stikeman Elliott LLP

Barristers & Solicitors

4300 Bankers Hall West,

888-3rd Street S.W.,

Calgary, Canada T2P 5C5

Geoffrey D. Holub

GHolub@stikeman.com

Tel: (403) 266-9022

Fax: (403) 266-9034

File no.: 121092.1036

Date On Which Order Was Pronounced: June 10, 2014

Location At Which Order Was Made:        Calgary, Alberta

Name Of Judge Who Made This Order: Justice K.M. Eidsvik

UPON THE ORIGINATING APPLICATION of Equal Energy Ltd. (“Equal”);

AND UPON READING the Originating Application, the Affidavit of Don Klapko, President and Chief Executive Officer of Equal, sworn June 10, 2014 (the “Affidavit”) and the documents referred to therein;

AND UPON NOTING that notice of the Originating Application has been given to the Executive Director of the Alberta Securities Commission (the “Executive Director”) as required by subsection 193(8) of the Business Corporations Act, R.S.A. 2000, c. B-9, as amended (the “ABCA”) and that the Executive Director neither consents to nor opposes it;

AND UPON HEARING counsel for Equal;

FOR THE PURPOSES OF THIS ORDER:

(a)	the capitalized terms not defined in this Order shall have the meanings attributed to them in the information circular and proxy statement (the “Information Circular”) of Equal dated June 10, 2014, a draft copy of which is attached as Exhibit “A” to the Affidavit; and

(b)	all references to “Arrangement” used herein mean the plan of arrangement as described in the Information Circular and in the form attached as Schedule “A” to the Arrangement Agreement on Appendix “A” of the Information Circular, as such form of Plan of Arrangement has been amended by the Amending Agreement.

IT IS HEREBY ORDERED THAT:

General

1.	Equal shall seek approval of the Arrangement by the holders (“Equal Shareholders”) of common shares of Equal (the “Equal Shares”) in the manner set forth below.

Shareholders’ Meeting

2.	Equal shall convene a special meeting (the “Meeting”) of Equal Shareholders on or about July 8, 2014. At the Meeting, Equal Shareholders will consider and vote upon a special resolution in the form attached to the Information Circular as Appendix “C” (the “Arrangement Resolution”) and such other business as is set out in the Information Circular or may properly be brought before the Meeting or any adjournment or postponement thereof, all as more particularly described in the Information Circular.

3.	A quorum at the Meeting in respect of Equal Shareholders shall be two or more persons present in person, each being an Equal Shareholder entitled to vote at the Meeting or a duly appointed proxy holder, and together holding or representing by proxy no less than 5% of the votes attaching to all outstanding Equal Shares entitled to be voted at the Meeting. If a quorum is present at the opening of the Meeting, the Equal Shareholders present or represented may proceed with the business of the Meeting notwithstanding that a quorum is not present throughout the Meeting.

4.	If a quorum is not present at the appointed time fixed for the holding of the Meeting, it shall stand adjourned to a fixed time and place as may be determined by the Chairman of the Meeting. No notice of the adjourned Meeting shall be required and, if at such adjourned Meeting a quorum is not present, the Equal Shareholders present in person or by proxy shall constitute a quorum for all purposes.

5.	Each Equal Share entitled to be voted at the Meeting will entitle the Equal Shareholder to one vote at the Meeting in respect of the Arrangement Resolution.

6.	The record date for the Meeting has been set as June 8, 2014 (the “Record Date”). Only the Equal Shareholders whose names have been entered in the register of the holders of Equal Shares as at 5:00 p.m. (Calgary time) on the Record Date will be entitled to receive notice of and to vote at the Meeting in respect of such Equal Shares; except to the extent that a registered Equal Shareholder transfers Equal Shares after the Record Date and the transferee produces properly endorsed share certificates evidencing the transferred Equal Shares, or otherwise establishes that it owns the transferred Equal Shares, and demands, not later than 10 days before the Meeting, that the transferee’s name be included before the Meeting in the list of registered Equal Shareholders, in which case the transferee will be entitled to vote the transferred Equal Shares at the Meeting. The Record Date shall not change in respect of any adjournments or postponements of the Meeting, unless required by laws or regulations applicable to the Meeting.

7.	The Meeting shall be called, held and conducted in accordance with the applicable provisions of the ABCA, the articles and bylaws of Equal in effect at the relevant time, the Information Circular, this Order and any further Order of this Court. To the extent that there is any inconsistency or discrepancy between this Order and the ABCA or the articles or bylaws of Equal, the terms of this Order shall govern.

Conduct of the Meeting

8.	The Chairman of the Meeting shall be Michael Doyle, or failing him, a person to be chosen at the Meeting by the directors of Equal.

9.	The only persons entitled to attend the Meeting shall be Equal Shareholders or their authorized proxy holders, Equal’s directors and officers and its auditors, Equal’s legal counsel, the Executive Director, the holders (“Optionholders”) of options to acquire Equal Shares, the holders (“Debentureholders”) of convertible, unsecured, junior, subordinated debentures that were issued on February 9, 2011 bearing interest at 6.75% per annum (“Convertible Debentures”), the holders (“RS Holders”) (Equal Shareholders, Optionholders, Debentureholders and RS Holders, collectively the “Equal Securityholders”) of restricted shares of Equal issued pursuant to a restricted share and performance share incentive plan and such other persons who may be permitted to attend by the Chairman.

10.	The number of votes required to pass the Arrangement Resolution shall be:

(a)	at least two-thirds of the votes cast by Equal Shareholders present in person or represented by proxy at the Meeting; and

(b)	a simple majority of the votes cast by the Equal Shareholders present in person or represented by proxy at the Meeting after excluding the votes cast by those persons whose votes are required to be excluded in accordance with Multilateral Instrument 61-101 — Protection of Minority Security holders in Special Transactions.

11.	To be valid, a proxy must be deposited with Olympia Trust Company or Kingsdale Shareholder Services in the manner described in the Information Circular.

12.	The accidental omission to give notice of the Meeting or the non-receipt of the notice shall not invalidate any resolution passed or proceedings taken at the Meeting.

13.	Subject to the terms of the Arrangement Agreement, Equal is authorized to adjourn or postpone the Meeting on one or more occasions (whether or not a quorum is present), without the necessity of first convening the Meeting or first obtaining any vote of the Equal Shareholders in respect of the adjournment or postponement. Notice of such adjournment or postponement may be given by such method as Equal determines is appropriate in the circumstances.

14.	Equal is hereby authorized to make such amendments, revisions or supplements (“Additional Information”) to the Information Circular, Notice of Special Meeting of Equal Shareholders and Notice of Originating Application as it may determine, and Equal may disclose such Additional Information, including material changes, by the method and in the time most reasonably practicable in the circumstances. Without limiting the generality of the foregoing, if any material change or material fact arises between the date hereof and the date of the Meeting, which change or fact, if known prior to mailing of the Information Circular, would have disclosed in the Information Circular, then:

(a)	Equal shall advise the Equal Securityholders of the material change or material fact by disseminating a news release (a “News Release”) in accordance with applicable securities laws; and

(b)	provided that the News Release describes the applicable material change or material fact in reasonable detail, Equal shall not be required to deliver an amendment to the Information Circular to Equal Securityholders or otherwise give notice to the Equal Securityholders of the material change or material fact other than dissemination and filing of the News Release as aforesaid.

Dissent Rights

15.	The registered Equal Shareholders are, subject to the provisions of this Order and the Plan of Arrangement, accorded the right of dissent under section 191 of the ABCA with respect to the Arrangement Resolution and to the right be paid the fair value of their Equal Shares by Petroflow Sub in respect of which such right of dissent was validly exercised.

16.	In order for a registered Equal Shareholder (a “Dissenting Shareholder”) to exercise such right of dissent under section 191(5) of the ABCA:

(a)	the Dissenting Shareholder’s written objection to the Arrangement Resolution must be received by Equal, care of its solicitors, Stikeman Elliott LLP, 4300 Bankers Hall West, 888 – 3rd Street S.W., Calgary, Alberta T2P 5C5, Attention: Geoffrey D. Holub, not later than 5:00 p.m. (Calgary time) on June 27, 2014, or 5:00 p.m. (Calgary time) on the day that is five business days (as such term is defined in the Plan of Arrangement) immediately preceding the date that any adjournment or postponement of the Meeting is reconvened or held, as the case may be;

(b)	a vote against the Arrangement Resolution, whether in person or by proxy, shall not constitute a written objection to the Arrangement Resolution as required under clause 16(a) herein;

(c)	a Dissenting Shareholder shall not have voted his or her Equal Shares at the Meeting, either by proxy or in person, in favour of the Arrangement Resolution;

(d)	an Equal Shareholder may not exercise the right of dissent in respect of only a portion of the Equal Shareholder’s Equal Shares, but may dissent only with respect to all of the Equal Shares held by the Equal Shareholder; and

(e)	the exercise of such right of dissent must otherwise comply with the requirements of section 191 of the ABCA, as modified and supplemented by this Order and the Plan of Arrangement.

17.	The fair value of the consideration to which a Dissenting Shareholder is entitled pursuant to the Arrangement shall be determined as of the close of business on the last business day before the day on which the Arrangement is approved by the Equal Shareholders.

18.	Dissenting Shareholders who validly exercise the rights of dissent, as set out in paragraphs 15 and 16 above, and who:

(i)	are ultimately entitled to be paid the fair value of their Equal Shares shall be deemed to have transferred such Equal Shares to Petroflow Sub on the Effective Date pursuant to the Plan of Arrangement; or

(ii)	are ultimately not entitled to be paid the fair value for their Equal Shares shall be deemed to have transferred such shares to Petroflow Sub at the same time as the other transfers of Equal Shares to Petroflow Sub are effective pursuant to the Plan of Arrangement and shall receive the Arrangement Consideration from Petroflow Sub and the Arrangement Dividend from Equal for each Equal Share, but in no case shall Equal, Petroflow Sub or any other person be required to recognize such holders as holders of Equal Shares after the Effective Time, and the names of such holders shall be deleted from the register of Equal Shareholders on the Effective Date.

19.	Subject to further order of this Court, the rights available to Equal Shareholders under the ABCA and the Arrangement to dissent from the Arrangement Resolution shall constitute full and sufficient rights of dissent for the Equal Shareholders with respect to the Arrangement Resolution.

20.	Notice to the Equal Shareholders of their rights to dissent with respect to the Arrangement Resolution and to receive, subject to the provisions of the ABCA and the Arrangement, the fair value of the consideration to which a Dissenting Shareholder is entitled pursuant to the Arrangement shall be sufficiently given by including information with respect to this right as set forth in the Information Circular which is to be sent to Equal Securityholders in accordance with paragraph 21 of this Order.

21.	An Information Circular, substantially in the form attached as Exhibit “A” to the Affidavit, with such amendments thereto as counsel to Equal may determine necessary or desirable (provided such amendments are not inconsistent with the terms of this Order), and including a Notice of the Meeting of the Equal Shareholders (the “Notice of Meeting”), a Notice of Originating Application and this Order, together with any other communications or documents determined by Equal to be necessary or advisable (collectively, the “Meeting Materials”), shall be sent to those Equal Shareholders and Debentureholders who hold Equal Shares or Convertible Debentures, respectively, as of the Record Date, the directors of Equal, the auditors of Equal, the Optionholders, the RS Holders and the Executive Director by one or more of the following methods:

(a)	in the case of registered Equal Shareholders, by pre-paid first class or ordinary mail, by courier or by delivery in person, addressed to each such holder at his, her or its address, as shown on the books and records of Equal as of the Record Date not later than 21 days prior to the Meeting;

(b)	in the case of Optionholders and RS Holders, by email, first class mail or ordinary mail, by courier or by delivery in person addressed to each such holder at his, her or its address as shown on the books and records of Equal as of the Record Date or at the head office of Equal not later than 21 days prior to the date of the Meeting;

(c)	in the case of non-registered Equal Shareholders and Debentureholders, by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 – Communication With Beneficial Owners of Securities of a Reporting Issuer;

(d)	in the case of the directors and auditors of Equal, by email, pre-paid first class or ordinary mail, by courier or by delivery in person, addressed to the individual directors or firm of auditors, as applicable, not later than 21 days prior to the date of the Meeting; and

(e)	in the case of the Executive Director, by email, facsimile or other electronic means, by courier or by delivery in person, addressed to the Executive Director prior to the date of the Meeting.

22.	Delivery of the Meeting Materials in the manner directed by this Order shall be deemed to be good and sufficient service upon the Equal Shareholders, the Optionholders, the RS Holders, the Debentureholders, the directors of Equal, the auditors of Equal and the Executive Director of:

(a)	the Originating Application;

(b)	this Order;

(c)	the Notice of the Meeting; and

(d)	the Notice of Originating Application,

all in substantially the forms set forth in the Information Circular, as applicable, together with instruments of proxy, voting directions and such other material as Equal may consider fit.

Final Application

23.	Subject to further order of this Court, and provided that the Equal Shareholders have approved the Arrangement in the manner directed by this Court, the Applicant may proceed with an application for approval of the Arrangement and the Final Order on July 9, 2014 at 4:00 p.m. (Calgary time) or so soon thereafter as counsel may be heard at the Calgary Courts Centre in Calgary, Alberta. Subject to the Final Order and to the issuance of the proof of filing of the Articles of Arrangement, all Equal Shareholders, Optionholders, RS Holders, Equal, Petroflow, Petroflow Sub and all other persons affected will be bound by the Arrangement in accordance with its terms.

24.	Any Equal Securityholder or any other interested party (each an “Interested Party”) desiring to appear and make submissions at the application for the Final Order is required to file with this Court and serve upon Equal, on or before 5:00 p.m. (Calgary time) on July 3, 2014, a Notice of Intention to Appear including the Interested Party’s address for service in Calgary, Alberta (or alternatively, a telecopier number for service by telecopy), indicating whether such Interested Party intends to support or oppose the application or make submissions at the application, together with a summary of the position such Interested Party intends to advocate before the Court, and any evidence or materials which are to be presented to the Court. Service of this notice on Equal shall be effected by service upon the solicitors for Equal, Stikeman Elliott LLP, 4300, 888 — 3rd Street S.W., Calgary, Alberta, T2P 5C5, Attention: Geoffrey D. Holub.

25.	In the event that the application for the Final Order is adjourned, only those parties appearing before this Court for the Final Order, and those Interested Parties serving a Notice of Intention to Appear in accordance with paragraph 24 of this Order, shall have notice of the adjourned date.

26.	In the event of a conflict between the provisions of the ABCA and the terms of this Order, the terms of this Order shall prevail.

Leave to Vary Interim Order

27.	The Applicant is entitled at any time to seek leave to vary this Order upon such terms and the giving of such notice as this Court may direct.

“K.M. Eidsvik”
Judge of the Court of Queen’s Bench of Alberta

APPENDIX C

ARRANGEMENT RESOLUTION

BE IT RESOLVED THAT:

1.	The arrangement (the “Arrangement”) under the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9 and the regulations promulgated thereunder, as amended (the “ABCA”) of Equal Energy Ltd., a corporation amalgamated under the laws of Alberta (the “Company”), as more particularly described and set forth in the management information circular and proxy statement of the Company dated June 10, 2014 (the “Circular”) accompanying the notice of this meeting made as of June 10, 2014 (as the Arrangement may be, or may have been, amended, modified or supplemented in accordance with the arrangement agreement made as of December 6, 2013, as amended (the “Agreement”) among the Company, Petroflow Canada Acquisition Corp., a corporation incorporated under the laws of Alberta (the “Acquiror”) and Petroflow Energy Corporation, a corporation existing under the laws of Delaware (the “Parent”)), is hereby authorized, approved and adopted.

2.	The plan of arrangement effecting the Arrangement (the “Plan of Arrangement”), the full text of which is set out as Schedule A to the Agreement on Appendix A to the Circular, as the same may be, or may have been, modified or amended, is hereby authorized, approved and adopted.

3.	The Agreement, and all of the transactions contemplated therein, the actions of the directors of the Company in approving the Arrangement and the actions of the directors and officers of the Company in executing and delivering the Agreement and any amendments thereto are hereby ratified and approved.

4.	Notwithstanding that this resolution has been passed (and the Plan of Arrangement adopted) by the shareholders of the Company or that the Arrangement has been approved by the Court of Queen’s Bench of Alberta (the “Court”), the directors of the Company are hereby authorized and empowered, without further notice to or approval of the shareholders of the Company, (a) to amend the Agreement or the Plan of Arrangement to the extent permitted therein in any manner not inconsistent with an applicable order of the Court and (b) subject to the provisions of the Agreement, not to proceed with the Arrangement.

5.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute, under the seal of the Company or otherwise, and to deliver articles of arrangement and such other documents as are necessary or desirable to the Registrar under the ABCA in accordance with the Agreement for filing.

6.	Any officer or director of the Company is hereby authorized and directed for and on behalf of the Company to execute or cause to be executed, under the seal of the Company or otherwise, and to deliver or cause to be delivered, all such other documents, instruments and agreements and to perform or cause to be performed all such other acts and things as may be necessary or desirable to implement this resolution or otherwise in connection with the matters authorized or contemplated hereby, such determination to be conclusively evidenced by the execution and delivery of any such documents, instruments or agreements and the taking of any such action.

C - 1

APPENDIX D

SECTION 191 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

Pursuant to the Interim Order, registered Equal Shareholders have the right to dissent in respect of the Arrangement. Such right of dissent is described in the Circular. The full text of section 191 of the ABCA is set out below. Note that certain provisions of such section have been modified by the Interim Order which is attached to the Circular as Appendix “B” and pursuant to the Plan of Arrangement attached to the Arrangement Agreement, which is attached to the Circular as Appendix “A”.

“191

1.	Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(b.1)	amend its articles under section 173 to add or remove an express statement establishing the unlimited liability of shareholders as set out in section 15.2(1),

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

2.	A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(l)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

3.	In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

4.	A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

5.	A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholder at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

6.	An application may be made to the Court after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if he has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section, or to fix the time at which a shareholder of an unlimited liability corporation who dissents under this section ceases to become liable for any new liability, act or default of the unlimited liability corporation.

7.	If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

8.	Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the application, if a shareholder is the applicant.

9.	Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied by a statement showing how the fair value was determined.

10.	A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

11.	A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

12.	In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	the trial of issues and interlocutory matters, including pleadings and questioning under Part 5 of the Alberta Rules of Court,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

13.	On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders,

(c)	fixing the time within which the corporation must pay that amount to a shareholder, and

(d)	fixing the time at which a dissenting shareholder of an unlimited liability corporation ceases to become liable for any new liability, act or default of the unlimited liability corporation.

14.	On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

15.	Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

16.	Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

17.	The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

18.	If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

19.	Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

20.	A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.”

APPENDIX E

FORM OF LOCK-UP AGREEMENT

LOCK-UP AND SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 6th day of December, 2013.

AMONG:

(the “Shareholder”)

-and-

Petroflow Energy Corporation, a corporation existing under the laws of Delaware (the “Parent”)

-and-

Petroflow Canada Acquisition Corp., a corporation existing under the laws of Alberta (the “Acquiror”)

WHEREAS the Shareholder is the registered and/or direct or indirect beneficial owner of, or has voting control over, the Shareholder Securities (as defined herein) set forth on Schedule A attached hereto;

AND WHEREAS the Shareholder understands that the Acquiror, the Parent, and Equal Energy Ltd., a corporation amalgamated under the laws of Alberta (the “Corporation”), are, concurrently with the execution and delivery of this Agreement, executing and delivering the Acquisition Agreement (as defined herein) providing for the Arrangement (as defined herein);

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Shareholder to (i) vote the Shareholder Shares (as defined herein) or cause the Shareholder Shares to be voted in favor of the Arrangement Resolution (as defined herein) and (ii) abide by the other restrictions and covenants set forth herein;

AND WHEREAS as a condition and inducement to the Parent and the Acquiror entering into the Agreement, the Parent and the Acquiror have required that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to the Shareholder Securities (as defined herein);

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement:

“ABCA” means the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9 and the regulations promulgated thereunder from time to time in effect;

“Acquiror Companies” means, collectively, the Parent and the Acquiror;

“Acquisition Agreement” means the arrangement agreement dated the date hereof among the Acquiror Companies and the Corporation entered into for the purpose of effecting the Arrangement, including the schedules attached thereto, as the same may be supplemented or amended from time to time;

“Acquisition Proposal” means any inquiry, indication of interest, request for information, proposal or offer, or any public announcement of an intention with respect thereto, whether or not in writing and other than a transaction involving the Acquiror or the Parent, with respect to (a) any merger, amalgamation, plan of arrangement, exchange, consolidation, business combination, issuance of securities, acquisition of securities, sale of securities, reorganization, recapitalization, takeover bid, tender offer, exchange offer or other similar transaction: (i) in which the Corporation or any of its Subsidiaries is a constituent corporation and which would result in a Third Party, or the shareholders of that Third Party, beneficially owning 20% or more of any class of equity or voting securities of the Corporation or any of its Subsidiaries, or the Person resulting from such transaction or the parent of such Person; (ii) in which a Person or “group” (as defined in the 1934 Act) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding securities of any class of voting securities of the Corporation or any of its Subsidiaries; or (iii) in which the Corporation or any of its Subsidiaries issues securities representing (or rights convertible into or exercisable for such interests) more than 20% of the issued and outstanding voting or equity interests securities of any class of voting securities of the Corporation or any of its Subsidiaries, (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets of the Corporation or its Subsidiaries that constitute or account for 20% or more of the consolidated net revenues, or consolidated net income, for the 12 full months immediately prior to the Acquisition Proposal or 20% or more of the fair market value of the consolidated assets of the Corporation and its Subsidiaries, (c) any liquidation, dissolution, recapitalization or other reorganization (other than a Pre-Acquisition Reorganization) of the Corporation or any of its Subsidiaries, or (d) any similar transaction or series of transactions involving the Corporation or any of its Subsidiaries which could impede or delay the completion of the Arrangement or any part thereof;

“affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with that specified Person; provided that, for the purposes of this definition, “control” (including with correlative meanings, “controlling,” “controlled by” and “under common control with”) means the power to direct or cause the direction of the management and policies of that Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise;

“Alternate Acquiror Transaction” has the meaning given to it in subsection 3.1(l) hereof;

“Arrangement” means the proposed arrangement under the provisions of Section 193 of the ABCA on the terms and conditions set forth in the Plan of Arrangement and any amendments thereto made in accordance with the Acquisition Agreement and the Plan of Arrangement or at the direction of the Court in the Final Order with the consent of the Parent and the Corporation, each acting reasonably;

“Arrangement Resolution” means the special resolution of EQU Shareholders approving the Arrangement to be considered at the Meeting;

“Business Day” means a day, other than a Saturday or a Sunday, on which the principal commercial banks located in both Oklahoma City, Oklahoma and Calgary, Alberta are open for the conduct of business;

“Closing Date” means the Business Day that is three Business Days after the granting of the Final Order or such other date as the Acquiror Companies and the Corporation may agree;

“Common Shares” means the common shares in the share capital of the Corporation (including, for the avoidance of doubt, outstanding and vested restricted shares under the RSP Plan, as such shares become outstanding Common Shares by their terms upon vesting);

“Convertible Debentures” means the Cdn.$45,000,000 of convertible unsecured junior subordinated debentures of the Corporation issued on February 9, 2011, bearing interest at 6.75% per annum and convertible at the option of the holders thereof into Common Shares at a conversion price of Cdn.$8.64 per Common Share;

“Convertible Securities” means, collectively, the Options, the Convertible Debentures and any other securities of the Company that are convertible into or exchangeable or exercisable for Common Shares;

“Court” means the Court of Queen’s Bench of Alberta;

“Effective Date” means the date on which the Arrangement becomes effective as provided in the Plan of Arrangement;

“Effective Time” means the first moment in time in Calgary, Alberta on the Effective Date, or such other moment in time in Calgary, Alberta on the Effective Date as the Acquiror and the Corporation, each acting reasonably, may agree in writing prior to the Effective Date;

“EQU Shareholders” means holders of outstanding Common Shares;

“Final Order” means the final order of the Court in a form acceptable to the Corporation and the Acquiror, each acting reasonably, approving the Arrangement, as such order may be amended by the Court (with the consent of both the Corporation and the Acquiror, each acting reasonably) at any time prior to the Effective Date, or, if appealed, then unless such appeal is withdrawn or denied, as affirmed or as amended (provided that any such amendment is acceptable to both the Corporation and the Acquiror, each acting reasonably) on appeal;

“Governmental Authority” means any government, regulatory or administrative authority (including any of the provincial or territorial securities regulatory authorities in Canada and state and local regulatory authorities in the United States), self-regulatory organization or stock exchange (including the Exchanges (as defined in the Acquisition Agreement)), government department, agency, commission, board or tribunal or court having jurisdiction on behalf of any nation, province, state or tribe, or subdivision thereof or any municipality, district or subdivision thereof over the Parties, the assets or business of the Corporation or any of its Subsidiaries;

“Laws” means all domestic or foreign laws (including common and civil law), statutes, codes, regulations, statutory rules, orders, decrees, ordinances, published regulatory policies or guidelines, by-laws (zoning or otherwise), treaties, and the terms and conditions of any approvals, licenses, permits, judgments or other requirements of any applicable published notes and policies of any Governmental Authority and the term “applicable”, with respect to such Laws and in the context that refers to one or more Persons, means such Laws that apply to such Person or Persons or its or their business, undertaking, property or securities and that emanate from a Governmental Authority having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Meeting” means the special meeting of EQU Shareholders to be called and held in accordance with the Interim Order (as defined in the Acquisition Agreement) and the Acquisition Agreement to consider and vote on the Arrangement Resolution, including any adjournments or postponements thereof in accordance with the terms of the Acquisition Agreement;

“Person” means any individual, sole proprietorship, partnership, limited partnership, corporation, limited or unlimited liability company, unincorporated association, unincorporated syndicate, unincorporated association, trust, body corporate, Government Authority or any other entity, and including a natural person in the capacity as trustee, executor, administrator or other legal representative;

“Plan of Arrangement” means the plan of arrangement in the form and content attached as Schedule A of the Acquisition Agreement and any amendment or variation thereto made in accordance with its provisions, the Acquisition Agreement or upon the direction of the Court in the Final Order with the prior written consent of the Corporation and the Acquiror, each acting reasonably;

“Representatives” has the meaning given to it in subsection 3.1(a) hereof;

“Shareholder Controlled Shares” means from time to time all Common Shares over which the Shareholder or an affiliate of the Shareholder, directly or indirectly, exercises voting control (but not beneficial ownership), which as of the date hereof are set out in Schedule A attached hereto, together with all additional Common Shares directly or indirectly over which voting control (but not beneficial ownership) is acquired subsequent to the date hereof by the Shareholder or any affiliate of the Shareholder, and includes any other voting securities of the Corporation over which the Shareholder or an affiliate of the Shareholder exercises voting control (but not beneficial ownership) that may result from a reclassification, conversion, consolidation, subdivision or exchange of, or distribution or dividend on, such Shareholder Controlled Shares or capital reorganization of the Corporation;

“Shareholder Convertible Securities” means the Convertible Securities owned, directly or indirectly, by the Shareholder or an affiliate of the Shareholder;

“Shareholder Owned Shares” means all Common Shares, directly or indirectly owned by the Shareholder or an affiliate of the Shareholder, as set out in Schedule A attached hereto, together with all additional Common Shares directly or indirectly acquired subsequent to the date hereof by the Shareholder or any affiliate of the Shareholder, including, but not limited to, the Common Shares acquired by the Shareholder or by an affiliate of the Shareholder pursuant to the exercise of the rights of the Shareholder under the Shareholder Convertible Securities, and includes any other voting securities of the Corporation that may result from a reclassification, conversion, consolidation, subdivision or exchange of, or distribution or dividend on, such Shareholder Owned Shares or capital reorganization of the Corporation;

“Shareholder Securities” means the Shareholder Shares and the Shareholder Convertible Securities collectively;

“Shareholder Shares” means the Shareholder Controlled Shares and the Shareholder Owned Shares;

“Subsidiary” means any corporation, partnership, limited liability company, joint venture, trust, association or other entity of which the Parent or the Corporation, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, (i) 50% or more of the stock or other equity interests the holders of which are generally entitled to elect at least a majority of the Board of Directors or other governing body of such corporation, partnership, limited liability company, joint venture, trust, association or other entity or (ii) if there are no such voting interests, 50% or more of the equity interests in such corporation, partnership, limited liability company, joint venture, trust, association or other entity; and

“Termination Deadline” means the date on which the Acquisition Agreement is terminated by any party thereto in accordance with its terms.

1.2	Schedules

The following schedule attached hereto constitutes an integral part of this Agreement:

Schedule A	-	Shareholder Securities

ARTICLE 2

COVENANTS OF THE ACQUIROR AND PARENT

2.1	Obligations Under Acquisition Agreement

Each of the Acquiror Companies hereby covenants and agrees in favor of the Shareholder that it will comply with its respective obligations under the Acquisition Agreement.

ARTICLE 3

COVENANTS OF THE SHAREHOLDER

3.1	General

The Shareholder hereby covenants and irrevocably agrees in favor of the Acquiror Companies that, from the date hereof until the earlier of (i) the Effective Time and (ii) the termination of this Agreement in accordance with Article 5 hereof, except as permitted by this Agreement, the Shareholder:

(a)

will not, directly or indirectly, through any representative (including any financial or other advisor) or agent of the Shareholder or any of the associates or affiliates of the Shareholder (collectively the “Representatives”), (i) solicit, initiate, facilitate or knowingly encourage (including by way of furnishing information or entering into any form of agreement, arrangement or understanding) an Acquisition Proposal or the initiation of any inquiries or proposals regarding an Acquisition Proposal, (ii) participate in any substantive discussions or negotiations with any person (other than the Acquiror or any of the associates or affiliates of the Acquiror) regarding an Acquisition Proposal, (iii) approve, accept, endorse or recommend, or propose publicly to approve, accept, endorse or recommend, any Acquisition Proposal, or (iv) accept or enter into or publicly propose to accept or enter into, any agreement, understanding or arrangement or other contract in respect of an Acquisition Proposal;

(b)	will immediately cease and cause its Representatives to cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons with respect to any Acquisition Proposal;

(c)	will promptly (and in any event within 24 hours after it has received any proposal, inquiry, offer or request) notify the Acquiror, at first orally and then in writing, in the event it or its Representatives receives an Acquisition Proposal, including the material terms and conditions thereof, and the identity of the Person or Persons making the Acquisition Proposal, provided that the Shareholder will also provide such other details of such proposal, inquiry, offer or request, or any amendment to any of the foregoing, as the Acquiror may reasonably request;

(d)	will not option, sell, transfer, pledge, encumber, grant a security interest in, hypothecate or otherwise convey any Shareholder Owned Shares or Shareholder Convertible Securities, or any right or interest therein (legal or equitable), to any Person or group or agree to do any of the foregoing;

(e)	will not grant or agree to grant any proxy or other right to vote any Shareholder Shares (other than as provided for in Section 3.4 hereof), or enter into any voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approval of any kind as to the Shareholder Shares that in each case might reasonably be regarded as likely to prevent or delay the successful completion of the Arrangement or the other transactions contemplated by the Acquisition Agreement or this Agreement;

(f)	will not take any other action of any kind which could reasonably be expected to delay or interfere with the completion of the Arrangement and the other transactions contemplated by the Acquisition Agreement or this Agreement;

(g)	will not vote or cause to be voted any Shareholder Shares in respect of any proposed action by the Corporation or its shareholders, associates or affiliates or any other Person in a manner which might reasonably be regarded as likely to prevent or delay the successful completion of the Arrangement or the other transactions contemplated by the Acquisition Agreement or this Agreement;

(h)	irrevocably waives to the fullest extent permitted by law any and all rights of the Shareholder to dissent with respect to the Arrangement Resolution or any other resolution relating to the approval of the Arrangement and will not exercise any such right with respect to any such resolution;

(i)	will not commence or join in, and agrees to take all actions necessary to opt out of, any class in any class action with respect to, any claim, derivative or otherwise, against the Parent, Acquiror, the Corporation or any of their respective successors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the negotiation and entry into the Acquisition Agreement;

(j)	in the event that any transaction other than the Arrangement is presented for approval of or acceptance by the security holders of the Corporation by a Person or group of Persons other than the Acquiror, its associates or affiliates, will cause the Shareholder Shares to be counted as present for purposes of establishing a quorum and will vote, or cause to be voted, the Shareholder Shares against such transaction and will not purport to tender or deposit into any such transaction any of the Shareholder Owned Shares or Shareholder Convertible Securities, or otherwise accept, assist or further the successful completion of such transaction;

(k)	will cause the Shareholder Shares to be counted as present for purposes of establishing a quorum and will vote, or cause to be voted, the Shareholder Shares against and not otherwise support (A) any amendment to the articles or by-laws of the Corporation or other proposal or transaction involving the Corporation which amendment or other proposal or transaction would in any manner delay, impede, frustrate or prevent the Arrangement or any of the transactions reasonably necessary for the consummation of the Arrangement, or change in any manner the voting rights of the Common Shares or any other securities of the Corporation, or (B) any action, agreement, transaction or proposal that might reasonably be regarded as being directed toward or likely to prevent or delay the Meeting or the successful completion of the Arrangement or of the transactions reasonably necessary for the consummation of the Arrangement, including (x) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Corporation or its Subsidiaries (other than the Arrangement); (y) a sale, lease or transfer of a material amount of assets of the Corporation or any of its Subsidiaries or any reorganization, recapitalization or liquidation of the Corporation or any of its Subsidiaries or (z) any material change in the present capitalization of the Corporation;

(l)	will, in the event that any transaction other than the Arrangement is presented by the Acquiror for approval of or acceptance by the security holders of the Corporation, vote in favor of, accept, assist or otherwise further the successful completion of such transaction or tender or deposit into any such transaction the Shareholder Owned Shares and Shareholder Convertible Securities, if applicable, provided that the value of the consideration for the Common Shares under such transaction is equal to or higher than the value of the consideration for the Common Shares under the Arrangement (an “Alternate Acquiror Transaction”);

(m)	will, if it holds options to acquire Common Shares, prior to the Effective Time have entered into an Option Cancellation Agreement (as defined in the Acquisition Agreement) with the Corporation in respect of all of such Shareholder’s options, and not agree to any modification, amendment or waiver in respect thereof; and

(n)	will take all such steps as are necessary or advisable to ensure that at the Effective Date, the Shareholder Owned Shares and the Shareholder Convertible Securities, if applicable, will be held by the Shareholder with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands of any nature or kind whatsoever and will not be subject to any shareholders’ agreement, voting trust or similar agreement or any option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming a shareholders’ agreement, voting trust or other agreement affecting the Shareholder Securities or the ability of the Shareholder to exercise all ownership rights thereto, including the voting of any Shareholder Shares in favor of the Arrangement Resolution;

provided, however, that nothing in this Section 3.1 will prevent the Shareholder, if the Shareholder is a director or officer of the Corporation, and solely in his or her capacity as such director or officer, (i) from acting in accordance with the exercise of his or her fiduciary duties or other legal obligation to act in the best interests of the Corporation, or (ii) from taking any action permitted by Section 6.3(a), Section 6.3(b) or Section 6.3(d) of the Acquisition Agreement, if such action should be taken to properly discharge his or her fiduciary duty as a director and/or officer of the Corporation. For certainty and subject to Article 5 hereof, any such exercise of fiduciary duties by the Shareholder shall not in any way diminish the Shareholder’s obligations under this Agreement in his or her capacity as an EQU Shareholder and the obligations of the Shareholder specified in the Agreement shall apply whether or not the Arrangement or any action described therein or in the Agreement is recommended by the Board of Directors of the Corporation (or any committee thereof).

3.2	Voting of the Shareholder Shares in Favor of the Arrangement Resolution

The Shareholder hereby agrees with the Acquiror that it will vote or cause to be voted the Shareholder Shares and it will, on or before the 10th Business Day prior to the date of the Meeting, provide evidence to the Secretary of the Corporation that all of the Shareholder Shares have been voted (with a copy to the Acquiror) in support of the Arrangement Resolution and any other matter to be considered at the Meeting which is reasonably necessary for the consummation of the Arrangement (including in connection with any separate vote of any sub-group of the EQU Shareholders that may be required to be taken and of which sub-group the Shareholder forms a part). Shareholder will not withdraw its vote except as expressly otherwise provided in this Agreement including, but not limited to, Section 3.1 hereof.

3.3	Voting or Deposit of the Shareholder Shares in Favor of an Alternate Acquiror Transaction

Subject to Article 5, the Shareholder hereby agrees with the Acquiror Companies that if the Shareholder is presented with an Alternate Acquiror Transaction, the Shareholder shall vote, or cause to be voted, the Shareholder Shares or will deposit, or cause to be deposited, as the case may be, the Shareholder Owned Shares and, if applicable, the Shareholder Convertible Securities in favor of such Alternate Acquiror Transaction in the manner or in one of the manners required by the terms and conditions of such Alternate Acquiror Transaction, and will otherwise support the completion of any Alternative Acquiror Transaction in the same manner as the Shareholder is obligated to support the Arrangement under this Agreement.

3.4	Proxy

The Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact, Richard Menchaca, the President of the Parent, and Louis Schott, the Secretary of the Parent, and any individual who shall hereafter succeed any such persons, and any other Person designated in writing by the Parent, each of them individually, with full power of substitution and resubstitution, to vote or execute written consents with respect to the Shareholder Shares in accordance with this Article 3 prior to the Termination Deadline at any annual or special meetings of EQU Shareholders of the Corporation (or adjournments thereof) at which any of the matters described this Article 3 is to be considered; provided however, that the Shareholder’s grant of the proxy contemplated by this Section 3.4 shall be effective if, and only if, the Shareholder has not delivered to the Secretary of the Corporation at least ten Business Days prior to the meeting at which any of the matters described in this Article 3 is to be considered a duly executed irrevocable proxy card previously approved by the Parent directing that the Shareholder Shares be voted in accordance with this Article 3. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Parent to enter into the Acquisition Agreement and shall be irrevocable prior to the Termination Deadline, at which time any such proxy shall terminate. The Shareholder (solely in its capacity as such) shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Parent may terminate this proxy with respect to the Shareholder at any time at its sole election by written notice provided to the Shareholder.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants to and covenants with the Acquiror Companies as follows, and acknowledges that the Acquiror and the Parent are each relying upon such representations, warranties and covenants in entering into this Agreement and the Acquisition Agreement.

(a)	Incorporation. If the Shareholder is not an individual, the Shareholder is a subsisting corporation or other entity under the laws of the jurisdiction of its existence.

(b)	Capacity; Authorization. The Shareholder has the requisite capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereunder have been authorized by the directors of the Shareholder, if applicable, and no other proceeding on the part of the Shareholder is necessary to authorize this Agreement or the transactions contemplated hereby.

(c)	Enforceability. This Agreement has been executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation enforceable by each of the Acquiror Companies against the Shareholder in accordance with its terms, subject to limitations with respect to enforcement imposed by law in connection with bankruptcy or similar proceedings, the equitable power of the courts to stay proceedings before them and the execution of judgments and to the extent that equitable remedies such as specific performance and injunction are in the discretion of the court from which they are sought.

(d)	Ownership of Common Shares and Other Securities. The Shareholder is, and will be immediately prior to the Effective Date, the sole direct or indirect beneficial owner of the Shareholder Owned Shares and, if not converted, exchanged or exercised, the Shareholder Convertible Securities, if any, with good and marketable title thereto, free and clear of any and all mortgages, liens, charges, restrictions, security interests, adverse claims, pledges, encumbrances and demands or rights of others of any nature or kind whatsoever. The Shareholder is not, directly or indirectly, a party to, bound or affected by or subject to, any by-law, contract or provision or any statute, regulation, judgment, order, decree or law which would in any material respect be violated, contravened, breached by, or under which any material default would occur as a result of, the execution and delivery of this Agreement or the consummation of any of the transactions provided for in this Agreement. The Shareholder has and will have at all times through the Termination Deadline sole voting power, sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 3, and sole power to agree to all of the matters set forth in this Agreement, with respect to all Shareholder Shares, as applicable, at all times through the Effective Date.

(e)	No Agreements. No Person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Shareholder Owned Shares or Shareholder Convertible Securities, or any interest therein or right thereto, except pursuant to this Agreement.

(f)	Voting. Other than pursuant to this Agreement, none of the Shareholder Shares is subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote, call meetings of shareholders or give consents or approvals of any kind.

(g)	Consents. No consent, approval or authorization of, or declaration or filing with, or notice to, any Governmental Authority which has not been received or made is required by the Shareholder in connection with the execution and delivery of this Agreement by the Shareholder.

(h)	Legal Proceedings. There are no legal proceedings in progress or pending before any Governmental Authority or threatened against the Shareholder or any of its associates or affiliates that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of the Shareholder to any of the Shareholder Owned Shares or Shareholder Convertible Securities and there is no judgment, decree or order against the Shareholder that would adversely affect in any manner the ability of the Shareholder to enter into this Agreement and to perform its obligations hereunder or the title of any of the Shareholder Owned Shares or Shareholder Convertible Securities.

(i)	Reliance by Parent. The Shareholder has received and reviewed a copy of the Acquisition Agreement. The Shareholder understands and acknowledges that the Parent is entering into the Acquisition Agreement in reliance upon the execution and delivery of this Agreement by the Shareholder and the representations and warranties of the Shareholder contained herein. The Shareholder understands and acknowledges that the Acquisition Agreement governs the terms of the Arrangement and the other transactions contemplated thereby.

(j)	No Other Securities. The only securities of the Corporation beneficially owned or controlled, directly or indirectly, by the Shareholder as at the date hereof are the Shareholder Securities set out in Schedule A attached hereto and the Shareholder has no other agreement or option, or right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase or acquisition by the Shareholder or transfer to the Shareholder of additional securities of the Corporation.

(k)	Notice of Acquisitions. The Shareholder agrees to notify the Parent as promptly as practicable (and in any event within 24 hours after receipt) first orally and then in writing of the number of any additional shares of Common Shares or other securities of the Corporation of which the Shareholder acquires beneficial ownership on or after the date hereof.

4.2	Representations and Warranties of the Acquiror and the Parent

Each of the Parent and the Acquiror hereby represents and warrants to the Shareholder it has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Parent, constitutes a legal, valid and binding obligation of the Parent, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

ARTICLE 5

TERMINATION

5.1	Termination by the Acquiror and the Parent

The Acquiror, when not in material default in the performance of its obligations under this Agreement or the Acquisition Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Shareholder if:

(a)	any of the representations and warranties of the Shareholder under this Agreement are not true and correct in all material respects; or

(b)	the Shareholder does not comply with its covenants to the Acquiror and the Parent contained in this Agreement in all material respects;

provided, however, that such termination shall be without prejudice to any rights which the Acquiror and the Parent may have as a result of any default by the Shareholder prior to such termination.

5.2	Termination by the Shareholder

The Shareholder, when not in material default of its performance of its obligations under this Agreement, may, without prejudice to any of its rights hereunder and in its sole discretion, terminate this Agreement by written notice to the Acquiror Companies if:

(a)	any of the representations and warranties of the Acquiror or the Parent under this Agreement are not true and correct in all material respects;

(b)	the Acquiror amends the Acquisition Agreement to provide for lesser consideration per Common Share under the Arrangement without the prior written consent of the Shareholder or in any respect which is adverse to the Shareholder without the prior written consent of the Shareholder, provided that the Acquiror may, without the consent of the Shareholder, amend the terms of the Arrangement (x) to increase the consideration (or the value of the consideration) for the Common Shares under the Arrangement, (y) extend the Effective Date to a date no later than the Termination Deadline, or (z) to the extent that the Acquiror or the Parent has the power to do so, to waive any condition of the Arrangement or the Acquisition Agreement; or

(c)	the Acquiror or the Parent does not comply with its covenants to the Shareholder contained herein in all material respects.

5.3	Automatic Termination

Unless extended by mutual agreement of the Shareholder, on one hand, and the Acquiror Companies, on the other hand, this Agreement shall automatically terminate at the end of the day on the Termination Deadline.

5.4	Agreement to Terminate

This Agreement may be terminated by a written instrument executed by each of the Acquiror, the Parent and the Shareholder.

5.5	Effect of Termination

If this Agreement is terminated in accordance with this Article 5, the provisions of this Agreement will become void and neither the Acquiror Companies, on the one hand, or the Shareholder, on the other hand, shall have liability to the other of them. Notwithstanding the foregoing, neither the provisions of this Article 5 nor the termination of this Agreement shall relieve (a) any party hereto from any liability of such party to any other party incurred prior to such termination or expiration or (b) any party hereto from any liability to any other party arising out of or in connection with a breach of this Agreement. Nothing in the Acquisition Agreement shall relieve the Shareholder from any liability arising out of or in connection with a breach of, or failure to perform any agreement under, this Agreement. In particular, without limitation, the liability of the Shareholder for damages and losses suffered by either of the Acquiror Companies as a consequence of any breach or failure to perform by the Shareholder shall not be extinguished by the payment or the coming due of the Termination Payment (as defined in the Acquisition Agreement).

ARTICLE 6

GENERAL

6.1	Further Assurances

The Shareholder and the Acquiror Companies will, from time to time, execute and deliver all such other documents and instruments and do all such acts and things as the other of them may reasonably require (at the cost of the requesting party) to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement. From time to time, at the Parent’s reasonable request and without further consideration, the Shareholder agrees to cooperate with the Parent in making all filings and obtaining all consents of Governmental Authorities and third parties and to execute and deliver such additional documents and take all such further actions as may be necessary or desirable to effect the actions contemplated by this Agreement.

6.2	Survival of Representations and Warranties

No investigations made by or on behalf of the Acquiror Companies or any of their authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by the Shareholder herein or pursuant hereto.

No investigations made by or on behalf of the Shareholder or any of its authorized agents at any time shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation, warranty or covenant made by an Acquiror Company herein or pursuant hereto.

6.3	Disclosure

Except as required by Laws or by any Governmental Authority, the Shareholder shall not make any public announcement or statement with respect to this Agreement without the approval of the Acquiror Companies, which approval shall not be unreasonably withheld, conditioned or delayed. Moreover, the Shareholder agrees to consult with the Acquiror Companies prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of Laws. The parties hereto acknowledge that the terms of this Agreement will be publicly disclosed by the Corporation and the Acquiror Companies and the Shareholder hereby authorizes the Parent and the Corporation to publish and disclose in any announcement or disclosure required by any Governmental Authority and in the Circular (as defined in the Acquisition Agreement) the Shareholder’s identity, the Shareholder Securities and the nature of the Shareholder’s obligations under this Agreement.

6.4	No Ownership Interest

The Shareholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Nothing contained in this Agreement shall be deemed to vest in the Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shareholder Securities. All rights and all ownership and economic benefits of and relating to Shareholder Shares shall remain vested in and belong to the Shareholder, and nothing herein shall, or shall be construed to, grant the Parent any power, sole or shared, to direct or control the voting or disposition of any of such Shareholder Securities. Without limiting the generality of the previous sentence, the Shareholder shall be entitled to receive any cash dividend paid by the Corporation with respect to such Shareholder Securities during the term of this Agreement. Nothing in this Agreement shall be interpreted as (a) obligating any Shareholder to exercise or convert any warrants, options or convertible securities or otherwise to acquire Common Shares or (b) creating or forming a “group” with any other Person, including the Parent, for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of Applicable Law (as defined in the Acquisition Agreement).

6.5	Assignment

Subject to prior written notice to the Shareholder, the Acquiror Companies may assign all or part of their rights under this Agreement to a direct or indirect wholly-owned subsidiary of the Parent, but, if such assignment takes place, the Acquiror Companies shall continue to be liable jointly and severally with the assignee for any obligations hereunder. This Agreement shall not be otherwise assignable by any party hereto without the prior written consent of the other parties hereto, which consent may not be unreasonably withheld, conditioned or delayed.

6.6	Time

Time shall be of the essence of this Agreement.

6.7	Independent Legal Advice

The Shareholder acknowledges that it has been advised to seek independent legal advice with respect to this Agreement and the Shareholder has either obtained such advice or consciously determined that it does not need such advice and that, in either case, it is entering into this Agreement of its own free will, under no compulsion or duress and that it understands and is aware of the terms and conditions hereof.

6.8	Currency

All sums of money referred to in this Agreement shall mean United States dollars, unless otherwise indicated.

6.9	Governing Law

This Agreement shall be governed in all respects, including validity, interpretation and effect, by the Laws of the Province of Alberta and the federal laws of Canada applicable therein, without giving effect to any principles of conflict of laws thereof which would result in the application of the laws of any other jurisdiction. The parties irrevocably submit to the exclusive jurisdiction of the courts of the Province of Alberta in the City of Calgary with respect to any dispute, claim or other matter arising under this Agreement and irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such claim and any right to trial by jury with respect to any claim arising out of or relating to this Agreement. The parties agree that final judgment in any such claim shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Laws.

6.10	Entire Agreement

This Agreement, including the schedule hereto and the provisions of the Acquisition Agreement incorporated herein by reference, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

6.11	Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by all of the parties hereto.

6.12	Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

6.13	Notices

Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by telecopier, in the case of:

(a)	to an Acquiror Company, addressed as follows:

Petroflow Energy Corporation
525 S. Main Street, Suite 1120
Tulsa, Oklahoma 74103
Facsimile: 918-592-1030
Attention:	Louis Schott, General Counsel

with a copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, Illinois 60654
Facsimile: (312) 862-2200
Attention:	R. Scott Falk, P.C.
Roger D. Rhoten

(b)	the Shareholder at the address shown on Schedule A attached hereto.

or to such other address as the relevant party hereto may from time to time advise by notice in writing given pursuant to this section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or sending thereof if sent or delivered during normal business hours on a Business Day at the place of receipt and, otherwise, on the next following Business Day.

6.14	Specific Performance and other Equitable Rights

It is recognized and acknowledged that a breach by any party hereto of any material obligations contained in this Agreement will cause the other parties hereto to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party hereto shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

6.15	Expenses

Each of the parties hereto shall be responsible for paying its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

6.16	Counterparts

This Agreement may be executed in any number of counterparts, and may be delivered originally, by facsimile or by Portable Document Format (“PDF”) and each such original, facsimile copy, or PDF copy, when so executed and delivered shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Remainder of this page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

SIGNED, SEALED AND DELIVERED in the presence of:	) ) ) ) )
)
Name:	) )	Print Name:

Petroflow Energy Corporation

By:
Name:
Title:

Petroflow Canada Acquisition Corp.

By:
Name:
Title:

SCHEDULE A

Shareholder Securities

Name of Shareholder:

Address of Shareholder:

Shareholder Owned Shares:	Common Shares

Restricted Shares (as defined in the Acquisition Agreement)

Shareholder Controlled Shares:	Common Shares

Shareholder Convertible Securities:	Options (as defined in the Acquisition Agreement)

principal amount of Convertible Debentures

APPENDIX F

FAIRNESS OPINION

May 29, 2014

The Board of Directors

Equal Energy Ltd.

2700, 500 - 4th Avenue S.W.

Calgary, Alberta T2P 2V6

Members of the Board of Directors:

We understand that the Board of Directors has determined it is advisable to obtain a fairness opinion with respect to the proposed acquisition of Equal Energy Ltd. and its subsidiaries (the “Company”), by Petroflow Energy Corporation, a Delaware corporation (“Parent”) through one of its subsidiaries, Petroflow Canada Acquisition Corp., a corporation existing under the laws of Alberta (“Acquiror”), pursuant to an arrangement agreement dated as of December 6, 2013 as amended pursuant to an arrangement agreement amending agreement dated May 1, 2014 (as so amended, the “Arrangement Agreement”), among Parent, the Company and Acquiror (the “Transaction”). Unless otherwise defined herein, the capitalized terms shall have the respective meanings set forth in the Arrangement Agreement. Pursuant to the terms of the Arrangement Agreement, each holder of a Common Share shall be entitled to receive (i) cash consideration of US $5.43 per Common Share (“Arrangement Consideration”) and (ii) a cash dividend in the amount of US $0.05 (“Arrangement Dividend”), aggregating US $5.48 per Common Share. The terms and conditions of the Transaction are more fully set forth in the Arrangement Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Shares (other than holders exercising Dissent Rights and Excluded Holders (as defined below)) of the sum of the Arrangement Consideration and the Arrangement Dividend to be received by such holders in the Transaction.

Global Hunter Securities, LLC (“GHS”) acted as financial advisor to the Board of Directors of the Company in connection with the Transaction. In connection with the services provided as financial advisor with respect to this Transaction, GHS has received monthly advisory fees of US $338,750 through May 28, 2014), creditable against the Transaction fee, and will receive a Transaction fee upon consummation of the Transaction of approximately US $2 million (less the aggregate amount of monthly advisory fees paid through consummation). In addition, GHS received a fixed fee of US $150,000 in connection with a prior fairness opinion issued to the Board of the Company on December 6, 2013. With respect to this fairness opinion, GHS shall receive a fixed fee of US $100,000, upon first rendering the fairness opinion, regardless of the conclusions contained in the fairness opinion or whether or not the Transaction is consummated. Also in connection with the above, the Company has agreed to reimburse GHS for its out-of-pocket and incidental expenses and to indemnify GHS for certain liabilities arising out of it being so engaged.

This opinion does not address the relative merits of the Transaction as compared to other business strategies or transactions that might be available with respect to the Company, any other related or unrelated transactions by the Company or the Company’s underlying business decision to effect the Transaction. This opinion does not constitute a recommendation to any holder of Common Shares as to how such holder should vote or act with respect to the Transaction. At your direction, we have not been asked to, nor do we, offer any opinion as to the terms, other than the Arrangement Consideration, together with the Arrangement Dividend, to be received by each holder of a Common Share pursuant to the Arrangement Agreement (excluding holders exercising Dissent Rights). In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any parties to the Transaction, or by those parties

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within the scope of subsection 8.1(2) of MI 61 101, or by any class of such persons (collectively, “Excluded Holders”), relative to the Arrangement Consideration, Arrangement Dividend or otherwise. In rendering this opinion, we have assumed, with your consent, that (i) the final form of the Arrangement Agreement will not differ in any material respect from the version that we have reviewed, (ii) the parties to the Arrangement Agreement will comply with all material terms of the Arrangement Agreement, and (iii) the Transaction will be consummated in accordance with the terms of the Arrangement Agreement without any adverse waiver or amendment of any material term or condition thereof. We have also assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any material adverse effect on the Company or the Transaction.

In arriving at our opinion, we have, among other things: (i) reviewed certain publicly available business and financial information relating to the Company; (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Company that were not publicly available, including financial forecasts and estimates prepared by the management of the Company that you have directed us to utilize for purposes of our analysis; (iii) conducted discussions with members of the senior management of the Company concerning the business and financial prospects of the Company; (iv) reviewed publicly available financial and stock market data with respect to certain other companies we believe to be generally relevant; (v) compared the financial terms of the Transaction with the publicly available financial terms of certain other transactions we believe to be generally relevant; (vi) reviewed current and historical market prices of the Common Shares; (vii) reviewed the Arrangement Agreement and other collateral documents; and (viii) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate.

In connection with our review, with your consent, we have assumed and relied upon, without independent verification, the accuracy and completeness in all material respects of the information provided to or reviewed by us for the purpose of this opinion. In addition, with your consent, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal in connection herewith. With respect to the financial forecasts and estimates referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. This opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information available to us as of, the date hereof.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the sum of the Arrangement Consideration and the Arrangement Dividend to be received for each Common Share (excluding Common Shares held by holders exercising Dissent Rights and by Excluded Holders) in the Transaction is fair, from a financial point of view, to such holders of Common Shares.

This opinion is provided for the benefit of the Board of Directors (solely in its capacity as such) in connection with, and for the purpose of, its evaluation of the Arrangement Consideration, together with the Arrangement Dividend, in the Transaction. The issuance of this opinion has been approved by a fairness opinion committee of GHS. This opinion may be included in its entirety in any document distributed to the Company’s shareholders in connection with the Transaction, but may not summarized, excerpted from or otherwise publicly referred to in any manner, for any purpose whatsoever except with our prior written consent in each instance.

Very truly yours,

/s/ Global Hunter Securities, LLC

GLOBAL HUNTER SECURITIES, LLC

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Any questions and requests for assistance may be directed to the

Proxy Solicitation Agent:

The Exchange Tower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleshareholder.com

North American Toll Free Phone:

1-866-581-1479

Email: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

INSTRUMENT OF PROXY

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 8, 2014

The undersigned holder (“Equal Shareholder”) of common shares (“Equal Shares”) of Equal Energy Ltd. (“Equal”) hereby appoints Don Klapko, President and Chief Executive Officer and a director of Equal, of the City of Calgary, in the Province of Alberta, or, failing him, Scott Smalling, Senior Vice President and Chief Financial Officer of Equal, of the City of Edmond, in the State of Oklahoma, or instead of either of the foregoing,                     , as proxyholder of the undersigned, with full power of substitution, to attend, act and vote for and on behalf of the undersigned in respect of all matters that may properly come before the special meeting of Equal Shareholders, to be held at the Wildrose South Ballroom at the Sheraton Suites Calgary Eau Claire, 255 Barclay Parade Southwest, on July 8, 2014 at 10:30 a.m. (Calgary time) (the “Meeting”) and at any postponement or adjournment thereof, and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholder’s discretion, except as otherwise specified below.

Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the Equal Shares represented by this Instrument of Proxy in the following manner (check the appropriate box):

1.	FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) passing a special resolution, the full text of which is set forth in Appendix “C” to the accompanying information circular and proxy statement (“Circular”), with or without variation, approving a statutory plan of arrangement (the “Arrangement”) under section 193 of the Business Corporations Act (Alberta) involving Equal, the Equal Shareholders, Petroflow Energy Corporation and Petroflow Canada Acquisition Corp., as more particularly described in the Circular;

2.	FOR ☐ or AGAINST ☐ (and, if no specification is made, FOR) a proposal to approve, on a non-binding advisory basis, the compensation that may become payable to the named executive officers of Equal in connection with the completion of the Arrangement, the full text of which is set forth on page 116 of the Circular; and

3.	at the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may be properly brought before the Meeting or any adjournment or postponement thereof, in such manner as such proxyholder, in such proxyholder’s sole judgement, may determine.

This Instrument of Proxy is solicited on behalf of the management of Equal on behalf of the board of directors of Equal. The Equal Shares represented by this Instrument of Proxy will be voted on a show of hands vote or any ballot that may be called for and, where the Equal Shareholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the above matters.

This Instrument of Proxy, when properly executed, confers discretionary authority to vote on any amendments to or variations of matters identified in this Instrument of Proxy or other matters which properly come before the Meeting or any adjournment thereof according to the best judgement of the person voting the proxy.

Please notify Olympia Trust Company (tel: 1-888-353-3138) of any changes to your registered name or address as it is shown on the reverse page.

THE UNDERSIGNED HEREBY REVOKES ANY PROXIES HERETOFORE GIVEN.

Dated this day of , 2014
(Signature of shareholder)

(Name of shareholder – please print)

NOTES:

1. If the shareholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized and this signing capacity must be acceptable to the chairman of the Meeting.

2. This Instrument of Proxy may be executed by the shareholder’s attorney authorized in writing.

3. This Instrument of Proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If the Instrument of Proxy is not dated in the above space, it is deemed to bear the date of the proxy cut-off.

4. Persons signing as executors, administrators, trustees, etc., should so indicate and give their full title as such.

5. This Instrument of Proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to Olympia Trust Company in the enclosed envelope or to Olympia Trust Company, Proxy Department, 2300, 125 – 9th Avenue S.E., Calgary, Alberta, T2G 0P6 or by fax to the attention of Olympia Trust Company, Proxy Department at (403) 265-1455, or to Kingsdale Shareholder Services, The Exchange Tower, 130 King Street West, Suite 2950, P.O. Box 361, Toronto, Ontario M5X 1E2, by mail or by fax at (416) 867-2271 or 1 (866) 545-5580 not later than 2:00 p.m. Calgary time on July 4, 2014 or at least forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in Alberta) prior to the time set for any adjournment or postponement of the Meeting. The time limit for the deposit of proxies may be waived by the Chairman of the Meeting at his discretion without notice. A proxy is only valid at the Meeting in respect of which it is given or any adjournment of that Meeting.

6. Registered shareholders may use the internet website at https://secure.olympiatrust.com/proxy/ to transmit their voting instructions using their Web Voting ID Number on their form of proxy. Registered shareholders should have this form of proxy in hand when they access the internet website. If registered shareholders vote by internet website, their vote must be received by not later than 2:00 p.m. Calgary time on July 4, 2014 or at least forty-eight (48) hours (excluding Saturdays, Sundays and statutory holidays in Alberta) prior to the time set for any adjournment or postponement of the Meeting. The internet website may be used to appoint a proxy holder to attend and vote on a registered shareholder’s behalf at the Meeting, and at any adjournment or postponement thereof, and to convey a registered shareholder’s voting instructions. Please note that if a registered shareholder appoints a proxy holder and submits their voting instructions and subsequently wishes to change their appointment, a registered shareholder may resubmit their proxy and/or voting direction, prior to the deadline noted above. When resubmitting a proxy, the most recently submitted proxy will be recognized as the only valid one, and all previous proxies submitted will be disregarded and considered as revoked, provided that the last proxy is submitted by the deadline noted above.